Exhibit 4.01
________________________________________________

SOUTHWESTERN PUBLIC SERVICE COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION

           Trustee
___________________

Indenture

Dated as of August 1, 2011
________________________________________________

This Instrument Grants A Security Interest By A Utility.

This Instrument Contains After-Acquired Property Provisions.

SOUTHWESTERN PUBLIC SERVICE COMPANY

Reconciliation and Tie between Trust Indenture Act of 1939
    and Indenture, dated as of August 1, 2011

Trust Indenture Act Section		Indenture Section(s)

§310	(a)(1)	1009
	(a)(2)	1009
	(a)(3)	1014(b)
	(a)(4)	Not Applicable
	(b)	1008, 1010
§311	(a)	1013
	(b)	1013
§312	(a)	1101
	(b)	1101
	(c)	1101
§313	(a)	1102
	(b)	1102
	(c)	1102
	(d)	1102
§314	(a)	1102, 610
	(b)	608
	(c)(1)	105
	(c)(2)	105
	(c)(3)	103
	(d)	703, 704, 709
	(e)	105
§315	(a)	1001, 1003
	(b)	1002
	(c)	1001
	(d)	1001
	(e)	918
§316	(a)	916,917
	(a)(1)(A)	902, 916
	(a)(1)(B)	917
	(a)(2)	Not Applicable
	(b)	912
§317	(a)(1)	906
	(a)(2)	909
	(b)	603
§318	(a)	110

- i -

- ii -

	Government Obligations	11
	Holder	11
	Indenture	11
	Independent	11
	Independent Expert’s Certificate	11
	Interest Payment Date	11
	Investment Securities	11
	Lien	12
	Maturity	12
	Mortgaged Property	12
	Net Earnings Certificate	12
	Officer’s Certificate	13
	Opinion of Counsel	13
	Outstanding	13
	Paying Agent	14
	Periodic Offering	14
	Permitted Liens	15
	Person	18
	Place of Payment	18
	Predecessor Security	18
	Prepaid Lien	18
	Property Additions	19
	Purchase Money Lien	19
	Redemption Date	19
	Redemption Price	19
	Regular Record Date	19
	Required Currency	19
	Responsible Officer	19
	Retained Interests	19
	Retired Securities	19
	Securities	20
	Security Register and Security Registrar	20
	Special Record Date	20
	Stated Interest Rate	20
	Stated Maturity	20
	Successor Corporation	20
	Tranche	20
	Trust Indenture Act	20
	Trustee	20
	Uniform Commercial Code	20
	United States	21
SECTION 102.	Funded Property; Funded Cash	21
SECTION 103.	Net Earnings Certificate; Adjusted Net Earnings; Annual Interest Requirements	22
SECTION 104.	Property Additions; Cost	25
SECTION 105.	Compliance Certificates and Opinions	27

- iii -

- iv -

- v -

SECTION 907.	Application of Money Collected	86
SECTION 908.	Receiver	87
SECTION 909.	Trustee May File Proofs of Claim	87
SECTION 910.	Trustee May Enforce Claims Without Possession of Securities	88
SECTION 911.	Limitation on Suits	88
SECTION 912.	Unconditional Right of Holders to Receive Principal, Premium and Interest	89
SECTION 913.	Restoration of Rights and Remedies	89
SECTION 914.	Rights and Remedies Cumulative	89
SECTION 915.	Delay or Omission Not Waiver	89
SECTION 916.	Control by Holders of Securities	90
SECTION 917.	Waiver of Past Defaults	90
SECTION 918.	Undertaking for Costs	90
SECTION 919.	Waiver of Appraisement and Other Laws	91

ARTICLE TEN The Trustee		91

SECTION 1001.	Certain Duties and Responsibilities	91
SECTION 1002.	Notice of Defaults	92
SECTION 1003.	Certain Rights of Trustee	93
SECTION 1004.	Not Responsible for Recitals or Issuance of Securities	94
SECTION 1005.	May Hold Securities	94
SECTION 1006.	Money Held in Trust	94
SECTION 1007.	Compensation and Reimbursement	95
SECTION 1008.	Disqualification; Conflicting Interests	96
SECTION 1009.	Corporate Trustee Required; Eligibility	96
SECTION 1010.	Resignation and Removal; Appointment of Successor	96
SECTION 1011.	Acceptance of Appointment by Successor	98
SECTION 1012.	Merger, Conversion, Consolidation or Succession to Business	98
SECTION 1013.	Preferential Collection of Claims Against Company	99
SECTION 1014.	Co-trustees and Separate Trustees	99
SECTION 1015.	Appointment of Authenticating Agent	101

ARTICLE ELEVEN Lists of Holders; Reports by Trustee and Company		102

SECTION 1101.	Lists of Holders	102
SECTION 1102.	Reports by Trustee and Company	103

ARTICLE TWELVE Consolidation, Merger, Conveyance or Other Transfer		103

SECTION 1201.	Company may Consolidate, etc., Only on Certain Terms	103
SECTION 1202.	Successor Corporation Substituted	105
SECTION 1203.	Extent of Lien Hereof on Property of Successor Corporation	105
SECTION 1204.	Release of Company upon Conveyance or Other Transfer	105
SECTION 1205.	Merger into Company; Extent of Lien Hereof	106

ARTICLE THIRTEEN Supplemental Indentures		106

- vi -

SECTION 1301.	Supplemental Indentures Without Consent of Holders	106
SECTION 1302.	Supplemental Indentures With Consent of Holders	108
SECTION 1303.	Execution of Supplemental Indentures	110
SECTION 1304.	Effect of Supplemental Indentures	110
SECTION 1305.	Conformity With Trust Indenture Act	111
SECTION 1306.	Reference in Securities to Supplemental Indentures	111

ARTICLE FOURTEEN Meetings of Holders; Action Without Meeting		111

SECTION 1401.	Purposes for Which Meetings May Be Called	111
SECTION 1402.	Call, Notice and Place of Meetings	111
SECTION 1403.	Persons Entitled to Vote at Meetings	112
SECTION 1404.	Quorum; Action	112
SECTION 1405.	Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings	113
SECTION 1406.	Counting Votes and Recording Action of Meetings	114
SECTION 1407.	Action Without Meeting	115

ARTICLE FIFTEEN Immunity of Incorporators, Stockholders, Officers and Directors		115

SECTION 1501.	Liability Solely Corporate	115

Signatures		116

Acknowledgments		117

Exhibit A		A-1

- vii -

INDENTURE, dated as of August 1, 2011, between SOUTHWESTERN PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of New Mexico (herein called the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, Trustee.

Recital of the Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its bonds, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as contemplated herein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and all acts necessary to make this Indenture a valid agreement of the Company have been performed. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article One of this Indenture.

Granting Clauses

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, in trust, and grants to the Trustee a security interest in and lien on, the following (subject, however, to the terms and conditions set forth in this Indenture):

Granting Clause First

All right, title and interest of the Company, as of the Effective Date (as hereinafter defined), in and to all property (other than Excepted Property, as hereinafter defined), real, personal and mixed, located in the State of Texas or in the State of New Mexico and used or intended to be used in or in connection with the Electric Utility Business (whether or not such use is the sole use of such property), including all right, title and interest of the Company in and to the following property (other than Excepted Property) so located and so used or intended to be used: (a) all real property owned in fee, easements, servitudes, rights of way and other rights and interests in or relating to real property used or intended to be used in or in connection with the Electric Utility Business or relating to the occupancy or use of such real property, including but not limited to that described on Exhibit A to this Indenture; (b) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities, whether or not control or disposal of such substances is the exclusive function or purpose of such facilities, and other machinery and facilities for the generation of electric energy; (c) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (d) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (e) all buildings, offices, warehouses and other structures used or intended to be used in or in connection with the Electric Utility Business; (f) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities used or intended to be used in or in connection with the Electric Utility Business; (g) any or all of the foregoing properties in the process of construction; and (h) all other property, of whatever kind and nature, ancillary to or otherwise used or intended to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the Electric Utility Business;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 709(d), Section 1203 and Section 1205, all right, title and interest of the Company in and to all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the Effective Date shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the Effective Date;

Granting Clause Third

Any Excepted Property that may from time to time after the Effective Date, by delivery or by an instrument supplemental to this Indenture, be subjected to the Lien hereof by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien hereof of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the extent to which such property will be included in the Mortgaged Property and the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument; and

Granting Clause Fourth

All other property of whatever kind and nature subjected or required to be subjected to the Lien of this Indenture by any of the provisions hereof;

Excepted Property

Expressly excepting and excluding, however, from the Lien of this Indenture all right, title and interest of the Company in and to the following property, whether now owned or hereafter acquired (herein sometimes called “Excepted Property”):

(a)            all money, investment property and deposit accounts (as such terms are defined in the Uniform Commercial Code), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in business trusts, general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature, in each case to the extent not hereafter paid or delivered to, deposited with or held by the Trustee hereunder;

(b)            all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as such terms are defined in the Uniform Commercial Code); all contracts, leases, operating agreements and other agreements of whatever kind and nature; all contract rights, bills and notes (except to the extent that any of the same constitute investment property, in which case they are separately excepted from the Lien of this Indenture under clause (a) above); all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by the Company; all governmental and other licenses, permits, franchises, consents and allowances, including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses; and all claims, credits, choses in action and other intangible property;

(c)            all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

(d)            all inventory and all other goods, stock in trade, wares and merchandise held for the purpose of sale or lease in the ordinary course of business; all materials, supplies and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property; all fuel, including nuclear fuel, whether or not any such fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and all computers, machinery and telecommunication and other equipment used exclusively for corporate administrative or clerical purposes;

(e)            all personal property of such character that the perfection of a security interest therein is not governed by the Uniform Commercial Code;

(f)             all coal, lignite, ore, gas, oil and other minerals and mineral materials including sand, clay, caliche, gravel, stone, scoria and pumice, and all timber, and all rights and interests in any of the foregoing, whether or not such minerals, mineral materials or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company;

(g)            all property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security;

(h)            all property, real, personal and mixed, which subsequent to the Effective Date, has been released from the Lien of this Indenture, and any improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any parts thereof;

(i)             all proceeds (as such term is defined in the Uniform Commercial Code) of the foregoing;

(j)             all property, real, personal and mixed, which is:

(i)             located neither in the State of Texas nor in the State of New Mexico;

(ii)            not specifically described or referred to in the Granting Clauses of this Indenture; and

(iii)           not specifically subjected or required to be subjected to the Lien of this Indenture by any provision hereof; and

(k)            all property not used by the Company in the Electric Utility Business;

provided, however, that (x) if, at any time after the occurrence and during the continuance of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 1014 or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Mortgaged Property, all the Excepted Property described or referred to in the foregoing clauses (c), (d) and (g), then owned or held or thereafter acquired by the Company, to the extent that the same is used in connection with, or otherwise relates or is attributable to, the Mortgaged Property, shall immediately, or, in the case of any Excepted Property described or referred to in clause (g), upon demand of the Trustee or such other trustee or receiver, become subject to the Lien of this Indenture to the extent not prohibited by law or by the terms of any other Lien at that time existing on such Excepted Property, junior and subordinate to any Liens at that time existing on such Excepted Property, and the Trustee or such other trustee or receiver may, to the extent not prohibited by law or by the terms of such other Lien (and subject to the rights of the holders of all such other Liens), at the same time likewise take possession thereof, and (y) whenever the possession of all or substantially all of the Mortgaged Property shall have been restored to the Company as provided in Section 903, such Excepted Property shall again be excepted and excluded from the Lien hereof to the extent set forth above; it being understood that the Company may, however, pursuant to Granting Clause Third, subject to the Lien of this Indenture any Excepted Property, whereupon the same shall cease to be Excepted Property;

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

SUBJECT, HOWEVER, to (a) Liens existing at the Effective Date (“Existing Liens”), (b) as to property acquired by the Company after the Effective Date (including by way of merger or consolidation), Liens existing or placed thereon at the time of the acquisition thereof, including, but not limited to, Purchase Money Liens (“Acquisition Liens”), (c) with respect to any property, real, personal or mixed, which is, at the Effective Date, used or intended to be used in or in connection with both (i) the Electric Utility Business and (ii) any other business or businesses, or is hereafter acquired for or dedicated to such common use, such non-exclusive rights and interests in and to such property, which are hereby retained by the Company and reserved to the Company and its successors and their assigns forever, as shall be requisite to, and commensurate with, the use of such property in or in connection with such other business and as shall not impair in any material respect the use of such property in or in connection with the business or businesses in which the Mortgaged Property is used, including, but not limited to, in the case of real property, the right to place or retain thereon or thereunder all apparatus, equipment, facilities and other property (including fixtures), of whatever kind and nature, necessary, desirable or appropriate for the conduct of such other business or businesses and the right to enter and remain upon such real property for the purpose of operating, maintaining, repairing, renewing, replacing, improving, storing and/or removing any and all such apparatus, equipment, facilities and other property (such non-exclusive rights and interests, so retained and reserved, being hereinafter called “Retained Interests”), and (d) any other Permitted Liens;

IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void upon satisfaction and discharge of this Indenture in accordance with, and subject to the conditions set forth in, Article Eight hereof; otherwise this Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect; and

IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all Holders of the Securities, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

SECTION 101.	General Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)            all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company; and

(d)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Accountant” means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required to be Independent, may be an employee or Affiliate of the Company.

“Acquired Facility” means any property which, within six (6) months prior to the date of its acquisition by the Company, has been used or operated by a Person or Persons other than the Company in a business similar to that in which such property has been or is to be used or operated by the Company.

“Acquisition Lien” has the meaning specified in the paragraph following the Habendum of this Indenture.

“Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 107.

“Adjusted Net Earnings” has the meaning specified in Section 103.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Interest Requirements” has the meaning specified in Section 103.

“Authenticating Agent” means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate one or more series of Securities.

“Authorized Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Corporate Secretary or any other duly authorized officer, agent or attorney-in-fact of the Company named in an Officer’s Certificate signed by any of such corporate officers.

“Authorized Publication” means a newspaper or financial journal of general circulation, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of import similar to that of the information specified to be published by the provisions hereof. In the event that successive weekly publications in an Authorized Publication are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Publications. In case, by reason of the suspension of publication of any Authorized Publication, or by reason of any other cause, it shall be impractical without unreasonable expense to make publication of any notice in an Authorized Publication as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in an Authorized Publication.

“Authorized Purposes” means the authentication and delivery of Securities, the release of property and/or the withdrawal of cash under any of the provisions of this Indenture.

“Board of Directors” means either the board of directors of the Company or any committee thereof duly authorized to act in respect of matters relating to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 301.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the date of the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution and delivery of this Indenture is located at Saint Paul, Minnesota.

“corporation” means a corporation, association, limited liability company, partnership, joint stock company or business trust, and references to “corporate” and other derivations of “corporation” herein shall be deemed to include appropriate derivations of such entities.

“Cost” with respect to Property Additions has the meaning specified in Section 104.

“Defaulted Interest” has the meaning specified in Section 307.

“Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 902 and “interest” with respect to a Discount Security means interest, if any, borne by such Security at a Stated Interest Rate.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Effective Date” means the date set forth on the first substantive page of this Indenture as being the date of this Indenture.

“Electric Utility Business” means the business of generating, purchasing, transmitting, distributing and/or selling electric energy.

“Eligible Obligations” means:

(a)            with respect to Securities denominated in Dollars, Government Obligations; or

(b)            with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities as contemplated by Section 301.

“Equity Interests” means, with respect to any corporation engaged in the Electric Utility Business or in activities that are related, ancillary or complimentary to the Electric Utility Business, any and all shares, interests, participations or other equivalents (however designated, and whether voting or non-voting) in the equity of such corporation, whether outstanding on the Effective Date or issued thereafter, including without limitation common stock and preferred stock.

“Event of Default” has the meaning specified in Section 901.

“Excepted Property” has the meaning specified in the granting clauses of this Indenture.

“Existing Lien” has the meaning specified in the paragraph following the Habendum of this Indenture.

“Expert” means a Person that is an engineer, appraiser, Accountant or other expert and which, with respect to any certificate to be signed by such Person and delivered to the Trustee, is qualified to pass upon the matters set forth in such certificate. For purposes of this definition, (a) “engineer” means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession) and (b) “appraiser” means a Person engaged in the business of appraising property or otherwise qualified to pass upon the Fair Value or fair market value of property.

“Expert’s Certificate” means a certificate signed by an Authorized Officer and by an Expert (which Expert (a) shall be selected either by the Board of Directors or by an Authorized Officer, the execution of such certificate by such Authorized Officer to be conclusive evidence of such selection, and (b) except as otherwise required in Sections 402, 607 and 709, may be an employee or Affiliate of the Company duly authorized either by the Board of Directors or by an Authorized Officer) and delivered to the Trustee. The amount stated in any Expert’s Certificate as to the Cost, Fair Value or fair market value of property shall be conclusive and binding upon the Company, the Trustee and the Holders of the Securities.

“Fair Value”, with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the Fair Value of property shall be determined without deduction for any Liens on such property prior to the Lien of this Indenture (except as otherwise provided in Section 703) and (y) the Fair Value to the Company of Property Additions shall not reflect any reduction relating to the fact that such Property Additions may be of less value to a Person that is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person that is such owner or operator. Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Expert certifying the same.

“Funded Cash” has the meaning specified in Section 102.

“Funded Property” has the meaning specified in Section 102.

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Government Obligations” means:

(a)            direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof; and

(b)            certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to Federal or State supervision or examination with a combined capital and surplus of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

“Independent”, when applied to any Accountant or Expert, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (d) is approved by the Trustee in the exercise of reasonable care.

“Independent Expert’s Certificate” means a certificate signed by an Independent Expert and delivered to the Trustee.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Securities” means any of the following obligations or securities on which neither the Company, any other obligor on the Securities nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings and loan association which has outstanding securities rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement and any lease that is treated as a security agreement under the Uniform Commercial Code, and any defect, irregularity, exception or limitation in record title.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Mortgaged Property” means as of any particular time all property which at such time is subject to the Lien of this Indenture.

“Net Earnings Certificate” has the meaning specified in Section 103.

“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or other counsel for the Company, or other counsel reasonably acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)            Securities theretofore canceled or delivered to the Trustee for cancellation;

(b)            Securities deemed to have been paid for all purposes of this Indenture in accordance with Section 801 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

(c)            Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,

(x)            Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; and provided, further, that in no event shall any Security which shall have been delivered to evidence or secure, in whole or in part, the Company’s obligations in respect of other indebtedness be deemed to be owned by the Company if the principal of such Security is payable, whether at Stated Maturity or upon mandatory redemption, at the same time as the principal of such other indebtedness is payable, whether at Stated Maturity or upon mandatory redemption or acceleration, but only to the extent of such portion of the principal amount of such Security as does not exceed the principal amount of such other indebtedness; and

(y)            the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 902; and

(z)            the principal amount of any Security which is denominated in a currency other than Dollars or in a composite currency that shall be deemed to be Outstanding for such purposes shall be the amount of Dollars which could have been purchased by the principal amount (or, in the case of a Discount Security, the Dollar equivalent on the date determined as set forth below of the amount determined as provided in (y) above) of such currency or composite currency evidenced by such Security, in each such case certified to the Trustee in an Officer’s Certificate, based (i) on the average of the mean of the buying and selling spot rates quoted by three banks which are members of the New York Clearing House Association selected by the Company in effect at 11:00 a.m. (New York time) in The City of New York on the fifth Business Day preceding any such determination or (ii) if on such fifth Business Day it shall not be possible or practicable to obtain such quotations from such three banks, on such other quotations or alternative methods of determination which shall be as consistent as practicable with the method set forth in (i) above;

provided, further, that, in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Securities, all as contemplated in Section 301 and clause (b) of Section 401.

“Permitted Liens” means, at any time, any of the following:

(a)            Liens for taxes, assessments and other governmental charges or requirements (i) that are not delinquent or which are being contested in good faith by appropriate proceedings, or (ii) that are delinquent and are not being contested in good faith by appropriate proceedings if adequate security for the payment of such taxes, assessments or other governmental charges or requirements and for any penalties or interest which may reasonably be anticipated from failure to pay the same shall have been given to the Trustee;

(b)            mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ Liens and other Liens incident to construction, improvement, repair or maintenance of property; Liens or privileges of any employees of the Company for salary or wages earned but not yet payable; and other Liens, including without limitation Liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

(c)            Liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount (after reduction for all insurance with respect to which the insurance company has acknowledged coverage) not exceeding (A) Seventy-Five Million Dollars ($75,000,000) or, if greater, (B) three percent (3%) of the principal amount of the Securities then Outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review or (iii) which shall have been vacated or discharged within 30 days after the entry thereof;

(d)            easements, encumbrances, leases, reservations or other rights of others in, on, over, and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, deficiencies, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that such easements, encumbrances, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, deficiencies, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;

(e)            defects, irregularities, deficiencies, exceptions and limitations in title to rights-of way and/or to real estate used or intended to be used primarily for right-of-way purposes or held under lease, easement, license or similar right; provided, however, that (i) the Company shall have obtained from the apparent owner or owners of the lands or estates therein covered by any such right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same, or (ii) the Company has power under eminent domain or similar statutes to remove such defects, irregularities or deficiencies, or (iii) such defects, irregularities, deficiencies, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, deficiencies, exceptions and limitations in title to flood lands and flooding rights;

(f)             Liens securing tax or other obligations neither created, assumed nor guaranteed by the Company and affecting properties in which the interest of the Company is limited to easements or rights of way, provided that (i) enforcement of such Liens would not materially interfere with the conduct of the Electric Utility Business as normally conducted by the Company, or (ii) the Company has power under eminent domain or similar statutes to protect, reinstate or recreate any affected easements or rights of way despite enforcement of such Liens;

(g)            Liens securing indebtedness neither created, assumed nor guaranteed by the Company, nor on account of which it customarily pays interest, existing at the Effective Date or, as to property hereafter acquired, at the time of the acquisition thereof by the Company, upon real estate or rights in or relating to real estate acquired by the Company for the purpose of the transmission or distribution of electric energy, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

(h)            leases existing on the Effective Date affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting properties owned or acquired by the Company and entered into by the Company after the Effective Date or affecting properties acquired by the Company after the Effective Date, provided such leases (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties;

(i)             Liens vested in lessors, licensors or permitters for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses or permits, so long as the payment of such rent or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

(j)             controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon any property of the Company or the operation or use thereof or upon the Company with respect to any of its property or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens; rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, or designate a purchaser of or order the sale of, any property of the Company upon payment of cash or reasonable compensation therefor or to terminate franchises, licenses or other rights or to regulate the property and business of the Company;

(k)            Liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workers' compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

(l)             Liens granted by the Company to secure, or to serve in lieu of, surety, stay or appeal bonds;

(m)           rights reserved to or vested in others to take or receive any part of any coal, lignite, ore, gas, oil or other minerals or mineral materials including sand, clay, caliche, gravel, stone, scoria and pumice, any timber and/or any electric capacity or energy, gas (natural or artificial), steam, water and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;

(n)            (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party, or by operation of law, and which relate to the common ownership or joint use of property, and (ii) all Liens on the interests of Persons other than the Company in property owned in common or jointly used by such Persons and the Company if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Company in such property in any material respect;

(o)            any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

(p)            rights and interests granted pursuant to Section 702(c);

(q)            Retained Interests;

(r)             Prepaid Liens;

(s)            Existing Liens;

(t)             Acquisition Liens;

(u)            any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien by virtue of paragraph (s) or (t) of this definition, but only if (i) such Lien is limited to all or a part of the property or assets that was subject to the Lien so renewed, extended or replaced and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (ii) the principal amount of the obligations secured by such Lien does not exceed the principal amount (or accreted value, in the case of indebtedness issued at a discount) of the obligations secured by the Lien so renewed, extended or replaced plus the amount of accrued and unpaid interest thereon and any premiums and defeasance costs paid to the holders thereof plus reasonable expenses incurred in connection with such renewal, extension or replacement;

(v)            Liens granted on air or water pollution control, sewage or solid waste disposal, or other similar facilities (other than Funded Property) of the Company in connection with the issuance of pollution control revenue bonds or in connection with financing the cost of, or the construction, acquisition, improvement, repair or maintenance of, such facilities; and

(w)           the lien in favor of the Trustee pursuant to Section 1007.

“Person” means any individual, corporation, joint venture, trust or unincorporated organization or any Governmental Authority.

“Place of Payment”, when used with respect to the Securities of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 301, at which, subject to Section 602, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Prepaid Lien” means any Lien securing indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such Lien moneys and/or Investment Securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in Investment Securities of the moneys and/or the principal of and interest on the Investment Securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

“Property Additions” has the meaning specified in Section 104.

“Purchase Money Lien” means, with respect to any property being acquired or disposed of by the Company or being released from the Lien of this Indenture, a Lien on such property that:

(a)            is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

(b)            is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property; or

(c)            otherwise constitutes in whole or in part a purchase money mortgage or a purchase money security interest under applicable law.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Required Currency” has the meaning specified in Section 311.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Retained Interests” has the meaning specified in the paragraph following the Habendum of this Indenture.

“Retired Securities” means any Securities authenticated and delivered under this Indenture which (a) no longer remain Outstanding by reason of the applicability of clause (a) or (b) in the definition of “Outstanding” (other than any Predecessor Security of any Security), (b) have not been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes and (c) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.

“Securities” means any bonds, notes and other evidences of indebtedness authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on a Security shall be made without regard to the effective interest cost to the Company of such Security and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other indebtedness the Company’s obligations in respect of which are evidenced or secured in whole or in part by such Security.

“Stated Maturity”, when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Successor Corporation” has the meaning set forth in Section 1201.

“Tranche” means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount, date of issuance, initial Interest Payment Date and/or initial interest accrual date.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939, or any successor statute, as in effect at such time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee, and, if at any time there is more than one Person acting as trustee hereunder, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of such series.

“Uniform Commercial Code” means the Uniform Commercial Code as enacted and in effect in the State of New York on the Effective Date; provided, that with respect to any property as to which the Uniform Commercial Code, as so defined, specifies that the law of a different jurisdiction governs the perfection, the effect of perfection or nonperfection and the priority of a security interest in such property, “Uniform Commercial Code” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction on the Effective Date.

“United States” means the United States of America, its Territories, its possessions and other areas subject to its political jurisdiction.

SECTION 102.	Funded Property; Funded Cash.

“Funded Property” means:

(a)            all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of Securities under this Indenture pursuant to Section 402;

(b)            all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture pursuant to Section 703;

(c)            all Property Additions to the extent that the same shall have been made the basis of the withdrawal of cash held by the Trustee pursuant to Section 404 or 706; and

(d)            all Property Additions to the extent that the same shall have been used as the basis of a credit against, or otherwise in satisfaction of, the requirements of any sinking, improvement, maintenance, replacement or similar fund or analogous provision established with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 301; provided, however, that any such Property Additions shall cease to be Funded Property when all of the Securities of such series or Tranche shall have been paid.

In the event that in any certificate filed with the Trustee in connection with any of the transactions referred to in clauses (a), (b), (c) and (d) of this Section, only a part of the Cost or Fair Value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.

All Funded Property that shall be abandoned, destroyed, released or otherwise disposed of shall for the purpose of Section 104 hereof be deemed Funded Property retired and for other purposes of this Indenture shall thereupon cease to be Funded Property, but, as provided in this Indenture, may at any time thereafter again become Funded Property. Neither any reduction in the Cost or book value of property recorded in the plant account of the Company, nor the transfer of any amount appearing in such account to intangible and/or adjustment accounts, otherwise than in connection with actual retirements of physical property abandoned, destroyed, released or disposed of, and otherwise than in connection with the removal of such property in its entirety from plant account, shall be deemed to constitute a retirement of Funded Property.

The Company may make allocations, on a pro-rata or other reasonable basis (including, but not limited to, the designation of specific properties or the designation of all or a specified portion of the properties reflected in one or more generic accounts or subaccounts in the Company’s books of account), for the purpose of determining the extent to which fungible properties, or other properties not otherwise identified, reflected in the same generic account or subaccount in the Company’s books of account constitute Funded Property or Funded Property retired.

“Funded Cash” means:

(a)            cash, held by the Trustee hereunder, to the extent that it represents the proceeds of insurance on, or cash deposited in connection with the release of, property, or the proceeds of the release of obligations secured by Purchase Money Lien which obligations have been delivered to the Trustee pursuant to Article Seven and used as a credit in any application for the release of property hereunder, or the proceeds of payment to the Trustee on account of the principal of obligations secured by Purchase Money Lien which obligations have been delivered to it pursuant to Article Seven and used as a credit in any application for the release of property hereunder, all subject, however, to the provisions of Section 607(c) and Section 706; and

(b)            any cash deposited with the Trustee under Section 404.

SECTION 103.	Net Earnings Certificate; Adjusted Net Earnings; Annual Interest Requirements.

“Net Earnings Certificate” means a certificate signed by an Accountant who, except as otherwise required in this Section, may be an employee or Affiliate of the Company, stating:

(a)            the “Adjusted Net Earnings” of the Company for a period of twelve (12) consecutive calendar months within the eighteen (18) calendar months immediately preceding the first day of the month in which the Company Order requesting the authentication and delivery under this Indenture of Securities is delivered to the Trustee, specifying:

(i)             its operating revenues (which may include revenues of the Company subject when collected or accrued to possible refund at a future date), with the principal divisions thereof;

(ii)            its operating expenses, with the principal divisions thereof, except that there shall not be required to be included in operating expenses (A) expenses for income, profits and other taxes measured by, or dependent on, net income, (B) provisions for reserves for renewals, replacements, depreciation, depletion or retirement of property (or any expenditures therefor), or provisions for amortization of property, (C) expenses or provisions for interest (including the interest component of rent), for the amortization of debt discount, premium, expense or loss on reacquired debt, for any maintenance and replacement, improvement or sinking fund or other device for the retirement of any indebtedness, or for other amortization, (D) expenses or provisions for any non-recurring charge to income or retained earnings of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of investment or expense), whether or not recorded as a non-recurring item in the Company’s books of account, or (E) provisions for any refund of revenues previously collected or accrued by the Company subject to possible refund;

(iii)           the amount remaining after deducting the amount required to be stated in such certificate by clause (ii) above from the amount required to be stated therein by clause (i) above;

(iv)           its other income (net) including, but not limited to, non-utility operating income, net non-operating income, equity in the earnings of subsidiaries and associated companies, and dividends or other distributions received by the Company from other corporations in respect of Equity Interests in such corporations held by the Company, and any allowance for funds used during construction and any allowance for funds used for conservation expenditures (or any amounts analogous to either or both of such allowances, and including any portion of either or both of such allowances, or of any such analogous amounts, not included in “other income” in the Company’s books of account);

(v)            the sum of the amounts required to be stated in such certificate by clauses (iii) and (iv) above;

(vi)           the amount, if any, by which its other income (net) exceeds twenty percent (20%) of the sum required to be stated by clause (v) above; and

(vii)          the Adjusted Net Earnings of the Company for such period of twelve (12) consecutive calendar months (being the amount remaining after deducting in such certificate the amount required to be stated by clause (vi) above from the sum required to be stated by clause (v) above); and

(b)            the “Annual Interest Requirements”, being the interest requirements for one year, at the respective Stated Interest Rates, if any, borne prior to Maturity, upon:

(i)             all Securities Outstanding hereunder at the date of such certificate, except any for the payment or redemption of which the Securities applied for are to be issued; provided, however, that, if the Outstanding Securities of any series or Tranche bear interest at a variable rate or rates, then the interest requirement on the Securities of such series or Tranche shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate;

(ii)            all Securities then applied for in pending Company Orders for new Securities, including the Company Order in connection with which such certificate is made; provided, however, that if the Securities of any series or Tranche are to bear interest at a variable rate or rates, then the interest requirement on the Securities of such series or Tranche shall be determined by reference to the rate or rates to be in effect at the time of the initial authentication and delivery of such Securities; and provided, further, that the determination of the interest requirement on Securities of a series subject to a Periodic Offering shall be further subject to the provisions of Section 401(d); and

(iii)           the principal amount of all other indebtedness (except indebtedness for the payment or redemption of which the Securities applied for are to be issued and indebtedness secured by a Prepaid Lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture) outstanding on the date of such certificate and secured by Lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture, if such indebtedness has been issued, assumed or guaranteed by the Company or if the Company customarily pays the interest thereon; provided, however, that if any such indebtedness bears interest at a variable rate or rates, then the interest requirement on such indebtedness shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate.

Notwithstanding anything herein to the contrary, in calculating Adjusted Net Earnings in accordance with clause (a) above, (a) neither profits from the sale or other disposition of property (other than property held for the purpose of sale or lease in the ordinary course of business), nor other non-recurring items of revenue or income of any kind or nature, shall be taken into account and (b) neither losses from the sale or other disposition of property (other than property held for the purpose of sale or lease in the ordinary course of business), nor non-recurring items of expense of any kind or nature, shall be required to be taken into account.

If any of the property of the Company owned by it at the time of the making of any Net Earnings Certificate (a) shall have been acquired during or after any period for which Adjusted Net Earnings of the Company are to be computed, (b) shall not have been acquired in exchange or substitution for property the net earnings of which have been included in the Adjusted Net Earnings of the Company and (c) had been operated as a separate unit and items of revenue and expense attributable thereto are readily ascertainable by the Company, then the net earnings of such property (computed in the manner in this Section provided for the computation of the Adjusted Net Earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included in the Adjusted Net Earnings of the Company, shall be so included.

In any case where a Net Earnings Certificate is required as a condition precedent to the authentication and delivery of Securities, such certificate shall also be made and signed by an Independent Accountant if the aggregate principal amount of Securities then applied for plus the aggregate principal amount of Securities authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a Net Earnings Certificate is not required, or with respect to which a Net Earnings Certificate made and signed by an Independent Accountant has previously been furnished to the Trustee) is ten percent (10%) or more of the aggregate principal amount of the Securities at the time Outstanding; provided, however, that no Net Earnings Certificate shall be required to be made and signed by an Independent Accountant, and any such certificate may be made and signed by any Accountant, (a) if such certificate relates to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports and (b) in connection with the first authentication and delivery of Securities hereunder.

SECTION 104.	Property Additions; Cost.

(a)            “Property Additions” means, as of any particular time, any item, unit or element of property which at such time is owned by the Company and is subject to the Lien of this Indenture; provided, however, that Property Additions shall not include:

(i)             goodwill, going concern value rights or intangible property except (A) for Equity Interests in subsidiaries, associated companies and other corporations made subject to the Lien of this Indenture pursuant to Granting Clause Third, and (B) as provided in subsection (c) of this Section; or

(ii)            any property the cost of acquisition or construction of which is, in accordance with generally accepted accounting principles, properly chargeable to an operating expense account of the Company.

(b)            When any Property Additions are certified to the Trustee as the basis of any Authorized Purpose (except as otherwise provided in Section 703 and Section 706),

(i)             there shall be deducted from the Cost or Fair Value to the Company thereof, as the case may be (as of the date so certified), an amount equal to the Cost (or as to Property Additions of which the Fair Value to the Company at the time the same became Funded Property was certified to be an amount less than the Cost as determined pursuant to this Section, then such Fair Value, as so certified, in lieu of Cost) of all Funded Property of the Company retired to the date of such certification (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Cost or Fair Value to the Company of Property Additions theretofore certified to the Trustee, and

(ii)            there may, at the option of the Company, be added to such Cost or Fair Value, as the case may be, the sum of

(A)           the principal amount of any obligations secured by Purchase Money Lien not theretofore so added and which the Company then elects so to add, received by the Trustee as the basis of release of Funded Property retired;

(B)           ten-sevenths (10/7) of the amount of any cash, not theretofore so added and which the Company so elects to add, received by the Trustee representing the proceeds of insurance on, or of the release or other disposition of, Funded Property retired;

(C)           ten-sevenths (10/7) of the principal amount of any Security or Securities, or portion of such principal amount, not theretofore so added and which the Company then elects so to add, the right to the authentication and delivery of which under the provisions of Section 403 and Section 703(d)(iii) shall at any time theretofore have been waived as the basis of the release of Funded Property retired; and

(D)           the Cost to the Company of any Property Additions not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been substituted for Funded Property retired;

provided, however, that the aggregate of the amounts added under clause (ii) above shall in no event exceed the amounts deducted under clause (i) above.

(c)            Except as otherwise provided in Section 703, the term “Cost” with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any obligations secured by prior Lien upon such Property Additions outstanding at the time of the acquisition thereof, (iv) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof and (v) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; provided, however, that, notwithstanding any other provision of this Indenture,

(w)           with respect to Property Additions consisting of Equity Interests issued by any subsidiary, associated company or other corporation, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost, Cost with respect to such Property Additions shall mean the net book value of the equity in such subsidiary, associated company or other corporation held by the Company as reflected in the Company’s books of account (determined, to the extent such Property Additions constitute Funded Property retired or to be released from the Lien of this Indenture, at the time the same became Funded Property);

(x)             with respect to Property Additions owned by a successor corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a successor corporation in or as a result of a consolidation or merger (excluding, in any case, Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such successor corporation, or the predecessor corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;

(y)            with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost, Cost with respect to such Property Additions shall mean the aggregate amount reflected in the Company’s books of account with respect thereto upon the acquisition thereof; and

(z)             in no event shall the Cost of Property Additions (other than Property Additions consisting of Equity Interests) be required to reflect any depreciation or amortization in respect of such Property Additions, or any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

If any Property Additions are shown by the Expert’s Certificate provided for in Section 402(b)(ii) to include any property which has been used or operated by Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such goodwill, going concern value rights and intangible property.

SECTION 105.	Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 610) shall include:

(a)            a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 106.	Form of Documents Delivered to Trustee.

(a)            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)            Any Officer’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters which are required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless, in any case, such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate may be based as aforesaid are erroneous.

(c)            Any Expert’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Experts, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such Expert has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

(d)            Any certificate of an Accountant may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Accountants, upon a certificate of, or representations by, an officer or officers of the Company, unless such Accountant has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

(e)            Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters as to which the Company possesses relevant information, upon a certificate of, or representations by, an officer or officers of the Company, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. Further, any Opinion of Counsel with respect to the status of title to or the sufficiency of descriptions of property, the existence of recorded or unrecorded Liens affecting property, the fact, place, time or sequence of recording or filing of documents or the form or content of such documents, or any similar matters, may be based (without further examination or investigation) upon (i) title insurance policies, commitments and reports, lien search certificates, landman’s run sheets and other similar documents, or (ii) certificates of, or representations by, officers, employees, agents or other representatives of the Company, or (iii) any combination of the documents referred to in (i) and (ii), unless, in any case, such counsel has actual knowledge that the document or documents with respect to the matters upon which his opinion may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer’s Certificate, certificate of an Accountant or Expert’s Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

(f)             Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. Conversely, where the Company is required to provide an Opinion of Counsel as to any matter affected by the laws of more than one State, the Company may provide separate Opinions of Counsel, each of which addresses the matter under the laws of one or more of the affected States.

(g)            Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Expert’s Certificate, Net Earnings Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefit of the Lien of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.

SECTION 107.	Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Fourteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 1001) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1406.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)            The principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)            Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)            Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

(f)             If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be not less than ten (10), nor more than sixty (60), days prior to the date of the first solicitation by the Company. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date.

SECTION 108.	Notices, Etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission, telex or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by registered or certified mail, charges prepaid, to the applicable address set opposite such party’s name below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:

U.S. Bank National Association
U.S. Bank Corporate Trust Services
60 Livingston Avenue, EP-MN-WS3C
St. Paul, MN 55107-2292
Facsimile No.: 651-495-8097
Attention: Joshua A. Hahn

If to the Company, to:

Southwestern Public Service Company
Tyler at Sixth Street
Amarillo, Texas 79101

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission, telex or other direct written electronic means, on the date of transmission, and if transmitted by registered or certified mail, on the date of receipt.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If a party elects to give the Trustee instructions or directions by unsecured facsimile transmission or other similar unsecured electronic methods, as aforesaid, and the Trustee in its discretion elects to act upon such instructions or directions, the Trustee’s understanding of such instructions or directions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Nothing in this Section 108 shall require the Trustee to act upon instructions or directions sent by e-mail transmissions.

SECTION 109.	Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Not in limitation of the foregoing, if any Securities are held of record by a securities depositary, any notice to Holders hereunder shall be given to such depositary in accordance with such depositary’s procedures. Notwithstanding the first sentence of this paragraph, solely for the purposes of Section 48-10-5(C), New Mexico Statutes Annotated 1978 (“NMSA 1978”), the mailing address of each of the Holders shall be the address of the Trustee as set forth in Section 108.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 110.	Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

SECTION 111.	Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 112.	Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 113.	Separability Clause.

In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 114.	Benefits of Indenture.

Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 115.	Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the attachment, perfection, priority or enforcement of the Lien of this Indenture with respect to such portion of the Mortgaged Property.

SECTION 116.	Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer’s Certificate which establishes the terms of the Securities of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

SECTION 117.	Investment of Cash Held by Trustee.

Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Section 706 or Article Eight, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company, and any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any Lien. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien.

Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest on Investment Securities and any gain upon the sale thereof shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any Lien.

SECTION 118.	“Utility”; “Utility Security Instrument”; “Utility Security Interest”.

The Company is a “utility”, this Indenture is a “utility security instrument”, and this Indenture creates and grants a “security interest” in the Mortgaged Property, as such terms are used in Chapter 261 Utility Security Instruments of the Texas Business & Commerce Code.

SECTION 119.	Uniform Commercial Code.

To the extent that the Mortgaged Property includes personal property not governed by Chapter 261 of the Texas and Business and Commerce Code, but governed by the Uniform Commercial Code, this Indenture is a "security agreement" under the Uniform Commercial Code as to such personal property and creates a security interest thereon within the meaning of the Uniform Commercial Code as to property within the scope thereof. This Indenture shall also constitute a fixture filing for the purposes of the Uniform Commercial Code. Portions of the Mortgaged Property are or are to become fixtures; information concerning the security interest herein granted may be obtained from either party at the address of such party set forth herein. For purposes of the security interest herein granted, the addresses of the debtor (the Company) and the secured party (the Trustee) are set out in Section 108.

ARTICLE TWO

Security Forms

SECTION 201.	Forms Generally.

The definitive Securities of each series shall be in substantially the form or forms established in the indenture supplemental hereto establishing such series, or in a Board Resolution establishing such series, or in an Officer’s Certificate pursuant to such a supplemental indenture or Board Resolution, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form or forms of Securities of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 401 for the authentication and delivery of such Securities.

Unless otherwise specified as contemplated by Section 301, the Securities of each series shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 202.	Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association
as Trustee

By:
Authorized Signatory

ARTICLE THREE

The Securities

SECTION 301.	Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. For purposes of NMSA 1978 § 48-7-9, the maximum amount secured by the Lien of this Indenture, as supplemented from time to time, shall include an amount equal to the aggregate of (i) the maximum principal amount of each series of Securities described in each supplemental indenture that is recorded or filed in the State of New Mexico from time to time in accordance with the provisions of Section 608, plus (ii) interest accrued on the Securities described in clause (i) of this sentence, plus (iii) all amounts expended, incurred or otherwise recoverable by the Trustee pursuant to the provisions of Articles 9 and 10 hereof.

The Securities may be issued in one or more series. Subject to the second to last paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution:

(a)            the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);

(b)            any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 107, 304, 305, 306, 506 or 1306 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(c)            the Persons (without specific identification) to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

(d)            the date or dates on which the principal of the Securities of such series, or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension) and the right, if any, to extend the Maturity of the Securities of such series, or any Tranche thereof, and the duration of any extension;

(e)            the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which principal shall bear interest after Maturity, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 310, and the right, if any, to extend the interest payment periods and the duration of any such extension;

(f)             the place or places at which (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) exchanges of Securities of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar for such series; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

(g)            the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;

(h)            the obligation or obligations, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 504 in the case of mandatory redemption or redemption at the option of the holder;

(i)             the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

(j)             the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four), any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based (i) on the average of the mean of the buying and selling spot rates quoted by three banks which are members of the New York Clearing House Association selected by the Company in effect at 11:00 A.M. (New York time) in The City of New York on the fifth Business Day preceding the date of such calculation or (ii) on such other quotations or alternative methods of determination as shall be selected by an Authorized Officer;

(k)            if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four), any such election shall be required to be taken into account, in the manner contemplated in clause (j) of this paragraph, only after such election shall have been made.

(l)             if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four) shall be made on the basis of the fair market value of such securities or the Fair Value of such other property, in either case determined as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;

(m)           if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this paragraph); it being understood that all calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four) shall be made on the basis of the amount that would be payable as principal if such principal were due, or on the basis of the interest rates in effect, as the case may be, on the date next preceding the date of such calculation;

(n)            if other than the principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 902;

(o)            the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(p)            the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 801;

(q)            if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Securities;

(r)             if the Securities of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (f) of Section 1301;

(s)            to the extent not established pursuant to clause (q) of this paragraph, any limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

(t)             any exceptions to Section 116, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof; and

(u)            any other terms of the Securities of such series, or any Tranche thereof.

With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by clause (b) of Section 401.

Unless otherwise provided with respect to a series of Securities as contemplated in clause (b) of Section 301, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount, if any, authorized with respect to such series as increased.

Anything herein to the contrary notwithstanding, the Trustee shall be under no obligation to authenticate and deliver Securities of any series the terms of which, established as contemplated by this Section, would affect the Trustee’s rights, duties, obligations or immunities.

SECTION 302.	Denominations.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303.	Execution, Dating, Certificate of Authentication.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Officer, and may have the corporate seal of the Company affixed thereto or reproduced thereon. The signature of any officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signature of an individual who was at the time of execution an Authorized Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.

Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Security to the Security Registrar for cancellation or shall cancel such Security and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 309, together with a written statement (which need not comply with Section 105 and need not be accompanied by an Officer’s Certificate or an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 304.	Temporary Securities.

Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Securities of such series or Tranche upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such Securities. Upon such surrender of temporary Securities, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

SECTION 305.	Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept in each office designated pursuant to Section 602, with respect to the Securities of each series, or any Tranche thereof, a register (all registers kept in accordance with this Section being collectively referred to herein as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series or Tranche and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the Securities of each series on a consolidated basis, and such Person is referred to herein, with respect to such series, as the “Security Registrar.” Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times. Unless otherwise specified in or pursuant to this Indenture or the Securities, the Trustee shall be the initial Security Registrar for each series of Securities.

Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, upon surrender for registration of transfer of any Security of such series or Tranche at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged at the option of the Holder, for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise specified as contemplated by Section 301 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 107, 304, 506 or 1306 not involving any transfer.

The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Securities of any series, or any Tranche thereof, during a period of fifteen (15) days immediately preceding the date notice is to be given identifying the serial numbers of the Securities of such series or Tranche called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306.	Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security is held by a Person purporting to be the owner of such Security, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.	Payment of Interest; Interest Rights Preserved.

Unless otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a)            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than thirty (30) days and not less than ten (10) days prior to the date of the proposed payment and not less than twenty-five (25) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall, not less than fifteen (15) days prior to such Special Record Date, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.

(b)            The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable, by the Trustee.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.	Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.	Cancellation by Security Registrar.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Security Registrar shall be disposed of in accordance with a Company Order delivered to the Security Registrar and the Trustee, and the Security Registrar shall promptly deliver a certificate of disposition to the Trustee and the Company unless, by a Company Order, similarly delivered, the Company shall direct that canceled Securities be returned to it. The Security Registrar shall promptly deliver evidence of any cancellation of a Security in accordance with this Section 309 to the Trustee and the Company.

SECTION 310.	Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months and on the basis of the actual number of days elapsed within any month in relation to the deemed thirty (30) days of such month.

SECTION 311.	Payment to Be in Proper Currency.

In the case of the Securities of any series, or any Tranche thereof, denominated in any currency other than United States Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Securities as contemplated by Section 301, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.

SECTION 312.	Extension of Maturity and/or Interest Payment.

The Company shall have the right at any time to extend the Maturity and/or the interest payment periods on all the Securities of any series hereunder, if so specified as contemplated by Section 301 with respect to such Securities and upon such terms as may be specified as contemplated by Section 301 with respect to such Securities.

SECTION 313.	CUSIP Numbers.

The Company in issuing the Securities may use CUSIP numbers and/or other similar third-party identifiers (if then generally in use), and, if so, the Company, the Trustee or the Security Registrar may use CUSIP numbers or such other identifiers in notices of redemption as a convenience to Holders; provided; however, that any such notice may state that no representation is made as to the correctness of such numbers or other identifiers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the identification numbers assigned by the Company and printed on the Securities, in which case neither the Company nor, as the case may be, the Trustee or the Security Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP number or other third-party identifier used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in CUSIP numbers or other identifiers.

ARTICLE FOUR

Issuance of Securities

SECTION 401.	General.

Subject to the provisions of Section 402, 403 or 404, whichever may be applicable, the Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

(a)            the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 201 and 301;

(b)            a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Sections 201 and 301, either (i) establishing such terms or (ii) in the case of Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above;

(c)            the Securities of such series, executed on behalf of the Company by an Authorized Officer;

(d)            a Net Earnings Certificate showing the Adjusted Net Earnings of the Company for the period therein specified to have been not less than an amount equal to twice the Annual Interest Requirements therein specified, all in accordance with the provisions of Section 103; provided, however, that the Trustee shall not be entitled to receive a Net Earnings Certificate hereunder with respect to Securities which are to have no Stated Interest Rate prior to Maturity; and provided, further, that, with respect to Securities of a series subject to a Periodic Offering, other than Securities of such series theretofore authenticated and delivered, as to which no Stated Interest Rate shall then have been established, (i) it shall be assumed in such Net Earnings Certificate that none of such Securities shall have a Stated Interest Rate in excess of a maximum rate to be stated therein, and, in such event, no Securities which would have a Stated Interest Rate at the time of the initial authentication and delivery thereof in excess of such maximum rate shall be authenticated and delivered under the authority of such Net Earnings Certificate and (ii) the Trustee shall be entitled to receive such Net Earnings Certificate only once, at or prior to the time of the first authentication and delivery of such Securities;

(e)            an Opinion of Counsel to the effect that:

(i)             the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(ii)            the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

(iii)           such Securities, when authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid obligations of the Company, entitled to the benefit of the Lien of this Indenture equally and ratably with all other Securities then Outstanding, subject to usual and customary assumptions, qualifications and exceptions;

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Securities (provided that such Opinion of Counsel addresses the authentication and delivery of all such Securities) and that, in lieu of the opinions described in clauses (ii) and (iii) above, Counsel may opine that:

(x)            when the terms of such Securities shall have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

(y)            such Securities, when authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid obligations of the Company, entitled to the benefit of the Lien of this Indenture equally and ratably with all other Securities then Outstanding, subject to usual and customary assumptions, qualifications and exceptions;

(f)             an Officer’s Certificate to the effect that, to the knowledge of the signer, no Event of Default has occurred and is continuing; provided, however, that with respect to Securities of a series subject to a Periodic Offering, either (i) such an Officer’s Certificate shall be delivered at the time of the authentication and delivery of each Security of such series or (ii) the Officer’s Certificate delivered at or prior to the time of the first authentication and delivery of the Securities of such series shall state that the statements therein shall be deemed to be made at the time of each, or each subsequent, authentication and delivery of Securities of such series; and

(g)            such other Opinions of Counsel, certificates and other documents as may be required under Section 402, 403 or 404, whichever may be applicable to the authentication and delivery of the Securities of such series.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof, the validity thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article Four at or prior to the time of the first authentication and delivery of Securities of such series until any of such opinions, certificates or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company.

SECTION 402.	Issuance of Securities on the Basis of Property Additions.

(a)            Securities of any one or more series may be authenticated and delivered on the basis of Property Additions which do not constitute Funded Property in a principal amount not exceeding seventy percent (70%) of the balance of the Cost or the Fair Value to the Company of such Property Additions (whichever shall be less) after making any deductions and any additions pursuant to Section 104(b).

(b)            Securities of any series shall be authenticated and delivered by the Trustee on the basis of Property Additions upon receipt by the Trustee of:

(i)             the documents with respect to the Securities of such series specified in Section 401;

(ii)            an Expert’s Certificate dated as of a date not more than ninety (90) days prior to the date of the Company Order requesting the authentication and delivery of such Securities,

(A)           describing all property constituting Property Additions and designated by the Company, in its discretion, to be made the basis of the authentication and delivery of such Securities (such description to be made by reference, at the election of the Company, either to specified items, units and/or elements of property or portions thereof, on a percentage or Dollar basis, or to properties reflected in specified accounts or subaccounts in the Company’s books of account or portions thereof, on a Dollar basis), and stating the Cost thereof;

(B)           stating that all such property constitutes Property Additions;

(C)           stating that such Property Additions are desirable for use or possession in the conduct of the business of the Company;

(D)           stating that such Property Additions, to the extent of the Cost or Fair Value to the Company thereof (whichever is less) to be made the basis of the authentication and delivery of such Securities, do not constitute Funded Property;

(E)            stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities or other property or for which no determination of Cost is required under Section 1.04(c) hereof, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;

(F)            briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities or other property, the securities or other property so delivered and stating the date of such delivery;

(G)           stating what part, if any, of such Property Additions includes property which constitutes an Acquired Facility and stating whether or not, in the judgment of the signers, the Fair Value thereof to the Company, as of the date of such certificate, is less than Twenty-five Thousand Dollars ($25,000) and whether or not such Fair Value is less than one percent (1%) of the aggregate principal amount of Securities then Outstanding;

(H)           stating, in the judgment of the signers, the Fair Value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to the Fair Value to the Company of which a statement is to be made in an Independent Expert’s Certificate pursuant to clause (iii) below;

(I)             stating the amount required to be deducted under Section 104(b)(i) and the amount elected to be added under clauses (A), (B) and (C) of Section 104(b)(ii) in respect of Funded Property retired; and

(J)            stating that the Liens, if any, of the character described (I) in clause (d) of the definition of Permitted Liens to which any property included in such Property Additions is subject do not, in the judgment of the signers, materially impair the use by the Company of the Mortgaged Property considered as a whole, or (II) in clause (h)(ii) of the definition of Permitted Liens, stating that such Lien does not, in the judgment of the signers, materially impair the use by the Company of such property for the purposes for which it is held by the Company or (III) in clause (n)(ii) of the definition of Permitted Liens, stating that the enforcement of such Lien would not, in the judgment of the signers, adversely affect the interests of the Company in such property in any material respect;

(iii)           in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to include property which constitutes an Acquired Facility and such certificate does not show the Fair Value thereof to the Company, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of Securities then Outstanding, an Independent Expert’s Certificate stating, in the judgment of the signer, the Fair Value to the Company, as of the date of such Independent Expert’s Certificate, of (X) such Property Additions which constitutes an Acquired Facility and (at the option of the Company) as to any other Property Additions included in the Expert’s Certificate provided for in clause (ii) above and (Y) in case such Independent Expert’s Certificate is being delivered in connection with the authentication and delivery of Securities, any property which constitutes an Acquired Facility and which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of Securities and as to which an Independent Expert’s Certificate has not previously been furnished to the Trustee;

(iv)           in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an Expert’s Certificate stating, in the judgment of the signers, the fair market value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

(v)            an Opinion of Counsel to the effect that:

(A)           this Indenture constitutes or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the documents or instruments, if any, specified in said opinion, will constitute an effective Lien on such portion of the Mortgaged Property as consists of Property Additions that are to be made the basis of the authentication and delivery of such Securities, subject, to the knowledge of such counsel, to no Lien thereon prior to the Lien of this Indenture except Permitted Liens; and

(B)           the Company has corporate power to own and/or operate (as applicable) such Property Additions; and

(vi)           copies of the documents or instruments, if any, specified in the Opinion of Counsel provided for in clause (v) above.

SECTION 403.	Issuance of Securities on the Basis of Retired Securities.

(a)           Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal amount not exceeding the aggregate principal amount of, Retired Securities.

(b)           Securities of any series shall be authenticated and delivered by the Trustee on the basis of Retired Securities upon receipt by the Trustee of:

(i)            the documents with respect to the Securities of such series specified in Section 401; provided, however, that no Net Earnings Certificate shall be required to be delivered; and

(ii)           an Officer’s Certificate stating that Retired Securities, specified by series, in an aggregate principal amount not less than the aggregate principal amount of Securities to be authenticated and delivered, have theretofore been authenticated and delivered and, as of the date of such Officer’s Certificate, constitute Retired Securities and are the basis for the authentication and delivery of such Securities.

SECTION 404.	Issuance of Securities on the Basis of Deposit of Cash.

(a)           Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal amount not exceeding the amount of, any deposit with the Trustee of cash for such purpose.

(b)           Securities of any series shall be authenticated and delivered by the Trustee on the basis of the deposit of cash when the Trustee shall have received, in addition to such deposit, the documents with respect to the Securities of such series specified in Section 401.

(c)           All cash deposited with the Trustee under the provisions of this Section shall be held by the Trustee as a part of the Mortgaged Property and may be withdrawn from time to time by the Company, upon application of the Company to the Trustee, in an amount equal to the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under any of the provisions of this Indenture by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this subsection (c) otherwise provided).

Upon any such application for withdrawal, the Company shall comply with all applicable provisions of this Indenture relating to the authentication and delivery of Securities except that the Company shall not in any event be required to deliver the documents specified in Section 401.

Any withdrawal of cash under this subsection (c) shall operate as a waiver by the Company of its right to the authentication and delivery of the Securities on which it is based and such Securities may not thereafter be authenticated and delivered hereunder. Any Property Additions which have been made the basis of any such right to the authentication and delivery of Securities so waived shall have the status of Funded Property and shall be deemed to have been made the basis of the withdrawal of such cash; and any Retired Securities which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash.

(d)           If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of this Section may be used or applied to the purchase, redemption or payment of Securities in the manner and subject to the conditions provided in clauses (d) and (e) of Section 706; provided, however, that, none of such cash shall be applied to the payment of more than the principal amount of any Securities so purchased, redeemed or paid, except to the extent that the aggregate principal amount of all Securities theretofore, and of all Securities then to be, purchased, redeemed and/or paid with cash deposited under this Section exceeds the aggregate cost for principal, premium, if any, interest, if any, and brokerage commission, if any, on or with respect to all Securities theretofore, and on or with respect to all Securities then to be, purchased, redeemed and/or paid with cash so deposited.

ARTICLE FIVE

Redemption of Securities

SECTION 501.	Applicability of Article.

Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche) in accordance with this Article.

SECTION 502.	Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate. The Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 503.	Selection of Securities to Be Redeemed.

If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Security Registrar from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series, or, in the absence of any such provision, by such method of random selection as the Security Registrar shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or Tranche or any integral multiple thereof) of the principal amount of Securities of such series or Tranche of a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Security Registrar, if so directed by Company Order, shall select for redemption all or any principal amount of such Securities which have not been so tendered.

The Security Registrar shall promptly notify the Company and the Trustee in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 504.	Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 109 to the Holders of the Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

All notices of redemption shall state:

(a)            the Redemption Date,

(b)           the Redemption Price,

(c)            if less than all the Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part,

(d)           that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e)           the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 301 with respect to such Securities that such surrender shall not be required;

(f)            that the redemption is for a sinking or other fund, if such is the case,

(g)           such other matters as the Company shall deem desirable or appropriate.

With respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 801, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.

Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.

SECTION 505.	Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 301 with respect to such Security; and provided, further, that, except as otherwise specified as contemplated by Section 301 with respect to such Security, any installment of interest on any Security the Stated Maturity of which is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 307.

SECTION 506.	Securities Redeemed in Part.

Upon the surrender of any Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE SIX

Covenants

SECTION 601.	Payment of Securities; Lawful Possession; Maintenance of Lien.

(a)           The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

(b)           At the Effective Date, and subject to Permitted Liens, the Company is lawfully possessed of the Mortgaged Property and has good right and lawful authority to mortgage and pledge the Mortgaged Property.

(c)           The Company shall maintain and preserve the Lien of this Indenture on the Mortgaged Property, subject to the Permitted Liens, so long as any Securities shall remain Outstanding.

SECTION 602.	Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where payment of such Securities shall be made, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 109. If at any time the Company shall fail to maintain any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Securities shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 301 with respect to the Securities of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 109, of any such designation or rescission and of any change in the location of any such other office or agency.

Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

SECTION 603.	Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.

Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a)           hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and

(c)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article Eight; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 604.	Corporate Existence.

Subject to the rights of the Company under Article Twelve, the Company shall do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect.

SECTION 605.	Maintenance of Properties.

The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the tangible Mortgaged Property, as an operating system or systems, to be maintained and kept in all material respects in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the tangible Mortgaged Property, considered as an operating system or systems, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business; and provided, further, that nothing in this Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged Property in compliance with the other Articles of this Indenture.

SECTION 606.	Payment of Taxes; Discharge of Liens.

The Company shall pay all material taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged Property, before the same shall become delinquent, and shall make reasonable effort to observe and conform in all material respects to all valid requirements of any Governmental Authority relative to any of the Mortgaged Property and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held; and the Company shall not suffer any Lien to be hereafter created upon the Mortgaged Property, or any part thereof, prior to the Lien hereof, other than Permitted Liens; provided, however, that nothing in this Section contained shall require the Company (i) to observe or conform to any requirement of Governmental Authority or to cause to be paid or discharged, or to make provision for, any such Lien, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, or (ii) to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any penalties or interest which may reasonably be anticipated from failure to pay the same shall be given to the Trustee.

SECTION 607.	Insurance.

(a)           The Company shall (i) keep or cause to be kept all the tangible property subject to the Lien of this Indenture insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any loss of materials and supplies and except as to any particular loss less than (A) Seventy-Five Million Dollars ($75,000,000) or, if greater, (B) three percent (3%) of the principal amount of Securities Outstanding on the date of such particular loss) to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear, or to the trustee or other holder of any Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require such payment or (ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any loss of materials and supplies and except as to any particular loss less than (X) Seventy-Five Million Dollars ($75,000,000) or, if greater, (Y) three percent (3%) of the principal amount of Securities Outstanding on the date of such particular loss) pay to the Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Trustee, or to the trustee or other holder of any Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require such payment. Any cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall also furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.

Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding (A) Seventy-Five Million Dollars ($75,000,000) or, if greater, (B) three percent (3%) of the principal amount of the Securities Outstanding on the date such policy goes into effect, and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding thirty percent (30%) of the loss proceeds otherwise payable; provided, however, that the dollar amount described in clause (i) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (X) on property of similar character insured by companies similarly situated and operating like property or (Y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

(b)           All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Funded Property, shall, subject to the requirements of any Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of the property destroyed or damaged, upon receipt by the Trustee of:

(i)            a Company Request requesting such payment,

(ii)           an Expert’s Certificate stating the amounts so expended or committed for expenditure and the nature of such rebuilding, renewal and/or replacement and the Fair Value to the Company of the property rebuilt or renewed or to be rebuilt or renewed, and/or of the replacement property, and if

(A)          any portion of such replaced property is an Acquired Facility, and

(B)           the Fair Value to the Company of such property as set forth in such Expert’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one percent (1%) of the principal amount of the Securities at the time Outstanding, the Expert making such certificate shall be an Independent Expert, and

(iii)          an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed, and/or the replacement property, is or will be subject to the Lien hereof to the same extent as was the property so destroyed or damaged.

Any such money not so applied within thirty-six (36) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such thirty-six (36) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 706.

Anything in this Indenture to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Funded Property in part only, the Company may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Funded Property under this subsection (b) and obtain the reimbursement of insurance proceeds attributable to the part of such property which does not constitute Funded Property under subsection (c) of this Section 607.

(c)           All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to property which does not constitute Funded Property, shall, subject to the requirements of any Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company upon receipt by the Trustee of:

(i)            a Company Request requesting such payment;

(ii)           an Expert’s Certificate stating:

(A)          that such moneys were paid to or received by the Trustee on account of a loss on or with respect to property which does not constitute Funded Property; and

(B)           if true, either (I) that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), after making deductions therefrom and additions thereto of the character contemplated by Section 104, is not less than zero or (II) that the amount of such loss does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Request requesting such payment; or

(C)           if neither of the statements contemplated in subclause (B) above can be made, the amount by which zero exceeds the amount referred to in subclause (B)(I) above (showing in reasonable detail the calculation thereof); and

(iii)           if the Expert’s Certificate required by clause (ii) above contains neither of the statements contemplated in clause (ii)(B) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to the amount shown in clause (ii)(C) above.

To the extent that the Company shall be entitled to withdraw proceeds of insurance pursuant to this subsection (c), such proceeds shall be deemed not to constitute Funded Cash.

(d)           Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have otherwise satisfied the conditions set forth herein for payment of moneys by the Trustee, there shall be paid to or retained by the Trustee or paid to the Company, as the case may be, only the net amount.

(e)           TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE:  (a) THE COMPANY IS REQUIRED TO:  (i) KEEP THE MORTGAGED PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT THE TRUSTEE SPECIFIES, (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME THE TRUSTEE AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) THE COMPANY MUST, IF REQUIRED BY THE TRUSTEE, DELIVER TO THE TRUSTEE A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF THE COMPANY FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), THE TRUSTEE MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF COMPANY AT COMPANY’S EXPENSE. Nothing in this subsection (e) or in subsection (f) below shall be construed to modify any other provision of this Section 607.

(f)            Notwithstanding anything in this Indenture to the contrary, the Company is not required to furnish evidence of insurance more than fifteen (15) days prior to the termination date of any policy of insurance required under this Indenture as to the Mortgaged Property.

SECTION 608.	Recording, Filing, etc.

The Company shall cause this Indenture and all indentures and instruments supplemental hereto (or notices, memoranda or financing statements as may be recorded or filed to place third parties on notice thereof) to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve the liens and security interests created hereby, to the extent such preservation may be accomplished by recording or filing, so as to protect the security hereof for the benefit of the Trustee and the Holders of the Securities, and shall furnish to the Trustee:

(a)           promptly after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture (or notice, memorandum or financing statement in connection therewith) has been properly recorded and filed, so as to make effective, upon the issuance of Securities hereunder, the Lien intended to be created hereby or thereby, and reciting the details of such action. The Company shall be deemed to be in compliance with this subsection (a) if (i) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture (or notice, memorandum or financing statement in connection therewith) has been received for recording or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for recording or filing will make effective, upon the issuance of Securities hereunder,  the Lien intended to be created by this Indenture, and (ii) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture, as shall be practicable having due regard to the number and distance of the offices in which this Indenture (or notice, memorandum or financing statement in connection therewith) is required to be recorded or filed;

(b)           promptly after the execution and delivery of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel such supplemental indenture (or notice, memorandum or financing statement in connection therewith) has been properly recorded and filed, so as to make effective (or to continue the effectiveness of) the Lien intended to be created hereby or thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective or to continue its effectiveness. The Company shall be deemed to be in compliance with this subsection (b) if (i) the Opinion of Counsel herein required to be delivered to the Trustee shall state that such supplemental indenture (or notice, memorandum or financing statement in connection therewith) has been received for recording or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for recording or filing causes the Lien intended to be created by such supplemental indenture to become or continue to be effective, and (ii) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of such supplemental indenture, as shall be practicable having due regard to the number and distance of the offices in which such supplemental indenture (or notice, memorandum or financing statement in connection therewith) is required to be recorded or filed; and

(c)           on or before June 1 of each year, beginning in 2012, an Opinion of Counsel stating either (i) that in the opinion of the signer such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subsection (c) or the first Opinion of Counsel furnished pursuant to subsection (b) of this Section, with respect to the recording, filing, re-recording, and re-filing of this Indenture and of each indenture supplemental to this Indenture (or notice, memorandum or financing statement in connection therewith), as is necessary to maintain the Lien hereof with respect to all Mortgaged Property owned by the Company as of the last day of the most recent calendar year, or (ii) that in the opinion of such counsel no such action is necessary to maintain such Lien.

The Company shall execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Indenture and to make subject to the Lien hereof any property hereafter acquired, made or constructed that is intended to be subject to the Lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.

SECTION 609.	Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in (a) Section 602 or any additional covenant or restriction specified with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 301 if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with Section 602 or such additional covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition and (b) Section 604, 605, 606, 607 or 608 or Article Twelve if before the time for such compliance the Holders of at least a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 610.	Annual Officer’s Certificate as to Compliance.

Not later than June 1 in each year, commencing June 1, 2012, the Company shall deliver to the Trustee an Officer’s Certificate which need not comply with Section 105, executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.

ARTICLE SEVEN

Possession, Use and Release of Mortgaged Property

SECTION 701.	Quiet Enjoyment.

Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the Mortgaged Property (except, to the extent not herein otherwise provided, such cash and securities as are expressly required to be deposited with the Trustee).

SECTION 702.	Dispositions without Release.

Unless an Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:

(a)           sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, apparatus, equipment, frames, towers, poles, wire, pipe, cable, conduit, mains, tubes, drains, valves, tools, implements or furniture, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company, provided that to the extent the aggregate Fair Value of the property so sold or disposed of in a given calendar year, together with all other property theretofore sold or disposed of pursuant to this Section 702(a) in such calendar year, exceeds Twenty Million Dollars ($20,000,000) or, if greater, three percent (3%) of the aggregate principal amount of the Securities then Outstanding, the Company shall replace the same by, or substitute for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a Fair Value to the Company at least equal to that of the property sold or otherwise disposed of and subject to the Lien hereof, subject to no Liens prior hereto except Permitted Liens and any other Liens to which the property sold or otherwise disposed of was subject;

(b)           cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights of way and similar rights and/or interests; and

(c)           grant, free from the Lien of this Indenture, easements, ground leases or rights of way in, upon, over and/or across the property or rights of way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights of way for the purposes for which such property or rights of way are held by the Company.

SECTION 703.	Release of Funded Property.

Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which constitutes Funded Property, except cash then held by the Trustee (provided, however, that obligations secured by Purchase Money Lien deposited with the Trustee shall not be released except as provided in Section 706), and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:

(a)           a Company Order requesting the release of such property;

(b)           an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

(c)           an Expert’s Certificate made and dated not more than ninety (90) days prior to the date of such Company Order:

(i)            describing the property to be released;

(ii)           stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii)          stating the Cost of the property to be released (or, if the Fair Value to the Company of such property at the time the same became Funded Property was less than the Cost thereof, then such Fair Value, in the judgment of the signers, in lieu of Cost);

(iv)          stating that (except in any case where a Governmental Authority has ordered the Company to divest itself of such property) such release is, in the judgment of the signers, desirable in the conduct of business of the Company; and

(v)           stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof;

(d)           an amount in cash to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which the amount referred to in clause (c)(iii) above exceeds the aggregate of the following items:

(i)            the aggregate principal amount, subject to the limitation stated below in this clause (d), of any obligations delivered to the Trustee, to be held as part of the Mortgaged Property, consisting of obligations secured by Purchase Money Lien upon the property to be released;

(ii)           the Cost or Fair Value to the Company (whichever is less), after making any deductions and any additions pursuant to Section 104, of any Property Additions not constituting Funded Property described in an Expert’s Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such release and complying with Section 402(b)(ii), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 104 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

(iii)          an amount equal to ten-sevenths (10/7) of the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 403, by virtue of compliance with all applicable provisions of Section 403 (except as hereinafter in this Section otherwise provided); provided, however, that such release shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such release of property;

(iv)          the aggregate principal amount, subject to the limitations stated below in this clause (d), of any obligations secured by Purchase Money Lien upon the property to be released and/or any amount in cash that, in either case, is evidenced to the Trustee by a certificate of the trustee or other holder of a Lien prior to the Lien of this Indenture to have been received by such trustee or other holder in accordance with the provisions of such Lien in consideration for the release of such property or any part thereof from such Lien;

(v)           an amount equal to ten-sevenths (10/7) of the aggregate principal amount of any Outstanding Securities delivered to the Trustee; and

(vi)          any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released;

provided, however, that (x) no obligations secured by Purchase Money Lien upon any property being released from the Lien hereof shall be used as a credit in connection with such release unless all obligations secured by such Purchase Money Lien shall be delivered to the Trustee or to the trustee or other holder of a Lien upon such property prior to the Lien of this Indenture; (y) the aggregate credit which may be used pursuant to subclause (i) and subclause (iv) of this clause (d) in respect of obligations secured by Purchase Money Lien upon property being released shall not exceed seventy percent (70%) of the Fair Value of the property to be released, as specified in such Expert’s Certificate; and (z) no obligations secured by Purchase Money Lien shall be used as a credit in connection with the release of property hereunder, if the aggregate credit in respect of such obligations to be used by the Company pursuant to subclause (i) and subclause (iv) of this clause (d) plus the aggregate credits used by the Company pursuant to said subclause (i) and subclause (iv) in connection with all previous releases of property from the Lien hereof on the basis of purchase money obligations theretofore delivered to and then held by the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture shall, immediately after the release then being applied for, exceed twenty-five percent (25%) of the aggregate principal amount of Securities then Outstanding;

(e)            if the release is on the basis of Property Additions or on the basis of the right to the authentication and delivery of Securities under Section 403, all documents contemplated by the next following full paragraph in this Section; and

(f)            if any obligations secured by Purchase Money Lien upon the property to be released are included in the consideration for such release and are delivered to the Trustee or to the trustee or other holder of a Lien prior to the Lien of this Indenture in connection with such release, an Opinion of Counsel stating that, in the opinion of the signer, such obligations are valid obligations, entitled to the benefit of such Lien equally and ratably with all other obligations then secured thereby, and that the Purchase Money Lien securing the same constitutes a valid Lien upon the property to be released, subject to usual and customary assumptions, qualifications and exceptions.

If and to the extent that the release of property is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (d)(ii) of this Section), the Company shall, subject to the provisions of said clause (d)(ii) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were to be made the basis of the authentication and delivery of Securities equal in principal amount to seventy percent (70%) of the Cost (or, as to property of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost thereof, such Fair Value in lieu of Cost) of that portion of the property to be released which is to be released on the basis of such Property Additions, as shown by the Expert’s Certificate required by clause (c) of this Section; provided, however, that the Cost of any Property Additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the Expert’s Certificate provided for in clause (c) of this Section to be the Fair Value of the property to be released (x) plus the amount of any cash and the fair market value of any other consideration, further to be stated in such Expert’s Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such Property Additions and/or (y) less the amount of any cash and the fair market value to the Company of any other consideration, which shall also be stated in such Expert’s Certificate, received or to be received by the Company in connection with such exchange in addition to such Property Additions. If and to the extent that the release of property is in whole or in part based upon the right to the authentication and delivery of Securities under Section 403 (as permitted under the provisions of clause (d)(iii) of this Section), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 403 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 401.

If (a) any property to be released from the Lien of this Indenture under any provision of this Article (other than Section 707) is subject to a Lien prior to the Lien hereof and is to be sold, exchanged, dedicated or otherwise disposed of subject to such prior Lien and (b) after such release, such prior Lien will not be a Lien on any Mortgaged Property, then the Fair Value of such property to be released shall be deemed, for all purposes of this Indenture, to be the value thereof unencumbered by such prior Lien less the principal amount of the indebtedness secured by such prior Lien.

Any Outstanding Securities deposited with the Trustee pursuant to clause (d) of this Section shall forthwith be canceled by the Trustee. Any cash and/or obligations so deposited with the Trustee, and the proceeds of any such obligations, shall be held as part of the Mortgaged Property and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 706.

All purchase money obligations and the Liens securing the same delivered to the Trustee pursuant to this Section shall be duly assigned to the Trustee. The Company shall cause any such Purchase Money Lien and the assignment thereof to be promptly recorded and filed in such place or places as shall be required by law in order fully to preserve and protect the security afforded thereby and shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of the signer, such Purchase Money Lien and the assignment thereof have been properly recorded and filed so as to make effective the Lien intended to be created thereby. Should any re-recording or re-filing be necessary at any time or from time to time, the Company shall likewise cause the same to be duly effected and shall, in each case, furnish to the Trustee an Opinion of Counsel similar to the foregoing. The Trustee shall deliver to the Company any Purchase Money Lien and/or assignment thereof whenever required for the purpose of recording or filing or re-recording or re-filing, as evidenced by an Opinion of Counsel, and the same shall be promptly returned to the Trustee when such purposes shall have been accomplished.

Anything in this Indenture to the contrary notwithstanding, if property to be released constitutes Funded Property in part only, the Company shall obtain the release of the part of such property which constitutes Funded Property under this Section 703 and obtain the release of the part of such property which does not constitute Funded Property under Section 704. In such event, (a) the application of Property Additions in the release under this Section 703 as contemplated in clause (d)(ii) in the first paragraph thereof shall be taken into account in clause (v) or clause (vi), whichever may be applicable, of the Expert’s Certificate described in clause (c) in Section 704 and (b) the Trustee shall, at the election of the Company, execute and deliver a separate instrument of release with respect to the property released under each of such Sections or a consolidated instrument of release with respect to the property released under both of such Sections considered as a whole.

SECTION 704.	Release of Property Not Constituting Funded Property.

Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which is not Funded Property, and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:

(a)           a Company Order requesting the release of such property;

(b)           an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

(c)           an Expert’s Certificate, made and dated not more than ninety (90) days prior to the date of such Company Order:

(i)             describing the property to be released;

(ii)            stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii)           stating the Cost of the property to be released;

(iv)           stating that the property to be released is not Funded Property;

(v)           if true, stating either (A) that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released), after making deductions therefrom and additions thereto of the character contemplated by Section 104, is not less than zero or (B) that the Cost or Fair Value (whichever is less) of the property to be released does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Order requesting such release;

(vi)           if neither of the statements contemplated in subclause (v) above can be made, stating the amount by which zero exceeds the amount referred to in subclause (v)(A) above (showing in reasonable detail the calculation thereof);

(vii)          stating that (except in any case where a Governmental Authority has ordered the Company to divest itself of such property) such release is, in the opinion of the signers, desirable in the conduct of the business of the Company;

(viii)         stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof; and

(d)           if the Expert’s Certificate required by clause (c) above contains neither of the statements contemplated in clause (c)(v) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which the lower of (i) the Cost or Fair Value (whichever is less) of the property to be released and (ii) the amount shown in clause (c)(vi) above exceeds the aggregate of items of the character described in subclauses (iii) and (v) of clause (d) of Section 703 then to be used as a credit under this Section 704 (subject, however, to the same limitations and conditions with respect to such items as are set forth in Section 703).

Any Outstanding Securities deposited with the Trustee pursuant to clause (d) above shall forthwith be canceled by the Trustee.

SECTION 705.	Release of Minor Properties.

Notwithstanding the provisions of Sections 703 and 704, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release from the Lien hereof of any part of the Mortgaged Property, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order, and without requiring compliance with any of the provisions of Section 703 or 704, release from the Lien hereof all the right, title and interest of the Trustee in and to the same provided that the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with all other property theretofore released pursuant to this Section 705 in such calendar year, shall not exceed (a) Twenty Million Dollars ($20,000,000) or, if greater, (b) three percent (3%) of the aggregate principal amount of Securities then Outstanding. Prior to the granting of any such release, there shall be delivered to the Trustee (x) an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing and (y) an Expert’s Certificate stating, in the judgment of the signers, the Fair Value of the property to be released, the aggregate Fair Value of all other property theretofore released pursuant to this Section 705 in such calendar year and, as to Funded Property, the Cost thereof (or, if the Fair Value to the Company of such property at the time the same became Funded Property was less than the Cost thereof, then such Fair Value, in the judgment of the signers, in lieu of Cost), and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof. On or before December 31st of each calendar year, the Company shall deposit with the Trustee an amount in cash equal to the aggregate Cost of the properties constituting Funded Property so released during such year (or, if the Fair Value to the Company of any particular property at the time the same became Funded Property was less than the Cost thereof, then such Fair Value in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer’s Certificate delivered to the Trustee prior to the date such deposit would have been due, have been deposited with the trustee or other holder of a Lien prior to the Lien of this Indenture in accordance with the provisions thereof. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 706.

SECTION 706.	Withdrawal or Other Application of Funded Cash; Purchase Money Obligations.

Subject to the provisions of Section 404 and except as hereafter in this Section provided, unless an Event of Default shall have occurred and be continuing, any Funded Cash held by the Trustee, and any other cash which is required to be withdrawn, used or applied as provided in this Section,

(a)           may be withdrawn from time to time by the Company to the extent of the Cost or the Fair Value to the Company (whichever is less) of Property Additions not constituting Funded Property, after making any deductions and additions pursuant to Section 104, described in an Expert’s Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such withdrawal and complying with Section 402(b)(ii), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 104 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

(b)           may be withdrawn from time to time by the Company in an amount equal to ten-sevenths (10/7) of the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 403 hereof, by virtue of compliance with all applicable provisions of Section 403 (except as hereinafter in this Section otherwise provided); provided, however, that such withdrawal of cash shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any such Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such withdrawal of cash;

(c)           may be withdrawn from time to time by the Company in an amount equal to ten-sevenths (10/7) of the aggregate principal amount of any Outstanding Securities delivered to the Trustee;

(d)           may, upon the request of the Company, be used by the Trustee for the purchase of Securities in the manner, at the time or times, in the amount or amounts, at the price or prices (not exceeding ten-sevenths (10/7) of the principal amount thereof) and otherwise as directed or approved by the Company; or

(e)           may, upon the request of the Company, be applied by the Trustee to the payment (or provision therefor pursuant to Article Eight) at Stated Maturity of any Securities or to the redemption (or similar provision therefor) of any Securities which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article Five.

Such moneys shall, from time to time, be paid or used or applied by the Trustee, as aforesaid, upon the request of the Company in a Company Order, and upon receipt by the Trustee of an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing. If and to the extent that the withdrawal of cash is based upon Property Additions (as permitted under the provisions of clause (a) above), the Company shall, subject to the provisions of said clause (a) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were made the basis for the authentication and delivery of Securities equal in principal amount to seventy percent (70%) of the cash so to be withdrawn. If and to the extent that the withdrawal of cash is based upon the right to the authentication and delivery of Securities (as permitted under the provisions of clause (b) above), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 403 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 401.

All obligations secured by a Purchase Money Lien delivered to the Trustee in consideration of the release of property from the Lien of this Indenture shall be released from the Lien of this Indenture and delivered to or upon the order of the Company, together with the evidence of such Purchase Money Lien, upon payment by the Company to the Trustee of an amount in cash equal to the amount of credit used by the Company in respect of such obligations in connection with the release of such property from the Lien of this Indenture less the aggregate amount theretofore paid to the Trustee (by the Company, the obligor or otherwise) in respect of the principal of such obligations.

The principal of and interest on any such obligations secured by a Purchase Money Lien held by the Trustee shall be collected by the Trustee as and when the same become payable. The interest received by the Trustee on any such obligations shall be deemed not to constitute Funded Cash and shall be remitted to the Company, and any payments received by the Trustee on account of the principal of any such obligations in excess of the amount of credit used by the Company in respect of such obligations upon the release of any property from the Lien hereof shall be deemed not to constitute Funded Cash and shall also be remitted to the Company; provided, however, that if an Event of Default shall have occurred and be continuing, such proceeds shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived.

The Trustee shall have and may exercise all the rights and powers of any owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Event of Default shall have occurred and be continuing, in accordance with a Company Order, and, during the continuance of an Event of Default, in its own discretion.

Any Securities received by the Trustee pursuant to the provisions of this Section shall forthwith be canceled by the Trustee.

SECTION 707.	Release of Property Taken by Eminent Domain, etc.

Should any of the Mortgaged Property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should the Company not elect to obtain the release of such property pursuant to other provisions of this Article Seven, the Company may by Company Order request that the Trustee release from the Lien hereof all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the Lien hereof to such interest).  The Trustee shall release such property upon receiving such Company Order and (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officer’s Certificate stating the amount of net proceeds received or to be received for such property so taken or sold, and the amount so stated shall be deemed to be the Fair Value of such property for the purpose of any notice to the Holders of Securities, (c) if any portion of such property constitutes Funded Property, an Expert’s Certificate stating the Cost thereof (or, if the Fair Value to the Company of such portion of such property at the time the same became Funded Property was less than the Cost thereof, then such Fair Value, in the judgment of the signers, in lieu of Cost) and (d) if any portion of such property constitutes Funded Property, a deposit by the Company of an amount in cash equal to the amount of the Cost or Fair Value stated in the Expert’s Certificate delivered pursuant to clause (c) above; provided, however, that the amount required to be so deposited shall not exceed the portion of the net proceeds received or to be received for such property so taken or sold which is allocable on a pro-rata or other reasonable basis to the portion of such property constituting Funded Property; and provided, further, that no such deposit shall be required to be made hereunder if the proceeds of such taking or sale shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a Lien prior to the Lien of this Indenture. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 706.

SECTION 708.	Disclaimer or Quitclaim.

In case the Company has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has ordered the Company to divest itself of, any property of a character excepted from the Lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, execute such instruments of release, disclaimer or quitclaim as may be appropriate upon receipt by the Trustee of the following:

(a)           a Company Order requesting such release, disclaimer or quitclaim and transmitting therewith a form of instrument to effect such release, disclaimer or quitclaim;

(b)           an Officer’s Certificate describing the property to be released, disclaimed or quitclaimed; and

(c)           an Opinion of Counsel stating the signer’s opinion that such property is not subject to the Lien hereof or required to be subject thereto by any of the provisions hereof.

SECTION 709.	Miscellaneous.

(a)           The Expert’s Certificate as to the Fair Value of property to be released from the Lien of this Indenture in accordance with any provision of this Article, and as to the nonimpairment, by reason of such release, of the security under this Indenture in contravention of the provisions hereof, shall be made by an Independent Expert if the Fair Value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten percent (10%) or more of the principal amount of the Securities at the time Outstanding; but such Expert’s Certificate shall not be required to be made by an Independent Expert in the case of any release of property if the Fair Value thereof, as set forth in the certificates required by this Indenture, is less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the principal amount of the Securities at the time Outstanding. To the extent that the Fair Value of any property to be released from the Lien of this Indenture shall be stated in an Independent Expert’s Certificate, such Fair Value shall not be required to be stated in any other Expert’s Certificate delivered in connection with such release.

(b)           No release of property from the Lien of this Indenture effected in accordance with the provisions, and in compliance with the conditions, set forth in this Article Seven and in Sections 105 and 106 shall be deemed to impair the security of this Indenture in contravention of any provision hereof.

(c)           If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the Mortgaged Property or any interest therein or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that an Event of Default may have occurred and be continuing.

(d)           If any property released from the Lien of this Indenture as provided in Section 703, 704 or 705 shall continue to be owned by the Company after such release, this Indenture shall not become or be, or be required to become or be, a Lien upon such property or any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property unless the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof.

(e)           Notwithstanding the occurrence and continuance of an Event of Default, the Trustee, in its discretion, may release from the Lien hereof any part of the Mortgaged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.

(f)           No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of this authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.

SECTION 710.	Certain Acquisition Liens.

(a)           The Trustee shall subordinate the Lien of this Indenture to any Acquisition Lien upon receipt by the Trustee of (i) a Company Order for any such subordination which includes a description of the Acquisition Lien to which this Indenture is to be subordinated, (ii) an Officer's Certificate stating that no Event of Default has occurred and is continuing to the knowledge of the signer, that the mortgage or other instrument or agreement with respect to which a subordination is being requested is an Acquisition Lien and stating that such Acquisition Lien does not encumber any Funded Property, and (iii) a form of instrument appropriate and reasonably satisfactory to the Trustee to effect such subordination. Upon receipt of the foregoing, the Trustee shall promptly execute, acknowledge and deliver the instrument described in clause (iii) above or any other instrument that the Company may request in order to evidence or effect the subordination as requested by the Company. Nothing in this section shall require the Trustee to subordinate the Lien of this Indenture to any Acquisition Lien that encumbers Funded Property.

(b)           Notwithstanding anything to the contrary in the Granting Clauses of this Indenture, if any property of the Company is subject to an Acquisition Lien and the instruments or agreements evidencing or governing such Acquisition Lien or the obligations secured thereby prohibit the grant of other Liens on such property without the consent of the holder or holders of such obligations, then, automatically and without any action on the part of the Trustee or the Holders of the Securities, all right, title and interest of the Company in and to such property shall constitute Excepted Property excluded from the Lien of this Indenture until such consent has been obtained or such instruments or agreements have terminated.

ARTICLE EIGHT

Satisfaction and Discharge

SECTION 801.	Satisfaction and Discharge of Securities.

Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

(a)           money (including Funded Cash not otherwise applied pursuant to Section 706) in an amount which shall be sufficient, or

(b)           in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee, or such Paying Agent, shall be sufficient, or

(c)           a combination of (a) or (b) which shall be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Security Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

(x)           if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 803;

(y)           if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof, and a written statement of an Independent public Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) above have been satisfied; and

(z)            if such deposit shall have been made prior to the Maturity of such Securities, an Officer’s Certificate stating the Company’s intention that upon delivery of such Officer’s Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section.

Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon Company Request, acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) shall not have been delivered, such Securities or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefit of the Lien of this Indenture or of any of the covenants of the Company under Article Six (except the covenants contained in Sections 602 and 603) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 301, but the indebtedness of the Company in respect of such Securities or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon Company Request, the Trustee shall acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture.

If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Security Registrar shall select such Securities, or portions of principal amount thereof, in the manner specified by Section 503 for selection for redemption of less than all the Securities of a series or Tranche.

In the event that Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 304, 305, 306, 504, 602, 603, 1007 and 1015 and this Article Eight shall survive.

The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

Anything herein to the contrary notwithstanding, (a) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect, thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 603.

SECTION 802.	Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:

(a)            no Securities remain Outstanding hereunder; and

(b)           the Company has paid or caused to be paid all other sums payable hereunder by the Company;

provided, however, that if, in accordance with the last paragraph of Section 801, any Security, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 304, 305, 306, 504, 602, 603, 1007 and 1015 and this Article Eight shall survive.

Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall release, quit claim and otherwise turn over to the Company the Mortgaged Property (other than money and Eligible Obligations held by the Trustee pursuant to Section 803) and shall execute and deliver to the Company such deeds and other instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence such release and quitclaim and the satisfaction and discharge of the Lien of this Indenture.

SECTION 803.	Application of Trust Money.

Neither the Eligible Obligations nor the money deposited pursuant to Section 801, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 603; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 801 maturing at such times and in such amounts as shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of the Lien of this Indenture; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of the Lien of this Indenture; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held as part of the Mortgaged Property until such Event of Default shall have been waived or cured.

ARTICLE NINE

Events of Default; Remedies

SECTION 901.	Events of Default.

“Event of Default”, wherever used herein with respect to the Securities, means any one of the following events:

(a)           failure to pay interest, if any, on any Security within sixty (60) days after the same becomes due and payable; or

(b)           failure to pay the principal of or premium, if any, on any Security within three (3) Business Days after its Maturity; or

(c)           failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of ninety (90) days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least thirty-three percent (33%) in principal amount of the Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

(d)           the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

(e)           the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors.

SECTION 902.	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than thirty-three percent (33%) in principal amount of the Securities then Outstanding may declare the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) of all Securities then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company of notice of such declaration such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable.

At any time after such a declaration of acceleration of the maturity of the Securities then Outstanding shall have been made, but before any sale of any of the Mortgaged Property has been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(a)           the Company shall have paid or deposited with the Trustee a sum sufficient to pay

(i)             all overdue interest, if any, on all Securities then Outstanding;

(ii)            the principal of and premium, if any, on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

(iii)           to the extent that payment of such interest is provided for pursuant to Section 301 and is lawful, interest upon overdue interest at the rate prescribed therefor in such Securities; and

(iv)           all amounts due to the Trustee under Section 1007; and

(b)           any other Event or Events of Default, other than the non-payment of the principal of Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 917.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 903.	Entry Upon Mortgaged Property.

If an Event of Default shall have occurred and be continuing, the Company, upon demand of the Trustee and if and to the extent permitted by law, shall forthwith surrender to the Trustee the actual possession of, and the Trustee, by such officers or agents as it may appoint, may enter upon and take possession of, the Mortgaged Property; and the Trustee may hold, operate and manage the Mortgaged Property and make all needful repairs and such renewals, replacements, betterments and improvements as to the Trustee shall seem prudent; and the Trustee may receive the rents, issues, profits, revenues and other income of the Mortgaged Property; and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Mortgaged Property, as well as payments for insurance and taxes and other proper charges upon the Mortgaged Property prior to the Lien of this Indenture and reasonable compensation to itself, its agents and counsel, the Trustee may apply the same as provided in Section 907. Whenever any declaration of acceleration of the maturity of the Securities then Outstanding shall be deemed to have been rescinded and annulled as provided in Section 902 or, if no such declaration has been made, all Events of Default shall have been cured or waived as provided in Section 917, the Trustee shall surrender possession of the Mortgaged Property to the Company.

SECTION 904.	Power of Sale; Suits for Enforcement.

If an Event of Default shall have occurred and be continuing, the Trustee, by such officers or agents as it shall appoint, with or without entry, in its discretion may, subject to the provisions of Section 916 and if and to the extent permitted by law:

(a)           sell, subject to any mandatory requirements of applicable law, the Mortgaged Property as an entirety, or in such parcels as the Holders of a majority in principal amount of the Securities then Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by the Trustee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Trustee may fix and briefly specify in a notice of sale to be published once in each week for four successive weeks prior to such sale in an Authorized Publication in each Place of Payment for the Securities of each series; or

(b)           proceed to protect and enforce its rights and the rights of the Holders of Securities under this Indenture by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the foreclosure of this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders of Securities.

SECTION 905.	Incidents of Sale.

Upon any sale of any of the Mortgaged Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

(a)           the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) of all Outstanding Securities, if not previously due, shall at once become and be immediately due and payable, together with premium, if any, and accrued interest, if any, thereon;

(b)           any Holder or Holders of Securities or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Securities or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Securities, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show partial payment;

(c)           the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(d)           the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer bills the property so sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

(e)           all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Company; and

(f)           the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale, for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

SECTION 906.	Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in clause (a) or (b) of Section 901 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 1007.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

The Trustee shall, to the extent permitted by law, be entitled to sue and recover judgment as aforesaid either before, during or after the pendency of any proceedings for the enforcement of the Lien of this Indenture, and in case of a sale of the Mortgaged Property or any part thereof and the application of the proceeds of sale as aforesaid, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Securities then Outstanding for principal, premium, if any, and interest, if any, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged Property or any other property of the Company shall affect or impair the Lien of this Indenture upon the Mortgaged Property or any part thereof or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Securities.

SECTION 907.	Application of Money Collected.

Any money collected by the Trustee pursuant to this Article, including any rents, profits, revenues and other income collected pursuant to Section 903 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or Liens prior to the Lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, and any money collected by the Trustee under Section 706, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then held by the Trustee as part of the Mortgaged Property, shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all undeducted amounts due the Trustee under Section 1007;

Second: To the payment of the whole amount then due and unpaid upon the Outstanding Securities for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest, if any, thereon without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, and, if so specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law; provided, however, that any money collected by the Trustee pursuant to Section 706 in respect of interest and Section 903 shall first be applied to the payment of interest accrued on the principal of Outstanding Securities; and

Third: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 908.	Receiver.

If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall have commenced judicial proceedings to enforce any right under this Indenture, the Trustee shall, to the extent permitted by law, be entitled, as against the Company, without notice or demand and without regard to the adequacy of the security for the Securities or the solvency of the Company, to the appointment of a receiver of the Mortgaged Property.

SECTION 909.	Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 1007) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 1007.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 910.	Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or on the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 911.	Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(b)           the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 912.	Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 307) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 913.	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, and Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 914.	Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Anything in this Article to the contrary notwithstanding, the availability of the remedies set forth herein (on an individual or cumulative basis) and the procedures set forth herein relating to the exercise thereof shall be subject to the law of any jurisdiction wherein the Mortgaged Property or any part thereof is located to the extent that such law is mandatorily applicable, and, if and to the extent that any provision of this Article conflicts with any provision of such applicable law, such provision of law shall control.

SECTION 915.	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 916.	Control by Holders of Securities.

If an Event of Default shall have occurred and be continuing, the Holders of a majority in principal amount of the Securities then Outstanding shall have the right, subject to Section 1003(e), to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that

(a)           such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and

(b)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 917.	Waiver of Past Defaults.

Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Holders of not less than a majority in principal amount of the Securities then Outstanding may on behalf of the Holders of all the Securities then Outstanding waive any past default hereunder and its consequences, except a default

(a)           in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or

(b)           in respect of a covenant or provision hereof which under Section 1302 cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or Tranche affected.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 918.	Undertaking for Costs.

The Company and the Trustee agree, and each Holder of Securities by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an understanding to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 919.	Waiver of Appraisement and Other Laws.

To the full extent that it may lawfully so agree, the Company shall not at any time set up, claim or otherwise seek to take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Mortgaged Property, or any part thereof, or the possession thereof, or any part thereof, by any purchaser at any sale under this Article; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. The Company, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the Mortgaged Property marshalled upon any foreclosure of the Lien hereof, and agrees that any court having jurisdiction to foreclose the Lien of this Indenture may order the sale of the Mortgaged Property as an entirety.

ARTICLE TEN

The Trustee

SECTION 1001.	Certain Duties and Responsibilities.

(a)           Except during the continuance of an Event of Default,

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)           In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities, as provided in Section 916, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 1002.	Notice of Defaults.

The Trustee shall give the Holders notice of any default hereunder in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 901(c), no such notice to Holders shall be given until at least 75 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event or circumstance which is, or after notice or lapse of time, or both, would become, an Event of Default.

SECTION 1003.	Certain Rights of Trustee.

Subject to the provisions of Section 1001 and to the applicable provisions of the Trust Indenture Act:

(a)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an Opinion of Counsel, or both;

(d)           the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of the Event of Default or (ii) written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor on the Securities or by any Holder of such Securities;

(i)            the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j)            the Trustee will not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control; and

(k)           no securities depositary will be deemed an agent of the Trustee, and the Trustee will not be responsible for any act or omission by any securities depositary.

SECTION 1004.	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 1005.	May Hold Securities.

Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 1008 and 1013, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or other agent.

SECTION 1006.	Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

SECTION 1007.	Compensation and Reimbursement.

The Company shall

(a)           pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, willful misconduct or bad faith; and

(c)           indemnify the Trustee and hold it harmless from and against any loss, liability or expense reasonably incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (it being understood that the Trustee’s right to be indemnified pursuant to this subsection (c) shall extend to, and be enforceable by, the Trustee to the same extent when acting as Paying Agent or Security Registrar hereunder) except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith; provided, that if and to the extent Section 56-7-1, NMSA 1978 applies to the indemnification obligations set forth in this subsection (c), the indemnitor’s obligation does not extend to liability, claims, damages, losses or expenses, including attorney fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of any indemnitee or the officers, employees or agents of the indemnitee.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a Lien prior to the Securities upon the Mortgaged Property collected by the Trustee as such other than property and funds held in trust under Section 803 (except as otherwise provided in Section 803).  Such Lien will survive the satisfaction and discharge of this Indenture.  “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 901(d) or (e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy law.

SECTION 1008.	Disqualification; Conflicting Interests.

If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.

SECTION 1009.	Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be

(a)           a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, or

(b)           if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the U.S. Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 1010.	Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 1011.

(b)           The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 1011 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Trustee and to the Company.

(d)           If at any time:

(i)            the Trustee shall fail to comply with Section 1008 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(ii)           the Trustee shall cease to be eligible under Section 1009 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)          the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 918, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 1011. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 1011, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 1011, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            So long as no event or circumstance which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 1011, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 1011, all as of such date, and all other provisions of this Section and Section 1011 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g)           The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

SECTION 1011.	Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)           Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.

(c)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 1012.	Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 1013.	Preferential Collection of Claims Against Company.

If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of Section 311(b) of the Trust Indenture Act:

(a)           the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(b)           the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation:

SECTION 1014.	Co-trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least thirty-three percent (33%) in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgaged Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a)           the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b)           the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(c)           the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee, in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(d)           no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and

(e)           any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 1015.	Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments in accordance with, and subject to the provisions of, Section 1007.

The provisions of Sections 308, 1004 and 1005 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association
As Trustee

By
As Authenticating Agent

By
Authorized Signatory

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 105 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE ELEVEN

Lists of Holders; Reports by Trustee and Company

SECTION 1101.	Lists of Holders.

Semi-annually, not later than June 30 and December 31 in each year, commencing June 30, 2012, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar.

SECTION 1102.	Reports by Trustee and Company.

Not later than July 15 in each year, commencing July 15, 2012, the Trustee shall transmit to the Holders and the Commission a report, dated as of the next preceding May 15, with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders and the Commission, and the Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act.

ARTICLE TWELVE

Consolidation, Merger, Conveyance or Other Transfer

SECTION 1201.	Company may Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other corporation, or convey or otherwise transfer or lease, subject to the Lien of this Indenture, the Mortgaged Property as or substantially as an entirety to any Person, unless:

(a)           such consolidation, merger, conveyance or other transfer or lease shall be on such terms as shall fully preserve in all material respects the Lien and security of this Indenture and the rights and powers of the Trustee and the Holders of the Securities hereunder;

(b)           the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State or Territory thereof or the District of Columbia (such corporation being hereinafter sometimes called the “Successor Corporation”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and satisfactory to the Trustee, which:

(i)            in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Securities then Outstanding, contains an assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

(ii)           in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by the Successor Corporation, of the same tenor of the Granting Clauses herein,

(A)           confirming the Lien of this Indenture on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the Lien of this Indenture all property, real, personal and mixed, thereafter acquired by the Successor Corporation which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and, at the election of the Successor Corporation,

(B)           subjecting to the Lien of this Indenture such property, real, personal or mixed, in addition to the property described in subclause (A) above, then owned or thereafter acquired by the Successor Corporation as the Successor Corporation shall, in its sole discretion, specify or describe therein, and the Lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the Lien of this Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer or lease and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage;

(c)           in the case of a lease, such lease shall be made expressly subject to termination by the Company or by the Trustee at any time during the continuance of an Event of Default, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings; and

(d)           the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger, conveyance or other transfer or lease, and such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 1202.	Successor Corporation Substituted.

Upon any consolidation or merger or any conveyance or other transfer, subject to the Lien of this Indenture, of the Mortgaged Property as or substantially as an entirety in accordance with Section 1201, the Successor Corporation shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the “Company” herein. Without limiting the generality of the foregoing:

(a)           all property of the Successor Corporation then subject to the Lien of this Indenture, of the character described in Section 104, shall constitute Property Additions;

(b)           the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article Four, authenticate and deliver, Securities upon any basis provided in Article Four; and

(c)           the Successor Corporation may, subject to the applicable provisions of this Indenture, cause Property Additions to be applied to any other Authorized Purpose.

All Securities so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the Lien of this Indenture equally and ratably with all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

SECTION 1203.	Extent of Lien Hereof on Property of Successor Corporation.

Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 1201, the indenture supplemental hereto contemplated in clause (b) in Section 1201, or any other indenture, contains a grant, conveyance, transfer and mortgage by the Successor Corporation as described in subclause (ii)(B) thereof, neither this Indenture nor such supplemental indenture shall become or be, or be required to become or be, a Lien upon any of the properties then owned or thereafter acquired by the Successor Corporation except properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties.

SECTION 1204.	Release of Company upon Conveyance or Other Transfer.

In the case of a conveyance or other transfer contemplated in Section 1201, upon the satisfaction of all the conditions specified in Section 1201 the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge.

SECTION 1205.	Merger into Company; Extent of Lien Hereof.

(a)           Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer or lease, subject to the Lien of this Indenture, of any part of the Mortgaged Property which does not constitute the entirety, or substantially the entirety, thereof.

(b)           Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a Lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts of such properties.

ARTICLE THIRTEEN

Supplemental Indentures

SECTION 1301.	Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)           to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article Twelve; or

(b)           to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power herein conferred upon the Company; or

(c)           to correct or amplify the description of any property at any time subject to the Lien of this Indenture; or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture; or to subject to the Lien of this Indenture additional property (including property of Persons other than the Company), to specify any additional Permitted Liens with respect to such additional property and to modify Section 702 in order to specify therein any additional items with respect to such additional property; or

(d)           to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Security of such series or Tranche remains Outstanding; or

(e)           to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 201 and 301; or

(f)            to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and, the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(g)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or by a co-trustee or separate trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

(h)           to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities; or

(i)            to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served; or

(j)             to amend and restate this Indenture, as originally executed and delivered and as it may have been subsequently amended, in its entirety, but with such additions, deletions and other changes as shall not adversely affect the interests of the Holders of the Securities in any material respect;

(k)           to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other additions to, deletions from and other changes to the provisions hereof, provided that such additions, deletions and/or changes shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect; or

(l)            to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statue hereafter enacted; or

(m)           to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of any series of Securities pursuant to Section 802; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(n)           to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter shall be amended and

(x)            if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(y)           if any such amendment shall permit one or more changes which are not adverse to the Company to, or the elimination of, any provisions hereof imposing restrictions on, or obligations of, the Company which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof.

SECTION 1302.	Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall:

(a)           change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 902, or change the coin or currency (or other property), in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date), without, in any such case, the consent of the Holder of such Security; or

(b)           permit the creation of any Lien (not otherwise permitted hereby) ranking prior to the Lien of this Indenture with respect to all or substantially all of the Mortgaged Property or terminate the Lien of this Indenture on all or substantially all of the Mortgaged Property, or deprive the Holders of the benefit of the Lien of this Indenture, without, in any such case, the consent of the Holders of all Securities then Outstanding; or

(c)           reduce the percentage in principal amount of the Outstanding Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 1404 for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Security of such series or Tranche; or

(d)           modify any of the provisions of this Section, Section 609 or Section 917 with respect to the Securities of any series, or any Tranche thereof (except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived),without, in any such case, the consent of the Holder of each Outstanding Security of such series or Tranche; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 1301(g).

A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Anything in this Indenture to the contrary notwithstanding, if the Officer’s Certificate, supplemental indenture or Board Resolution, as the case may be, establishing the Securities of any series or Tranche shall provide that the Company may make certain specified additions, changes or eliminations to or from the Indenture which shall be specified in such Officer’s Certificate, supplemental indenture or Board Resolution establishing such series or Tranche, (a) the Holders of Securities of such series or Tranche shall be deemed to have consented to a supplemental indenture containing such additions, changes or eliminations to or from the Indenture which shall be specified in such Officer’s Certificate, supplemental indenture or Board Resolution establishing such series or Tranche, (b) no Act of such Holders shall be required to evidence such consent and (c) such consent may be counted in the determination of whether or not the Holders of the requisite principal amount of Securities shall have consented to such supplemental indenture.

SECTION 1303.	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 1001) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 1304.	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

SECTION 1305.	Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 1306.	Reference in Securities to Supplemental Indentures.

Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

ARTICLE FOURTEEN

Meetings of Holders; Action Without Meeting

SECTION 1401.	Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

SECTION 1402.	Call, Notice and Place of Meetings.

(a)           The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 1401, to be held at such time and (except as provided in subsection (b) of this Section) at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 109, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)           The Trustee may be asked to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of thirty-three percent (33%) in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Securities of such series and Tranches in the amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c)           Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 1403.	Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting. of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1404.	Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 1405(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 109 not less than ten days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.

Except as limited by Section 1302, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 1405.	Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)           Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and, be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Securities before being voted.

(b)           Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 107 and the appointment of any proxy shall be proved in the manner specified in Section 107. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 107 or other proof.

(c)           The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1402(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

(d)           At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(e)           Any meeting duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 1406.	Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 1407.	Action Without Meeting.

In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 107.

ARTICLE FIFTEEN

Immunity of Incorporators, Stockholders, Officers and Directors

SECTION 1501.	Liability Solely Corporate.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

____________________________________

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the Effective Date.

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:	/s/ George E. Tyson II
Name: George E. Tyson II
Its: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Its: Vice President

STATE OF	Minnesota	)
) ss.:
COUNTY OF	Hennepin	)

This instrument was acknowledged before me on the 1st day of August, 2011, by George E. Tyson II, the Vice President and Treasurer of Southwestern Public Service Company, a New Mexico corporation, on behalf of said corporation.

/s/ Sharon M. Quellhorst
Notary Public, State of Minnesota
(Seal, if any)	My commission expires:1/31/2015

STATE OF	Minnesota	)
) ss.:
COUNTY OF	Ramsey	)

This instrument was acknowledged before me on the 1st day of August, 2011, by Raymond S. Haverstock, a Vice President of U.S. Bank National Association, a national banking association, on behalf of said national banking association.

/s/ Denise R. Landeen
Notary Public, State of Minnesota
(Seal, if any)	My commission expires:1/31/2012

EXHIBIT A

The real property referred to in Granting Clause First of the foregoing Indenture includes, without limitation, the lands and water rights in the State of New Mexico and in the State of Texas described on the following 291 pages.

Lands and Water Rights in the State of New Mexico

Chaves County, New Mexico

GF#201000828, Substation in Hagerman, Hagerman, NM

The North 70 feet of LOT TEN (10) of BLOCK ONE (1) of WEST SIDE ADDITION to The Town of Hagerman, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on June 13, 1904 and recorded in Book A of Plat Records, Chaves County, New Mexico, at Page 72.

GF#201000829, South Roswell Brasher Substation

LOT ONE (1), TWO (2), AND THREE (3) in BLOCK ONE (1) of REPLAT OF BRASHER SUBDIVISION, an Addition, in the City of Roswell, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on August 2, 1962 and recorded in Book D of Plat Records, Chaves County, New Mexico, at Page 21.

GF#201000830, Chaves County Interchange, Roswell, NM

Township 10 South, Range 25 East, N.M.P.M., Chaves County, State of New Mexico

Section 18: NW1/4NW1/4NW1/4

GF#201000831, Roswell Service Center, Roswell, NM

A part of the W1/2NE1/4SE1/4 of Section 4, Township 11 South, Range 24 East N.M.P.M., more particularly described as follows to-wit:

BEGINNING at a point that is 511 feet North of the Southeast corner of the W1/2NE1/4SE1/4 of said Section 4, thence Northerly along the East line of the Said W1/2NE1/4SE1/4 a distance of 192.4 feet, thence N89°52’ West a distance of 527.2 feet, more or less, to the Easterly right of way line of the AT & SF Railway, thence Southeasterly along the Easterly right of way line of said AT & SF Railroad a distance of 222 feet, thence Easterly a distance of 403 feet more or less to the point of beginning.

Chaves County, New Mexico, continued

GF#201000832, Urton Substation, Roswell, NM

A tract of land lying in LOT NINE (9) in BLOCK TWENTY-TWO (22) of BERRENDO IRRIGATED FARMS SUBDIVISION, in the City of Roswell, County of Chaves and State of New Mexico, as shown on the Official Un-Recorded Plat filed in the Chaves County Clerk’s Office on October 171, 1910, Chaves County, New Mexico, being more particularly described as follows:

BEGINNING at a point from which the Northeast corner of said Lot 9 bears North 89°51’ East, 315.84 feet; THENCE South 0°38’ East, 120.00 feet; THENCE South 89°51’ West, 306.89 feet to a point on the East Right-of-Way line of the AT & SF Railroad; THENCE North 47°20’ East along said East Right-of-Way line 177.56 feet to a point on the North line of said Lot 9; THENCE North 89°51’ East along said North line 175.0 feet to the point of beginning.

GF#201000833, Price (North Roswell) Substation, Roswell, NM

The North 150 feet of the West 200 feet of LOT ONE (1) of BLOCK SEVENTEEN (17) of BERRENDO IRRIGATED FARMS, County of Chaves and State of New Mexico, as shown on the Un-Official Plat filed in the Chaves County Clerk’s Office on October 17, 1910 of Plat Records, Chaves County, New Mexico, being more particularly described as follows:

Beginning at the Northwest corner of Lot 1, thence East along the North line of Lot 1 a distance of 200 feet, thence South 150 feet, Thence West parallel to the North line of Lot 1 a distance of 200 feet, Thence North along the West line of Lot 1 a distance of 150 feet to the point of beginning, said tract being a part of the NE1/4NE1/4 of Section 17, Township 10 South, Range 24 East, N.M.P.M.

GF#201000834, Roswell Interchange, Roswell, NM

East 235 feet of S1/2NE1/4NE1/4NE1/4 of Section 21, Township 11 South of Range 24 East, N.M.P.M., Chaves County, State of New Mexico.

GF#201000835, Tweedy Substation, Roswell, NM

A tract of land lying in the NE1/4SE1/4 of SECTION 27, TOWNSHIP 11 SOUTH, RANGE 24 EAST, N.M.P.M., in the County of Chaves and State of New Mexico, more particularly described as follows:

Chaves County, New Mexico, continued

FOR A TIE, commence at the Southeast corner of said Section 27; THENCE North 89°40’05” West, a distance of 60.00 feet along the South line of said Section 27; THENCE North 00°30’59” East, a distance of 2,272.85 feet along a line which is parallel to and 60 feet West of the East line of said Section 27, to the point of beginning; THENCE continuing along said line North 00°30’59” East, a distance of 369.88 feet, more or less, to a point on the South line of an easement in favor of Southwestern Public Service Company as it appears of record in Miscellaneous Records Book 97 at Page 57; THENCE North 89°52’24” West, a distance of 162.02 feet along the extended South line of the above described easement, which is also the South line of an easement to Southwestern Public Service Company, which appears of record in Miscellaneous Records Book 28 at Page 165;THENCE South 01°54’40” East, a distance of 200.12 feet along the extended West line of an easement to Southwestern Public Service Company, which appears of record in Miscellaneous Records Book 39 at Page 490; THENCE South 89°52’24” East, a distance of 151.30 feet, more or less, to a point on the East line of an easement to Southwestern Public Service Company, which appears of record in Miscellaneous Records Book 28 at Page 165; THENCE South 00°14’23” East, a distance of 169.88 feet, more or less, along the East line of said easement to the point of beginning.

GF#201000836, 115 KV Artesia Roswell, Roswell, NM

A tract of land beginning at a point 30 feet North of the Southeast corner of the Southwest One-Quarter of the Southwest One-Quarter of the Southwest One-Quarter (SW1/4SW1/4SW1/4) of SECTION 4, TOWNSHIP 12 SOUTH, RANGE 25 EAST, N.M.P.M., in the County of Chaves and State of New Mexico; THENCE North 30 feet; THENCE approximately North 89°43’ West to a point 63.3 feet North of the Southwest corner of said Section 4; THENCE South along Section line to a point 30 feet North of the Southwest corner of said Section 4; THENCE East approximately 664 feet to the point of beginning, LESS THE EAST ½ OF THE FOREGOING PARCEL.

GF#201000837, Steam Power Plant Parcel 4, Roswell, NM

The part of First Street, in the City of Roswell, County of Chaves and State of New Mexico, between Block 7 of THURBER’S ADDITION, as shown on the Official Plat filed in the Chaves County Clerk’s Office on January 01, 1891 and recorded in Book A of Plat Records, Chaves County, New Mexico, at Page 19, and Block 15 of ORIGINAL ROSWELL, in the City of Roswell, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on October 31, 1887 and recorded in Book A of Plat Records, Chaves County, New Mexico, at Page 01, lying between the East line of the alley through said blocks extended across First Street and the West line of the A.T. & S.F. Railway Company right-of-way.

Chaves County, New Mexico, continued

GF#201000840, Steam Power Plant Parcel 3, Roswell, NM

The South 20 feet of LOT FIVE (5) and ALL of LOTS SIX (6) AND SEVEN (7) in BLOCK SEVEN (7) of THURBER’S ADDITION, in the City of Roswell, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on January 1, 1891 and recorded in Book A of Plat Records, Chaves County, New Mexico, at Page 19.

GF#201000841, Steam Power Plant Parcel 1, Roswell, NM

The North 30 feet of LOT FIVE (5) in BLOCK SEVEN (7) of THURBER’S ADDITION, in the City of Roswell, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on January 1, 1891 and recorded in Book A of Plat Records, Chaves County, New Mexico, at Page 19.

GF#201000842, Steam Power Plant Parcel 2, Roswell, NM

LOTS ONE (1), TWO (2), THREE (3) AND FOUR (4) in BLOCK SEVEN (7) of THURBER’S ADDITION, in the City of Roswell, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on January 1, 1891 and recorded in Book a of Plat Records, Chaves County, New Mexico, at Page 19.

GF#201000843, Steam Power Plant Parcel 5, Roswell, NM

The South 20 feet of LOT THREE and the North 30 feet of LOT FOUR (4) in BLOCK FIFTEEN (15) of ORIGINAL ROSWELL, in the City of Roswell, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on October 31, 1887 and recorded in Book A of Plat Records, Chaves County, New Mexico, at Page 1.

GF#201000844, New Service Center (Roswell) , Roswell, NM

A tract of land lying in the W1/2NE/4SE1/4 of Section 4, Township 11 South, Range 24 East, N.M.P.M., Chaves County, New Mexico, more particularly described as follows:

Beginning at a point from which the northeast corner of the W1/2NE1/4SE1/4 Section 4 bears N0°8’E, a distance of 270 feet; Thence N89°52’W, a distance of 20 feet; Thence N0°8’E, a distance of 80 feet, Thence N89°52’W, a distance of 404.2 feet; Thence S0°8’W, a distance of 150 feet; Thence N89°52’W, a distance of 103 feet; Thence S0°8’W a distance of 268.1 feet, more or less to the easterly line of the A.T. & S. F. Railroad right of way; Thence S89°52’E, a distance of 527.2 feet to the East line of said W1/2NE1/4SE1/4 Section 4; Thence N0°8’E, along said East line a distance of 338.1 feet to the point of beginning.

Chaves County, New Mexico, continued

GF#201000845, 69 KV Interchange Roswell, Roswell, NM

LOTS THIRTEEN AND FIFTEEN (13 & 15) in BLOCK FOUR (4) of SOUTH ROSWELL, in the City of Roswell, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on March 13, 1891 and recorded in Book A of Plat Records, Chaves County, New Mexico, at Page 2.

GF#201000846, Warehouse and Garage, Roswell, NM

A part of the NW1/4NE1/4SE1/4 and a part of the NE1/4NW1/4SE1/4 of Section 4, Township 11 South, Range 24 East, N.M.P.M., More particularly described as follows:

Beginning at the East ¼ corner of Section 4, Township 11 South, Range 24 East; Thence West along center of the section a distance of 1,197.4 feet; Thence South 20.0 feet to the NE corner of said tract: Thence South 589.2 feet to a point on the Northeast Right of Way line of the A.T. & S.F. Railway; thence Northwesterly along the A.T. & S.F. Railway Right of way to a point on the North line of said tract, which is a point 20 feet South and 317.4 feet West of the 1/16 corner; Thence East 317.4 feet to a point from which the 1/16 corner bears North a distance of 20 feet; Thence east 142.7 feet to the point of beginning. All being in the Southeast ¼ if Section 4, Township 11 South, Range 24 East, N.M.P.M.

GF#201000847, Substation in Dexter, Dexter, NM

The South 65 feet of LOTS FIVE, SEVEN, NINE, ELEVEN AND THIRTEEN (5, 7, 9, 11 AND 13) in BLOCK NINE (9) of HUTCHINDORF SUBDIVISION, in the Town of Dexter, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on June 15, 1905 and recorded in Book A of Plat Records, Chaves County, New Mexico, at Page 76.

GF#201000848, Capitan Substation Roswell, Roswell, NM

TRACT A and TRACT B of AMENDED PLAT OF CAPITAN HEIGHTS, a Subdivision, in the County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on July 21, 1950 and recorded in Book B of Plat Records, Chaves County, New Mexico, at Page 136.

Chaves County, New Mexico, continued

GF#201000926, South 65 feet of Lots 1&3, in Block 9, Huchindorf Addition, Dexter, NM

The South 65 feet of LOTS ONE & THREE (1 & 3) in BLOCK NINE (9) of HUCHINDORF ADDITION, in the Town of Dexter, County of Chaves and State of New Mexico, as shown on the Official Plat filed in the Chaves County Clerk’s Office on June 15, 1905 and recorded in Book A of Plat Records, Chaves County, New Mexico, at Page 76.

Curry County, New Mexico

Curry – 123  (Our File No. 7453), Clovis Office, Clovis, NM

LOTS THREE (3), FOUR (4), FIVE (5) AND SIX (6) IN BLOCK TWENTY-TWO (22), ORIGINAL TOWNSITE, TO THE CITY OF CLOVIS, CURRY COUNTY, NEW MEXICO, as shown by the official recorded plat thereof.

Curry - 127  (Our File No. 7454), Curry County Interchange, Clovis, NM

TWO (2) TRACTS OF LAND IN THE SOUTH HALF (S/2) OF SECTION SIXTEEN (16) IN TOWNSHIP TWO NORTH (T2N), RANGE THIRTY-SIX EAST (R36E) N.M.P.M., CURRY COUNTY, NEW MEXICO, described as follows:

Tract 1
All that part of the Southwest Quarter (SW/4) of Section 16, Township 2 North, Range 36 East, N.M.P.M., lying south of the south right of way line on the A.T. & S.F. Railway, and more particularly described as follows:

Beginning at the southwest corner of said Section 16, monumented with three (3) pairs of bricks buried;  thence north (assumed), along the west line of the section (passing over an auto axle and pinion set at 55 feet) a distance of 1961 feet to an auto axle and pinion set on the south right of way line of said railway;  thence S85° 36'E along said right of way line (passing over an auto axle and pinion set at 134 feet and a T-Rail marker at 204 feet found opposite Mile Post 655), a distance of 2679 feet to an auto axle and pinion;  thence S0° 04'W, along the north-south quarter line of the section (passing over an auto axle and pinion set at 1701 feet), a distance of 1756 feet to the south quarter corner of said Section 16, monumented with three (3) pairs of bricks buried;  thence N89° 57'W, along the south line of the section (passing over an auto axle and pinion set at 2577 feet), a distance of 2671 feet to the point of beginning.

Tract 2
A tract of land in the SE/4 Section 16, Township 2 North, Range 36 East, N.M.P.M., more particularly described as follows:

Beginning at the S/4 corner of said Section 16;  thence N0° 03'E  1755.6 feet along the 1/4 section line to a point on the South right-of-way of Santa Fe Railroad;  thence S85° 35'E 89.0 feet along said right-of-way;  thence S01° 00'W 1748.8 feet;  thence West 59.4 feet to the point of beginning.

Curry County, New Mexico, continued

LESS AND EXCEPT:

Eight (8) tracts of land in the South Half (S/2) of Section Sixteen (16) in Township Two (2) North of Range Thirty-six (36) East of the N.M.P.M., Curry County, New Mexico, being more particularly described as follows:

Tract 1
Beginning at the South 1/4 corner of said Section 16;  thence N89° 45'54"E 58.50 feet;  thence N0° 38'45"E 1742.43 feet;  thence N85° 55'00"W 89 feet;  thence S0° 20'55"E 100.40 feet;  thence S71° 18'55"E 22.77 feet;  thence S0° 20'55"E 1296.56 feet;  thence S40° 19'00"W 33.03 feet;  thence S0° 20'55"E 319.49 feet to the point of beginning.

Tract 2
Beginning at a point 1648.53 feet N0° 20'55"W of the South 1/4 corner of Section 16, T2N, R36E;  thence S71° 18'55"E 22.77 feet;  thence S0° 20'55"E 151.76 feet;  thence N49° 34'08"W 264.97 feet;  thence S85° 55'00"E 179.66 feet to the point of beginning.

Tract 3
Beginning at a point N0° 20'55"W 1748.94 feet from the South 1/4 corner of said Section 16;  thence N85° 55'00"W 841.73 feet;  thence S0° 15'30"E 100.40 feet;  thence S85° 55'00"E 841.79 feet;  thence N0° 20'55"W 100.40 feet to the point of beginning.

Tract 4
Beginning at a point N0° 20'55"W 1748.94 feet and N85° 55'00"W 1377.38 feet from the South 1/4 corner of Section 16, T2N, R36E, N.M.P.M.;  thence N85° 55'00"W 320.31 feet;  thenceS0° 15'30"E 100.40 feet;  thence S85° 55'00"E 320.41 feet;  thence N0° 18'43"W 100.40 feet to the point of beginning.

Tract 5
Beginning at the Southwest corner of Section Sixteen (16), Township Two North (T2N), Range Thirty-six East (R36E);  thence North 89° 50'26"E along the South line of Section 16, a distance of 111.12 feet;  thence N1° 23'56"E a distance of 375.33 feet;  thence N89° 50'26"E 1740.40 feet;  thence N0° 02'56"E 944.81 feet;  thence S89° 50'26"W 1718.07 feet;  thence S1° 23'56"W 947.51 feet to the point of beginning.

Tract 6
Beginning at the Southwest corner of said Section 16;  thence S89° 57'E 111.12 feet;  thence N1° 23'56"E 375.33 feet;  thence S89° 57'E 1710.40 feet;  thence S0° 02'56"W 375.33 feet;  thence N89° 57'W 1719.25 feet to the point of beginning.

Tract 7
Beginning at the Southwest corner of said Section 16;  Thence S89° 57'E 1890.37 feet;  thence N0° 02'56'E 435.33 feet;  thence S89° 57'E 350.43 feet;  thence S0° 02'56"W 435.33 feet;  thence N89° 57'W 350.43 feet to the point of beginning.

Curry County, New Mexico, continued

Tract 8
Beginning at the Southwest corner of said Section 16'  thence S89° 57'E 1830.37 feet;  thence N0° 02'56"E 1320.14 feet;  thence N0° 02'56"E 440 feet;  thence N85° 36'W 558.04 feet;  thence S0° 02'56"W 450 feet;  thence S89° 57'E 534.04 feet to the point of beginning.

Curry – 137  (Our File No. 7455), East Clovis Substation, Clovis, NM

A TRACT OF LAND LOCATED IN SECTION FOUR (4), TOWNSHIP TWO NORTH (T2N), RANGE THIRTY-SIX EAST (R36E), N.M.P.M., CURRY COUNTY, NEW MEXICO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Beginning at the Northwest corner of the Southeast quarter of Section 4, Township 2 North, Range 36 East, NMPM, as that point is located in accordance with the agreement dated September 13, 1978 to which reference is made for all lawful purposes, thence East a distance of 150 feet, thence South 200 feet, thence West to the west line of the Southeast quarter of said Section 4 as located under the terms of the above-described agreement, thence North to the point and place of beginning.

Curry – 143   (Our File No. 7456), North Clovis Substation, Clovis, NM

A TRACT OF LAND IN THE SOUTHWEST QUARTER (SW/4) OF SECTION THIRTY-ONE (31), TOWNSHIP THREE NORTH (T3N), RANGE THIRTY-SIX EAST (R36E), N.M.P.M., CURRY COUNTY, NEW MEXICO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Beginning at a point from which the West 1/4 corner of said Section 31 bears N 0°40'52" E, 30.0 feet and N 89°17'10"W, 30.0 feet, said point being the NW corner of this tract.  Thence S 89°17'10"E parallel to the E-W 1/4 line of said Section 31, 160.0 feet;  Thence S 0°40'52"W, parallel to the West line of said Section 31, 250.0 feet;  Thence N 89°17'10"W, parallel to the E-W 1/4 line of said Section 31, 160.0 feet;  Thence N 0°40'52"E, parallel to the West line of said Section 31, 250.0 feet to point of beginning.

Curry -  149  (Our File No. 7457), West Clovis 61102, Clovis, NM

A TRACT OF LAND 50' X 140' LYING IN THE SOUTHWEST CORNER OF THE WEST HALF OF THE WEST HALF OF THE NORTHWEST QUARTER OF THE NORTHWEAST QUARTER (W/2W/2NW/4NW/4), SECTION THIRTEEN (13), TOWNSHIP TWO NORTH (T2N), RANGE THIRTY-FIVE EAST (R35E), OF THE NEW MEXICO PRINCIPAL MERIDIAN, NEW MEXICO, BOUNDED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF LOT TWO, BLOCK SEVEN, ZULEK MENDENHALL ADDITION TO THE CITY OF CLOVIS, NEW MEXICO, THENCE 140 FEET EAST ALONG THE NORTH LINE OF SAID LOT TWO, TO A POINT, THENCE NORTH 50 FEET, THENCE WEST 140 FEET, THENCE SOUTH 50 FEET TO THE POINT OF BEGINNING.

Curry County, New Mexico, continued

Curry – 150  (Our File No. 7458), Waverly Heights Substation, Clovis, NM

WEST FIFTY FEET (W50') OF LOT ONE (1) IN BLOCK TWENTY-FOUR (24) OF WAVERLY HEIGHTS ADDITION, TO THE CITY OF CLOVIS, CURRY COUNTY, NEW MEXICO, as shown by the official recorded plat thereof.

Curry 5116 -   (our File No. 7459), West Clovis Substation, Clovis, NM

A TRACT OF LAND OUT OF THE NE/4, NE/4, SE/4 OF SECTION TEN (10), TOWNSHIP TWO NORTH (T2N), RANGE THIRTY-FIVE EAST (R35E) N.M.P.M., CURRY COUNTY, NEW MEXICO, more particularly described as follows:

Beginning at a point which is the common corner of Sections Two, Three, Ten and Eleven, Township 2 North, Range 35 East, N.M.P.M.;  thence South 2647.9 feet;  thence North 89°36'26" West 60 feet to the point and place of beginning;  thence North 89°36'26" West 295.16 feet;  thence South 0°03'33" West 295.16 feet;  thence South 89°36'26" East 295.16 feet;  thence North 0°03'33" West 295.16 feet to the point and place of beginning.

Eddy County, New Mexico

Artesia Substation
SPS ID NO: 175 (NOTE: SPS ID NO: 175 and 180 appear to be the same tract)

Beginning 333.6 feet North and 30 feet West of the Southeast corner of the Northeast Quarter of Section 18, Township 17 South, Range 26 East, N.M.P.M., West 75 feet; South 75 feet; East 75 feet; North 75 feet to the point of beginning. NOTE: This tract has been more recently described as the North 75 feet of Lot 4 and the East 10 feet of the North 75 feet of Lot 5 in Block 7 of the MURPHY ADDITION, to the City of Artesia, Eddy County, New Mexico, as the same appears on the official, filed plat thereof on file in the Office of the County Clerk of Eddy County, New Mexico.

PROPERTY ADDRESS: 600 S. 13th Street, Artesia, New Mexico

Artesia Substation and Store room
SPS ID NO: 176

North 140 feet of Block 20, ORIGINAL TOWN OF ARTESIA, Eddy County, New Mexico.

PROPERTY ADDRESS: 302 S. Freeman Avenue, Artesia, New Mexico

Artesia West Substation
SPS ID NO: 180 (NOTE: SPS ID NO: 175 and 180 appear to be the same tract)

Beginning 333.6 feet North and 30 feet West of the Southeast corner of the Northeast Quarter of Section 18, Township 17 South, Range 26 East, N.M.P.M., West 75 feet; South 75 feet; East 75 feet; North 75 feet to the point of beginning. Also described as the North 75 feet of Lot 4, and the East 10 feet of the North 75 feet of Lot 5 in Block 7 of the unrecorded plat of the MURPHY ADDITION.

PROPERTY ADDRESS: 600 S. 13th Street, Artesia, New Mexico

Eddy County, New Mexico, continued

County Club - Substation
SPS ID NO: 191

The SURFACE ONLY of  tract of land located in the E/2 E/2 SE/4 SE/4 Section 13, Township 17 South, Range 25 East, N.M.P.M. and described as: Beginning at a point on the East line of said Section 13 that is located 1120 feet North of the Southeast Corner of said Section 13; thence North on the East line of said Section 13, a distance of 200 feet; thence West parallel to the South line of said Section 13, a distance of 130 feet; thence South parallel to the East line of said Section 13, a distance of 200 feet; thence East a distance of 130 feet to the point of beginning.

Carlsbad East Substation
SPS ID NO: 202

Lot 14, Block 64 of LOWE ADDITION to the City of Carlsbad, Eddy county, New Mexico.

PROPERTY ADDRESS: 602 N. Main, Carlsbad, New Mexico

Carlsbad Power Plant (Steam) Parcel 7
SPS ID NO: 206

A part of the SW1/4NW1/4 of Section 5, Township 22 South, Range 27 East, N.M.P.M., more particularly described as follows:
For a tie begin at the Southwest corner of said Section 5: thence North 2° 12' West, along the Section line a distance of 1323 feet; thence North 14° 13' East along the East line of Riverview Terrace Subdivision and East City Limits line of Carlsbad, New Mexico, a distance of 1685 feet to a point from which the Northeast corner of Lot 1, Block 123, Riverview Terrace Addition bears North 14° 13' East at 20 feet; thence South 70° 49' East a distance of 170 feet to the point of beginning of this tract. Thence South 55° 39' East a distance of 150 feet; thence 34° 21' East a distance of 355 feet thence North 55° 39' West a distance of 150 feet; thence South 34° 21' West a distance of 355 feet to the point of beginning.

Carlsbad Storeroom and Garage
SPS ID NO: 208

All of Block 5 of Bryant Addition to the Hall Subdivision, same being in the N1/2, NW1/4, Sec. 17, Township 22 South, Range 27 East, N.M.P.M.

PROPERTY ADDRESS: 613 E. Wood Avenue

Eddy County, New Mexico, continued

Fiesta Substation
SPS ID NO: 220

A TRACT OF LAND located in Southeast one-quarter of SECTION 7, TOWNSHIP 22 SOUTH, RANGE 27 EAST, N.M.P.M., EDDY COUNTY, NEW MEXICO, and being more particularly described as follows:

BEGINNING at a 1 1/2 inch iron pipe, the northeast corner of the Southeast one-quarter of said Section 7; THENCE N 89° 01' 46" W along the North line of the Southeast one-quarter a distance of 323.26 feet to a 1/2" rebar, the Northeast corner of the Gunshed Subdivision; THENCE S2° 48'42"W along the East line of the Gunshed Subdivision a distance of 134.75 feet; THENCE S89° 01'46"E along a line parallel to the North line of the Southeast one-quarter of Section 7, a distance of 323.25 feet to a point in the East line of the Southeast one-quarter of Section 7; THENCE N2° 49'00"E along the East line of the Southeast one-quarter of Section 7 to point of beginning.

Ingress and egress easement and right of way for the above described land, and further described as follows:

A strip of land Ten (10) feet wide being five (5) feet left and five (5) feet right of the following described centerline.

BEGINNING at a point located N 89° 01'46"W 318.26 feet and S 2° 48'42"W 134.75 feet from the northeast corner of the southeast quarter of Section 7, Township 22 South, Range 27 East, N.M.P.M., Eddy County, New Mexico. Thence S 2°48'42"W along a line parallel to the East line of the Gunshed Subdivision a distance of 1179.45 feet to a point in the North line of Fiesta Drive.

PROPERTY ADDRESS: N of 100 E. Fiesta Drive, Carlsbad, New Mexico

Hopi Substation (Carlsbad)
SPS ID NO: 222

A tract of land located in SW 1/4 of the SW 1/4 of the NW 1/4 of SECTION 32, TOWNSHIP 22 SOUTH, RANGE 27 EAST, N.M.P.M., Eddy County, New Mexico and being more particularly described as follows:

Beginning at a point being the Southwest corner of this tract, which lies N.02° 50'32"E., 30.00 Feet and S.89° 49'20"E., 30.00 Feet from the West quarter corner of the said Section 32; Thence N.02° 50'32"E., 208.71 Feet; Thence S.89° 49'20"E., 208.71 Feet; Thence S.02°50'32"W.,

Eddy County, New Mexico, continued

Mesquite Substation
SPS ID NO: 233

A tract of land described as follows: Beginning at the southwest corner of Lot 7, Block 96, STEVENS SECOND ADDITION to the City of Carlsbad, New Mexico, thence North on the west of said Lot 7, a distance of 40 feet; thence east on a line parallel to the north line of said lot, a distance of 40 feet; thence south on a line parallel to the west line of said lot, a distance of 40 feet to the south line of said lot 7, thence west to the point of beginning.

PROPERTY ADDRESS: 107 S. Mesquite St, Carlsbad, New Mexico

No. Canal Substation
SPS ID NO: 240

A tract of land described as follows:  Beginning at the NW corner of the NE1/4 of Section 30, Township 21 South, Range 27 East, N.M.P.M., thence east along the north line of the said NE1/4 a distance of 172.25 feet to the west right of way line of Canal Avenue; thence South 0° 41' west along the said west right of way line of Canal Avenue a distance of 125 feet; thence south 89° 31' west, parallel to the north line of the said NE1/4 a distance of 169.75 feet to the west line of the said NE1/4; thence north along the west line of the said NE1/4 a distance of 125 feet to the point of beginning.

Carlsbad Substation Parcel 2
SPS ID NO: 252

Lots Eighteen, Twenty and Twenty Two (18-20-22), Block Ten (10), ORIGINAL TOWN OF EDDY, now called the city of Carlsbad, New Mexico, according to the plat thereof on record in the office of the County Clerk, Eddy County, New Mexico.

Loving South Substation
SPS ID NO: 262

A tract of land 150 feet wide and 340 feet long in the SW/4SW/4 of Section 28, Township 23 South, Range 28 East, N.M.P.M., Eddy County, New Mexico, more particularly described as follows: 75 feet on each side of a center line beginning at a point 30 feet east and 391.9 feet north of the southwest corner of said Section 28; thence North 80° 28' east, a distance of 340 feet to a point on the west right of way line of U. S. Highway 285.

Eddy County, New Mexico, continued

Naylor Switch Substation
SPS ID NO: 264

A tract of land in the NW1/4NW1/4 of Section 32, Township 17 South, Range 26 East, N.M.P.M., described as: BEGINNING at a point in the West Line of Section 32, Township 17 South, Range 26 East, N.M.P.M., that is 40 feet South of the Northwest corner of Section 32, Township 17 South, Range 26 East, N.M.P.M., thence East parallel to the North Section Line a distance of 130 feet, thence at right angle South a distance of 436 feet, thence West a distance of 130 feet to the West Line of Section 32, thence North along the West Line of Section 32 a distance of 436 feet to the point of beginning.
Shown as: Lot 13-A, Block 1 SHERRELL ACRES SUBDIVISION.

PROPERTY ADDRESS: R 300 S. 13th, Artesia, New Mexico.

Interchange 62103
SPS ID NO: 5075

A tract of land in the E1/2 NW1/4 of Section 8, T 17 S, R 26 E, N.M.P.M. More particularly described as follows:  beginning at a point 1,026.3 feet south of the NE corner of the NW 1/4 of Section 8, T 17 S, R 26 E, being the 1/4 corner common to Section 5 and 8; thence west 461 feet; thence south 458 feet; thence east 461 feet to the 1/2 section line; thence north along the 1/2 section line 458 feet to the point of beginning.

Ocotilla Substation
SPS ID NO: 5076

Commencing at the southwest corner of the SE1/4SE1/4SW1/4 of Section 35, Township 21 South, Range 26 East, N. M. P. M.; thence north parallel to the east boundary line of the SE1/4SW1/4 of said Section a distance of 220 feet; thence east parallel to the south boundary line of the SE1/4SW1/4 of said Section a distance of 100 feet; thence south parallel to the east boundary line of said SE1/4SW1/4 of said Section a distance of 220 feet; thence west on the south boundary line of the SE1/4SW1/4 of said Section a distance of 100 feet to the point of beginning.

Eddy County, New Mexico, continued

Seven Rivers Substation
SPS ID NO: 5077

A tract of land located in the E1/2SE1/4 Section 7, Township 20 South, Range 26 East, N.M.P.M., Eddy County, New Mexico, and being more particularly described as following:
BEGINNING at a USGS Brass Cap monument, the southeast corner of said Section 7;
THENCE S89°45'28"W, along the south line of said Section 7, a distance of 340.00 feet to a set 1/2" rebar with aluminum cap, the southwest corner of this tract;
THENCE N0°14'32"W, along the south line of said Section 7, a distance of 340.00 feet to a set 1/2" rebar with aluminum cap, the southwest corner of this tract;
THENCE N89°45'28"E, along a line parallel to the south line of said Section 7, a distance of 344.27 feet to a point in the east line of said Section 7, to a set 1/2" rebar with aluminum cap and the northeast corner of this tract;
THENCE S0°37'00"W, along the east line of said Section 7, a distance of 285.03 feet to the point of beginning.

Artesia Land for Right of Way Parcel 1
SPS ID NO: 5078

Beginning at the Northwest corner of Block Three (3), of the FAIRVIEW ADDITION to the City of Artesia, thence South Fifty (50) feet; thence East One Hundred Eighty-Nine and One-half (189 1/2) feet; thence North Fifty (50) feet; thence West One hundred Eighty-nine and One-half (189 1/2) feet to the point of beginning.

PROPERTY ADDRESS: 101 W. Logan, Artesia, New Mexico.

Artesia Land for Right of Way Parcel 2
SPS ID NO: 5079

Beginning at a point 80 feet west of the northeast corner of Block 3, FAIRVIEW ADDITION to Artesia, New Mexico; thence south 50 feet; thence west 189 1/2 feet; thence north 50 feet; thence east 189 1/2 feet to the place of beginning.

PROPERTY ADDRESS: 101 W. Logan, Artesia, New Mexico.

Eddy County, New Mexico, continued

Carlsbad Substation Parcel 3
SPS ID NO: 5081

Lot Sixteen in Block 10 of the ORIGINAL TOWN OF EDDY, now the City of Carlsbad, Eddy County, New Mexico.

Carlsbad Substation Parcel 4
SPS ID NO: 5082

Lot 14, Block 10, ORIGINAL TOWN OF EDDY, now City of Carlsbad, New Mexico.

Carlsbad Substation Parcel 5
SPS ID NO: 5083

Lots Nos. Twenty-four, Twenty-six, and Twenty-eight, in Block No. Ten in the ORIGINAL TOWN (now City) of Carlsbad, formerly the Town of Eddy.

Carlsbad Substation Parcel 6
SPS ID NO: 5084

Commencing at the southwest corner of Lot 9 in Block 3 of GIBSON'S ADDITION to the Town of Eddy, now City of Carlsbad, New Mexico, thence east on the south boundary line a distance of 40 feet, thence north parallel to the west boundary line of said Lot 40 feet, thence west parallel to the south boundary line of said Lot 40 feet, thence south along the west boundary line to the point of beginning.

PROPERTY ADDRESS: 106 N. Maple, Carlsbad, New Mexico

Carlsbad Power Plant (Steam) Parcel 1
SPS ID NO: 5085
A strip of land adjoining the east bank of the Pecos River and being a part of the West half (W1/2) of the Northwest Quarter (NW1/4) of Section Five (5), Township Twenty-two (22) South, Range Twenty-seven (27) East and the dam adjacent there to which crosses the river and is known as the Tansill Dam, being more particularly described as:
Beginning at a point one thousand five (1005) feet from the northwest corner of Section Five (5), same being the northwest corner of a tract of land now or late of Ceaarine A. Kerr, said beginning corner also being on the north line of said Section; thence south 14° 13" west two thousand three hundred ninety (2390) feet to the northeast corner of the River View Terrace Addition to the City of Carlsbad, New Mexico; thence north 64° 13" west to a point on the east bank of the Pecos River at the northwest corner of said River View Terrace Addition; thence in a northerly direction and with the meanderings of said Pecos River to a point on the north line of said Section Five (5); thence along the north line of said Section to the place of beginning, same being a part of the West Half (W1/2), Northwest Quarter (NW1/4) of Section Five (5), Township Twenty-two (22) South, Range Twenty-seven (27) East, and the dam adjacent to said property.

Eddy County, New Mexico, continued

Carlsbad Power Plant (Steam) Parcel 2
SPS ID NO: 5086

A part of the SW1/4NW1/4 of Section 5, T 22 S, R 27 E, N.M.P.M., more particularly described as follows, to-wit:
For a tie, begin at the southwest corner of said Section 5; thence N 2°12' W, along the section line, a distance of 1,323 feet; thence N 14°13' E, along the east line of Riverview Terrace Subdivision and east City Limit line of Carlsbad, New Mexico, a distance of 1,685 feet to the southwest corner and point of beginning of this tract and from which the northeast corner of Lot 1, Block 123, Riverview Terrace bears N 14°13' E at 20 feet; Thence S 70°49' E, a distance of 170 feet; thence N 34°21' E, a distance of 355 feet; thence N 55° 39' W, a distance of 310.9 feet; thence, S 14° 13' W, along said City Limit line, a distance of 425.7 feet to the point of beginning.
Note: The above bearings are based upon the Record Bearing of N 14° 13' E which is found in the field to be approximately N 16° 25' E; this will affect all other bearings, in the field accordingly.

Carlsbad Power Plant (Steam) Parcel 3
SPS ID NO: 5087

A strip off the north side of Lot 1, Block 123, RIVERVIEW TERRACE ADDITION to Carlsbad, New Mexico, more particularly described as follows, to-wit: Beginning at the Northeast corner of said Lot 1; thence N 64°13' W, along the "north" line of the lot, a distance of 240.2 feet; thence S 15°47' W, along the west line of the lot (defined as being parallel with and five feet "west" of the "northward" prolongation of the east row of four rows of trees) a distance of 47.7 feet; thence S 70°49' E, a distance of 236.8 feet; thence N 14°13' E, along the East line of the lot, a distance of twenty feet to the point of beginning.
Note: The above bearings are based upon the Record Bearing of N 14°13' E which is found in the field to be approximately N 16°25' E, this will affect all other bearings in the field accordingly.

PROPERTY ADDRESS: 400 Moore Drive, Carlsbad, New Mexico

Eddy County, New Mexico, continued

Carlsbad Power Plant (Steam) Parcel 4
SPS ID NO: 5089

A part of the West half of the Northwest quarter of Section 5, Township 22 South, Range 27 East, N.M.P.M., more particularly described as follows, to-wit:
For a tie, begin at the southwest corner of said Section 5: thence north 2°12' west along the section line, a distance of 1323 feet; thence north14°13' east along the east line of Riverview Terrace Subdivision and East City Limit line of Carlsbad, New Mexico, a distance of 2110.7 feet to the southwest corner and point of beginning of this tract; thence north 14°13' east, a distance of 844.6 feet; said point being the northwest corner of the tract; thence south 56°13' east, a distance of 549.3 feet to the northeast corner of said tract; thence south 33°47' west a distance of 800 feet to the southeast corner of said tract; thence north 55°39'west a distance of 267.9 feet to the point of beginning.

Carlsbad Power Plant (Steam) Parcel 8
SPS ID NO: 5094

Commencing at a point of intersection of the East line of Riverview Terrace Subdivision with the South line of the SW1/4NW1/4 of Section 5, Township 22 South, Range 27 East, N.M.P.M.; thence East along said South line of the SW1/4NW1/4 of Section 5 to the West right-of-way line of Muscatel Avenue; thence Northerly along the West right-of-way line of Muscatel Avenue to a point where the West boundary line of said Muscatel Avenue intersects the East boundary line of a tract of land owned by Southwestern Public Service Company being more particularly described in Book 99 at Page 20 of the Deed Records of Eddy County, New Mexico; thence South 33°47' West a distance of 660 feet; thence South 55°39' East along the north boundary lines of the tracts of land described in Book 124 at Page 313 and Book 87 at Page 259 of said Deed Records, a distance of 193 feet; thence South 34°21' West a distance of 355 feet; thence North 55°39'  West a distance of 150 feet; thence North 70°49' West a distance of 170 feet; thence South 14°13' West along the East line of Riverview Terrace Subdivision to the point of beginning.

Lea County, New Mexico

GF#10-565; Cunningham Station, Hobbs, NM

The Southeast Quarter (SE/4) of Section 28, Township, 18 South, Range 36 East, N.M.P.M., Lea County, New Mexico.

GF#10-566; Distribution Service Center, Hobbs, NM

A tract of land situated in and being a part of the Southwest Quarter of the Southwest Quarter (SW/4SW/4) of Section 27, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Beginning at a point, the Southwest corner of Lot One (1), Block Fifty-eight (58), Fifth Unit of the Broadmoor Addition to the City of Hobbs, Lea County, New Mexico; thence N89º56'30"W, a distance of 376.20 feet to a point on the East line of the Texas-New Mexico Railway Co. property; thence N0º03'W, along the East line of said property, a distance of 580.44 feet; thence S89º56'30"E, a distance of 377.04 feet to a point on the West line of said Broadmoor Addition; thence S0º02'W, along the West line of said Broadmoor Addition, a distance of 580.44 feet to the point of beginning.

GF#10-569, East Sanger Substation, Hobbs, NM

A tract of land  situated in and being a part of the Southwest Quarter (SW/4) of Section 30, Township 18 South, Range 39 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as beginning at the Southwest corner of said Section 30; thence North along the West line of said Section 30, a distance of 390.0 feet; thence S89º59'E, a distance of 140.0 feet; thence South a distance of 390.0 feet to a point on the South line of said Section 30; thence N89º59'W, along the South line of said Section 30, a distance of 140.0 feet to the point of beginning.

Lea County, New Mexico, continued

GF#10-570, Eunice Substation, Hobbs, NM

A tract of land located in the Southwest Quarter of the Southwest Quarter (SW/4SW/4) of Section 29, Township 21 South, Range 37 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Beginning at the Southwest corner of said Section 29; thence North 466.66 feet to a point; thence East 466.66 feet to a point; thence South 466.66 feet to a point; thence West 466.66 feet to the point of beginning.

GF#10-579, West Hobbs Switching Station, Hobbs, NM

A tract of land in Lea County, New Mexico, more particularly described as follows:

Beginning at the Southwest corner of Section 6, Township 19 South, Range 38 East, N.M.P.M., Lea County, New Mexico; thence N0º48'E, a distance of 417.2 feet; thence S89º12'E, a distance of 208.6 feet; thence S0º48'W, a distance of 417.2 feet; thence N89º12'W, a distance of 208.6 feet to the point of beginning.

GF#10-580, Jal Plant (Office), Jal, NM

Lots One (1), Two (2), Three (3) Four (4) and Five (5), Block One (1), First Unit of the Herwig & Stuart Addition to the City of Jal, Lea County, New Mexico.
AND
Lots Twenty-nine (29) and Thirty (30), Block Twenty-six (26), Third Unit of the Herwig & Stuart Addition to the City of Jal, Lea County, New Mexico.

GF#10-588, Maddox Station, Hobbs, NM

The Southeast Quarter (SE/4) of Section 25, Township 18 South, Range 36 East, N.M.P.M., Lea County, New Mexico.

GF#10-590, Millen Substation, Hobbs, NM

A tract of land situate in and being a part of the Southwest Quarter of the Southwest Quarter of the Southwest Quarter (SW/4SW/4SW/4) of Section 9, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Lea County, New Mexico, continued

Beginning at the Southwest corner of said Section 9; thence N00º02'W, along the West line of said Section 9, a distance of 661.56 feet; thence N89º57'16"E, a distance of 164.61 feet; thence S00º02'E, a distance of 661.45 feet to a point on the South line of Section 9; thence S89º55'W, along the South line of said Section 9, a distance of 164.61 feet to the point of beginning.

GF#10-594, North Hobbs Substation, Hobbs, NM

A tract of land in the Southeast Quarter (SE/4) of Section 21, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:
Beginning at a point 1294.7 feet S89º59'W of the Southeast corner of Section 21 and 30 feet North of the South line of said Section; thence North a distance of 125.0 feet; thence N89º59'E, a distance of 296.9 feet to a point on the West boundary line of the right of way of the Texas-New Mexico Railroad; thence S39º31'E, a distance of 160.0 feet to a point 894.7 feet West of the Southeast corner of Section 21 and 30 feet North of the South line of said Section; thence S89º59'W, a distance of 400.0 feet to the point of beginning.

GF#10-595, North Jal Substation, Jal, NM

A tract of land located in the Northwest (NW/4) Quarter of Section 28, Township 24 South, Range 37 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Beginning at the Northwest corner of Section 28; thence S89º59'E, a distance of 361.5 feet; thence S0º2'E, a distance of 361.5 feet; thence N89º59'W, a distance of 361.5 feet; thence N0º02'W, a distance of 361.5 feet to the point of beginning.

GF#10-596, North East Hobbs Substation, Hobbs, NM

A tract of land situated in and being a part of the Southwest Quarter of the Southwest Quarter of the Southwest Quarter (SW/4SW/4SW/4) of Section 11, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:
Beginning at a point on the East right of way line of New Mexico State Highway No. 132, said point being S89º52'E, a distance of 50.0 feet from the Southwest corner of said Section 11; thence N0º01'W, along said Highway right of way a distance of 165.0 feet; thence S89º52'E, a distance of 300.0 feet; thence S0º01'E, a distance of 165.00 feet; thence N89º52'W, a distance of 300.0 feet to the point of beginning.

Lea County, New Mexico, continued

GF#10-598, Old Lea Plant, Hobbs, NM

A lot and parcel of land out of the Northwest corner of the Northwest Quarter of the Southeast Quarter (NW/4SE/4) of Section 34, Township 20 South, Range 34 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:
Beginning at a bronze monument set in the center of Section 34, the same being the Northwest corner of the Southeast Quarter of Section 34 and also being the Northwest corner of the Townsite of Skeen, Lea County, New Mexico, as recorded in the Plat Records of Lea County, New Mexico; thence South 330 feet to a bronze monument; thence East 232.2 feet to a bronze monument; thence North 330 feet to a bronze monument; thence West 232.2 feet to the point of beginning.

GF#10-599, Pearl Substation, Hobbs, NM

A tract of land located in the North Half of the Southwest Quarter (N/2SW/4) of Section 12, Township 20 South, Range 34 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:
Beginning at the Quarter corner common to Sections 11 and 12; thence East 1092 feet to a point of beginning; thence S0º01'E, 220 feet; thence East 594 feet; thence N0º01'W, 220 feet; thence West 594 feet to the point of beginning.

GF#10-600, South Hobbs Substation, Hobbs, NM

A tract of land located in the Southwest Quarter of the Southwest Quarter (SW/4SW/4) of Section 3, Township 19 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Beginning at a point N0º04'E, 17 feet and N89º59'W, 4556.5 feet from the corner common to Sections 2, 3, 10 and 11; thence N0º04'E, 160 feet; thence N89º59'W, 292.3 feet; thence S0º13'E, 160 feet; thence S89º59'E, 291.7 feet to the point of beginning.

GF#10-601, South Jal Substation, Jal, NM

Beginning at a point on the East line of Section 32, Township 24 South, Range 37 East, N.M.P.M., Lea County, New Mexico, thence N0º2'W along the East line of Section 32, a distance of 359.6 feet from the East Quarter corner of said Section; thence N0º2'W, a distance of 361.53 feet; thence N89º56'W, a distance of 361.53 feet; thence S0º2'E, a distance of 361.53 feet; thence S89º56E, a distance of 361.53 feet to the point of beginning.

Lea County, New Mexico, continued

GF#10-604, Taylor Substation, Hobbs, NM

A tract or parcel of land out of the Southeast Quarter of the Northeast Quarter (SE/4NE/4) of Section 24, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Beginning at a point being the Southeast corner of the Southeast Quarter of the Northeast Quarter of said Section 24; thence S89º55'W, along the South line of the Southeast Quarter of the Northeast Quarter of said Section 24, 585.0 feet to a point; thence North parallel and adjacent to the East line of said Section 24, 370.0 feet to a point; thence N89º55'E, parallel and adjacent to the South line of the Southeast Quarter of the Northeast Quarter of said Section 24, 585.0 feet to a point; thence South along the East line of said Section 24, 370.0 feet to the point of beginning TOGETHER WITH EASEMENTS AND RIGHT OF WAYS described as a strip of land in Section 24, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:
Beginning at a point lying 30.0 feet North and S89º55'W, 585.0 feet from the Southeast corner of the North Half of said Section 24; thence S89º55'W, parallel and adjacent to the South line of the North Half of said Section 24, 1573.6 feet to a point in the East right of way line of Navajo Loop Road; thence N64º21'40"W, along the East right of way line of Navajo Loop Road, 57.8 feet to a point; thence N89º55'E, parallel and adjacent to the South line of the North Half of said Section 24, 1625.7 feet to a point; thence South 25.0 feet to the place of beginning.

GF#10-605, Teague Substation, Hobbs, NM

A tract of land situate in the Northwest Quarter of the Northwest Quarter (NW/4NW/4) of Section 9, Township 23 South, Range 37 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as beginning at a point from which the Section corner common to Sections 4, 5, 8 and 9 of said Township and Range bears S89º59'W, a distance of 168 feet and N0º01'W, 1005.8 feet; thence N89º59'E, 100 feet; thence S0º01'E, 300 feet; thence S89º59'W, 100 feet; thence N0º01'W, 300 feet to the point of beginning TOGETHER WITH the following described Right of Way and Easement appurtenant thereto:  A tract of land situate in and being a part of the Northeast Quarter of the Northeast Quarter (NE/4NE/4) of Section 8 and the Northwest Quarter of the Northwest Quarter (NW/4NW/4) of Section 9, Township 23 South, Range 37 East, N.M.P.M., Lea County, New Mexico, described as beginning at a point located on the Section line common to Sections 8 and 9 from which the Section corner common to Sections 4, 5, 8 and 9 of said Township and Range bears N0º01'W, 1005.8 feet; thence N89º59'E, 168.0 feet; thence S0º01'E, 20.0 feet; thence S89º59'W, 287.5 feet to a point on the East Right of Way line of New Mexico State Highway No. 18; thence N34º41'E, along said Right of Way line a distance of 24.33 feet; thence N89º59'E, 105.7 feet to the point of beginning.

Lea County, New Mexico, continued

GF#10-608, West Bender Substation, Hobbs, NM

A tract of land located in Lot Four (4), Section 19, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Beginning at a point from which the Southwest corner of said Section 19 bears South along the West boundary of said Section 19, a distance of 50.0 feet; thence North along the West boundary of said Section 19, a distance of 99.0 feet. thence East, a distance of 350.0 feet; thence South, a distance of 99.0 feet; thence West a distance of 350.0 feet to the point of beginning.

GF#10-613, Whitten Substation Parcel 2, Hobbs, NM

Two tracts of land located in the Southeast Quarter of Section 16, Township 24 South, Range 36 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Tract "C"
Beginning at a point on the South line of said Section 16, a set ½" rebar with aluminum cap from which the Southeast corner of said Section 16, a found GLO brass cap bears S89º53'E, 265.5 feet; thence N89º53'W, along the South line of said Section 16, a distance of 32.5 feet to a found ½" rebar and the Southeast corner of Tract B-Access Road as described in Deed Book 404, Page 591 and 592, Lea County, New Mexico; thence N44º53'00"W, along the East line of said Tract B, a distance of 35.45 feet to a found 1" rebar; thence N0º02'00"W, along the East line of said Tract B, a distance of 124.93 feet to a found 1" rebar and point on the South line of Tract A-Substation, as described in Deed Book 404, Page 591 and 592, Lea County, New Mexico; thence S89º53'00"E, along the South line of said Tract A, a distance of 57.50 feet to a found 1" rebar; thence S0º02'00"E, a distance of 150.00 feet to the point of beginning.

Tract "D"
Beginning at a point on the South line of said Section 16, a found ½" rebar and the Southwest corner of Tract B-Access Road described in Deed Book 404, Page 591 and 592, Lea County, New Mexico and from whence the Southeast corner of said Section 16, a found GLO brass cap bears S89º53'E,  343.0 feet; thence N89º53'W, along the South line of said Section 16, a distance of 247.5 feet to a set ½" rebar with aluminum cap and the Southwest corner of this tract; thence N0º02'00"W, a distance of 300.00 feet to a set 1" rebar with aluminum cap; thence S89º53'00"E, a distance of 325.00 feet to a set 1" rebar with aluminum cap; thence S0º02'00"E, a distance of 50.00 feet to a found ½" rebar and the Northeast corner of Tract A-Substation as described in Deed Book 404, Page 591 and 592, Lea County, New Mexico; thence N89º53'00"W, along the North line of said Tract A, a distance of 261.5 feet to a found 1" rebar; thence S0º02'00"E, along the West line of said Tract A, a distance of 100.00 feet to a set ½" rebar with aluminum cap; thence S89º53'00"E, along the South line of said Tract A, a distance of 184.00 feet to a found 1" rebar and the Northwest corner of aforementioned Tract B-Access Road; thence S0º02'00"E,

Lea County, New Mexico, continued

GF#10-5007, Ochoa Substation, Lea County, NM

A tract of land located in the Southeast Quarter of the Southeast Quarter (SE/4SE/4) of Section 13, Township 24 South, Range 33 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Beginning at a point which lies South 2323 feet from the East Quarter corner of the above said Section; thence West a distance of 300.00 feet; thence South a distance of 300.00 feet; thence East along and adjacent to the North Right of Way fence of State Highway No.128, a distance of 300.00 feet; thence North a distance of 300.00 feet to the point of beginning.

GF#10-5008, Lea Road Substation, Lea County, NM

A tract of land located in the Southwest Quarter of the Southwest Quarter (SW/4SW/4) of Section 17, Township 21 South, Range 36 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:
Beginning at a point on the West line of said Section 17, 75 feet N0º03'W of the Southwest corner of said Section; thence N0º03'W, a distance of 300 feet; thence S89º41'E, a distance of 290.4 feet; thence S0º03'E, a distance of 300 feet; thence N89º41'W, a distance of 290.4 feet to the point of beginning.

GF#10-5009, GOAB Switch, Lea County, NM

A tract of land in the Southwest Quarter (SW/4) of Section 19, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Beginning at a point on the West line of Section 19 and 100 feet South of the West Quarter corner of said Section; thence South 290.4 feet; thence East 150.0 feet; thence North 290.4 feet; thence West 150 feet to the point of beginning.

Lea County, New Mexico, continued

GF#10-5010, Tap & Switch Station Site Parcel 2, Lea County, NM

A tract of land out of the Southwest Quarter (SW/4) of Section 19, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Beginning at the West Quarter corner of said Section 19; thence East 150 feet to a point; thence South 100 feet to a point; thence West 150 feet to a point; thence North 100 feet to the point of beginning, being the West Quarter corner of Section 19.

GF#10-5011, Tap & Switch Station Site Parcel 1, Lea County, NM

A certain tract and parcel of land located in the Northwest Quarter (NW/4) of Section 19, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:

Beginning at the West Quarter corner of said Section 19; thence East 150 feet to a point; thence North 50 feet to a point; thence West 150 feet to a point; thence South 50 feet to the point of beginning, being the West Quarter corner of said Section 19.

GF#10-5080, Whitten Substation Parcel 1, Hobbs, NM

Tract A
A tract of land in and being a part of the Southeast Quarter of the Southeast Quarter (SE/4SE/4) of Section 16, Township 24, Range 36 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:
Beginning at a point located N0º02'W, a distance of 150.0 feet and N89º53'W, a distance of 265.5 feet from the Southeast corner of said Section 16; thence N89º53'W, a distance of 261.5 feet; thence N0º02'W, a distance of 100.0 feet; thence S89º53'E, a distance of 261.5 feet; thence S0º02'E, a distance of 100.0 feet to the point of beginning.

Tract B--Access Road
A tract of land in and being a part of the Southeast Quarter of the Southeast Quarter (SE/4SE/4) of Section 16, Township 24, Range 36 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:
Beginning at a point on the South line of said Section 16, said point being located N89º53'W, a distance of 298.0 feet from the Southeast corner of said Section 16; thence N89º53'W, a distance of 45.0 feet; thence N0º02'W, a distance of 150.0 feet; thence S89º53E, a distance of 20.0 feet; thence S0º02'E, a distance of 125.64 feet; thence S44º53'E, a distance of 35.45 feet to the point of beginning.

Lea County, New Mexico, continued

GF#10-5088, Hobbs Office, Hobbs, NM

A tract of land located in the Northeast Quarter (NE/4) of Section 27, Township 18 South, Range 38 East, N.M.P.M., Lea County, New Mexico, and being more particularly described as follows:
Beginning at a point which lies N89º58'14"W, 873.87 feet and S00º01'46"W, 68.84 feet from the Northeast corner of said Section 27; thence S00º05'27"W, 169.03 feet along the West boundary of Alto Drive to a curve to the right; thence Southwesterly, 86.79 feet along the arc of a curve having a central angle of 99º27'05" and a radius of 50.00 feet, said curve being the North boundary of a proposed street; thence N80º27'28"W, 76.41 feet along said boundary line to a curve to the left; thence Southwesterly, 185.18 feet along the arc of a curve having a central angle of 58º56'40" and a radius of 180.00 feet, said curve being the North boundary line of a proposed street; thence N00º05'27"E, 266.44 feet to a point on the South boundary of Bender Boulevard; thence S89º54'34"E, 300.00 feet along the boundary of said Bender Boulevard to the point of beginning.

Quay County, New Mexico

Campbell Street Substation, Tucumcari, NM

Lots 7-10, inclusive in Block 14, in the Aber Addition  to the City of Tucumcari, New Mexico.

Tucumcari Power Plant, Tucumcari, NM

A tract of land out of Section 14, Township 11 North, Range 30 East, Quay County, New Mexico described by metes and bounds as follows, to-wit:

Beginning at a point lying 340 feet west of the Southeast corner of the Northeast quarter of the Northwest quarter of Section 14, Township 11 North, Range 30 East;
Thence N., parallel to the East line of said Section 14, a distance of 406 feet to a point;
Thence W., 196.5 fee to a point in the West line of a 5 acre tract owned by the City of Tucumcari, New Mexico;
Thence S., parallel to the East line of the said Section 14, a distance of 406 feet to a point;
Thence E., a distance of 196.5 feet to the place of beginning, said tract containing 1.831 acres of land, more or less.

Plant Site, Tucumcari, NM

The South 53’ of Lots 4-9, inclusive and the West 2’ of the North 89’ of lot 9 and all of Lot 10 and the East 11’of Lot 11 all in Block 12, Original Townsite Addition to the City of Tucumcari, Quay County, New Mexico.

Plant Substation, Tucumcari, NM

Lots 10-16, inclusive in Block 41, Original Townsite Addition to the City of Tucumcari, Quay County, New Mexico.

Roosevelt County, New Mexico

Switching Station (66 KV to Portales), Portales, NM

A tract of land located in Section Nineteen (19), in Township One (1) South, Range Thirty-five (35) East, N.M.P.M., Roosevelt County, New Mexico, and being more particularly described as follows:

BEGINNING at the Northwest corner of said Section 19, a found brass cap approximately 6 feet West of the centerline of N.M. State Highway 467;
Thence, N 89°42'38" E, along the North line of said Section 19, a distance of 450.00 feet to a set ½" rebar with aluminum cap;
Thence, S 0°02'11" E, along a line parallel to the West line of said Section 19, a distance of 275.0 feet to a set ½" rebar with aluminum cap;
Thence, S 89°42'38" W, along a line parallel to the North line of said Section 19, a distance of 450.00 feet to a set nail in pavement approximately 6 feet West of the centerline of N.M. State Highway 467;
Thence N 0°02' 11" W, along the West line of said Section 19, a distance of 275.0 feet to the point of beginning;

Oasis Substation, Portales, NM

A tract of land in the Northwest Quarter of the Northeast Quarter (NW/4NE/4) of Section Thirty-six (36), in Township One (1) South, Range Thirty-four (34) East, N.M.P.M., Roosevelt County, New Mexico, and described as:

Beginning at a #4 bar (at the Southeast corner of the Southwestern Public Service's transformer station) on the North alley line  through Block 6 from which a #4 Bar at the Northwest corner of Lot 21, Block 6, Paula's Zodiac Addition, Unit 3, bears S 09°48' W, 20.4 feet distant;
thence, N 01°18' E, 95.0 feet to an existing #4 bar at SPS's Northeast corner;
thence, Northeasterly, 28.5 feet around a curve to the left of radius 50 feet thru a delta angle of 32°41';
thence, East, 3.2 feet;
thence, S 01°18" W, 105.0 feet to the North line of the alley;
thence, West, 30.0 feet along the alley line to the point of beginning;

Roosevelt County, New Mexico, continued

Portales Industrial Substation, Portales, NM

A tract of land in the Northeast Quarter (NE/4) of Section Thirty-six (36), in Township One (1) South, Range Thirty-four (34) East, NMPM, Roosevelt County, New Mexico, being described as follows:

BEGINNING at a point 1306.4 feet South and 186.0 feet East of the Northwest corner of the NE/4 of said Section 36,
Thence, East 140.0 feet;
Thence, North 95.0 feet to a point on a curve;
Thence Northwesterly along the arc of a curve to the right of 50 feet radius, a distance of 87.4 feet;
Thence, West 95.0 feet;
Thence, South 140.0 feet;
Thence, S 45°00' E, 14.1 feet to the point of beginning

Portales Interchange, Portales, NM

A tract of land in the Northeast Quarter (NE/4) of Section Twenty-three (23), Township One (1) North, Range Thirty-four (34) East, NMPM, Roosevelt County, New Mexico, and being more particularly described as follows:

Beginning at the northeast corner of said Section 23, a set 1/2" rebar with aluminum cap;
thence, S 89°50'01" W, along the north line of said Section 23, a distance of 500.00 feet to a set 1/2" rebar with aluminum cap;
thence, S 0°18'44" E, along a line parallel to the east line of said Section 23, a distance of 500.00 feet to a set 1/2" rebar with aluminum cap;
thence, N 89°50'01" E, along a line parallel to the north line of said Section 23, a distance of 500.00 feet to a point in the east line of said Section 23, a set 1/2" rebar with aluminum cap;
thence, N 0°19'44" W, along the east line of said Section 23, a distance of 500.00 feet to the point of beginning;

Southwest Substation, Portales, NM

Lot One (1), Lot Two (2) and Lot Three (3) in Block Five (5) in the Original Town of Portales, Roosevelt County, New Mexico, according to the Plat of said Town, which is of record in the County of Roosevelt, State of New Mexico.;

Roosevelt County, New Mexico, continued

Roosevelt County Interchange, Portales, NM

 Lots One (1), Two (2), Three (3), Four (4) and Five (5) in Block Twenty-one (21) of the Wood Addition to the City, formerly Town, of Portales, Roosevelt County, New Mexico, according to the plat of said Addition on file in the Office of the County Clerk, of Roosevelt County, New Mexico, and being ALL of Block 21 in said Addition to the City, formerly Town, of Portales, Roosevelt County, New Mexico, lying North and West of the A.T. & S.F. Railway Company right of way;

South Portales Substation, Portales, NM

A tract of land out of the Southeast Quarter (SE/4) of Section Two (2), in Township Two (2) South, Range Thirty-four (34) East, NMPM, Roosevelt County, New Mexico, more fully described as follows:

Beginning at a point lying 30.0 feet South and 803.8 feet West of the Northeast corner of the Southeast Quarter (SE/4) of said Section Two (2);
thence, West, parallel and 30.0 feet South of the North line of the Southeast Quarter (SE/4) of said Section 2, a distance of 200.0 feet to a point;
thence, South, parallel to the East line of said Section 2, a distance of 100.0 feet to a point;
thence, East, parallel to the North line of the Southeast Quarter (SE/4) of Section 2, a distance of 200.0 feet to a point;
thence, North, parallel to the East line of said Section 2, a distance of 100.0 feet to the point of beginning;

Zodiac Substation Parcel 1, Portales, NM

A tract of land in the Northeast Quarter of the Northwest Quarter (NE/4NW/4) of Section Three (3), in Township Two (2) South, Range Thirty-four (34) East, N.M.P.M., Roosevelt County, New Mexico, more particularly described as follows:

Beginning at a point where the West right of way line of the A.T. & S.F Railroad intersects the West line of said Northeast Quarter of the Northwest Quarter (NE/4NW/4) of Section 3;
thence, North, along said West line of the Northeast Quarter of the Northwest Quarter (NE/4NW/4) of Section 3, a distance of 175.0 feet;
thence, East, a distance of approximately 192.56 feet to the West right of way line of said Railroad;
thence, S 48°42'23" W, along said West right of way line, a distance of approximately 260.2 feet to the point of beginning;

Roosevelt County, New Mexico, continued

Zodiac Substation Parcel 2, Portales, NM

Beginning at a point on the East line, and 654 feet and 10 inches North from the Southeast corner of the Southeast Quarter of the Northeast Quarter (SE/4NE/4) of Section Twenty-four (24) in Township One (1) South of Range Thirty-four (34) East, N.M.P.M., in Roosevelt County, New Mexico;
thence, North on the East line of said tract of land, a distance of 208 feet and 8 inches; thence, West at right angle with the said East line of said tract, a distance of 238 feet and 8 inches;
thence, South parallel with said East line of said tract, a distance of 208 feet and 8 inches; thence, East 238 feet and 8 inches to point of beginning;

LESS AND EXCEPT the South Twelve Feet (12');

Storeroom, Portales, NM

A tract of land in the Northwest Quarter (NW/4) of Section Twenty-one (21), Township One (1) North, Range Thirty-six (36) East, Roosevelt County, New Mexico, being further described by metes and bounds as follows:
BEGINNING at a point in the North line of the Northwest Quarter (NW/4) of said Section 21, lying 1927.7 feet East of the Northwest corner of the Northwest Quarter (NW/4) of said Section 21;
thence, S 89°55'09" E, along the North line of the Northwest Quarter (NW/4) of said Section 21, 660.0 feet to a point;
thence, S 0°04'51" W, 660.0 feet to a point;
thence, N 89°55'09" W, 660.0 feet to a point;
thence, N 0°04'51" E, 660.0 feet to the place of beginning;

Certain land in Portales, NM

A tract of land in the Northwest Quarter (NW/4) of Section Twenty-one (21), in Township One (1) North, Range Thirty-six (36) East, Roosevelt County, New Mexico, being further described by metes and bounds as follows:

BEGINNING at a point from whence the Northwest corner of the Northwest Quarter (NW/4) of said Section 21 bears N 0°04'51" E, 660.0 feet and N 89°55'09" W, 1927.7 feet;
thence, S 0°04'51" W,  74.0 feet to a point;
thence, S 32°13'40" E, 224.7 feet to a point;
thence, S 89°55'09" E, 540.0 feet to a point;
thence, N 0°04'51" E, 264.0 feet to a point;
thence, N 89°55'09" W, 660.0 feet to the place of beginning.

Roosevelt County, New Mexico, continued

New Mexico Transmission Lines

NEW
MEXICO
Oldham
Deaf Smith
Quay
Guadalupe
Curry
Parmer
De Baca
Roosevelt
Bailey
Chaves
Cochran
Yoakum
Gaines
Lea
Eddy
Andrews

REVISIONS

THIS DRAWING IS THE PROPERTY OF XCEL ENERGY AMARILLO, TEXAS AND IS NOT TO BE REPRODUCED OR USED TO FURNISH ANY INFORMATION FOR THE MAKING OF DRAWINGS OR APPARATUS EXCEPT WHERE PROVIDED FOR BY AGREEMENT WITH SAID COMPANY.

DESCRIPTION

SPS Transmission System in New Mexico Area

DRAWN	DATE	CHECKED	APPROVED	SCALE	ENGINEERING DEPT.	REV.

New Mexico Water Rights

NMOSE File No.	Points of Diversion	Point of Diversion Location	Priority Date	Annual Limits (acre-feet per year)	Grantor
L-5176	L-5176	SE¼SE¼, § 25, T18S, R36E	6/13/1963	3,400	New Mexico Electric Service Company
	L-5176-X	SW¼NE¼, § 26, T18S, R36E
	L-5176-X-2	SW¼NE¼, § 27, T18S, R36E
	L-5176-X-3	Center, § 34, T18S, R36E
	L-5176-X-4	Center, § 35, T18S, R36E
	L-5176-X-5	NW¼NW¼, § 23, T18S, R36E
	L-5176-X-6	SW¼NE¼, § 23, T18S, R36E
	L-5176-X-7	SW¼NE¼, § 24, T18S, R36E
L-2052 et al.	L-2052	Center, § 17, T18S, R35E	1953	1,906	New Mexico Electric Service Company
	L-2053	Center, § 20, T18S, R35E
	L-2357	Center, § 20, T18S, R35E
	L-2751	Center, § 19, T18S, R35E	1955
	L-2751-S	Center, § 18, T18S, R35E
L-1533 et al.	L-1533	NW¼SE¼ , § 7, T18S, R36E	9/2/1952	3,840	N/A
	L-1534	NW¼SE¼, § 8, T18S, R36E
	L-1535	NW¼SE¼, § 9, T18S, R36E
	L-1536	NW¼SE¼, § 10, T18S, R36E
	L-1537	NW¼SE¼, § 11, T18S, R36E
	L-1538	NW¼SW¼, § 12, T18S, R36E
	L-1540	NE¼SW¼, § 14, T18S, R36E
	L-1542	NW¼SE¼, § 16, T18S, R36E
	L-1544	NW¼SE¼, § 18, T18S, R36E
	L-1545	NW¼SE¼, § 19, T18S, R36E
	L-1547	NW¼SE¼, § 21, T18S, R36E
	L-1550	NW¼SE¼, § 28, T18S, R36E
	L-3116	NW¼SE¼, § 5, T18S, R36E

New Mexico Water Rights, continued

NMOSE File No.	Points of Diversion	Point of Diversion Location	Priority Date	Annual Limits (acre-feet per year)	Grantor
L-1533 et al. cont’d	L-3117	NW¼SE¼, § 6, T18S, R36E	See above	See above	N/A
	L-3118	NW¼SE¼, § 15, T18S, R36E
	L-3119	NW¼SE¼, § 17, T18S, R36E
	L-3120	NW¼SE¼, § 20, T18S, R36E
	L-3121	NW¼SE¼, § 29, T18S, R36E
L-5200	L-5200	NW¼NW¼, § 9, T18S, R36E	1964	1,908	N/A
	L-5200-X	NW¼NW¼, § 10, T18S, R36E
	L-5200-X-2	NW¼NW¼, § 11, T18S, R36E
	L-5200-X-3	NE¼SW¼, § 13, T18S, R36E
	L-5200-X-4	NE¼SW¼, § 22, T18S, R36E
	L-5200-X-5	NW¼SE¼, § 30, T18S, R36E
L-5834	L-5834	NE¼SE¼, § 33, T17S, R35E	1/10/1966	1,150	N/A
	L-5834-X	NW¼SE¼, § 34, T17S, R35E
	L-5834-X-2	NW¼SW¼, § 35, T17S, R35E
	L-5834-X-3	N ½ SE ¼, § 36, T17S, R35E
L-7598	L-7598	SW ¼ § 31, T17S, R36E	8/4/1976	138	N/A
L-8730	L-8730	NE ¼, § 36, T17S, R35E	3/25/1982	479	N/A
L-8731	L-8731	SE ¼, § 25, T17S, R35E	3/30/1982	391	N/A
L-8732	L-8732	SW¼, § 36, T17S, R35E	3/30/1982	391	N/A
L-7783	L-7783	SE¼SW¼, § 25, T17S, R35E	11/14/1977	350	N/A
L-7784	L-7784	SW¼SE¼ § 34, T17S, R35E	11/14/1977	350	N/A
L-7785	L-7785	SW¼SE¼ § 33, T17S, R35E	11/14/1977	350	N/A
L-7786	L-7786	SW¼NE¼ § 28, T17S, R36E	11/14/1977	200	N/A
L-7787	L-7787	SE¼SW¼ § 28, T17S, R36E	11/14/1977	200	N/A
L-7788	L-7788	SE¼SE¼ § 28, T17S, R36E	11/14/1977	200	N/A
L-7789	L-7789	NW¼NW¼ § 28, T17S, R36E	11/14/1977	200	N/A
L-7790	L-7790	SW¼SE¼ § 29, T17S, R36E	11/14/1977	200	N/A
L-7791	L-7791	SW¼SW¼ § 29, T17S, R36E	11/14/1977	200	N/A
L-7792	L-7792	SE¼ § 30, T17S, R36E	11/14/1977	200	N/A

New Mexico Water Rights, continued

NMOSE File No.	Points of Diversion	Point of Diversion Location	Priority Date	Annual Limits (acre-feet per year)	Grantor
L-7793	L-7793	NE¼ § 30, T17S, R36E	11/14/1977	200	N/A
L-7794	L-7794	NW¼ § 30, T17S, R36E	11/14/1977	200	N/A
L-7795	L-7795	SE¼ § 31, T17S, R36E	11/14/1977	111	N/A
L-7796	L-7796	SW¼NW¼, § 32, T32S, R36E	11/14/1977	200	N/A
L-7797	L-7797	SW¼NE¼, § 32, T17S, R36E	11/14/1977	200	N/A
L-7798	L-7798	SW¼SE¼ § 32, T17S, R36E	11/14/1977	200	N/A
L-7799	L-7799	SW¼SW¼ § 32, T17S, R36E	11/14/1977	200	N/A

*             All locations are within the New Mexico Prime Meridian, Lea County, New Mexico.  All points of diversion are located in the Lea County Declared Underground Water Basin, administered by the New Mexico State Engineer.

Lands and Water Rights in the State of Texas

A.            Lands.  The following described real property in the following counties:

Armstrong County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5	Oil Engine Substation	Volume 47, Page 443 et seq. Deed Records, Armstrong County, Texas

as to the following property:

Lots Fourteen (14) and Fifteen (15), Block One (1) of the North Claude Addition to the Town of Claude, Armstrong County, Texas.

Bailey County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
6	Bailey County Interchange	Volume 58, Page 239 et seq. Deed Records, Bailey County, Texas

as to the following property:

A part of Section Thirty-Eight (38) in Block “Y”, W.D. & F.W. Johnson’s Subdivision Number Two (2) in Bailey County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the West right of way fence of the Muleshoe-Morton Highway whence the Northwest corner of Section Thirty-Eight (38) bears Northerly at 624’ and Westerly at 2666’;

THENCE, Westerly perpendicular to Highway R.O.W. a distance of 450’ to a point;

THENCE, Northerly, parallel to Highway R.O.W. a distance of 484’ to a point;

THENCE, Easterly perpendicular to Highway R.O.W. a distance of 450’ to a point in West Highway R.O.W.; and

THENCE, Southerly with Highway R.O.W. a distance of 484’ to point of beginning,

Containing 5 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
7	Bailey County Pump	Volume 72, Page 16 et seq. Deed Records, Bailey County, Texas

as to the following property:

BEGINNING at a point, said beginning point being Easterly from the Southwest corner of League Two Hundred Six (206), Bailey and Lamb Counties, Texas, as measured along the South line of said League Two Hundred Six (206) a distance of 8859.1 feet to the point of intersection of said South line of League Two Hundred Six (206) with the centerline of the Santa Fe Railway Main Track;

Bailey County, Texas, continued

THENCE, Northwesterly along the centerline of said Santa Fe Railway Main Track a distance of 1930.6 feet to a point;

THENCE, Southwesterly perpendicular to the centerline of said Santa Fe Railway Main Track a distance of 280 feet;

THENCE, continuing Southwesterly perpendicular to the centerline of the Santa Fe Railway Main Track a distance of 340 feet to a point;

THENCE, Northwesterly parallel to and 620 feet Southwest from the centerline of said Santa Fe Railway Main Track a distance of 150 feet to a point;

THENCE, Northeasterly perpendicular to the centerline of said Santa Fe Railway Main Track a distance of 340 feet to a point; and

THENCE, Southeasterly parallel to and 280 feet Southwest from the centerline of said Santa Fe Railway Main Track a distance of 150 feet to the point of beginning and

Contains 1.17 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
8	East Muleshoe Substation	Volume 114, Page 532 et seq. Deed Records, Bailey County, Texas

as to the following property:

0.517 acre tract of land, more or less, out of the Northwest Quarter of Section Fifty-Four (54), Block Y, W.D. & F.W. Johnson’s Subdivision No. 2, Bailey County, Texas, described as follows:

BEGINNING at a point 80 feet S. 54° 54’ 30” E. of the N.E. corner of Block Sixteen (16), Original Town of Muleshoe, Bailey County, Texas, said point being the East line of East 6th Street and the South line of Avenue B, in said Town;

THENCE, S. 54° 54’ 30” E. 150 feet to a point;

THENCE, S. 35° 05’ 30” W. 150 feet to a point;

Bailey County, Texas, continued

THENCE, N. 54° 54’ 30” W. 150 feet to a point; and

THENCE, N. 35° 05’ 30” E. 150 feet to the place of beginning, and

Containing 0.517 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
12	Muleshoe Substation	Volume 95, Page 481 et seq. Deed Records, Bailey County, Texas

as to the following property:

A tract of land out of the Northeast Quarter (NE/4) of Section Thirty-Three (33), Block Y, W.D. & F.W. Johnson Subdivision, Bailey County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the East line of the Northeast Quarter of Section Thirty-Three (33), Block Y, W.D. & F.W. Johnson Subdivision, #2, Bailey County, Texas, from whence the Northeast corner of the NE/4 of said Section Thirty-Three (33), bears North 2625.8 feet, said point being the point of its intersection with the Northeasterly Right-of-way line of U.S. Highways Nos. 70 & 84 and East line of Public Road;

THENCE, N. 64 deg 13’ W. along the Northeasterly R.O.W. line of said U.S. Highways 70 & 84, at 27.75 feet pass a point agreed upon as being the East line of said Northeast Quarter of Section Thirty-Three (33), Block Y, W.D. & F.W. Johnson Subdivision #2 by correction agreement dated December 11, 1944, executed by Ray Griffiths et al, recorded in Volume 40, Page 618, Deed Records of Bailey County, Texas, in all a distance of 1507.8 feet to an iron pipe set for the Southeast corner of the Williams Addition;

THENCE, N. 0 deg. 29’ 30” W. with East boundary line of the Williams Addition and Williams acreage tract at 882.6 feet pass iron pin located in the East line of said Williams Acreage tract, in all 893.8 feet a point in the South line of a public road, said point being 60 feet at right angles from Southeasterly line of P. & S.F. Railway R.O.W., said point being the place of beginning of the tract herein described;

THENCE, N. 54 deg. 53’ W. along the Southwesterly line of said 60 foot road, and parallel to and 60 feet at right angles from Southwesterly line of P. & S.F. Railroad R.O.W. a distance of 167.45 feet to a point for corner;

Bailey County, Texas, continued

THENCE, S. 25 DEG 47’ W. a distance of 230.15 feet a point for corner;

THENCE, S. 64 deg. 13’ E. parallel to the N.E./R.O.W. line of U.S. Highways 70 & 84, a distance of 265.5 feet to a point for the Southeast corner of this tract; and

THENCE, N. 0 deg. 29’ 30” W. along the East line of said tract, a distance of 225.6 feet to the place of beginning,

Containing 1.05 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
13	Substation/Texas-New Mexico	Volume 36, Page 635 et seq. Deed Records, Bailey County, Texas

as to the following property:

Lot One (1), Block One (1) of the Warren Addition to the Town of Muleshoe, Bailey County, Texas.

SPS Id. No.	Common Name	Title into Southwestern Public Service Company Recorded at
5047	Tolk Railroad Parcel 3	Agreed Judgment - Vol. 11, Page 254 et seq., Civil Minutes, District Court Records, Bailey County, Texas

as to the following property:

The North 200 feet of Labors Three (3), Four (4) and Five (5), League Two Hundred Six (206), Ochiltree County School Lands, Bailey County, Texas, containing 38.31 acres of land, more or less.

SPS Id. No.	Common Name	Title into Southwestern Public Service Company Recorded at
5048	Tolk Railroad Parcel 4	Agreed Judgment – Vol. 11, Page 254 et seq. Civil Minutes, District Court Records, Bailey County, Texas

Bailey County, Texas, continued

as to the following property:

The North 200 feet of such portion of Labor Two (2), League Two Hundred Six (206), Ochiltree County School Lands located in Bailey County, Texas, containing 2.12 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5069	Tolk Railroad Parcel 1	Volume 136, Page 522, et seq. Deed Records, Bailey County, Texas Correction Deed: Volume 226, Page 378 et seq. Official Public Records, Bailey County, Texas

as to the following property:

A tract of land out of Tract Three (3), League Two Hundred Five (205), Lamar County School Lands, Bailey County, Texas described as follows:

BEGINNING at the Southeast corner of Tract Three (3) a found 2-inch iron pipe;

THENCE, N. 86° 39’ 21” W. along the South line of said Tract Three (3) a distance 340.48 feet to a found 1-inch iron pipe in the Easterly right-of-way line described in Bailey County Deeds, Book 8, Page 533;

THENCE, N. 39° 09’ 39” W. along said right-of way line a distance of 151.53 feet to a point of curvature monumented with a found plastic cap in asphalt marked RPLS 1848;

THENCE, Northwesterly along a tangential curve of said right-of-way to the left having a Radius of 5779.65 feet, a Delta of 06° 56’ 35”, a Chord bearing of N. 42° 37’ 57” W, a Chord distance of 699.95 feet and a Length of 700.38 feet to a point of tangency monumented with a found plastic cap marked RPLS 1848;

THENCE, N. 46° 06’ 04” W. along said right-of-way a distance of 396.83 feet to a set 5/8-inch rebar and cap marked HICKS RPLS 5155;

THENCE, S. 50° 13’ 59” E. a distance of 550.33 to a point of curvature monumented with a set 5/8-inch rebar and cap marked HICKS RPLS 5155;

Bailey County, Texas, continued

THENCE, Southeasterly along a non - tangential curve to the left, having a Radius of 1090.71 feet, a Delta Angle of 33° 49’31”, a Chord Bearing of S. 70° 41’ 51” E., a Chord distance of 634.60 feet, and a Length of 643.92 feet to a point of tangency monumented with a 5/8-inch rebar and cap marked HICKS RPLS 5155;

THENCE, S. 86° 56’ 27” E. a distance of 197.15 feet to a set 5/8-inch rebar and cap marked HICKS RPLS 5155; and

THENCE, S. 03° 45’ 22” W. along the East line of said Tract Three (3) a distance of 355.77 feet to the point of beginning;

Containing 4.993 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5070	Tolk Railroad Parcel 2	Volume 137, Page 44 et seq. Deed Records, Bailey County, Texas

as to the following property:

A tract or parcel of land out of League Two Hundred Five (205), Garza County School Land, Bailey County, Texas:

BEGINNING at the Southeast corner of Tract Four (4), League Two Hundred Five (205);

THENCE, N. 89° 28’ W., with the South line of said Tract Four (4), League Two Hundred Five (205), a distance of 2863.9 feet to the Southwest corner of said Tract Four (4), League Two Hundred Five (205);

THENCE, N. 1° 30’ E., with the West line of said Tract Four (4), League Two Hundred Five (205), a distance of 355.55 feet to a point;

THENCE, S. 89° 28’ E., parallel to the South line of said Tract Four (4), League Two Hundred Five (205), at 1407.9 feet pass the Southwest corner of League Two Hundred Twenty (220), Castro County School Land, at 2857.9 feet a 2 inch galvanized iron pipe in the South line of said League Two Hundred Twenty (220), said pipe being the Northwest corner of League Two Hundred Six (206), Ochiltree County School Land; and

Bailey County, Texas, continued

THENCE, S. 0° 32’ W., with the West line of said League Two Hundred Six (206), a distance of 355.55 feet to the place of beginning;

Containing 23.35 acres of land, more or less.

SAVE AND EXCEPT:

0.239 and 2.900 acres as more fully described on Deed recorded under Volume 163, Page 816, et seq., Deed Records, Bailey County, Texas.

Borden County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
26	Borden County Interchange	Volume 241, Page 865 et seq. Deed Records, Borden County, Texas

as to the following property:

A tract of land out of Section Twelve (12), Block Thirty-Three (33), T-3-N, T&P RR. Co. Survey, Borden County, Texas, described by metes and bounds as follows:

BEGINNING at the Southeast corner of the Candace Lou Good Jacobson Tract #2, as described in Exhibit “H” of a partition deed recorded in Volume 209, Page 247 thru 261 of the Borden County Deed Records;
THENCE, S. 76° 37’ 28” W., 700.0 feet along the North right of way line of a paved County Road and the South line of said Candace Lou Good Jacobson Tract #2 to a point;

THENCE, N. 15° 07’ 30” W., 400.0 feet to a point;

THENCE, N. 76° 37’ 28” E., 700.0 feet to a point; and

THENCE, S. 15° 07’ 30” E., 400.0 feet to the place of beginning,

Containing 6.42 acres of land, more or less.

Briscoe County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
30	Silverton City	Volume 38, Page 1 et seq. Deed Records, Briscoe County, Texas

as to the following property:

Lots Twenty (20), Twenty-One (21) and Twenty-Two (22), in Block Twenty-Two (22), of the Original Town of Silverton, in Briscoe County, Texas, according to the Original Plat of said town recorded in Deed Records Volume 2-B, Page 297.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
31	Briscoe County Interchange	Volume 61, Page 357 et seq. Deed Records, Briscoe County, Texas

as to the following property:

A tract of land in the S/2 of the S/2 of Section Nineteen (19), Block A, Arnold & Barrett Survey, Briscoe County, Texas, described by metes and bounds as follows:

BEGINNING at the Southeast corner of said Section Nineteen (19);

THENCE, South 89° 41’ 13” West 258.8 feet to a point in the South line of said Section Nineteen (19);

THENCE, North 0° 17’ 16” West 168.31 feet to a point;

THENCE, North 89° 41’ 13” East 258.8 feet to a point in the East line of said Section Nineteen (19); and

THENCE, South 0° 17’ 16” East 168.31 feet along the East line of said Section Nineteen (19) to the point of beginning,

Containing in all one acre of land, and subject to a public road along the East side thereof as it now exists and subject to a public road on the South side thereof as it now exists.

Carson County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
32	Conway Substation	Volume 126, Page 384 et seq. Deed Records, Carson County, Texas

as to the following property:

A tract of land out of the Northeast corner of Section Seventy-Five (75), Block Two (2), T.T.R.R. Co. Survey, Carson County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the North line of said Section, 60 feet West of the Northeast corner thereof and in the West line of the right-of-way of State Highway No. 15;

THENCE, South parallel to the East line of said Section and along the West line of the right-of-way of State Highway No. 15, 242 feet to a point;

THENCE, West parallel to the North line of said Section, 180 feet to a point;

THENCE, North parallel to the East line of said Section, 242 feet to a point in the North line thereof; and

THENCE, East along the North line of said Section, 180 feet to the point of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
39	White Deer Substation	Volume 37, Page 460 Deed Records, Carson County, Texas QCD – Volume 76, Page 603 et seq. Deed Records, Carson County, Texas

as to the following property:

Lot Twelve (12), Block Twelve (12), of the Town of White Deer, according to the map of said Town of White Deer, recorded in Volume 21, Page 519, of the Deed Records of Carson County, Texas.

Castro County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
47	South Dimmitt Substation	Volume 105, Page 603 et seq. Deed Records, Castro County, Texas

as to the following property:

A tract of land out of Section Twenty-Five (25), Block M-10-A, Castro County, Texas, described by metes and bounds as follows:

BEGINNING at a 5/8 inch iron rod in the West line of said Section Twenty-Five (25), 14 foot North of the common Southwest corner of said Section Twenty-Five (25), and the Northwest corner of Section Sixteen (16), both in Block M-10-A as aforesaid;

THENCE, East parallel to the South line of said Section Twenty-Five (25), 40 feet, a stake;

THENCE, North 52° 16 feet 30 inches East a distance of 276.4 feet, an iron stake;

THENCE, East parallel to the South line of said Section Twenty-Five (25), 55.4 feet, a stake;

THENCE, North 133 feet a ½ inch iron rod;

THENCE, West parallel to the South line of said Sec. 25, 315 feet an iron rod; and

THENCE, South along the West line of said Section 25, 305.2 feet the place of beginning,

Containing 1.55 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
48	Hart Substation 66/12 KV	Volume 114, Page 499 et seq. Deed Records, Castro County, Texas

as to the following property:

Castro County, Texas, continued

A tract out of the S.W. corner of Section Fifteen (15), Block O-7, E.L. & R.R. RR Castro County, Texas;

BEGINNING at a 5/8 inch steel rod set in the North right of way of FM Highway No. 145, and being 23.2 feet North of a ½ inch pipe at the S.W. corner of Section Fifteen (15), Block O-7, E.L. & R.R. RR Castro County, Texas;

THENCE, North along the West line of said Section Fifteen (15), a distance of 250.0 feet to a 5/8 inch steel rod;

THENCE, North 89° 43’ 30” E. 240.0 feet to a 5/8 inch steel rod;

THENCE, South 250.0 feet to a 5/8 inch steel rod in the North right of way of said FM Highway; and

THENCE, South 89° 43’ 30” W. along said right of way, a distance of 240.0 feet to the place of beginning, and

Containing 1.38 acres, more or less.

Cochran County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
102	Morton Office Building	Volume 166, Page 813 et seq. Deed Records, Cochran County, Texas

as to the following property:

Lot Six (6), Block One Hundred Fifty-Two (152), Original Town of Morton, Cochran County, Texas, as per the map or plat of said town of record in the Office of the County Clerk of Cochran County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
104	Whiteface Interchange	Volume 47, Page 457 et seq. Deed Records, Cochran County, Texas Corrected Deed: Volume 48, Page 292 et seq. Deed Records, Cochran County, Texas

as to the following property:

A tract of land out of the Northwest part of Tract Twelve (12), League Sixty-Four (64), Midland County School Lands, Cochran County, Texas, and more particularly described as follows:

BEGINNING at a point in the North line of said tract above described, 50 feet East of the Northwest corner;

THENCE, South parallel with the West boundary line of said tract a distance of 200 feet;

THENCE, East parallel with the North boundary line a distance of 200 feet for the Southeast corner of this tract;

THENCE, North parallel with the East boundary line of said tract a distance of 200 feet to a point in the North boundary line of said Tract Twelve (12), League Sixty-Four (64) for the Northeast corner of this tract; and

Cochran County, Texas, continued

THENCE, West along the North boundary line of said Tract Twelve (12), League Sixty-Four (64), a distance of 200 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5041	Middleton Substation	Volume 122, Page 511 et seq. Deed Records, Cochran County, Texas

as to the following property:

All of that certain tract or parcel of land out of League Fifty-Six (56), Oldham County School Land, Cochran County, Texas, and being more particularly described as follows:

BEGINNING at a 1” iron pipe set in the West line of a paved FM road for the Southeast corner of this tract, whence the Southeast corner of League Fifty-Six (56) bears South 89° 02’ East, 50.0 feet;

THENCE, North 0° 54’ East, along the West line of a paved FM road, a distance of 250.0 feet to a 1” iron pipe set for the Northeast corner of this tract;

THENCE, North 89° 02’ West, 250.0 feet to a 1” iron pipe set for the Northwest corner of this tract;

THENCE, South 0° 54’ West, 250.0 feet to a 1” iron pipe set for the Southwest corner of this tract; and

THENCE, South 89° 02’ East, 250.0 feet to the place of beginning,

Containing 1.435 acres more or less, according to a survey made on the ground November 23, 1971, by Sprawls & Wilson Surveying Co., registered public surveyors.

Crosby County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
108	Cone Jim Substation	Volume 65, Page 609 et seq. Deed Records, Crosby County, Texas Correction Deed: Volume 67, Page 53 et seq. Deed Records, Crosby County, Texas

as to the following property:

5000 square feet, being a part of Section Two (2), Block M, Cert. #153, H. & O.B.B. Ry. Co., Crosby County, Texas, the same being a tract 50 feet by 100 feet out of said Section Two (2), and more fully described by metes and bounds as follows:

BEGINNING at a point (set iron pin) in the West boundary line of the R.O.W. of State Highway 207, said iron pipe 50 feet West of center line of said State Highway 207 and 1241.9 feet South of the N.E. corner of said Section Two (2), Abstract #1090, for the N.E. and beginning corner of this survey of 50 feet by 100 feet;

THENCE, West 100 feet along the South boundary line of a tract of L. F. Goodson to stake for the N.W. corner of this tract;

THENCE, South 50 feet to stake for the S.W. corner of this tract;

THENCE, East 100 feet to stake in the West boundary line of the R.O.W. of State Highway 207 for the S.E. corner of this tract; and

THENCE, North 50 feet along the West boundary line of Highway #207 to the place of beginning;

According to field notes of said tract of 50 ft. x 100 ft. made by Geo. E. Mayes, County Surveyor, April 5, 1944, and being of record in Volume 10, Page 750 of the County Surveyor’s Records of Crosby County, Texas.

Crosby County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
109	Crosbyton City Substation	Volume 179, Page 335 et seq. Deed Records, Crosby County, Texas

as to the following property:

Lots Twenty-Five (25) and Twenty-Six (26), Block Eighty-Five (85), East Addition to the City of Crosbyton, Crosby County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
110	Lorenzo Substation	Volume 63, Page 279 et seq. Deed Records, Crosby County, Texas

as to the following property:

Lots Nineteen (19) and Twenty (20), Block Sixty-Three (63), in the Town of Lorenzo, Crosby County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
111	Crosby County Interchange Parcel 1	Volume 120, Page 156 et seq. Deed Records, Crosby County, Texas

as to the following property:

A tract of land out of Section Nine Hundred Seventeen (917), Block No. C-3, A.B. & M. Survey, Abstract No. 207, Crosby County, Texas, described by metes and bounds as follows:

BEGINNING at the southeast corner of the said Section Nine Hundred Seventeen (917), Block No. C-3;

THENCE, North 174.24 feet along the East Section line;

THENCE, West 250 feet;

Crosby County, Texas, continued

THENCE, South 174.24 feet to a point in the South line of the Section Nine Hundred Seventeen (917); and

THENCE, East 250 feet to the place of beginning,

Containing one acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
112	Hendrick Substation	Volume 90, Page 251 Deed Records, Crosby County, Texas

as to the following property:

A tract of land out of Subdivision Fifty-Five (55), League Two (2), Morris County School Lands in Crosby County, Texas, described by metes and bounds, as follows:

BEGINNING at a ¾” iron pipe which bears East 50 feet from the N.W. corner of Tract Fifty-Five (55), League Two (2) for the N.W. corner of this tract;

THENCE, South at 50 feet from and parallel to the center line of the Post Highway, a distance of 208.6 feet to a ¾” iron pipe set for the S.W. corner of this tract;

THENCE, East 208.6 feet to a ¼” rod set for the S.E. corner;

THENCE, North 208.6 feet to a ¾” iron pipe set for the N.E. corner; and

THENCE, West 208.6 feet to the place of beginning,

Containing one acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
113	Ralls Substation	Volume 44, Page 417 Deed Records, Crosby County, Texas

As to the following property:

Lot Seven (7), Block One Hundred Eighty-Five (185), Crosby County, Texas.

Crosby County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5039	Crosby County Interchange Parcel 2	Volume 124, Page 515 et seq. Deed Records, Crosby County, Texas Volume 49, Page 556 et seq. Official Public Records, Crosby County, Texas

as to the following property:

Tract 1: A tract of land out of the Southeast Quarter (SE/4) of Section Nine Hundred Seventeen (917), Block C-3, A.B. & M. Survey, Crosby County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the East line of said Section Nine Hundred Seventeen (917) lying 174.24 feet North of the Southeast corner of said Section Nine Hundred Seventeen (917);

THENCE, West parallel with the South line of such Section 250.0 feet;

THENCE, North parallel with the East line of such Section 87.12 feet;

THENCE, East parallel with the South line of such Section 250.0 feet, to a point in the East line of such Section; and

THENCE, South along the East line of such Section 87.12 feet to the place of beginning,

Containing one-half acre, more or less

Tract 2: A tract of land located within a tract deeded to First National Bank, Marshall, Texas, Trustee of Trust #2 as recorded in Volume 23, Page 688 of the Crosby County Deed Records and located in the Southeast Quarter of Section Nine Hundred Seventeen (917), Block C-3, Adams, Beaty and Moulton Survey, Crosby County, Texas, more particularly described as follows:

BEGINNING at a found ½” rebar on the East line of said Section Nine Hundred Seventeen (917), for the Southeast corner of the herein described tract and the Northeast corner of a tract conveyed to Southwestern Public Service as recorded in Volume 124, Page 515 of the Crosby County Deed Records, from whence the Southeast corner of said Section Nine Hundred Seventeen (917), a found ½” rebar, bears S. 1° 46’ 32” W., a distance of 87.42 feet and S. 1° 45’ 23” W., a distance of 173.96 feet;

Crosby County, Texas, continued

THENCE, N. 88° 16’ 28” W. along the North line of said Southwestern Public Service tract and along the North line of a tract conveyed to Southwestern Public Service as recorded in Volume 141, Page 322 of the Crosby County Deed Records, a distance of 500.00 feet to the Southwest corner of the herein described tract, which corner is also the Northwest corner of said Southwestern Public service tract, a set 5/8” rebar with a 2” aluminum cap stamped “HICKS RPLS 5155”;

THENCE, N. 1° 45’ 46” E., a distance of 100.00 feet to the Northwest corner of the herein described tract, a set 5/8” rebar with a 2” aluminum cap stamped “HICKS RPLS 5155”;

THENCE, S. 88° 16’ 28” E., parallel with the North line of said Southwestern Public Service tracts, a distance of 499.99 feet to the East line of said Section Nine Hundred Seventeen (917), for the Northeast corner of the herein described tract, a set 5/8” rebar with a 2” aluminum cap stamped “HICKS RPLS 5155”; and

THENCE, S. 1° 45’ 24” W. along the East line of said Section Nine Hundred Seventeen (917), a distance of 100.00 feet to the point of beginning,

Containing 1.148 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5040	Crosby County Interchange Parcel 3	Volume 141, Page 322 et seq. Deed Records, Crosby County, Texas

as to the following property:

A tract of land out of the Southeast Quarter (SE/4) of Section Nine Hundred Seventeen (917), Block C-3, A.B. & M. Survey, Crosby County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the South line of said Section Nine Hundred Seventeen (917) lying 250.0 feet West of the Southeast corner of said Section Nine Hundred Seventeen (917);

THENCE, North parallel with the East line of such Section a distance of 261.36 feet;

Crosby County, Texas, continued

THENCE, West parallel with the South line of such Section 250.0 feet;

THENCE, South parallel with the East line of such Section 261.36 feet; and

THENCE, East along the South line of such Section 250.0 feet to the place of beginning,

Containing one and one-half acres, more or less.

Dallam County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
152	Conlen Substation	Volume 107, Page 307 et seq. Deed Records, Dallam County, Texas

as to the following property:

Lots Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17), Eighteen (18) and Nineteen (19), Block Six (6) in the Town of Conlen according to the Plat and Dedication made by E.A. Reeves dated April 28, 1934, and recorded in Volume 84, Page 639 of the Deed Records of Dallam County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
153	Dalhart Substation	Volume 123, Page 405 et seq. Deed Records, Dallam County, Texas

as to the following property:

Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11), Twelve (12), Thirteen (13) and Fourteen (14), Dalhart Town Company’s Townsite, City of Dalhart, Dallam County, Texas, as such alley way is shown to exist upon the plat of the Dalhart Town Company of record in Volume 11, Page 626, Deed Records of Dallam County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
156	Kerric Pump	Volume 116, Page 592 et seq. Deed Records, Dallam County, Texas

as to the following property:

A tract of land out of Section Eleven (11), Block M-27, T.C. Ry. Co., in Dallam County, Texas, in a square on the Northeast side of, and adjacent to U.S. Highway 287, described by metes and bounds, as follows:

Dallam County, Texas, continued

BEGINNING at a point in the Northeast right of way line of Highway 287, and adjacent thereto, said point being 133 feet from the intersection of North boundary line of said Section Eleven (11), Block M-27, T.C. Ry. Co., and the Northeast right-of-way line of said U.S. Highway 287;

THENCE, at right angles with said right-of-way line in Northeasterly direction 50 feet to point;

THENCE, Southeasterly at right angles, and parallel to said Northeast boundary line of said Highway 287, 50 feet to a point;

THENCE, at right angles, 50 feet to point in said Northeast right-of-way line of U.S. Highway 287; and

THENCE, Northwesterly along said right-of-way line fifty feet to the place of beginning.

Deaf Smith County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
160	Deaf Smith Interchange	Volume 238, Page 179 et seq. Deed Records, Deaf Smith County, Texas

as to the follow property:

A tract of land in Section Forty-One (41), Block K-3, G.B. & C.G. R.R. Co. Survey, Deaf Smith County, Texas, being further described by metes and bounds as follows:

BEGINNING at a point lying 2513.7 feet East of the Northwest corner of said Section Forty-One (41) and 34.0 feet South of the North line of said Section Forty-One (41);

THENCE, South 89° 12’ East, parallel to the North line of said Section Forty-One (41), 660.0 feet to a point;

THENCE, South 0° 48’ West, 516.0 feet to a point;

THENCE, North 89° 12’ West, 660.0 feet to a point; and

THENCE, North 0° 48’ East, 516.0 feet to the place of beginning,

Containing 7.818 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
162	Hereford Substation Block 6 Lots 1-12	Document No. 200103 et seq. Deed Records, Deaf Smith County, Texas

as to the following property:

Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11) and Twelve (12), Block Six (6) in the Original Town of Hereford, Deaf Smith County, Texas.

Deaf Smith County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
164	Hereford Service Center	Volume 99, Page 2461 et seq. Official Public Records, Deaf Smith County, Texas

as to the following property:

A tract of land out of the West part of the Southeast ¼ of Section Eighty-One (81), Block K-3, Abstract Number 38, Certificate Number 918, Original Grantee Adams, Beaty and Moulton in Deaf Smith County, Texas. The survey of same is based upon the remaining evidences of the resurvey of said section by surveyor R.O. Whyman on November 14, 1913, the field notes thereof of record in Volume 4, Page 81, Field Note Records of Deaf Smith County, Texas described by metes and bounds as follows:

BEGINNING at a ¾ inch iron pipe found at the intersection of the North line of Farm Road 2856 as described in Right of Way Easement to the State of Texas recorded in Volume 236, Page 664, Deed Records and the West line of the Southeast ¼ of Section Eighty-One (81), Block K-3, as same is monumented for the Southeast corner of a tract known as 2.5 acres as conveyed to Isaias Gamez and wife, Margaret Gamez by Warranty Deed with vendor’s lien recorded in Volume 294, Page 353, Deed Records whence a ½ inch iron rod set for the Southeast corner of said section bears South 01 degree 19 minutes 39 seconds West 50.00 feet and South 88 degrees 40 minutes 48 seconds East 2643.47 feet;

THENCE, North 01 degree 19 minutes 39 seconds East along the West line of the Southeast ¼ of Section 81, as monumented, at 330 feet pass the Northeast corner of the tract known as 2.5 acres and at a total distance of 414.85 feet a ½ inch iron rod set for corner;

THENCE, South 88 degrees 40 minutes 48 seconds East at a 20.00 feet pass a number 60 common nail found and at a total distance of 664.13 feet a number 60 common nail found for the Northwest corner of a tract known as 4 acres as conveyed to Don B. Taylor by Warranty Deed recorded in Volume 278, Page 331, Deed Records;

THENCE, South 01 degree 22 minutes 23 seconds West 414.85 feet to a ½ inch iron rod found in the North line of Farm Road 2856 for the Southwest corner of the tract known as 4 acres; and

THENCE, North 88 degrees 40 minutes 48 seconds West along the North line of Farm Road 2856, a distance of 663.80 feet to the place of beginning,

Containing 6.323 acres, more or less.

Deaf Smith County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
166	Hereford Substation Block 6 Lots 13-18	Volume 108, Page 229 et seq. Deed Records, Deaf Smith County, Texas

as to the following property:

Lots Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17) and Eighteen (18), Block Six (6) of the Original Town of Hereford, as shown by the plat of said town of record in the Deed Records of Deaf Smith County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
167	Hereford North West Substation	Volume 234, Page 283 et seq. Deed Records, Deaf Smith County, Texas Volume 241, Page 463 et seq. Deed Records, Deaf Smith County, Texas

as to the following property:

Tract 1: A tract of land 140 feet by 140 feet out of the Northeast corner of Block Twenty-Seven (27), Welsh Addition to the Town of Hereford, Deaf Smith County, Texas, described by metes and bounds as follows:

BEGINNING at a 1 inch iron pipe at the Northeast corner of Block Twenty-Seven (27), Welsh Addition to the Town of Hereford;

THENCE, West along the North line of said Block, 140 feet to a ¾ inch iron pipe;

THENCE, South parallel to the East line of said Block, 140 feet to a ¾ inch iron pipe;

THENCE, East parallel to the North line of said Block, 140 feet to a ¾ inch iron pipe; and

THENCE, North along the East line of said Block, 140 feet to the place of beginning.

Deaf Smith County, Texas, continued

Tract 2: Being a part of Block Twenty-Seven (27), Welsh Addition to the Town of Hereford, Deaf Smith County, Texas, described as follows:

BEGINNING at a point in the East line of said Block Twenty-Seven (27), which point is 140 feet South of the Northeast corner of Block Twenty-Seven (27);

THENCE, South with the East line of Block Twenty-Seven (27), Welsh Addition, 33 feet to a point;

THENCE, West parallel with the North line of said Block, 140 feet to a point;

THENCE, North parallel with the East line of said Block, 33 feet to a point; and

THENCE, East parallel with the North line of said Block, 140 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5000	Hereford Substation Block 6 Lots 19-24	Volume 423, Page 269 et seq. Deed Records, Deaf Smith County, Texas

as to the following property:

Lots Nineteen (19), Twenty (20), Twenty-One (21), Twenty-Two (22), Twenty-Three (23), and Twenty-Four (24), Block Six (6), Original Town of Hereford, Deaf Smith County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5001	Deaf Smith Substation all of Block 7	Volume 111, Page 47 et seq. Deed Records, Deaf Smith County, Texas

as to the following property:

Block Seven (7) of the Original Town of Hereford, Deaf Smith County, Texas, as shown by the map or plat of said Town of record in the Deed Records of Deaf Smith County, Texas.

Floyd County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
269	Floydada Substation	Volume 115, Page 475 Deed Records, Floyd County, Texas

as to the following property:

Lot One (1), and the West one-half (W. ½) of Lot Two (2), all in Block Forty-One (41), in the original town of Floydada, in Floyd County, Texas, as shown by the Plat of said Town recorded in Volume 2F, Page 294, Deed Records of Floyd County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
271	Lockney Pump Substation	Volume 162, Page 143 et seq. Deed Records, Floyd County, Texas

as to the following property:

A tract of land out of the Southeast portion of the Southeast one-fourth (S.E. ¼) of Section No. Fifty-Two (52) in Block D-2, G.C. & S.F. Ry. Co. Survey, in Floyd County, Texas which portion is more particularly described by metes and bounds, as follows:

BEGINNING at a point in the East line of the said Section 52, 200 feet North of the Southeast corner of the said Section Fifty-Two (52) in Block D-2, for the Southeast corner of this tract, the same being the Northeast corner of a tract heretofore deeded to Southwestern Public Service Company by Deed of record in Volume 99, Page 102 of the Deed Records of Floyd County, Texas;

THENCE, North 40 feet to a point in the East line of said Survey;

THENCE, West 240 feet to a point for the Northwest corner of this tract;

THENCE, South 40 feet to an iron stake for the Southwest corner of this tract; and

THENCE, East 240 feet to the place of beginning.

Floyd County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
273	Lockney Substation	Volume 169, Page 88 et seq. Deed Records, Floyd County, Texas

as to the following property:

The N.E. part of Block Fifteen (15), Wilson Addition, a Subdivision of the A.B. Bell Survey, Blk. S.C., Certificate P8628 issued to A.B. Bell, in Floyd County, Texas, described by metes and bounds as follows:

BEGINNING at a ¾ inch pipe set for the N.E. corner of Block Fifteen (15) and the N.W. corner of Block Fourteen (14) Wilson Addition, and the N.E. corner of this tract;

THENCE, South 201 7/10 feet to a ¾ inch pipe set in the North right-of-way line of the Santa Fe Railway for the S.E. corner of this tract;

THENCE, N. 69 deg. 17 min. W. 331 4/10 feet with said right-of-way line to a ¾ inch pipe set for the S.W. corner of this tract;

THENCE, North 84 5/10 feet to a ¾ inch pipe set in the North line of Block Fifteen (15) for the N.W. corner of this tract; and

THENCE, East 310 feet with North line of Block Fifteen (15) to the place of beginning,

Containing 1.02 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
276	South Plains Substation	Volume 109, Page 420 Deed Records, Floyd County, Texas

as to the following property:

Lots Nine (9) and Ten (10), Block Seventeen (17) in the Original Town Site of South Plains in Floyd County, Texas, as shown by Plat of record in Floyd County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
277	Barwise Substation	Volume 100, Page 47 et seq. Deed Records, Floyd County, Texas

Floyd County, Texas, continued

as to the following property:

A tract of land included in the following description by metes and bounds and situated in the Southwest corner of the South five-eighths (S. 5/8) of the J.R. Powell Survey Abstract No. 1109 patented to E.C. Fullingim by Patent No. 35, Volume 27 dated December 11, 1894, recorded in Volume 1, Page 77, Patent Records of Floyd County, Texas, and that part of said Survey is described by metes and bounds as follows:

BEGINNING at the Southwest corner of said J.R. Powell Survey, situated in intersection corner at center of public roads, for the Southwest corner of this tract;

THENCE, North with center of road 126 feet to point for N.W. corner;

THENCE, East 235 feet to point for N.E. corner;

THENCE, South 126 feet to point in South boundary line of said J.R. Powell Survey, in center of road, for S.E. corner this tract; and

THENCE, West with South boundary line said Survey to place of beginning, a distance of 235 feet.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
279	Irick Substation	Volume 109, Page 420 Deed Records, Floyd County, Texas

as to the following property:

Lots Nine (9) and Ten (10), Block Seventeen (17) in the Original Town Site of South Plains in Floyd County, Texas, as shown by Plat of record in Floyd County, Texas.

SPS Id. No.	Common Name	Title into Southwestern Public Service Company Recorded at
281	South Floydada Substation	Judgment of the Court - Volume 166, Page 564, County Clerk Records, Floyd County, Texas

Floyd County, Texas, continued

as to the following property:

A tract of land out of the North one-half (N/2) of the East one half (E/2) of Section Five (5), Block P, S.F.I.W Co. Survey, Floyd County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the North line of Section Five (5), Block P, S.F.I.W. Co. Survey, Floyd County, Texas, lying 52.5 feet West of the Northeast corner of Section Five (5);

THENCE, West along the North line of such Section 295.16 feet;

THENCE, South parallel with the East line of such Section 295.16 feet;

THENCE, East parallel with the North line of such Section 295.16 feet; and

THENCE, North parallel with the East line of such Section 295.16 feet to the place of beginning,

Containing 2 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5045	Interchange	Volume 180, Page 351 et seq. Deed Records, Floyd County, Texas

as to the following property:

A tract of land out of the Northeast one-quarter (N.E. ¼) of Section One (1), Block C, I. & G.N. RR Co. Survey, Floyd County, Texas, containing three (3) acres of land, more or less, and described by metes and bounds as follows:

BEGINNING at a point in the East line of Section One (1), Block C, I. & G.N. R.R. Co. Survey, Floyd County, Texas, lying 1121.8 feet South of the Northeast corner of said Section One (1);

THENCE, S. 0° 43’ 15” E., along the East line of such Section 373.37 feet;

THENCE, S. 89° 09’ 45” W., parallel to the North line of such Section 350.0 feet;

Floyd County, Texas, continued

THENCE, N. 0° 43’ 15” W., parallel to the East line of such Section 373.37 feet; and

THENCE, N. 89° 09’ 43” E., parallel to the North line of such Section 350.0 feet to the place of beginning.

Gaines County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
293	Loop Substation	Volume 103, Page 488 et seq. Deed Records, Gaines County, Texas

as to the following property:

A tract of land 50’ x 50’ out of the Northwest Quarter of Section Ten (10), Block G, C. & M. Ry. Co. Survey, in Gaines County, Texas, described by metes and bounds as follows:

BEGINNING at a point 836.4 feet E. and 73.22 feet S. of the N.W. corner of said Section Ten (10), Block G, which point is the intersection of the S. line of the State Highway right-of-way with the E. line of the certain 6-acre tract of land conveyed to C.W. Walters and wife, Lily Belle Walters, by Warranty Deed dated April 17, 1936 and recorded in Volume 42, Page 551 of the Deed Records of Gaines County, Texas;

THENCE, S. along the E. line of said Walters tract a distance of 50 feet to a point for theS.W. corner of this tract;

THENCE, E. along the line parallel to and 50 feet South of the South line of the State highway right-of-way, a distance of 50 feet to a point for the S.E. corner of this tract;

THENCE, N. along the line parallel to and 50 feet East of the East line of said Walters tract, a distance of 50 feet to a point in the S. line of the State highway right-of-way for the N.E. corner of this tract; and

THENCE, W. along the S. line of the State highway right-of-way a distance of 50 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
294	Adair	Volume 350, Page 311 et seq. Deed Records, Gaines County, Texas

as to the following property:

Gaines County, Texas, continued

A tract of land out of the Northeast part of Survey 17, Block C-31, Public School Land, Gaines County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at the Northeast corner of said Survey 17;

THENCE, S. 89° 58’ 16” W. a distance of 519.10 feet to a point in the easterly right-of-way of Farm to Market Road No. 403;

THENCE, S. 45° 55’ 29” W. along said right-of-way a distance of 274.84 feet;

THENCE, Southeasterly along said highway right-of-way and along the arc of a curve to the right having a radius of 1185.93 feet and a central angle of 31° 02’ 14” a distance of 642.42 feet to a point in the East line of said Survey 17; and

THENCE, N. 0° 02’ 09” E. along said East line of Survey 17 a distance of 738.75 feet to point of beginning,
Containing 3.445 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
304	Seagraves	Volume 97, Page 543 et seq. Deed Records, Gaines County, Texas

as to the following property:

Lots Eleven (11) and Twelve (12), Block Sixty-Five (65) of the original Town of Seagraves, Gaines County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
311	Boardman	Volume 281, Page 245 et seq. Deed Records, Gaines County, Texas

as to the following property:

A tract of land in the Southwest one-fourth (SW/4) of Section Eleven (11), Block A-24, Public School Land Survey, in Gaines County, Texas, being further described by metes and bounds as follows:

Gaines County, Texas, continued

BEGINNING at a point in the South line of said Section Eleven (11) from which the Southwest corner of said Section Eleven (11) bears South 74° 15’ 05” West 50.0 feet;

THENCE, North 15° 39’ 51” West, parallel to the West line of said Section, 290.4 feet to a point;

THENCE, North 74° 15’ 05” East, parallel to the South line of said Section Eleven (11), 225.0 feet to a point;

THENCE, South 15° 39’ 51” East, 290.4 feet to a point in the South line of said Section Eleven (11); and

THENCE, South 74° 15’ 05” West along the South line of said Section Eleven (11), 225.0 feet to the place of beginning,

Containing 1.5 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
312	Doss Substation & Seminole Warehouse	Volume 97, Page 636 et seq. Deed Records, Gaines County, Texas

as to the following property:

A tract of land out of the Northeast corner of Section 193, Block G, W.T.R.R. Co. Survey, Gaines County, Texas, said tract being more particularly described as follows:

BEGINNING at the N.E. corner of said Section One Hundred Ninety-Three (193);

THENCE, West along the North line of Section One Hundred Ninety-Three (193) a distance of 350 feet to a point;

THENCE, South parallel with the East line of Section One Hundred Ninety-Three (193), a distance of 258 feet to a point;

THENCE, East parallel to the North line of Section One Hundred Ninety-Three (193), 350 feet to a point in the East line of said Section One Hundred Ninety-Three (193); and

Gaines County, Texas, continued

THENCE, North along the East line of Section One Hundred Ninety-Three (193) to the place of beginning,

Containing 2.07 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
314	Gaines County Interchange	Volume 269, Page 519 et seq. Deed Records, Gaines County, Texas

as to the following property:

A tract of land out of the Southwest quarter (SW/4) of Section Three Hundred Twenty-One (321), Block G, C.C.S.D. & R.G.N.G. Ry. Co. Survey, in Gaines County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the North line of the Southwest quarter (SW/4) of said Section Three Hundred Twenty-One (321) lying 50.0 feet East of the Northwest corner of the Southwest quarter (SW/4) of said Section Three Hundred Twenty-One (321);

THENCE, North 89° 54’ East, along the North line of the Southwest quarter (SW/4) of said Section Three Hundred Twenty-One (321), 260.0 feet to a point;

THENCE, South 0° 05’ 52” East, parallel to the West line of said Section Three Hundred Twenty-One (321), 418.85 feet to a point;

THENCE, South 89° 54’ West 260.0 feet to a point; and

THENCE, North 0° 52’ 52” West, 418.85 feet to the point of beginning,

Containing 2.5 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
319	Substation in Seminole	Volume 69, Page 24 et seq. Deed Records, Gaines County, Texas

as to the following property:

Gaines County, Texas, continued

All of the East 50 feet of each of Lots Seven (7) and Eight (8), Block Forty-Five (45) of the Town of Seminole, in Gaines County, Texas, as laid out in the Original Plat of the same Town, as recorded in the Records of Gaines County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
330	Stone Substation	Volume 182, Page 137 et seq. Deed Records, Gaines County, Texas

as to the following property:

A tract of land out of the N/2 of Section One Hundred Thirty (130), Block G, of W.T. Ry. Co. Survey, in Gaines County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the South right-of-way line of U.S. Highway No. 180, which point is situated 1,287 feet East of the West line of said Section One Hundred Thirty (130);

THENCE, South 100 feet to a corner;

THENCE, East 100 feet to a corner;

THENCE, North 100 feet more or less, to the South right-of-way line of U.S. Highway 180 for corner; and

THENCE, in a Westerly direction, with the South right of way line of said U.S. Highway No. 180, 100 feet, more or less, to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5020	Legacy Substation	Document Number 2009-3507 et seq. Official Public Records, Gaines County, Texas

as to the following property:

A tract of land located in the W/2, Survey 289, Block G, W.T.R.R. Co. Survey, Gaines County, Texas, described more in detail as:

Gaines County, Texas, continued

BEGINNING at the S.E. corner of the W. 1/2 of Survey 289 from whence the corner common to Surveys 259, 260, 289 and 290, a found 5/8” rebar, bears S. 87° 43’ 33” E. 2641.01 feet;

THENCE, N. 02° 12’ 40” E. along the East line of the W. 1/2, at 40.00 feet pass a set 5/8” rebar with aluminum cap marked “WM HICKS RPLS 5155” a total distance of 540.00 feet to a set 5/8” rebar with aluminum cap marked “WM HICKS RPLS 5155” for the N.E. corner of this tract;

THENCE, N. 87° 43’ 33” W. along a line parallel to the South line of the W. 1/2 of Survey 289 a distance of 500.00 feet to a set 5/8” rebar with aluminum cap marked “WM HICKS RPLS 5155” for the N.W. corner of this tract;

THENCE, S. 02° 12’ 40” W. along a line parallel to the East line of the W. 1/2 of Survey, at 500.00 feet pass a set 5/8” rebar with aluminum cap marked “WM HICKS RPLS 5155” a total distance of 540.00 feet to point on the South line of Survey 289 for the S.W. corner of this tract; and

THENCE, S. 87° 43’ 33” E. along the South line of Survey 289 a distance of 500.00 feet to the point of beginning, and

Containing 6.198 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5021	Amerada-Hess Substation	Volume 381, Page 509 et seq. Deed Records, Gaines County, Texas

as to the following property:

A tract of land located in the Southeast Quarter of Section Two Hundred Forty-Nine (249), Block G, W.T. Railroad Co. Survey, Gaines County, Texas, and being more particularly described as follows:

BEGINNING at a point from whence the Southwest corner of said Section Two Hundred Forty-Nine (249) bears S. 0° 19’ 42” E., 40.0 feet and S. 89° 40’ 18” W., 4,658.58 feet;

THENCE, N. 0° 19’ 42” W. along a line perpendicular to the South line of the Southeast Quarter a distance of 200 feet;

Gaines County, Texas, continued

THENCE, N. 89° 40’ 18” E. along a line parallel to the South line of the Southeast Quarter a distance of 140.27 feet to a point in the Southwesterly right-of-way of State Hwy. 214;

THENCE, Southeasterly along said highway right-of-way and along the arc of a curve to the right, having a radius of 5,669.65 feet and a central angle of 2° 30’ 57” a distance of 248.96 feet to a point lying 40 feet North of the South line of the Southeast Quarter; and

THENCE, S. 89° 40’ 18” W. along a line 40 feet North of and parallel to the South line of the Southeast Quarter a distance of 288.50 feet to point of beginning, and

Containing 0.988 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5058	Gaines County Substation	Document No. 2009-4552 et seq. Official Public Records, Gaines County, Texas

as to the following property:

A tract of land located in the W/2 of Survey 321, Block G, C.C.S.D. and R.G.N.G. R.R. Co. Survey, Gaines County, Texas, described as follows:

COMMENCING at a found 1” pipe on the East line of Survey 321 with the East-West half section line;

THENCE, N. 87° 42’ 45” W. 4794.13 feet along the East-West half line of Survey 321 to a set 5/8” rebar with aluminum cap marked “WM HICKS RPLS 5155” for a point of beginning;

THENCE, S. 02° 15’ 12” W. 240.00 feet to a set 5/8” rebar with aluminum cap marked “WM HICKS RPLS 5155”;

THENCE, N. 87° 42’ 45” W. 180.00 feet to a set 5/8” rebar with aluminum cap marked “WM HICKS RPLS 5155”;

THENCE, N. 02° 15’ 12” E. 240.00 feet to the East-West half line of Survey 321 being a set 5/8” rebar with aluminum cap marked “WM HICKS RPLS 5155”; and

THENCE, S. 87° 42’ 45” E. 180.00 feet along the East-West half line of Survey 321 to the point of beginning, and

Containing 0.99 acres, more or less.

Gaines County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5120	Seagraves Offices	Volume 483, Page 429 et seq. Deed Records, Gaines County, Texas Volume ___, Page 543 et seq. Deed Records, Gaines County, Texas

as to the following property:

Tract 1: Lots Eleven (11) and Twelve (12) in Block Sixty-Five (65) of the original Town of Seagraves, Gaines County, Texas.

Tract 2: Lots Nine (9) and Ten (10), Block Fifty-Five (55), Original Town of Seagraves, Gaines County, Texas.

Garza County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
336	Garza Substation	Volume 51, Page 53 et seq. Deed Records, Garza County, Texas

as to the following property:

A tract of land, in Garza County, Texas, same being in the N.E. part of Survey No. 1308, Cert. No. 1/1051, B.S.& F., Abstract No. 748, Volume 31, Pat. No. 162;

BEGINNING at a point 2635 & 36/100 feet South and 46 & 40/100 feet West of N.E. Corner of Survey 1308;

THENCE, Southerly 50 feet to a point 46 & 40/100 feet West of the East line and 2716 & 36/100 feet North of the South line of said Survey 1308;

THENCE, Westerly 100 feet along fence to a point 146 & 40/100 feet West of East line of Survey 1308;

THENCE, Northerly 50 feet to a point 2635 & 36/100 feet South of the North line and 146 & 40/100 feet West of East line of Survey 1308; and

THENCE, Easterly 100 feet to the point of beginning,

Containing 5,000 square feet, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
338	Garza and Post Substation	Volume 52, Page 604 et seq. Deed Records, Garza County, Texas Volume 71, Page 39 et seq. Deed Records, Garza County, Texas

as to the following property:

Garza County, Texas, continued

Tract 1: Being .334 acres of land, more or less, in rectangular shape, out of Section One Thousand Two Hundred Thirty-One (1231), J.V. Massey Survey, Certificate No. 65, Abstract No. 333, Garza County, Texas, and described by metes and bounds as follows:

BEGINNING at a point in the West boundary line of Post City, 80 feet West of the East boundary line of M. Street at the intersection of the North boundary line of Eighth Street extended West, for the Southeast corner of this tract;

THENCE, N. 0° 13’ W. along the West boundary line of said Post City a distance of 75 feet to a point for the Northeast corner of this tract;

THENCE, Westerly parallel with the North boundary of said Eighth Street extended West, a distance of 200 feet to a point for the Northwest corner of this tract;

THENCE, S. 0° 13’ E. parallel with the West boundary line of said Post City a distance of 75 feet to the point of intersection with the North boundary line of said Eighth Street extended West for the Southwest corner of this tract; and

THENCE, Easterly along the North boundary line of said Eighth Street extended West, a distance of 200 feet to the place of beginning.

Tract 2: A 90’ x 200’ tract of land in Garza County, Texas, described by the following metes and bounds:

BEGINNING at a Northeast corner of a .334 acre tract of land conveyed to Southwestern Public Service Company out of Section One Thousand Two Hundred Thirty-One (1231), J.V. Massey Survey, Certificate No. 65, Abstract No. 333, Garza County, Texas, which tract of land is described in a Deed recorded in Volume 52, Page 604, of the Deed Records of Garza County, Texas;

THENCE, North a distance of 90 feet to a point for the Northeast corner of this tract;

THENCE, West a distance of 200 feet to a point for the Northwest corner of this tract;

THENCE, South a distance of 90 feet to a point for the Southwest corner of this tract; and

THENCE, East a distance of 200 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
344	Diekemper Substation	Volume 121, Page 421 et seq. Deed Records, Garza County, Texas

Garza County, Texas, continued

as to the following property:

A tract of land out of the Southeast corner of the North half (N/2) of Section One Thousand Two Hundred Thirty-Five (1235), A.B. & M. Survey, situated in Garza County, Texas, and being more particularly described as follows:

BEGINNING at a nail set for the Southeast corner of the North Half (N/2) of Section One Thousand Two Hundred Thirty-Five (1235) and for the Southeast and beginning corner of this tract; whence, a 1” iron pipe set for the Southeast corner of Section One Thousand Two Hundred Thirty-Five (1235) bears South 1 deg. 35’ East, 2716.66 feet;

THENCE, South 88 deg. 25’ West, along the South line of the North Half (N/2) of Section One Thousand Two Hundred Thirty-Five (1235) at 25 feet pass a 1” iron pipe and continuing for a total distance of 208.71 feet to a 1” iron pipe set for the Southwest corner of this tract;

THENCE, North 1 deg. 35’ West, 208.71 feet to a 1” iron pipe set for the Northwest corner of this tract;

THENCE, North 88 deg. 25’ East, at 183.71 feet pass a 1” iron pipe and continuing for a total distance of 208.71 feet to a nail set in the East line of Section One Thousand Two Hundred Thirty-Five (1235) for the Northeast corner of this tract; and

THENCE, South 1 deg. 35’ feet along Section line, 208.71 feet to the place of beginning,

Containing 1 acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
345	Graham Interchange	Volume 207, Page 822 et seq. Deed Records, Garza County, Texas

as to the following property:

Garza County, Texas, continued

A 6.22 acre tract of land out of Section One Thousand Two Hundred Thirty-Two (1232), J.V. Massey Survey, Garza County, Texas, being more particularly described by metes and bounds as follows:

BEGINNING at a found ½” iron rod set on the East line of said Section One Thousand Two Hundred Thirty-Two (1232) and the Southerly right-of-way line of U.S. Highway 380;

THENCE, South 01° 29’ 57” East along the East line of said Section One Thousand Two Hundred Thirty-Two (1232), 565.0 feet to a point, from whence the Southeast corner of said Section One Thousand Two Hundred Thirty-Two (1232) bears South 01° 29’ 57” East 1107.35 feet;

THENCE, South 88° 30’ 03” West 500.0 feet to a point;

THENCE, North 01° 29’ 57” West 518.6 feet to a point on the arc of the Southerly right-of-way line of U.S. Highway 380;

THENCE, Northeasterly along the Southerly right-of-way line of U.S. Highway 380 which is a convex arc to the right whose radius is 5659.6 feet, 40.1 feet to a highway right-of-way marker and the point of tangency; and

THENCE, North 83° 13’ 01” East 462.0 feet, more or less, along the Southerly right-of-way line of U.S. Highway 380 to the point of beginning, and

Containing 6.22 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
717	Southland Substation	Volume 56, Page 457 et seq. Deed Records, Garza County, Texas Correction Instrument: Volume 212, Page 70 et seq. Deed Records, Garza County, Texas

Garza County, Texas, continued

as to the following property:

A tract of land 50 feet by 50 feet out of the W/2 of the NW/4 of Section One Thousand Two Hundred Sixty-Seven (1267), Certificate 172, Abstract 308, John H. Gibson Survey, Garza County, Texas, described by metes and bounds, as follows:

BEGINNING 695 feet South of the North line of said Section One Thousand Two Hundred Sixty-Seven (1267), at a point lying 30 feet East of the West line of said Section 1267, for the Northwest corner of this tract;

THENCE, East 50 feet;

THENCE, South 50 feet;

THENCE, West 50 feet; and

THENCE, North 50 feet to the place of beginning.

Gray County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
351	Gray County Substation	Volume 49, Page 228 Deed Records, Gray County, Texas

as to the following property:

Lot Four (4), Block Twenty-Five (25) in the Town of McLean, Gray County, Texas, as shown by the duly recorded map or plat of said town.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
361	Kingsmill – 66KV Substation	Volume 137, Page 498 et seq. Deed Records, Gray County, Texas

as to the following property:

Situated in the County of Gray, State of Texas, and beginning at a point on the West line of said Section One Hundred Fifty-Three (153), Block Three (3), I. & G.N. R.R. Co. Surveys, 2,347.9 feet North of the Southwest corner of the section for the beginning point of this tract;

THENCE, North with the West line of said section, 200 feet to a point in the South line of U.S. Highway 60;

THENCE, North 60° 46’ East along the North line of said U.S. Highway 60, 377.9 feet to a point;

THENCE, South parallel with the West line of said section 385.6 feet; and

THENCE, West 330 feet to the point of beginning,

Containing 2.218 acres of land, more or less.

Gray County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
363	Kite	Volume 219, Page 358 et seq. Deed Records, Gray County, Texas

as to the following property:

A part of the SW/4 of Section 118, Block Three (3), I. & G.N. R.R. Co. Survey, Gray County, Texas, more particularly described as follows:

BEGINNING at a point in the Southeast corner of the said SW/4;

THENCE, North along the East line of said SW/4 a distance of 300.0 feet;

THENCE, West parallel to the South line of said SW/4 a distance of 300.0 feet;

THENCE, South parallel to the East line of said SW/4 a distance of 300 feet to a point in the South line of said SW/4; and

THENCE, East along the South line of said SW/4 a distance of 300.0 feet to the place of beginning,

Said tract of land containing 2.066 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
364	Lyons Substation Parcel 1	Volume 466, Page 60 et seq. Deed Records, Gray County, Texas

as to the following property:

All of Lot Seven (7), Block One (1), of the Simonton Subdivision, being a subdivision of Tract One (1) and part of Tract Two (2), as conveyed by E.S. Carr to C.N. Simonton, as recorded in Volume 121, Page 513, of the Deed Records of Gray County, Texas, the Plat of said Subdivision being on file in Volume 130, Page 323, of the Deed Records of Gray County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
365	McCullough Substation	Volume 161, Page 108 et seq. Deed Records, Gray County, Texas

Gray County, Texas, continued

as to the following property:

That part of Plot 91 of the Suburbs of Pampa, Gray County, Texas, according to the recorded map or plat of said Suburbs in Volume 17, Page 114 of the Deed Records of Gray County, Texas, and also being a part of the SE/4 of Section One Hundred Three (103), Block Three (3) of the I. & G.N.R.R. Co. Surveys in Gray County, Texas, particularly described by metes and bounds as follows:

BEGINNING at a 1” iron pipe on the North right-of-way line of a paved road and on the East line of Barrett Street, said iron pipe being 40 feet North and 30 feet East of the S.W. corner of the S.E. ¼ of said Section 103 (One Hundred Three);

THENCE, N. 89° 07’ E. along said paved road right-of-way line a distance of 300 feet to a 1” iron pipe;

THENCE, N. 0° 09’ W. a distance of 150 feet to a 1” iron pipe;

THENCE, S. 89° 07’ W. a distance of 300 feet to a 1” iron pipe on the East line of Barrett Street; and

THENCE, S. 0° 09’ E. along the East line of Barrett Street a distance of 150 feet to the place of beginning,

Containing 1.03 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
367	Pampa Service Center	Volume 522, Page 205 et seq. Deed Records, Gray County, Texas

as to the following property:

Tract 1: All of Lot Two (2), Block Three (3) of the Revised Plat of PAMPA INDUSTRIAL SUBDIVISION, City of Pampa, Gray County, Texas, containing 1.955 acres of land, more or less.

Tract 2: Part of a tract of land as described as exception (1) of the Socony Mobil Oil Company, Inc. tract conveyed to F. M. Culberson, et al as recorded in Volume 267, Page 697 of the Gray County Deed Records, said tract out of Section Ninety-One (91), Block Three (3), I. & G.N. RR. Company Survey, Gray County, Texas, as described by metes and bounds as follows:

Gray County, Texas, continued

BEGINNING at an iron rod set 60 feet, N. 60° 30’ E., from the East corner of a certain 1.65 acre tract of land conveyed to Pampa Lodge No. 934 I.O.O.F. by Socony Mobil Oil Co. Inc., by Deed recorded in Volume 237, Page 594 of the Gray County Deed Records, said point being 1626.17 feet more or less North and 359.3 feet N. 60° 28’ W., from the S.W. corner of said Section Ninety-One (91) for the South corner of this tract;

THENCE, N. 60° 30’ E., 296.5 feet parallel with and 75 feet Northwesterly from the North R.O.W. line of the P.& S.F. Railroad and along the Southerly line of the tract herein described to an iron rod set;

THENCE, N. 25° 20’ 45 E., 51.98 feet along a R.O.W. line for a spur R.R. track to an iron rod set in the Westerly line of Lot One (1), Block Three (3), of the said Pampa Industrial Subdivision, as referred to under Tract One (1) above;

THENCE, N. 29° 30’ W., 93.77 feet along the West line of Lot One (1), Block Three (3), said Subdivision to an iron rod set for the Southeast corner of Lot Two (2) and the North corner of this tract;

THENCE, S. 60° 28’ W., 339 feet along the Southerly line of Lot One (1), Block Three (3), of said Subdivision to an iron rod set for the Southerly corner of said Lot Two (2) and the Westerly corner of this tract; and

THENCE, S. 29° 30’ E., 123.7 feet to the place of beginning,

Containing 0.949 acres, more or less.

Tract 3: Being a part of Atchison Avenue lying South of the Socony Mobil Oil Company, Inc., tract conveyed to F.M. Culberson, et al as recorded in Volume 267, Page 697, Gray County Deed Records, said Tract being out of Section Ninety-One (91), Block Three (3), I. & G.N. R.R. Co. Survey, Gray County, Texas, as described by metes and bounds as follows:

BEGINNING at an iron rod set 60 feet, N. 60° 30’ E., from the East Corner of a certain 1.65 acre tract of land conveyed to Pampa Lodge No. 934 I.O.O.F. by Socony Mobil Oil Co. Inc. by Deed recorded in Volume 237, Page 594 of the Gray County Deed Records, said point being 1626.17 feet more or less North and 359.3 feet N. 60° 28’ W., from the Southwest corner of said Section Ninety-One (91) for the Northwesterly corner and point of beginning;

Gray County, Texas, continued

THENCE, S. 29° 30’E., 75.0 feet along a projected line of the Westerly side of Socony Mobil Oil Co. Inc. tract and the Easterly side of Marie Street to an iron rod set in the Northerly R.O.W. line of the P.& S.F. Railroad;

THENCE, N. 60° 30’ E., 190.0 feet along the Northerly R.O.W. line of the P.& S.F. Railroad to a point;

THENCE, N. 25° 20’ 45” E, 130.26 feet along a R.O.W. line for a Spur R.R. track to an iron rod set in the South line of the Socony Mobil Oil Co. Inc. tract for the Northeasterly corner;

THENCE, S. 60° 30’ W., 296.5 feet parallel with and 75 feet Northerly of the North R.O.W. line of the P. & S.F. Railroad and along the Southerly line of the Socony Mobil Oil Co., Inc. tract to the place of beginning,

Containing 0.419 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
368	Alanreed Substation	Volume 270, Page 535 et seq. Deed Records, Gray County, Texas

as to the following property:

A tract of land out of the South one-half (S/2) of Survey 22, Block H, A.W. Wallace Survey, Gray County, Texas, described as follows:

BEGINNING at a point 2583.7 feet North and 368.6 feet East of the Southwest corner of Section 22, said point being the East right-of-way of the existing highway;

THENCE, North 208.7 feet;

THENCE, East 208.7 feet;

THENCE, South 208.7 feet to a point 2596.7 feet North and 827.6 feet West of the Southeast corner of said Section 22; and

THENCE, West 208.7 feet to the point of beginning,

Containing 1 acre, more or less.

Gray County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5051	Lyons Substation Parcel 2	Volume 466, Page 825 et seq. Deed Records, Gray County, Texas

as to the following property:

Lot Eight (8), Block One (1), Simonton Addition, to the City of Pampa, Gray County, Texas.

Hale County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
375	Substation #25101	Volume 144, Page 538 et seq. Deed Records, Hale County, Texas

as to the following property:

All that certain part of Block One Hundred Ninety-Six (196) of the original town of Abernathy, Texas as laid out in the Original Plat of said town, as recorded in the Records of Hale County, Texas, to which reference is here made for more particular description, more particularly described as follows:

BEGINNING at a railroad rail set to mark the S.E. corner of Block One Hundred Ninety-Six (196) of the original town of Abernathy, Texas;

THENCE, West 163.3 feet to iron pipe for the S.W. corner;

THENCE, N. 10° at 21.6 feet, pass iron pipe, in all 72.5 feet, to iron pipe for the N.W. corner of this tract;

THENCE, East 175.8 feet to iron pipe for the N.E. corner; and

THENCE, South 50 feet to stake, in all 71.75 feet, to the place of beginning, and

Containing .278 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
376	Tuco Plant	Volume 144, Page 538 et seq. Deed Records, Hale County, Texas

as to the following property:

All that certain tract of land situated in the County of Hale, State of Texas, being more particularly described as the Northeast 146.85 acres, more or less, of Section Nine (9), Block C-2, Certificate 701 T.T. Ry. Company, as recorded in the Deed Records of Hale County, Texas.

Hale County, Texas, continued

SAVE AND EXCEPT:

(a) The 5.17 acre tract conveyed by Southwestern Public Service Company by Deed dated February 2, 1973, recorded in Volume 549, Page 499, Deed Records, Hale, County, Texas.

(b) The 8.6 acre tract conveyed by Southwestern Public Service Company to Charles V. Lewis by Deed dated September 10, 1975, recorded in Volume 587, Page 101 et seq., Deed Records, Hale County, Texas.

(c) The 4.545 acre tract conveyed by Southwestern Public Service Company to Bill Starnes and B. Starnes by Deed dated April 12, 1984, recorded in Volume 714, Page 797 et seq., Deed Records, Hale County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
380	Allmon Substation	Volume 349, Page 201 et seq. Deed Records, Hale County,Texas

as to the following property:

A tract of land out of the Northeast part of Section Eleven (11) in Block P, Grantee E.T. Stapp, Hale County, Texas, described by metes and bounds as follows:

BEGINNING at a 5/8” rod set at the corner of fence and in the South right of way line of FM Highway No. 54, being 100 feet South of the North Northeast corner of Section Eleven (11), Block P, Hale County, Texas;

THENCE, North 89° 49’ West 208.7 feet along the said right of way line to a 5/8” rod in fence;

THENCE, South 208.7 feet to a 5/8” rod;

THENCE, South 89° 49’ East 208.7 feet to a 5/8” rod under fence and in the East line of said Section Eleven (11); and

THENCE, North 208.7 feet to place of beginning, and

Containing 1.0 acre, more or less.

Hale County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
382	County Interchange	Volume 202, Page 505 et seq. Deed Records, Hale County, Texas

as to the following property:

Tract 1. A tract of land out of the South part of the S/2 of Survey No. 47, Block A-1, Hale County, Texas:

BEGINNING at a point 20 feet North of the SW corner of the S.E. ¼ of said survey;

THENCE, North 295.1 feet;

THENCE, East 147.55 feet;

THENCE, South 295.1 feet; and

THENCE, West 147.55 feet to a place of beginning; and

Containing 1 acre, more or less.

Tract 2. A tract of land out of the S/2 of Survey No. 47, Block A-1, Hale County, Texas:

BEGINNING at a point 20 feet North of the S.E. corner of the S.W. ¼ of said survey;

THENCE, North 295.1 feet;

THENCE, West 147.55 feet;

THENCE, South 295.1 feet; and

THENCE, East 147.55 feet to a place of beginning, and

Containing 1 acre, more or less.

Hale County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
383	Substation #25102	Volume 184, Page 468 Deed Records, Hale County, Texas

as to the following property:

All of Lots Eight (8), Nine (9), Ten (10) and Eleven (11), Block One Hundred Thirty-Two (132) in the Town of Hale Center, Hale County, Texas, as shown by the map or plat of the Original Town, duly recorded in the Deed Records of said County.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
385	Petersburg Substation	Volume 474, Page 47 et seq. Deed Records, Hale County, Texas

as to the following property:

A portion of Lots Five (5) and Six (6), Block Seven (7), Schuler Addition to the Town of Petersburg, Hale County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the South line of said Lot Six (6), 114 ft. 10 inches West of its Southeast corner;

THENCE, West 117.14 ft. west to its Southwest corner;

THENCE, Northeasterly 111.8 ft. to the Northwest corner of said Lot Five (5);

THENCE, East 67.79 ft., a point in the North line of said Lot Five (5); and

THENCE, South 100 ft. to the place of beginning.

Hale County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
387	Cox Interchange	Volume 200, Page 637 et seq. Deed Records, Hale County, Texas

as to the following property:

A tract of land out of the E. ½ of the N.E. ¼ of Survey No. 19, Block D-5, Hale County, Texas, being a tract of 5 acres, more or less, out of the N.E. corner of the above described 80 acres, which 5 acre tract is described by metes and bounds as follows:

BEGINNING at a point 40 feet South of the Northeast corner of said Survey 19, Block D-5;

THENCE, West 467 feet;

THENCE, South 467 feet;

THENCE, East 467 feet, and

THENCE, North 467 feet to the place of beginning and containing 5 acres of land.

SAVE AND EXCEPT:

The property conveyed by Southwestern Public Service Company to Lighthouse Electric Co-Op, Inc., by Deed dated May 20, 1983, recorded in Volume 700, Page 117 et seq., Deed Records, Hale County, Texas and being further described as follows:

A tract of land out of the Northwest corner of a 5 acre tract out of the Northeast part of Survey 19, Block D-5, Hale County, Texas, said 5 acres being described in an instrument recorded in Volume 200, Page 637 of the Hale County Deed Records. Said 1.3 acre tract of land being described by metes and bounds as follows:

BEGINNING at a 3/8 inch steel rod set for the Northwest corner of said 5 acre tract, said rod being 40 feet South and 467 feet West of the Northeast corner of Survey 19, Block D-5, Hale County, Texas;

Hale County, Texas, continued

THENCE, East 227 feet along the North line of said 5 acre tract to a point;

THENCE, South, parallel and 227 feet East of the West line of said 5 acre tract, a distance of 249.462 feet to a point;

THENCE, West, parallel and 249.462 feet South of the North line of said 5 acre tract, 227 feet to a point in the West line of said 5 acre tract; and

THENCE, North along the West line of said 5 acre tract, 249.462 feet to the place of beginning, and

Containing 1.3 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
391	North Plainview	Volume 425, Page 415 et seq. Deed Records, Hale County, Texas

as to the following property:

A tract out of the S.W. corner of the Northeast Quarter of Section Six (6), Block D-4, Hale County, Texas;

BEGINNING at a point 20 feet East of a 5/8 inch steel rod in roads and 2643.2 feet East and 2640.0 feet South of the N.W. corner of Section Six (6), Block D-4, Hale County, Texas, said point being 20 feet East of the S.W. corner of the Northeast Quarter of Section Six (6);

THENCE, East 208.7 feet to a 5/8 inch steel rod;

THENCE, North 228.7 feet to a 5/8 inch steel rod;

THENCE, West 208.7 feet to a point, a 5/8 inch steel rod bears 20 feet West; and

THENCE, South 228.7 feet to the place of beginning, and

Containing 1.1 acres of land, more or less.

Hale County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
393	Plainview Service Center Parcel 2	Volume 492, Page 571 et seq. Deed Records, Hale County, Texas Volume 492, Page 573 et seq. Deed Records, Hale County, Texas

as to the following property:

A tract of land out of the Northeast part of Section Thirty-Four (34), Block JK-2, Hale County, Texas, described by metes and bounds as follows:

BEGINNING at a steel rod 612.5 feet West and 37.5 feet South of the N.E. corner of Section Thirty-Four (34), Block JK-2, Hale County, Texas;

THENCE, West, parallel and 37.5 feet South of the North line of said Section Thirty-Four (34), 265.4 feet to a steel rod in the N.E. right-of-way line of Fort Worth and Denver Railroad;

THENCE, S. 45° 28’ E. along said railroad right-of-way line 372.34 feet to a steel rod; and

THENCE, Northward 262.0 feet to the place of beginning, and

Containing 0.798 acre, more or less;

SAVE AND EXCEPT:

The property conveyed by Southwestern Public Service Company to the State of Texas by Quitclaim Deed dated November 9, 1981, recorded in Volume 681, Page 685 et seq., Deed Records, Hale County, Texas and being further described as follows:

0.736 acre, more or less, of land out of that certain tract of land situated in the County of Hale, State of Texas, being out of the Northwest part of Section Thirty-Four (34), Block JK-2, conveyed to Continental Oil Company, a Delaware Corporation by Gene V. Owen, Substitute Trustee, binding Melvin J. Bramlet and wife, Ora Faye Bramlet pursuant to Deed of Trust executed by said Melvin J. Bramlet and wife to James D. Reid, Trustee under said Deed of Trust, on July 20, 1966 and recorded in Volume 171, Page 343, of the Deed Records of Hale County.

Hale County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
399	South Plainview Substation	Volume 382, Page 321 et seq. Deed Records, Hale County, Texas

as to the following property:

Tract 1: A tract out of L. R. Bain S.F. No. 12956, Hale County, Texas;

BEGINNING at the N.E. corner of the Southeast Quarter of Section Forty-Two (42), Block JK-2, Hale County, Texas, said point being 2642.2 feet North of the S.E. corner of Section Forty-Two (42);

THENCE, East along a projection of the North line of the Southeast Quarter of said Section Forty-Two (42), a distance of 150.6 feet, the East line of said L.R. Bain tract, bears seat 21.5 feet;

THENCE, South and parallel with East line of Bain tract, 208.7 feet;

THENCE, West, parallel with North line of this tract, a distance of 153.2 feet to the East line of said Section Forty-Two (42); and

THENCE, North along said East line of Section Forty-Two (42), a distance of 208.7 feet to place of beginning, and

Containing .73 acres, more or less.

Tract 2: A tract out of the Southeast Quarter of Section Forty-Two (42), Block JK-2 Hale County, Texas;

BEGINNING at the Northeast corner of the Southeast Quarter of Section Forty-Two (42), Block JK-2, Hale County, Texas;

THENCE, West along fence and North line of said Southeast Quarter Section a distance of 58.1 feet;

THENCE, South a distance of 208.7 feet;

THENCE, East 55.5 feet to the east line of said Section Forty-Two (42); and

Hale County, Texas, continued

THENCE, North with said East line of Section Forty-Two (42), a distance of 208.7 feet to place of beginning, and

Containing 0.27 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
402	Plainview City	Volume 62, Page 134 et seq. Deed Records, Hale County, Texas Volume 144, Page 538 et seq. Deed Records, Hale County, Texas

as to the following property:

All of Lots One (1) to Ten (10), both inclusive in Block Four (4), in Wye Addition to Town of Plainview, Hale County, Texas, being all of said Block Four (4), which is of record in Volume 41, Page 194 in the Deed Records of Hale County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
404	Westridge Substation	Volume 496, Page 243 et seq. Deed Records, Hale County, Texas

as to the following property:

A tract of land out of the South ½ of the Southwest ¼ of Section Twenty-Eight (28), Block JK-2, Hale County, Texas, described by metes and bounds as follows:

BEGINNING at the Southwest corner of Section Twenty-Eight (28), Block JK-2, Hale County, Texas;

THENCE, North with the West line of Section 28, 285.0 feet to a point;

THENCE, East, parallel with the South line of said Section Twenty-Eight (28), 177.5 feet to a point;

Hale County, Texas, continued

THENCE, South, parallel with the West side of said Section Twenty-Eight (28), 285.0 feet to a point in the South line of said Section Twenty-Eight (28); and

THENCE, West, along the South side of said Section Twenty-Eight (28), 177.5 feet to the place of beginning, and

Containing 1.16 acres of land, more or less;

SAVE AND EXCEPT:

The property conveyed by Southwestern Public Service Company to the State of Texas by Deed dated July 9, 1981, recorded in Volume 677, Page 673 et seq., Deed Records, Hale County, Texas and being further described as follows:

Being 0.766 acre, more or less, of land out of that certain tract situated in the County of Hale, State of Texas, being out of the South one-half (S/2) of the Southwest one-quarter (SW/4) of Section Twenty-Eight (28), Block JK-2, conveyed to H.E. Setliff of the County of Hale, and David L. Setliff by S.O. Richardson et ux, Sileta B. Richardson by Warranty Deed dated February 16, 1961 and recorded in Volume 370, Page 353 of the Deed Records of Hale County, Texas, whereafter David L. Setliff et ux, Cathryn Setliff conveyed an undivided one-half interest of above said tract to H.E. Setliff by Deed dated December 19, 1963 and recorded in Volume 417, Page 579 of the Deed Records of Hale County, Texas, and a 9.86 acre tract of land situated in the County of Hale, State of Texas, being out of the South one-half (S/2) of the Southwest one-quarter (SW/4) of Section Twenty-Eight (28), Block JK-2 conveyed to Hubert E. Setliff by O.J. Forbis et ux, Gertrude Forbis by Warranty Deed dated January 9, 1961 and recorded in Volume 368, Page 525 of the Deed Records of Hale County, Texas, said 0.766 acre, more or less, being more particularly described by metes and bounds as follows:

BEGINNING at a point in the existing North right-of-way line of an East-West county road (proposed Southwest Third Street and I.H. 27 grade separation) said point being 1463.90 feet North 89° 02’ 56” East and 25.00 feet North 00° 57’ 04” West of the Southwest corner of Section Twenty-Eight (28), Block JK-2;

THENCE, South 89° 02’ 56” West along the existing North right-of-way line of an East-West county road (proposed Southwest Third Street and I.H. 27 grade separation) a distance of 190.76 feet to a point in the proposed West right-of-way line of an East-West county road (proposed Southwest Third Street and I.H. 27 grade separation);

THENCE, North 00° 57’ 04” West along the proposed West right-of-way line of an East-West county road (proposed Southwest Third Street and I.H. 27 grade separation) a distance of 175.00 feet to a point;

Hale County, Texas, continued

THENCE, North 89° 02’ 56” East along the proposed North right-of-way line of an East-West county road (proposed Southwest Third Street and I.H. 27 grade separation) a distance of 190.76 feet to a point in the East line of said tract; and

THENCE, South 00° 57’ 04” East a distance of 175.00 feet to the point of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
411	Tuco Station (345 Addn.)	Volume 717, Page 357 et seq. Deed Records, Hale County, Texas

as to the following property:

A tract of land in Section Nine (9), Block C-2, T.T. and R.R. Survey, Hale County, Texas, described by metes and bounds as follows:

BEGINNING at a 1” iron pipe set in the East right-of-way line of the Panhandle and Santa Fe Railroad Company right-of-way lying 2525.2 feet South of the North line of said Section Nine (9);

THENCE, East along the South line of a 146.85 acre tract of land out of the Northeast one quarter of said Section Nine (9), 500 feet to a point;

THENCE, South 120.0 feet to a point;

THENCE, West parallel to the South line of said 146.85 acre tract, 500.0 feet to a point in the East right-of-way line of the Panhandle and Santa Fe Railroad Company; and

THENCE, North along the East right-of-way line of said railroad right-of-way 120.0 feet to the place of beginning;

Containing 1.377 acres of land, more or less.

Hale County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5029	R.E.A. Takeoff Structure	Volume 429, Page 151 et seq. Deed Records, Hale County, Texas

as to the following property:

A tract of land out of the Southeast corner of the Southwest quarter of Section Fifty (50), Block A-1, Hale County, Texas;

BEGINNING at a 5/8 inch rod in the South line and 2840.3 feet West of the Southeast corner of Section Fifty (50), Block A-1, Hale County, Texas;

THENCE, North 110.0 feet to a 5/8 inch steel rod;

THENCE, North 89° 54’ West 170.0 feet to a stake;

THENCE, 110.0 feet to a 5/8 inch steel rod in road; and

THENCE, East along South side of Section Fifty (50), a distance of 170.0 feet to the place of beginning, and

Containing 0.43 acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5035	Plainview Service Center Parcel 1	Volume 387, Page 601 et seq. Deed Records, Hale County, Texas

as to the following property:

A tract of land out of the Northeast part of the Northeast One-Fourth (N.E. ¼) of Section Thirty-Four (34), Block JK-2, described by metes and bounds as follows:

BEGINNING at a point 37.5 feet South and 262.5 feet West of the N.E. corner of Section Thirty-Four (34), Block JK-2, Hale County, Texas;

THENCE, West 350 feet to a point;

Hale County, Texas, continued

THENCE, South 262.0 feet to a point in the Ft. Worth and Denver Right-of-Way;

THENCE, South 45° 28’ E. along said Right-of-Way a distance of 806.7 feet to a point the intersection of West line of Quincy Street projected and the said Right-of-Way of railroad;

THENCE, North 627.8 feet to a point;

THENCE, West 225 feet to a point; and

THENCE, North 200 feet to a place of beginning, and

Containing 6.16 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5036	Circuit Breaker Station	Volume 407, Page 53 et seq. Deed Records, Hale County, Texas

as to the following property:

A tract out of the Southwest ¼ of Section Twenty-One (21), Block C-L, E.L. & R.R. Co. Survey, situated in Hale County, Texas, described by metes and bounds as follows:

BEGINNING at a 5/8 inch steel rod set 789 feet North and 60 feet East of the Intersection of FM Highway 400 and FM Highway 54, said point being the Southwest corner of Section Twenty-One (21), Block C-L, Hale County, Texas;

THENCE, East 80 feet to a 5/8 inch steel rod;

THENCE, South 270 feet to a fence, the right-of-way of Highway;

THENCE, Northwestward along said fence, and right-of-way a distance of 206.7 feet to a 5/8 inch steel rod; and

THENCE, North 80.8 feet to the place of beginning;

Containing .4 acres, more or less.

Hale County, Texas, continued

SAVE AND EXCEPT, to the extent applicable, the property conveyed by Southwestern Public Service Company to the State of Texas by Deed recorded in Volume 681, Page 685 et seq., Deed Records, Hale County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5037	Plainview City Pole Yard	Volume 601, Page 437 et seq. Deed Records, Hale County, Texas

as to the following property:

Tract 1: A tract of land out of the North ½ of the North ½ of the Northwest ¼ of Section Six (6), Block D-4, Hale County, Texas, described by metes and bounds as follows:

BEGINNING at a 1” bolt in the North line of said Section Six (6), distant 1,253.46 feet South 89° 58’ 30” East from the Northwest corner of said Section Six (6), said bolt marking the Northeast corner of that certain 6.43 acre tract of land described in deed from Santa Fe Land Improvement Company to Mach 8, Plainview, dated June 11, 1974, and recorded in Volume 571, Page 145 of the Deed Records of Hale County, Texas;

THENCE, South 89° 58’ 30” East along the North line of said Section Six (6) a distance of 396 feet to a railroad spike, the Northeast corner of this tract;

THENCE, South a distance of 312.88 feet to a ¾” iron rod 17 feet Northerly from, measured at right angles to, the center line of The Atchison, Topeka and Santa Fe Railway Company’s spur tract No. 89 extended Easterly, the Southeast corner of this tract;

THENCE, North 89° 58’ 30” West, 17 feet Northerly from and parallel with said tract center line and its Easterly extension, a distance of 396 feet to a 1” iron pipe marking the Southeast corner of said 6.43 acre tract, the Southwest corner of this tract; and

THENCE, North along the East line of said 6.43 acre tract a distance of 312.88 feet to the point of beginning,

Containing 2.844 acres, more or less.

Tract 2: A tract of land out of the North ½ of the North ½ of the Northwest ¼ of Section Six (6), Block D-4, Hale County, Texas, described by metes and bounds as follows:

Hale County, Texas, continued

BEGINNING at a ¾ iron rod distant 1649.46 feet South 89° 58’ 30” East and South 346.88 feet from the Northwest corner of said Section Six (6), being 34 feet South of the Southeast corner of Tract 1 as described above;

THENCE, South a distance of 283.12 feet to a ¾” iron rod, the Southeast corner of this tract;

THENCE, North 89° 58’ 30” West a distance of 855.57 feet, more or less, to a point 34 feet Southeasterly from, measured normally to, the Southeasterly line of said 6.43 acre tract mentioned in Tract 1 above, the most Westerly corner of this tract;

THENCE, on a curve to the left with a radius of 397.12 feet, 34 feet Southeasterly from and concentric with the Southeasterly line of said 6.43 acre tract, an arc distance of 210.81 feet (chord of said arc bearing North 51° 00’ 27.5” East a distance of 208.35 feet) to a ¾” iron rod, a point of reverse curve;

THENCE, on a curve to the right with a radius of 366.06 feet, 34 feet Southeasterly from and concentric with the Southeasterly line of said 6.43 acre tract, an arc distance of 346.95 feet (chord of said arc bearing North 62° 58’ East a distance of 334.12 feet) to a 1” iron pipe 34 feet South of the Southwest corner of said Tract 1; and

THENCE, South 89° 58’ 30” East, 34 feet South of and parallel with the South line of said Tract 1, a distance of 396 feet, more or less, to the point of beginning,

Containing 4.395 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5118	Land for Overhead Guy Poles	Volume 546, Page 149 et seq. Deed Records, Hale County, Texas

as to the following property:

Lots Fifteen (15) and Sixteen (16), Block Six (6), Depot Addition to the Town of Plainview, Hale County, Texas.

Hansford County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
415	Gruver	Volume 95,Page 347 et seq. Deed Records, Hansford County, Texas

as to the following property:

BEGINNING at a ½ inch steel rebar set South 11° 16’ West, 30 feet and at right angles to the center line of Broadway Street extended, in the City of Gruver, Texas, and North 72° 18’ West, 200 feet, and at right angles to the center line of the main tracks of the Chicago, Rock Island and Pacific Railroad; whence, the Northwest corner of Survey 2, Block Three (3), Public Free School Land, Hansford County, Texas, bears North 66° 25’ 49” West, 4809.33 feet; as the Northeast and beginning corner of this tract;

THENCE, North 78° 44’ West, 150 feet, a ½ inch rebar as the Northwest corner of this tract;

THENCE, South 17° 42’ West, 140 feet, a ½ inch rebar as the Southwest corner of this tract;

THENCE, South 78° 44’ East, 150 feet, ½ inch rebar set in the Northwesterly right-of-way boundary line of said railroad as the Southeast corner of this tract; and

THENCE, North 17° 42’ East, 140 feet, along said right-of-way boundary, to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
416	Hansford Interchange	Volume 54, Page 241 et seq. Deed Records, Hansford County, Texas

as to the following property:

A tract of land being a part of Section One Hundred Thirty-Seven (137), Block Forty-Five (45), H. & T.C. Ry. Co. Survey, Hansford County, Texas, more particularly described as follows:

BEGINNING at a point in the North line of said Section One Hundred Thirty-Seven (137); whence, the N.W. corner of Section One Hundred Thirty-Seven (137) bears West 1873 feet, which point of beginning is the point of intersection of the North right-of-way line of Texas State Highway No. 282, and the North line of said Section One Hundred Thirty-Seven (137);

Hansford County, Texas, continued

THENCE, East with the North line of said Section One Hundred Thirty-Seven (137), 171 feet;

THENCE, South, 143.3 feet to a point in the North right-of-way line of Texas State Highway No. 282; and

THENCE, N. 50° 02’ W. 223.1 feet, with the North right-of-way line of Texas State Highway No. 282, to the point of beginning,

Containing 0.28 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
419	Hansford Substation	Volume 61, Page 228 et seq. Deed Records, Hansford County, Texas

as to the following property:

A tract of land out of the Southeast corner of Section Two Hundred Seventy-Three (273), Block Two (2), G.H. & H. R.R. Co. Survey, Hansford County, Texas, said one acre being more particularly described as follows:

BEGINNING at a point being the Southeast corner of said Section Two Hundred Seventy-Three (273),

THENCE, North 294.7 feet along the East line of said section, said East line of said section being in the center of the county road on the East side of said section;

THENCE, in a Southwesterly direction to a point on the South line of said section being 294.7 feet West of the Southeast corner of said section; and

THENCE, East along the South line of said Section Two Hundred Seventy-Three (273) to the place of beginning,

Containing 1 acre, more or less.

Hansford County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
421	West Spearman	Volume 235, Page 253 et seq. Deed Records, Hansford County, Texas

as to the following property:

A tract of land situated in the County of Hansford, State of Texas, described as follows:

A tract in the S.E. corner of Section Ninety (90), Block 4T, T. & N.O. R.R. Co. Survey, situated in the Hansford County, Texas, said tract being South of and adjacent to the Southeasterly right-of-way of the N.T. & S.F. R.R. Co. main line and being described as follows:

BEGINNING at a 1” iron pipe found under the ground (12” below surface) the S.E. and Beginning Corner of this tract, same being the common corner of Sections Eighty-Nine (89), Ninety (90), Ninety-Five (95) and Ninety-Six (96) in Block 4T;

THENCE, North 1080.1 feet along the East section line same being along a North-South graded public road to ½” iron rod set in the Southeasterly right-of-way of the N.T. & S.F. R.R. Co. main line the N.E. corner of this tract, from which the center of the main tract of the N.T. & S.F. R.R. Co. bears North 58.4 feet in which is set a large nail and bottle cap;

THENCE, S. 59° 04’ W. along the Southeasterly right-of-way of the N.T. & R.R. Co. at 34.9 feet pass brass rod witness corner, 2101 feet to 1/2 “ iron rod set in intersection of the South section line and the Southeasterly right-of-way of the N.T. & S.F. R.R. Co. the S.W. corner of this tract, from which a large nail and bottle cap set in the center of main track bears West 97.3 feet from which a brass rod witness corner bears N. 30° 56’E. 58.4 feet; and

THENCE, East 1803.3 feet along the South section line and along a East-West graded public road to the place of beginning of this tract; and

Containing 22.357 acres of land, more or less.

Hansford County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
425	Spearman Substation	Volume 235, Page 253 et seq. Deed Records, Hansford County, Texas

as to the following property:

A tract of land, more or less, out of Subdivision “B” Out Lot 40, lying adjacent to the City of Spearman, Hansford County, Texas, and more particularly described by metes and bounds as follows:

BEGINNING at a ¾” iron pipe set in Southeasterly line, R.O.W. State Highway No. 15, same being N.W. corner, Subdivision “A”, out Lot Forty (40) to the City of Spearman, Texas;

THENCE, N. 89° 22’ E. 447.5 feet to stake set in W. line Subdivision “B”, Out Lot Forty (40), from which a ¾” iron pipe set in N. line N. Fourth Street, bears S. 0° 38’ E. 266.57 feet;

THENCE, N. 0° 38’ W. 303.4 feet along W. line Subdivision “B”, Out Lot Forty (40) to 5/8” iron rod, the S.W. and beginning corner of this tract;

THENCE, N. 89° 22’ E. 147.5 feet to ¾” iron pipe, the S.E. corner this tract;

THENCE, N. 0° 38’ W. 219 feet to ¾” iron pipe, the N.E. corner this tract;

THENCE, S. 89° 22’ W. 65.6 feet to ¾” iron pipe set in Southeasterly line, R.O.W. State Highway No. 15, a corner this tract;

THENCE, S. 44° 38’ W. 115.3 feet along Southeasterly line, R.O.W. State Highway No. 15, to ½” iron pipe, the N.W. corner this tract, and N.E. corner Subdivision “A”, Out Lot Forty (40); and

THENCE, S. 0° 38’ E. 137.9 feet along W. line Subdivision “B”, Out Lot Forty (40), to the place of beginning of this tract; and

Containing .665 acres of land, more or less.

Hansford County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
426	Spearman Interchange Parcel 1	Volume 55, Page 399 et seq. Deed Records, Hansford County, Texas

as to the following property:

A tract of land out of the South part of Section One Hundred Thirty-Two (132), in Block Forty-Five (45), Certificate No. 46/6305, Grantee Houston and Texas Central Railway Co., in Hansford County, Texas, such tract being described by metes and bounds as follows:

BEGINNING at a point in the South line of said Section 1,888.84 feet East of the Southwest corner of said section;

THENCE, North 208.72 feet to a point;

THENCE, East 208.72 feet to a point;

THENCE, South 208.72 feet to a point; and

THENCE ,West 208.72 feet to the place of beginning,

Containing 1 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5031	Spearman Interchange Parcel 2	Volume 113, Page 441 et seq. Deed Records, Hansford County, Texas

as to the following property:

A tract out of the South part of Section One Hundred Thirty-Two (132), in Block Forty-Five (45), Certificate No. 46/6305, Original Grantee, Houston and Texas Central Railway Company, in Hansford County, Texas, described by metes and bounds as follows:

Hansford County, Texas, continued

BEGINNING at the Northeast corner of a one acre tract of land out of said Section One Hundred Thirty-Two (132) as shown in Volume 55, Page 399, Deed Records of Hansford County, Texas, said point being 2,097.56 feet East and 208.72 North of the Southwest corner of said Section One Hundred Thirty-Two (132);

THENCE, North 112.58 feet to a point;

THENCE, West 288.72 feet to a point;

THENCE, South 266.6 feet to a point in the Northeasterly right-of-way line of State Highway No. 15;

THENCE, Southeasterly with said Highway right-of-way 84.58 feet to a point in the South line of said Section One Hundred Thirty-Two (132);

THENCE, East along the South line of said Section One Hundred Thirty-Two (132), 15.49 feet to a point;

THENCE, North along the West line of said one acre tract 208.72 feet to a point; and

THENCE, East along the North line of said one acre tract 208.72 feet to the place of beginning,

Containing 1.05 acres, more or less.

Hartley County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
429	Channing Substation Parcel 1	Volume 75, Page 553 et seq. Deed Records, Hartley County, Texas

as to the following property:

Lots Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11), and Twelve (12) Block One (1), situated in the Town of Channing, formerly called Rivers.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
431	Hartley Substation #27102	Volume 75, Page 553 et seq. Deed Records, Hartley County, Texas

as to the following property:

Lots Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11), and Twelve (12), in Block Ninety-Two (92) of the Town of Hartley, Hartley County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5052	Channing Substation Parcel 2	Volume 122, Page 292 et seq. Deed Records, Hartley County, Texas

as to the following property:

All of Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11), Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17), Eighteen (18), Nineteen (19), Twenty (20), Twenty-One (21), Twenty-Two (22), Twenty-Three (23) and Twenty-Four (24), Block Two (2), Town of Channing, (formerly known as “Rivers”), Hartley County, Texas, according to the map thereof of record in Volume 4, Page 310 of the Deed Records of Hartley County, Texas.

Hartley County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5053	Channing Substation Parcel 3	Volume 122, Page 296 et seq. Deed Records, Hartley County, Texas

as to the following property:

All of Lots One (1) and Two (2), Block One (1), Town of Channing, formerly known as (“Rivers”), Hartley County, Texas, according to the map thereof of record in Volume 4, Page 310 of the Deed Records of Hartley County, Texas. Said Lots One (1) and Two (2) being more particularly described by metes and bounds as follows:

BEGINNING at a 3/8” iron rod with cap marked “HBD” set for the Southeast corner of said Lot Two (2); whence, a ½” iron rod with cap marked “Furman 1959” found for the Southeast corner of said Block One (1) bears South 13 degrees 04 minutes 02 seconds West 250 feet;

THENCE, North 76 degrees 55 minutes 58 seconds West, along the South line of said Lot Two (2), a distance of 125.98 feet to a 3/8” iron rod with cap marked “HBD” set in the North line of the Town of Channing; whence, a ½” iron rod found bears North 89 degrees 44 minutes 24 seconds West, 349.51 feet;

THENCE, South 89 degrees 44 minutes 24 seconds East, along the North line of the Town of Channing, a distance of 129.19 feet to a 3/8” iron rod with cap marked “HBD” set for the Northeast corner of said Block One (1); whence, a 1” iron pipe found bears South 89 degrees 44 minutes 24 seconds East, 82.04 feet; and

THENCE, South 13 degrees 04 minutes 02 seconds West, along the East line of said Block One (1), a distance of 28.64 feet to the point of beginning;

Said tract contains a computed area of 1,804 square feet of land.

Hemphill County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
433	Hemphill County Substation	Volume 173, Page 521 et seq. Deed Records, Hemphill County, Texas

as to the following property:

A tract of land in the City of Canadian, Texas, described by metes and bounds as follows:

BEGINNING at the intersection of Red Deer Street and Purcell Street, Canadian, Texas;

THENCE, S. 47° 50’ E. along the center line of Purcell Street 120 feet to a point;

THENCE, S. 42° 10’ W. 20 feet to a point, the Place of Beginning;

THENCE, S. 47° 50’ E. 130 feet to a point;

THENCE, S. 42° 10’ W. 35 feet to a point;

THENCE, N. 47° 50’ W. 100 feet to a point;

THENCE, N. 42° 10’ E. 10 feet to a point;

THENCE, N. 47° 50’ W. 30 feet to a point; and

THENCE, N. 42° 10’ E. 25 feet to a point, the place of beginning of the tract herein described; and

Containing 0.098 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
436	Hemphill County Substation Site	Volume 181, Page 504 et seq. Deed Records, Hemphill County, Texas Volume 183, Page 322 et seq. Deed Records, Hemphill County, Texas

Hemphill County, Texas, continued

as to the following property:

That tract of land in the city of Canadian, Texas described by metes and bounds as follows:

BEGINNING at the Intersection of Red Deer Street and Purcell Street, Canadian, Texas;

THENCE, S. 47˚ 50’ E. along the center line of Purcell Street 30 feet to a point;

THENCE, S. 42˚ 10’ W. 40 feet to a point, the place of beginning.

THENCE, S. 47˚ 50’ E. 90 feet to a point;

THENCE, S. 42˚ 10’ W. 5 feet to a point;

THENCE, S. 47˚ 50’ E. 30 feet to a point;

THENCE, S. 42˚ 10’ W. 10 feet to a point;

THENCE, S. 47˚ 50’ E. 100 feet to a point;

THENCE, S. 42˚ 10’ W. 7 feet to a point;

THENCE, N. 47˚ 50’ W. 62 feet to a point;

THENCE, S. 42˚ 10’ W. 30 feet to a point;

THENCE, N. 47˚ 50 W. 158 feet to a point; and

THENCE, N. 42˚ 10’ E. 60 feet to a point, the place of beginning of the tract herein described; and

Containing .205 acres of land, more or less.

Hockley County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
440	Anton	Volume 203, Page 566 et seq. Deed Records, Hockley County, Texas

as to the following property:

A tract of land situated in Hockley County, Texas, out of the North one-half (N. ½) of Section One Hundred Six (106), Block A, R.M. Thompson Survey, Hockley County, Texas, to which reference is here made for more particular description, more particularly described as follows:

BEGINNING at an iron stake set under South fence line and in the South line of the R.Q.M. State Highway No. 7, said stake being set 522 feet South of the Southwest corner of Block Sixty-Seven (67) of Anton, also being 412 feet South and 42 feet West of the Northwest corner of the Northeast quarter of said Section One Hundred Six (106), the Northwest corner of this tract;

THENCE, South 49 degrees 40 minutes East at 54.6 feet past iron pipe set in the West boundary line of said Northeast quarter of Section One Hundred Six (106), at 88.6 feet pass Pole No. 250 in all 155 feet to stake set under fence line for the Southeast corner;

THENCE, West 118.3 feet to a stake for the Southwest corner of this tract; and

THENCE, North 100 feet to the place of beginning,

Containing .135 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
444	East Levelland Substation	Volume 341, Page 513 et seq. Deed Records, Hockley County, Texas

as to the following property:

Hockley County, Texas, continued

A tract of land out of Labor Number Twenty-One (21) in League Number Twenty-eight (28) of the Hood County School Lands in Hockley County, Texas, being more particularly described by metes and bounds as follows:

BEGINNING at a 3/8" iron rod set for the Northwest and beginning corner of this parcel, whence the Northwest corner of said Labor 21, bears North 0° 34' East 300 feet and North 89° 13' West 1,737.6 feet;

THENCE, South 89° 13' 00" East a distance of 208.71 feet to a 3/8" iron rod set for the Northeast corner of this parcel;

THENCE, South 0° 34' 0" West a distance of 208.71 feet to a 3/8" iron rod set for the Southeast corner of this parcel;

THENCE, North 89° 13' 00" West a distance of 208.71 feet to a 3/8" iron rod set for the Southwest corner of this parcel; and

THENCE, North 0° 34' 00" East a distance of 208.71 feet to a 3/8" iron rod set at the point of beginning of this parcel; and

Containing one (1) acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
445	Finley Substation	Volume 105, Page 237 Deed Records, Hockley County, Texas

as to the following property:

A tract of land in Labor Twenty (20), League Seven Hundred Thirty-Three (733) of the State Capitol League Lands in Hockley County, Texas;

BEGINNING at the Northwest corner of Labor Twenty (20), League Seven Hundred Thirty-Three (733) of the State Capitol League Lands in Hockley County, Texas;

THENCE, East along the North line of said labor a distance of 2,084' 3" to a point for the Northwest corner of this tract;

THENCE, South parallel with the West boundary line of said Labor a distance of 242 feet to a point for the Southwest corner of this tract;

THENCE, East parallel with the North boundary of said Labor a distance of 242' to a point for the Southeast corner of this tract;

Hockley County, Texas, continued

THENCE, North parallel with the West boundary line of said Labor a distance of 242' to a point in the North boundary line of said labor for the Northeast corner of this tract; and

THENCE, West along the North boundary line of said Labor a distance of 242' to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
446	Hockley County Interchange	Volume 217, Page 47 et seq. Deed Records, Hockley County, Texas

as to the following property:

A tract out of the Northwest corner of Labor Seventeen (17), League Seven Hundred Thirty-four (734), State Capitol Land, Hockley County, Texas, being more fully described by metes and bounds as follows:

BEGINNING at the Northwest corner of said Labor Seventeen (17), League Seven Hundred Thirty-Four (734);

THENCE, S. 0 deg. 45' 23" W. a distance of 435.6 feet along the East line of said labor 17 to a point;

THENCE, N. 89 deg. 50' 38" W. a distance of 500.0 feet to a point;

THENCE, N. 0 deg. 45' 23" E. a distance of 435.6 feet to a point in the North line of said Labor 17; and

THENCE, S. 89 deg. 50' 38" E. a distance of 500.0 feet along the North line of said Labor 17, to the point of beginning,

Containing 5 acres, more or less.

Hockley County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
449	Levelland Service Center	Volume 429, Page 709 et seq. Deed Records, Hockley County, Texas Volume 429, Page 713 et seq. Deed Records, Hockley County, Texas

as to the following property:

Lot One (1), SPS Addition out of Labor Two (2), and Three (3), League Twenty-eighth (28), Hood County School Land, Hockley County, Texas, as shown on a plat recorded in Cabinet A, Slide 309 of the Plat Records of Hockley County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
450	Old Warehouse & Wareyard	Volume 65, Page 116 et seq. Deed Records, Hockley County, Texas

as to the following property:

All of Lots One (1), Two (2), Three (3) and Four (4), in Block Five (5), of the Original Town of Levelland, in Hockley County, Texas, according to the Original Plat of said Town, recorded in the Deed Records of Hockley County, Texas.

SAVE AND EXCEPT:

The property conveyed by Southwestern Public Service Company to the City of Levelland by Quitclaim Deed dated December 4, 1987, recorded in Volume 460, Page 270 et seq., Deed Records, Hockley County, Texas and being further described as follows:

The surface only of Lots Three (3), Four (4), and the South 35 feet of Lot Two (2), Block Five (5), original Townsite of Levelland, Hockley County, Texas.

Hockley County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
456	Pacific Substation	Volume 314, Page 48 et seq. Deed Records, Hockley County, Texas

as to the following property:

The tract or parcel of land in Tract Six (6), Wilson Sanford Subdivision of League Forty-Two (42), Kauffman County School Land, Hockley County, Texas, being further described by metes and bounds as follows:

BEGINNING at a point in said Tract Six (6) lying 1546.5 feet West and 347.9 feet North of the Southeast corner of said Tract Six (6), said point also being the West right of way line of the existing highway;

THENCE, North with the West line of said highway right of way 200.0 feet to a point;

THENCE, West, 150.0 feet to a point;

THENCE, South, 200.0 feet to a point; and

THENCE, East, 150.0 feet to the place of beginning;

Containing .688 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
465	Hobgood Substation	Volume 130, Page 73 Deed Records, Hockley County, Texas

as to the following property:

100 feet x 100 feet out of Labor Twenty (20), League Six Hundred Ninety-Four (694), State Capitol Lands, Abner Taylor Survey, in Hockley County, Texas, described by metes and bounds as follows:

BEGINNING at a point on the North right-of-way line of a public road which point is 260 feet East of the center line of State Highway No. 51, and approximately 40 feet North of the South line of said Labor Twenty (20);

Hockley County, Texas, continued

THENCE North parallel to the center line of said State Highway No. 51, a distance of 100 feet:

THENCE East, parallel to South line of said Labor Twenty (20), a distance of 100 feet;

THENCE South a distance of 100 feet to a point in the North right-of-way line of said public road;

THENCE West along said right-of-way line, a distance of 100 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
467	Whitharral NW Substation	Volume 105, Page 635 Deed Records, Hockley County, Texas

as to the following property:

A tract of land out of Labor Twelve (12), in State Capitol League No. Seven Hundred Sixteen (716) Abner Taylor, Original Grantee, situated in Hockley County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the North line of said Labor Twelve (12), which point is 1,036 feet West of the Northeast corner;

THENCE South 208 feet;

THENCE West 208 feet;

THENCE North 208 feet;

THENCE East 208 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
469	Yellowhouse Substation	Volume 371, Page 555 et seq. Deed Records, Hockley County, Texas

as to the following property:

Hockley County, Texas, continued

BEGINNING at the N.E. corner of Labor Six (6), League Seven Hundred Five (705), State Capitol Lands;

THENCE South 45' along the East boundary line of said labor to a 3/8" rod set for the N.E. corner and beginning point of this tract;

THENCE S. 00° 31' 50" W. along the East line of said Labor a distance of 208.71' to a 3/8" rod set for the S.E. corner of this tract;

THENCE N. 89° 29' 10" W. a distance of 208.71' to a 3/8" rod set for the S.W. corner of this tract;

THENCE N. 00° 31' 71" E. a distance of 208.71' to a rod set for the N.W. corner of this tract;

THENCE S. 89° 29' 10" E. a distance of 208.71' to the place of beginning, and

Containing 1 acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
471	Heard Substation	Volume 363, Page 306 Deed Records, Hockley County, Texas

as to the following property:

BEGINNING at a 3/8" iron rod set for the Southeast and beginning corner of this tract, whence, the Southeast corner of Labor Thirty-Seven (37), League Sixty-Eight (68), bears South 89° 18' 20" East, 206.29 feet;

THENCE North 89° 18' 20" West along the South line of Labor Thirty-Seven (37), a distance of 208.71 feet to a 3/8" iron rod set for the Southwest corner of this tract;

THENCE North 0° 47' 40" West at 35.0 feet pass a 3/8" iron rod, continuing for a total distance of 208.71 feet to a 3/8" iron rod, set for the Northwest corner of this tract;

THENCE South 89° 18' 20" East a distance of 208.71 feet to a 3/8" iron rod, set for the
Northeast corner of this tract;

THENCE South 0° 47' 40" East at 173.71 feet to a 3/8" iron rod, continuing for a total distance of 208.71 feet to the place of beginning;

Hockley County, Texas, continued

Containing 1 acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
473	Sundown Switch Station	Volume 272, Page 129 et seq. Deed Records, Hockley County, Texas

as to the following property:

A tract of land in Tract Two (2) Wilson Sanford Subdivision out of League Forty-One (41) Maverick County School Land, Hockley County, Texas, containing 5.20 acres of land and being further described by metes and bounds as follows:

BEGINNING at the Southwest corner of said Tract Two (2):

THENCE N. 0° 59' 48" E, along the West line of said Tract Two (2) a distance of 405.0 feet to a point;

THENCE S. 89° 02' E., parallel with the South line of said Tract Two (2), a distance of 560.0 feet to a point;

THENCE S. 0° 59' 48" W., parallel with the West line of said Tract Two (2), a distance of 405.0 feet to a point in the South line of said Tract Two (2);

THENCE N. 89° 02' W., a distance of 560.0 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
708	Round-Up	Volume 79, Page 151 Deed Records, Hockley County, Texas

as to the following property:

A tract of land situated in Hockley County, Texas, and being a portion of Section Eighty-Five (85), Block A., R.M. Thompson Grantee, and described by metes and bounds as follows:

BEGINNING at a point in the North line of said Section Eighty-Five (85), 510.5 varas East of its N.W. corner for the beginning and N.W. corner this tract;

Hockley County, Texas, continued

THENCE, 45 varas or 125 feet to a point for the S.W. corner this tract;

THENCE, East 50 feet to point for the S.E. corner this tract;

THENCE, North 45 varas or 125 feet to point in North line of said Section for the N.E. corner this tract;

THENCE, West along North line of said Section Eighty-Five (85) to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5043	Microwave System	Volume 328, Page 854 et seq. Deed Records, Hockley County, Texas

as to the following property:

One acre in a square out of the Southeast corner of Labor Fourteen (14), League Seven Hundred Thirty-Four (734), State Capitol Lands, Hockley County, Texas, exclusive of the county road rights of way on the East side and South side of said Labor Fourteen (14); Said tract being 208 feet East and West by 208 feet North and South.

Hutchinson County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
477	Borger Customer Office	Volume 565, Page 491 et seq. Deed Records, Hutchinson County, Texas

as to the following property:

All of Lots Twenty-Three (23), Twenty-Four (24), Twenty-Five (25), Twenty-Six (26), Twenty-Seven (27), Twenty-Eight (28), Twenty-Nine (29), Thirty (30), Thirty-One (31), and Thirty-Two (32) in Block Forty-five (45) of the Original Townsite of Borger, Hutchison County, Texas according to the duly recorded map or plat thereof on file in the office of the County Clerk of Hutchison County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
478	Borger Isom Substation	Volume 245, Page 197 et seq. Deed Records, Hutchinson County, Texas

as to the following property:

A tract of land 130 feet long and 115 feet wide, located in the Northwest portion of Section Eighteen (18), Block Y, M. & C. Survey, Hutchison County, Texas, described by metes and bounds as follows:

BEGINNING at a point 20 feet North of the Northeast corner of Lot One (1) of Block Thirty-Eight (38), Isom Addition to the Town of Borger, which said point is the Southeast corner of said tract;

THENCE, North 130 feet to a point which is the Northeast corner of said tract;

THENCE, West 115 feet to a point which is the Northwest corner of said tract;

THENCE, South 130 feet to a point which is the Southwest corner of said tract; and

THENCE, East to the point of beginning; the foregoing tract described by metes and bounds lying and being situated in the unplatted portion adjoining the alley North of the South Half of Lots One (1), Two (2) and Three (3) of Block Thirty-Eight (38), Isom Addition and West of Spruce Street in the Isom Addition of Borger, Hutchison County, Texas;

Hutchinson County, Texas, continued

Contains .298 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
479	Borger North	Volume 167, Page 354 et seq. Deed Records, Hutchinson County, Texas

as to the following property:

STARTING at Southwest Corner of Section Twenty (20), Block Y, of the M & C Survey;

THENCE, N. 89˚ 48’ 30” E. along the South line of said Section Twenty (20) for a distance of eight hundred ninety five and sixteen hundredths feet (895.16’) to a point;

THENCE, N. 7˚ 56’ 30” E. along the East right of way line of Texas State Highway 117 for a distance of one thousand four hundred eight and seventy six hundredths feet (1408.76’) to a point;

THENCE, S. 82˚ 03’ 30” E. for a distance of five and no hundredths feet (5.00’) to the point of beginning;

THENCE, S. 82˚ 03’ 30” E. for a distance of eighty five and fifty hundredths feet (85.50’) to a point;

THENCE, N. 22˚ 21’ 05” W. for a distance of one hundred sixty nine and fifty hundredths feet (169.50’) to a point; and

THENCE, S. 7˚ 56’ 30” W. parallel to and five feet (5’) East of the said East right-of-way of State Highway 117 for a distance of one hundred forty six and thirty six hundredths feet (146.36’) to the point of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
480	Borger Service Center	Volume 535, Page 628 et seq. Deed Records, Hutchinson County, Texas

as to the following property:

Hutchinson County, Texas, continued

A tract out of Section Fourteen (14), Block Y, M. & C. R.R. Survey, Hutchison County, Texas and more particularly described be metes and bounds as follows:

Commencing at the Southwest corner of said Section, thence North 89˚ 47’ 30” East, a distance of 15.00 feet thence North 00˚ 09’ 50” West a distance of 10.00 feet to the point of beginning;

THENCE, North 00˚ 09’ 50” West a distance of 376.39 feet to a point;

THENCE, North 80˚ 39’ 00” East a distance of 417.05 feet to a point;

THENCE, South 00˚ 09’ 50” East a distance of 442.67 feet to a point; and

THENCE, South 89˚ 47’ 30” West a distance of 411.70 feet to the point of beginning;

Containing 3.87 acres, more or less; also being known as Lot One (1), Block Number One (1), Mesquite Hills Unit One.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
481	Borger Substation	Volume 537, Page 327 et seq. Deed Records, Hutchinson County, Texas

as to the following property:

A tract of land in Section Six (6), Block One (1), B. & B. Survey, Hutchison County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the West line of said Section Six (6) lying 767.5 feet North of the Southwest corner of said Section Six (6);

THENCE, N. 9˚ 10” E., along the Northwesterly right-of-way line of Southwestern Public Service Company’s existing easement, 1800.6 feet to a point in the South right-of-way line of Texas State Highway #136;

THENCE, in a Southwesterly direction along the South right-of-way line of Texas State Highway #136, 321.8 feet to a point in the West line of said Section Six (6); and

THENCE, S. 0° 26’ 52” W., along the West line of said Section Six (6), 1652.4 feet to the place of beginning;

Hutchinson County, Texas, continued

Containing 5.64 acres, more or less.

SAVE AND EXCEPT:

The property conveyed by Southwestern Public Service Company to the State of Texas by Deed dated January 28, 1991, recorded in Volume 585, Page 872 et seq., Deed Records, Hutchison County, Texas and being further described as follows:

A tract of land out of the Southwest quarter of Section Six (6), Block One (1), B. & B. Survey, Hutchison County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at the point of intersection of the West line of Section Six (6) and the present Southeast right-of-way line of State Highway 136 located North 0 degrees 22 minutes 37 seconds West a distance of 2418.22 feet from the Southwest corner of Section Six (6);

THENCE, North 67 degrees 04 minutes 31 seconds East along said present right-of-way line a distance of 321.80 feet to a point in the West line of property owned by Robert A. Johnson, et al;

THENCE, South 9 degrees 07 minutes 27 seconds West along said property line a distance of 23.60 feet to a point in the proposed Southeast right-of-way line of State Highway 136;

THENCE, South 67 degrees 04 minutes 31 seconds West along said proposed right-of-way line a distance of 317.58 feet to a point in the West line of Section Six (6); and

THENCE, North 0 degrees 22 minutes 37 seconds West along said section line a distance of 21.66 feet to the place of beginning and containing an area of 0.147 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
482	Borger West	Volume 494, Page 663 et seq. Deed Records, Hutchinson County, Texas

as to the following property:

Hutchinson County, Texas, continued

Lots One (1) and Two (2), Block Nineteen (19), Rock Creek Addition to the City of Borger, Hutchison County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
487	Old Borger Service Center	Volume 92, Page 286 et seq. Deed Records, Hutchinson County, Texas

as to the following property:

Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11), Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15) and Sixteen (16), all in Block Twenty-Five (25) in said Original Town of Borger, according to the duly recorded map or plat thereof on file in the office of the County Clerk of Hutchinson County, Texas, recorded in Volume 29, page 383, Deed Records, Hutchinson County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
503	Stinett Substation	Volume 230, Page 488 et seq. Deed Records, Hutchinson County, Texas

as to the following property:

Being a part of Section Twenty-Four (24), in Block M-23, T.C. Ry. Co Surveys in Hutchison County, Texas as described as follows:

That part which lies North of Fifth Street, Stinnett, Texas, of the East 155 feet of Tract One (1), of the subdivision of the Northeast portion of said Section Twenty-Four (24), as said subdivision is shown of record in Volume 1, Page 31, of the Plat Records in the Office of the County Clerk of Hutchison County, Texas; the tract of land also being described be metes and bounds as follows:

BEGINNING at a point in the East Section line of said Section Twenty-four (24), 1522 feet South of the N.E. corner of said Section Twenty-Four (24) (said point being also the N.E. corner of Tract One (1) of the sub-division of the Northeast portion of said Section Twenty-Four (24), as said sub-division is shown of record in Volume 1, Page 31, of the Plat Records of said County);

Hutchinson County, Texas, continued

THENCE, West, parallel with the N. section line of said Section Twenty-Four (24), a distance of 155 feet, for a corner;

THENCE, South, parallel with the E. section line of said Section Twenty-Four (24), a distance of 142 feet, to a point in the N. line of Fifth Street, for a corner;

THENCE, East along the N. line of Fifth Street a distance of 155 feet, to a point in the East Section line of said Section Twenty-Four (24), for a corner; and

THENCE, North along the East Section line of said Section Twenty-Four (24), a distance of 142 feet, to the point of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5038	Lime Disposal	Volume 404, Page 373 et seq. Deed Records, Hutchinson County, Texas

as to the following property:

A part of Section Sixty-Eight (68), Block Forty-Six (46), H. & T.C. R.R., Hutchison County, Texas:

BEGINNING at a 2” iron pipe the Southeast corner of Section Sixty-Eight (68), Block Forty-Six (46);

THENCE, North along the West line of said Section Sixty-Eight (68) at 78.4 feet to a ½” I.P., at 139.6 feet a ½” I.P., at 4265 feet a 1” I.P. the Southwest and beginning corner of this tract;

THENCE, Easterly perpendicular to the West line of Section 68, a distance of 424 feet to a 1” I.P.;

THENCE, North parallel with the West line of Section 68, 320 feet to a 1” I.P.;

THENCE, West parallel with the South line of this tract 424 feet to a 1” I.P.;

THENCE, south parallel with the West line of Section 68, a distance of 320 feet to the beginning point of this Survey, and

Containing 3.115 acres, more or less.

Lamb County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
15	Tolk Station	Volume 334, Page 790 et seq. Deed Records, Lamb County, Texas Volume 334, Page 785 et seq. Deed Records, Lamb County, Texas

as to the following property:

Tract 1. All that part of Survey No. 9 of Block S-2 of the John H. Stephens Survey lying South of the South line of Sections Sixty-Nine (69) and Seventy (70) of the Edward K. Warren Subdivision No. 1, Block W, as the same appears of record in Volume 6, at Page 603 of the Deed Records of Lamb County, Texas, and East of a Northerly extension of the West line of League Two Hundred Thirty-Six (236), Dallam County School Land, and North of Labors Six (6), Seven (7), and Eight (8), and League Two Hundred Thirty-Six (236), Dallam County School Land, in Lamb County, Texas.

Tract 2. Labors Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11), Twenty-Two (22), Twenty-Three (23), and Twenty-Four (24), League Two Hundred Thirty-Six (236), Dallam County School Land, Lamb County, Texas.

SAVE AND EXCEPT the portion thereof conveyed by Deed dated January 21, 1982, from Southwestern Public Service Company to Wheelabrator Coal Services Company, and recorded in Volume 365, Page 175, Deed Records, Lamb County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
514	Amherst Substation	Volume 235, Page 71 et seq. Deed Records, Lamb County, Texas

as to the following property:

Lots Thirteen (13), Fourteen (14), Fifteen (15), Block Sixty (60), Original Town of Amherst, Lamb County, Texas.

Lamb County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
518	Plant X Parcel 1	Volume 322, Page 250 et seq. Deed Records, Lamb County, Texas

as to the following property:

Labors Three (3), Four (4), Five (5), the East 34.278 acres of Labor Seven (7), Labor Eight (8), Thirteen (13), Fourteen (14) and Fifteen (15) in League Two Hundred Forty (240), Cottle County School Land and those parts of Labors One (1) and Eleven (11) in League Two Hundred Thirty-Seven (237), Dallam County School Land, East of FM Highway 1055, all in Lamb County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
520	Lamb County Interchange Parcel 1	Volume 126, Page 346 et seq. Deed Records, Lamb County, Texas

as to the following property:

A tract of land located and situated in Lamb County, Texas, described as follows:

Being a tract of land out of the S.E. corner of Labor Nineteen (19), League Six Hundred Seventy-Three (673), Abstract No. 348, Abner Taylor Original Grantee, described by metes and founds as follows:

BEGINNING AT a point in the South Line of said Labor Nineteen (19), League Six Hundred Seventy-Three (673), 49.3’ North 89 deg. 30’ West from the S.E. corner;

THENCE, North 0 deg. 34’ East with west line of State Highway No. 51, 168 varas to a point for corner;

THENCE, North 89 deg. 30’ W/ 168 varas to point for corner;

THENCE, South 0 deg. 34’ West 168 varas to point in South Line of said Labor Nineteen (19), League Six Hundred Seventy-Three (673) for corner; and

THENCE, South 89 deg. 30’ East 168 varas, to the place of beginning,

Lamb County, Texas, continued

Containing 5 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
523	West Littlefield	Volume 241, Page 186 et seq. Deed Records, Lamb County, Texas Volume 268, Page 185 et seq. Deed Records, Lamb County, Texas

as to the following property:

A tract of land out of the Northwest corner of Block One (1) of the subdivision of Labor Seven (7), League Six Hundred Sixty-Four (664), State Capitol Lands, Lamb County, Texas, said tract being described by metes and bounds as follows:

BEGINNING at the N.W. corner of Block One (1);

THENCE, East 120’ along the North line of said Block One (1);

THENCE, South 181.5’;

THENCE, West 120’ to a point in the West line of said Block No. One (1); and

THENCE, North 181.5’ along the West line of said Block One (1) to the place of beginning, and

Containing .5 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
524	Littlefield Breaker Station	Volume 231, Page 374 et seq. Deed Records, Lamb County, Texas

as to the following property:

Being a portion of the Southeast Quarter of Section Twenty-Seven (27), Block One (1), R. M. Thomson, being a tract 110 feet by 180 feet out of the Southeast corner of said Section Twenty-Seven (27), being more specifically described by metes and bounds as follows:

Lamb County, Texas, continued

BEGINNING at a 1/2 inch steel rod in middle of county roads and the S.E. corner of Section Twenty-Seven (27), Block One (1), R.M. Thomson;

THENCE, N., 0º 38’ E. along road and East line of Section Twenty-Seven (27) at 20 feet pass a 3/8 inch steel rod from which a steel rod bears Westward 20 feet, continue Northward to 180 feet to 5/8 inch steel rod in East line of said Section Twenty-Seven (27), for Northeast corner of this tract;

THENCE, N. 89º 24’ W. at 20 feet pass 3/8 inch steel rod, in all 110 feet to 5/8 inch steel rod, the N.W. corner of this tract;

THENCE, S. 0º 38’ W., parallel with East line of said Section at 160 feet pass 3/8 inch steel rod in North line of road, in all 180 feet to 5/8 inch steel rod in South line of Section Twenty-Seven (27); and

THENCE, S. 89º 24’ E. at 90 feet pass 3/8 inch steel rod, in all 110 feet to place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
526	Littlefield Pole Yard	Volume 409, Page 137 et seq. Deed Records, Lamb County, Texas

as to the following property:

Lot Four (4), Block Two (2) of the Highway Addition to the City of Littlefield, Lamb County, Texas, according to the map of said Addition recorded in the Deed Records of Lamb County.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
527	Littlefield Service Center Parcel 2	Volume 265, Page 221 et seq. Deed Records, Lamb County, Texas

as to the following property:

Being a portion of Lot Five (5), Block Three (3), of the Broad Acres Addition to the City of Littlefield, Lamb County, Texas, according to the map or plat of said addition recorded in the Deed Records of Lamb County, Texas, more particularly described by metes and bounds as follows:

Lamb County, Texas, continued

BEGINNING at a 3/8 inch rod set in the Northeast corner of Lot Five (5);

THENCE, West 427 feet along the North boundary line of Lot Five (5), to the Northwest corner of said Lot;

THENCE, South 85.3 feet along the West boundary line of said Lot Five (5) to the North boundary line of Trondson Road;

THENCE South 51 degrees 15’ 40” East a distance of 435.6 feet along the North boundary line of Trondson Road to a 5/8 inch rod in the North boundary line of said Trondson Road;

THENCE North 253 feet parallel to the East boundary line of said Lot 5 to a 5/8 inch rod;

THENCE East 85 feet parallel to the North boundary line of said Lot 5 to a 3/8 inch rod in the East line of said Lot 5; and

THENCE North 102 feet along the East boundary line of said Lot 5, to the place of beginning,

Containing 1.51 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
528	Littlefield Service Center Parcel 1	Volume 264, Page 422 et seq. Deed Records, Lamb County, Texas

as to the following property:

Lot Four (4) and Lot Six (6), Block Three (3), Broad Acres Addition to the City of Littlefield, Lamb County, Texas, according to the map or plat of said addition, recorded in Volume 17, Page 385, Deed Records, Lamb County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
529	Littlefield Substation	Volume 232, Page 28 et seq. Deed Records, Lamb County, Texas

Lamb County, Texas, continued

as to the following property:

Lots Six (6), Seven (7), Eight (8), Nine (9), Ten (10) and Twelve (12), Block Eighteen (18), City of Littlefield, Lamb County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
530	Substation 31102 & 31103	Volume 84, Page 118 et seq. Deed Records, Lamb County, Texas

as to the following property:

Lots Five (5) and Six (6), Block Two (2), of the Highway Addition to the City of Littlefield in Lamb County, Texas, as recorded in the Records of Lamb County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
534	Olton Substation	Volume 222, Page 25 et seq. Deed Records, Lamb County, Texas

as to the following property:

A tract or parcel of land out of the Northeast Quarter (NE 1/4) of Section Twenty Six (26), in Block 0-5, D. & S.E. Ry. Co., Original Grantee, situated in Lamb County, Texas, and more particularly described by metes and bounds as follows:

BEGINNING at a point in the East line of the N.E. 1/4 of Section Twenty-Six (26), Block 0-5, a distance of 600 feet South of the South boundary line of Highway No. 70 R.O.W. Said point also being the S.E. corner of a certain tract of land conveyed by C. T. Mason to C.J. Mills;

THENCE, South along the East line of said N.E. 1/4 of Section Twenty-Six (26), Block 0-5, a distance of 220 feet to a point for the S.E. corner of this tract;

THENCE, West, parallel to the South boundary line of Highway No. 70, R.O.W. a distance of 300 feet to a point for the S.W. corner of this tract;

Lamb County, Texas, continued

THENCE, North, parallel to the East line of said N.E. 1/4 of Section Twenty-Six (26), Block 0-5, a distance of 220 feet to a point for the N.W. corner of this tract. Said point also being the S. W. Cor. of said tract conveyed by C. T. Mason to C. J. Mills; and

THENCE, East, parallel to the South boundary line of Highway No. 70, R.O.W. a distance of 300 feet to the point of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
536	Sudan Rural	Volume 204, Page 682 et seq. Deed Records, Lamb County, Texas

as to the following property:

A tract or parcel of land lying and situated in Lamb County, Texas, being a part of Labor One (1), in League Two Hundred Twenty-Four (224), Collingsworth County School Land, described as follows:

BEGINNING at intersection of West line of Labor One (1) of League Two Hundred Twenty-Four (224), Collingsworth County School Land with Southwest line of U.S. Highway No. 84;

THENCE, South 0º 22’ 20” East along West line of said Labor and League 350.4 varas to point, marked by 5/8 inch rod;

THENCE, South 89º East at 40 feet pass iron stake, in all 950 feet to 5/8 inch steel rod for beginning corner of this tract;

THENCE, South 1º West 150 feet to 5/8 inch steel rod for Southwest corner of this tract;

THENCE, South 89º East 353.2 feet to 5/8 inch steel rod in Southwest line of U.S. Highway No. 84;

THENCE, North 38º 01’ West 109.1 feet to point of curve;

THENCE, Northwestward around curve to left with radius of 2815 feet, a distance of 85 feet to 1 inch pipe in said right-of-way; and

Lamb County, Texas, continued

THENCE, North 89º West at 174.8 feet pass line of proposed highway extension right-of-way, in all 230 feet to place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
537	Sudan Substation
Volume 105, Page 213 et seq.
Deed Records, Lamb County, Texas

Volume 105, Page 217 et seq.
Deed Records, Lamb County, Texas

Volume 105, Page 220 et seq.
Deed Records, Lamb County, Texas

Volume 105, Page 221 et seq.
Deed Records, Lamb County, Texas

Volume 105, Page 222 et seq.
Deed Records, Lamb County, Texas

Volume 105, Page 223 et seq.
Deed Records, Lamb County, Texas

Volume 105, Page 224 et seq.
Deed Records, Lamb County, Texas

Volume 105, Page 225 et seq.
Deed Records, Lamb County, Texas

Lamb County, Texas, continued

as to the following property:

A tract or parcel of land lying and being situated in the original Town of Sudan, in Lamb County, Texas, being a part of Lots Seventeen (17) and Eighteen (18), Block Five (5) of said Town; according to the map or plat thereof recorded in the Deed Records of Lamb County, Texas, described by metes and bounds as follows:

BEGINNING at the Southeast corner of Lot Eighteen (18), Block Five (5);

THENCE, Southwesterly along the South line of said Lots Eighteen (18) and Seventeen (17), Block Five (5), across both lots, a distance of 97.5 feet to the Southwest corner of Lot Seventeen (17), Block Five (5);

THENCE, Northwesterly along the West line of said Lot Seventeen (17), Block Five (5), a distance of 60 feet to a point in the West line of Lot Seventeen (17), Block Five (5);

THENCE, Northeasterly over and across Lots Seventeen (17) and Eighteen (18), Block Five (5), parallel with the South line of said Lots Seventeen (17) and Eighteen (18), Block Five (5), a distance of 97.5 feet to a point in the East line of Lot Eighteen (18), Block Five (5); and

THENCE, Southeasterly along the East line of said Lot Eighteen (18), Block Five (5), a distance of 60 feet to the place of beginning; and being a part of the real estate heretofore conveyed by Deed recorded in Volume 35, Pages 450-451 of the Deed Records of Lamb County, Texas, from J. M. Davis, et ux., to F.W. Dent.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
544	Lambton Substation	Volume 452, Page 28 et seq. Official Public Records, Lamb County, Texas

as to the following property:

A tract of land out of the Northeast Quarter (NE/4) of Section Twenty-Five (25), in Block O-2, D. & S.E. RR Company Survey, Lamb County, Texas, described by metes and bounds as follows:

BEGINNING at the Northeast corner of said Section Twenty-Five (25);

THENCE, S. 0° 08’ 01” E., 640 feet along the East line to a point;

THENCE, N. 89° 44’ 38” W., 340.31 feet parallel to the North line to a point;

Lamb County, Texas, continued

THENCE, N. 0° 08’ 01” W., 640 feet parallel to the East line to a point; and

THENCE, S. 89° 44’ 38” E., 340.31 feet to the place of beginning;

Containing 5 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
545	Lamb County Interchange Parcel 2	Volume 222, Page 17 et seq. Deed Records, Lamb County, Texas

as to the following property:

Lying and situated in Lamb County, Texas, and being a part of Labor Twenty-Two (22), League Six Hundred Seventy-Three (673), State Capitol Land, Lamb County, Texas, containing two (2) acres of land, described by metes and bounds as follows:

BEGINNING at a point in the North line of said Labor Twenty-Two (22), lying N. 89° 30’ W. a distance of 49.3 feet from the Northeast corner of said Labor Twenty-Two (22);

THENCE, N. 89° 30’ W., 168 varas to a point;

THENCE, S. 0° 41’ W. 67.2 varas to a point;

THENCE, S. 89° 30’ W., 168 varas to a point; and

THENCE, N. 0° 41’ E., 67.2 varas to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5026	Plant X Parcel 2	Volume 410, Page 672 et seq. Deed Records, Lamb County, Texas

as to the following property:

Labors One (1), Two (2), Nine (9), Ten (10), Eleven (11), Twelve (12), Sixteen (16), Seventeen (17), Eighteen (18), Nineteen (19), Twenty (20), Twenty-One (21) and the East 53.02 acres of Labor Twenty-Two (22), in League Two Hundred Forty (240), Cottle County School Land, Lamb County, Texas.

Lamb County, Texas, continued

Labors Seventeen (17), Eighteen (18), Nineteen (19), Twenty (20) and Twenty-One (21), in League Two Hundred Forty-One (241), Cottle County School Land, Lamb County, Texas.

The part of Labor Twenty (20) lying East of Farm to Market Road – Highway No. 1055, in League Two Hundred Thirty-Seven (237), Dallam County School Land, Lamb County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5027	Plant X Parcel 3	Volume 516, Page 842 et seq. Official Public Records, Lamb County, Texas

as to the following property:

A tract of land out of League Two Hundred Forty-Two (242), Dickens County School Land, Lamb County, Texas and being more particularly described as follows:

BEGINNING at a found 4” iron pipe the Southwest corner of League Two Hundred Forty-Two (242), Dickens County School Land, for the Southwest and beginning corner of this tract:

THENCE, North 0° 13’ 28” East, 1328.27 feet to a 3/8” iron rod, set for the Northwest corner of this tract;

THENCE, South 87° 40’ 05” East, 1376.08 feet to a 3/8” iron rod, set for the Northeast corner of this tract;

THENCE, South 0° 07’ 00” West, 1276.94 feet to a 3/8” iron rod, set for the Southeast corner of this tract; and

THENCE, North 89° 48’ 21” West, 1377.55 feet to the place of beginning, and

Containing 41.16 acres, more or less.

Lamb County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5028	Plant X Parcel 4	Volume 141, Page 10 et seq. Deed Records, Lamb County, Texas

as to the following property:

Labors Six (6) and Seven (7) in League Two Hundred Forty (240), Cottle County School Land, save and except the East 34.3 acres of said Labor Seven (7); and

That part of Labor Ten (10) in League Two Hundred Thirty-Seven (237), Dallam County School Land containing approximately 34.3 acres, lying between the West line of Labor Six (6) in League Two Hundred Forty (240), Cottle County School Land and the East line of an 80-foot wide tract described in a Deed recorded in Volume 35, Page 443 of the Deed Records of Lamb County, Texas, reference to which is made for all purposes;

Containing 354 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5100	Tolk Station Railroad Parcel 1	Volume 343, Page 735 et seq. Deed Records, Lamb County, Texas

as to the following property:

The North 200 feet of Labors Four (4) and Five (5), League Two Hundred Nineteen (219), Castro County School Land Survey, Lamb County, Texas, containing 25.44 acres of land.

A tract of land in Labor Three (3), League Two Hundred Nineteen (219), Castro County School Land Survey, Lamb County, Texas, being further described by metes and bounds as follows:

BEGINNING at the Northwest corner of said Labor Three (3);

THENCE, East along the North line of said Labor Three (3), a distance of 400 feet to a point;

THENCE, South parallel to the West line of said Labor Three (3) a distance of 200 feet to a point;

Lamb County, Texas, continued

THENCE, West parallel to the North line of said Labor Three (3) a distance of 400 feet to a point; and

THENCE, North along the West line of said Labor Three (3) a distance of 200 feet to the place of beginning, and

Containing 1.84 acres of land, more or less, and

In all 27.28 acres of land.

SPS Id. No.	Common Name	Title into Southwestern Public Service Company
5101	Tolk Station Railroad Parcel 2	Judgment - Filed 3/2/79; No. 4294

as to the following property:

The North 200 feet of such portion of Labor Two (2), League Two Hundred Six (206), Ochiltree County School Lands located in Lamb County, Texas,

Containing 10.65 acres, more or less.

SPS Id. No.	Common Name	Title into Southwestern Public Service Company
5104	Tolk Station Railroad Parcel 3	Judgment - Filed 3/2/79; No. 4294

as to the following property:

Tract 1. The North 200 feet of Labor One (1), League Two Hundred Six (206), Ochiltree County School Lands, Lamb County, Texas,

containing 12.77 acres of land, more or less;

Tract 2. The North 200 feet of such portion of Labor Two (2), League Two Hundred Six (206), Ochiltree County School Lands, Lamb County, Texas,

containing 10.65 acres of land, more or less;

Tract 3. The North 200 feet of such portion of Labor Two (2), League Two Hundred Six (206), Ochiltree County School Lands located in Bailey County, Texas,

Lamb County, Texas, continued

containing 2.12 acres of land, more or less;

Tract 4. The North 200 feet of Labors Three (3), Four (4) and Five (5), League Two Hundred Six (206), Ochiltree County School Lands, Bailey County, Texas,

containing 38.31 acres of land, more or less.

Lipscomb County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
616	Booker Substation	Volume 355, Page 459 et seq. Deed or Official Public Records, Lipscomb County, Texas

as to the following property:

All of Lots One (1) and Two (2) and the North One-half (N/2) of Lot Three (3), all in Block Eight (8), Original Town of Booker, Texas, save and except that portion of said property conveyed by Warranty Deed dated July 13, 1949, and recorded in Volume 64, Page 216, Deed Records, Lipscomb County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
617	Darrouzett Substation	Volume 355, Page 459 et seq. Deed or Official Public Records, Lipscomb County, Texas

as to the following property:

South Thirty-Three feet (S/33’) of Lot Three (3), all Lots Four (4), Five (5), Six (6), and Seven (7), Block Sixty-Six (66), West Side Addition to the City of Darrouzett, Lipscomb County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
619	Follett Substation Site	Volume 355, Page 459 et seq. Deed or Official Public Records, Lipscomb County, Texas

as to the following property:

A tract of land 75 feet by 150 feet out of Section One Thousand One Hundred Fifty-Two (1152), Block Forty-Three (43), H. & T.C. Ry. Co. Survey, Lipscomb County, Texas, more particularly described as follows:

Lipscomb County, Texas, continued

BEGINNING at the Northwest corner of said Section One Thousand One Hundred Fifty-Two (1152), Block Forty-Three (43), H. & T.C. Ry. Co. Survey;

THENCE, East 30 feet to a point;

THENCE, South 75 feet to a point for the place of beginning, the Northwest corner of the tract;

THENCE, 150 feet along the Highway 15 right-of-way to a point, the Northeast corner of the tract;

THENCE, South 75 feet to a point, the Southeast corner of the tract;

THENCE, West 150 feet to a point, the Southwest corner of the tract; and

THENCE, North 75 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
621	Higgins Substation	Volume 355, Page 459 et seq. Deed or Official Public Records, Lipscomb County, Texas

as to the following property:

Lots Thirteen (13) and Fourteen (14) and the South 10 feet (S/10’) of Lot Fifteen (15), Block Seventeen (17), Original Town of Higgins, Lipscomb County, Texas.

Lubbock County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
623	Vickers Substation	Volume 436, Page 502 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A triangular tract of land, containing 2.443 acres, out of the Northwest ¼ of Section One Hundred Fifty-Seven (157), Block “C”, E.L. & R.R. R.R. Company Survey, Lubbock County, Texas, described by metes and bounds, as follows:

BEGINNING at a point on the West line of said Section One Hundred Fifty-Seven (157) and the East line of L.O. Burford Section Seventeen (17), S.F. 7378, which point is 30 feet North of the S.E. corner of said Section Seventeen (17);

THENCE, North along said Section line a distance of 720 feet;

THENCE, Southeasterly a distance of 810.74 feet to a point 30 feet North of the South line of said Section One Hundred Fifty-Seven (157) and the North line of Section Ten (10), Block RG, T.T. R.R. Co; and

THENCE, West parallel to said Section line a distance of 295.6 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
633	Carlisle Substation Parcel 1	Volume 509, Page 437 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land out of the Northeast corner of the Northwest Quarter (NW ¼) of Section Ten (10), Block JS, Lubbock County, Texas, described by metes and bounds as follows:

BEGINNING at a 1” iron pipe set 2640 feet West and 20 feet South of the N.E. corner of Section Ten (10), Block JS for the N.E. and beginning corner of this tract;

Lubbock County, Texas, continued

THENCE, South 147.58 feet to a 1 inch iron pipe set for the S.E. corner of this tract;

THENCE, West 147.58 feet to a 1 inch iron pipe set for the S.W. corner of this tract;

THENCE, North 147.58 feet to a 1 inch iron pipe set for the N.W. corner of this tract; and

THENCE, East 147.58 feet to the place of beginning,

Containing 0.5 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
638, 5061 and 5062	Frankford Service Center Parcels 1 - 3
Volume 929, Page 525 et seq., Volume 1651, Page 839 et seq., and Volume 1851, Page 934 et seq., Deed Records, Lubbock County, Texas, as replatted by instrument in Volume 1946, page 226 et seq., Deed Records, Lubbock County, Texas as to the following property:

Lot One (1) S. W. P. S. Addition to the City of Lubbock, Lubbock County, Texas, according to the map or plat thereof filed for record, and as further described by instrument recorded in Volume 1946, Page 226 et seq. of the Deed Records of Lubbock County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
648	Jones Station (32-66)	Volume 1167, Page 225 et seq. Deed Records, Lubbock County, Texas Volume 1169, Page 441 et seq. Deed Records, Lubbock County, Texas

Lubbock County, Texas, continued

as to the following property:

A tract of land out of the Southwest portion of Section Twenty-One (21), Block S, Lubbock County, Texas, described by metes and bounds as follows:

BEGINNING at the Southwest corner of Section Twenty-One (21), Block S, Lubbock County, Texas;

THENCE, North 89° 19’ East along the South line of Section Twenty-One (21), a distance of 3,200 feet;

THENCE, North 0° 40’ West parallel to the West line of Section Twenty-One (21), Block S, a distance of 4,356 feet;

THENCE, South 89° 19’ West parallel to the South line of Section Twenty-One (21), Block S, a distance of 3,200 feet to a point in the West line of Section Twenty-One (21), Block S; and

THENCE, South 0° 40’ East along the West line of Section Twenty-One (21), Block S, a distance of 4,356 feet to the place of beginning,

Containing 320 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
673	Lubbock Loop Substation	Volume 509, Page 439 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land out of the Northeast part of the Northwest Quarter of Section Thirty (30), Block AK, Lubbock County, Texas, described by metes and bounds as follows:

BEGINNING at a 1 inch iron pipe set 2640 feet West and 20 feet South of the N.E. corner of Section Thirty (30), Block AK, Lubbock County, Texas, for the N.E. and beginning corner of this tract;

THENCE, South 208.7 feet to a 1 inch iron pipe set for the S.E. corner of this tract;

Lubbock County, Texas, continued

THENCE, West 208.7 feet to a 1 inch iron pipe set for the S.W. corner of this tract;

THENCE, North 208.7 feet to a 1 inch iron pipe set for the N.W. corner of this tract; and

THENCE, East 208.7 feet to the place of beginning,

Containing 1 acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
684	Murphy Substation	Volume 1331, Page 852 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land out of the Northeast quarter (NE/4) of Section Thirty (30), Block A-K, Lubbock County, Texas, and being more particularly described as follows:

BEGINNING at a 3/8” iron rod set 40.0 feet S. 0° 01’ 42” E. of the Northwest corner of the Northeast quarter (NE/4) of Section Thirty (30), for the Northwest and beginning corner of this tract;

THENCE, S. 0° 01’ 42” E. along the West line of the Northeast quarter (NE/4) of Section Thirty (30), 290.4 feet to a 3/8” iron rod set for the Southeast corner of this tract;

THENCE, E. 300.0 feet to a 3/8” iron rod set for the Southeast corner of this tract;

THENCE, N. 0° 01’ 42” W. 290.4 feet to a 3/8” iron rod set for the Northeast corner of this tract; and

THENCE, W. along the South R.O.W. line of a paved county road, 300.0 feet to the place of beginning,

Containing 2.0 acres, more or less.

Lubbock County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
693	East Lubbock Interchange Parcel 1	Volume 521, Page 431 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land out of the East Half of Section Two (2), Block B, T.T. Ry. Co., Cert. 130, Lubbock County, Texas, which 3.17 acres is described by metes and bounds as follows:

BEGINNING at a 1” iron pipe which bears S. 89° 59’ 50” E. a distance of 30 feet from the S.W. corner of the NE/4 of said Section Two (2), Block B;

THENCE, S. 89° 59’ 50” E. a distance of 303 feet to a 1” iron pipe;

THENCE, N. 0° 04’ 10” E. a distance of 605.36 feet to a 1” iron pipe;

THENCE, S. 45° 25’ W. a distance of 426.17 feet to a 1” iron pipe; and

THENCE S. 0° 04’ 10” W. a distance of 306.01 feet to the place of beginning,

Containing 3.17 acres, more or less.

SAVE AND EXCEPT:

A strip of land in Section Two (2), Block B, Certificate 130, Abstract 659, T.T. & R.R. Company Survey, Lubbock County, Texas, described in instrument recorded in Volume 1350, Page 221, Deed Records, Lubbock County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
706	Shallowater Substation	Volume 373, Page 557 Deed Records, Lubbock County, Texas

as to the following property:

All that certain lot, tract or parcel of land out of the Southeast one-fourth (SE/4) of Section Twenty-Seven (27), Block D-5, situated in Lubbock County, Texas, and described by metes and bounds as follows:

Lubbock County, Texas, continued

BEGINNING at 1” iron pipe set 1,384 feet E. of the N.W. corner of SE/4 Section Twenty-Seven (27), Block D-5, the N.E. corner this tract;

THENCE, South 100 feet to 1” iron pipe;

THENCE, West 50 feet to 1” iron pipe;

THENCE, North 100 feet to 1” iron pipe in the North line of the SE/4 of Section Twenty-Seven (27), Block D-5; and

THENCE, East to the place of beginning;

Said tract being 50 feet x 100 feet.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
707	Shallowater Substation (Future)	Volume 1365, Page 557 et seq. Deed Records, Lubbock County, Texas Volume 1442, Page 890 et seq. Deed Records, Lubbock County, Texas

as to the following property:

Being out of the McMenamy Tract in Sections Twenty-Six (26) and Thirty-Five (35), Block D-5, Lubbock County, Texas, as recorded in Volume 774, Page 39, of the Deed Records of Lubbock County, Texas, and being more particularly described as follows:

BEGINNING at a 3/8” iron rod set for the Southeast and beginning corner of this tract; From whence a 1” iron pipe bears East 90.0 feet and from whence the Northwest corner of Section Twenty-Six (26) bears North 5,264.08 feet and West 2,626.67 feet;

THENCE, North along a line parallel to and 90.0 feet West of the East line of said McMenamy Tract, 250.0 feet to a 3/8” iron rod set for the Northeast corner of this tract;

THENCE, West 250.0 feet to a 3/8” iron rod set for the Northwest corner of this tract;

THENCE, South 250.0 feet to a 3/8” iron rod set for the Southwest corner of this tract; and

Lubbock County, Texas, continued

THENCE, East 250.0 feet to the place of beginning,

Containing 1.435 acres, more or less.

SAVE AND EXCEPT:

The property conveyed by Southwestern Public Services Company to First State Bank, Shallowater, Texas by Deed dated June 15, 1973, recorded in the Deed Records, Lubbock County, Texas and further described as follows:

Being a one acre tract of land out of the Northwest quarter (NW/4) of Section Thirty-Five (35), Block D-5, Lubbock County, Texas, described by metes and bounds as follows:

BEGINNING at a 3/8” iron rod set in the South right-of-way line of the old U.S. Highway No. 84, said rod being 1750.42 feet North and 70.98 feet North 44° 15’ West from the Southeast corner of the Northwest quarter of Section Thirty-Five (35), Block D-5, Lubbock County, Texas;

THENCE, North 44° 15’ West along the South right-of-way line of the old U.S. Highway No. 84, a distance of 253.99 feet to a 3/8” iron rod set for the Northwest corner of this tract;

THENCE, South 28° 49’ West a distance of 186.96 feet to a 3/8” iron rod set for the Southwest corner of this tract;

THENCE, South 61° 11’ East a distance of 346.95 feet to a 3/8” iron rod set in the right-of-way line of the intersection of the old and new U.S. Highway No. 84, for the Southeast corner of this tract;

THENCE, North 0° 41’ East along the right-of-way line of the intersection of the old and new U.S. Highway No. 84, a distance of 65.06 feet to a 3/8” iron rod; and

THENCE, North 24° 00’ West along the right-of-way line of the intersection of the old and new U.S. Highway No. 84, a distance of 92.00 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
710	Slaton Substation Parcel 1	Volume 269, Page 108 et seq. Deed Records, Lubbock County, Texas

Lubbock County, Texas, continued

as to the following property:

Lot Sixteen (16), Block “B”, Original Town of Slaton, Lubbock County, Texas, according to the map, plat and/or dedication deed thereof, recorded in Volume 79, Page 345 of the Deed Records of Lubbock County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
712	Elbert Substation	Volume 763, Page 558 et seq. Deed Records, Lubbock County, Texas

as to the following property:

All that certain tract or parcel of land situated in Lubbock County, Texas, and being a 60 x 120 foot tract of land located in Section Nineteen (19), Block Twenty-Four (24), Lubbock County, Texas, described by metes and bounds as follows:

BEGINNING at the intersection of the South right-of-way line of U.S. Highway #84, with the West right-of-way line of 7th Street, as shown on plat of the “South Park Heights Addition” to the City of Slaton, Texas;

THENCE, South in the West line of 7th Street a distance of 60 feet;

THENCE, West 120 feet;

THENCE, North 60 feet; and

THENCE, East 120 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
714	Slaton Substation Parcel 2	Volume 623, Page 211 et seq. Deed Records, Lubbock County, Texas

as to the following property:

Lubbock County, Texas, continued

Lots Seventeen (17), Eighteen (18) and Nineteen (19) in Block B, Original Town or City of Slaton, Lubbock County, Texas, as same is upon the recorded plat thereof on file in the office of the County Clerk of said Lubbock County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
718	Wolfforth Interchange	Volume 1258, Page 105 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land located in Section Twenty-Nine (29), Block D-6, Lubbock County, Texas, and being described by metes and bounds as follows:

BEGINNING at a point in the North right-of-way of Farm Market Road No. 1585, from which the Southwest corner of said Section Twenty-Nine (29) bears S. 0° 03’ 55” E. 50.0 feet, and S. 89° 56’ 05” W. 1,395.23 feet;

THENCE, N. 89° 56’ 05” E. along the North right-of-way of FM Road 1585 and parallel to the South line of Section Twenty-Nine (29) a distance of 460.17 feet;

THENCE, N. 0° 03’ 55” W. perpendicular to the South line of Section Twenty-Nine (29) a distance of 568.0 feet;

THENCE, S. 89° 56’ 05” W. parallel to the South line of Section Twenty-Nine (29) a distance of 460.17 feet; and

THENCE, S. 0° 03’ 55” E. perpendicular to the South line of Section Twenty-Nine (29) a distance of 568.0 feet to point of beginning,

Containing 6.0 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
719	Wolfforth Sherman	Volume 385, Page 410 et seq. Deed Records, Lubbock County, Texas

as to the following property:

Lubbock County, Texas, continued

A tract of land out of the N.W. part of Acreage Block Fifteen (15) in the original Wolfforth Townsite; located in the S.E. corner of Section Twenty-Four (24), Block D6, Lubbock County, Texas, described by metes and bounds as follows:

BEGINNING at a 2” x 2” stake set in the Western line of Acreage Block Fifteen (15) in the original Wolfforth Townsite from which the S.E. corner of Lot One (1), Block Four (4) bears S. 53° 54’ W. 30 feet;

THENCE, N. 36° 06’ W. 102.4 feet to a 2” x 2” stake set in Western line of Acreage Block Fifteen (15) and in Southern line of Highway No. 62;

THENCE, Northeasterly following said Highway lines on curve to left 40.5 feet to a 2” x 2” stake;

THENCE, S. 36° 06’ E. 108.1 feet to a 2” x 2” stake; and

THENCE, S. 53° 54’ W. 40 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
725	Idalou Power Site (Proposed) 32-78	Volume 1858, Page 775 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract located in Section One Hundred Thirty-Four (134), Block C, Lubbock County, Texas, being the North Half of the Northwest Quarter and the North 104 acres of the Northeast Quarter of Section One Hundred Thirty-Four (134) as described in Volume 1419, Page 870, Deed Records of Lubbock, County, Texas, being further described as follows:

BEGINNING at a stone found at the Northwest corner of Section One Hundred Thirty-Four (134) at the Northwest corner of this tract, same being the Southwest corner of Section One Hundred Thirty-Five (135), the Southeast corner of Section One Hundred Fifty (150), and the Northeast corner of Section One Hundred Fifty-One (151), Block C, Lubbock County, Texas;

THENCE S. 89° 59’ 35” E., along the North line of Section One Hundred Thirty-Four (134) and the South line of Section One Hundred Thirty-Five (135), a distance of 5,286.36 feet to a ¾” iron pipe found at the Northeast corner of Section One Hundred Thirty-Four (134) at the Northeast corner of this tract, same being the Southeast corner of Section One Hundred Thirty-Five (135), the Southwest corner of Section One Hundred Twelve (112), and the Northwest corner of Section One Hundred Thirteen (113), Block, C;

Lubbock County, Texas, continued

THENCE, South along the East line of Section One Hundred Thirty-Four (134) and the West line of Section One Hundred Thirteen (l13), a distance of 1,715.85 feet to a ¾” iron pipe found at the Southeast corner of this tract, same being the Northeast corner of 96.1124 acre tract being the South 56 acres of the Northeast Quarter and the North 40 acres of the Southeast Quarter of Section One Hundred Thirty-Four (134) as recorded in Volume 1721, Page 672, Deed Records of Lubbock County, Texas;

THENCE, N. 89° 59’ 49” W., along the North line of said 96.1124 acre tract, at a distance 30.0 feet pass a 5/8” iron rod with cap set in reference, continuing for a total distance of 2,643.18 feet to a 5/8” iron rod with cap set for a Southerly corner of' this tract, same being the Northwest corner of said 96.1124 acre tract and is also in the East line of a 115.1530 acre tract being the South Half of the Northwest Quarter and the North 40 acres of the Southwest Quarter of Section One Hundred Thirty-Four (134) as recorded in Volume 144, Page 189, Deed Records of Lubbock County, Texas;

THENCE, North along the East line of said 115.1530 acre tract, a distance of 396.01 feet to a 5/8” iron rod with cap set for an interior corner of this tract, same being the Northeast corner of said 115.1530 acre tract;

THENCE, N. 89° 59’ 46” W., along the North line of said 115.1530 acre tract, at 2308.10 feet pass a 5/8” iron rod with cap set for the most Norther1y Northwest corner of said 115.1530 acre tract, same being the Northeast corner of 5.0 acre tract, continuing along the North line of said 5.0 acre tract, at 2613.18 feet pass a 5/8” iron rod with cap set in reference, continuing to a total distance of 2643.18 feet to a 5/8” iron rod with cap set in the West line of Section One Hundred Thirty-Four (134) and in the East line of Section One Hundred Fifty-One (151), for the Southwest corner of this tract, same being the Northwest corner of said 5.0 acre tract; and

THENCE, North along the West line of Section (One Hundred Thirty-Four (134) and the East line of Section One Hundred Fifty-One (151), a distance of 1,320.18 feet to the point of beginning,

Containing 184.2241 acres, more or less.

Lubbock County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
726	Idalou Substation	Volume 338, Page 7 Deed Records, Lubbock County, Texas

as to the following property:

Lot Eight (8), Block Ten (10), Ross Addition to the Town of Idalou, in Lubbock County, Texas as is shown in the map or plat of said addition on file in the County Clerk’s Office of Lubbock County, Texas;

SAVE AND EXCEPT:

The property conveyed by Southwestern Public Services Company to White Mortuaries, Inc. by Deed dated September 20, 2000, recorded in Volume 6839, Page 118, Official Public Records, Lubbock County, Texas and further described as follows:

The surface only of the West 65 feet of Lot Eight (8), Block Ten (10), Ross Addition in Idalou, Lubbock County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
727	Idalou Power Site (Proposed) 32-79	Volume 1858, Page 780 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land located in Section One Hundred Thirty-Three (133), Block “C”, Lubbock County, Texas, being the North Half of Section One Hundred Thirty-Three (133), less 1.0 acre, as recorded in Volume 1143, Page 477, Deed Records of Lubbock County, Texas, being further described as follows:

BEGINNING at a stone found at the Northwest corner of Section One Hundred Thirty-Three (133) at the Northwest corner of this tract, same being the Southwest corner of Section One Hundred Thirty-Four (134), the Southeast corner of Section One Hundred Fifty-One (151), and the Northeast corner of Section One Hundred Fifty-Two (152), Block C, Lubbock County, Texas;

THENCE, N. 89° 59’ 41” E., along the North line of Section One Hundred Thirty-Three (133) and the South line of Section One Hundred Thirty-Four (134), at a distance of 30.0 feet pass a 5/8” iron rod with cap set in reference, continuing for a total distance of 5077.63 feet to a 5/8” iron rod with cap set for the most Northerly Northeast corner of this tract, same being the Northwest corner of a 1.0 acre tract as recorded in Volume 970, Page 105, Deed Records of Lubbock County, Texas;

Lubbock County, Texas, continued

THENCE, S. 00° 00’ 26” W., along the West line of said 1.0 acre tract, a distance of 208.71 feet to a 5/8” iron rod with cap set for an interior corner of this tract, same being the Southwest corner of said 1.0 acre tract;

THENCE, N. 89° 59’ 41” E., along the South line of said 1.0 acre tract, at 178.71 feet pass a 5/8” iron rod with cap set in reference, continuing for a total distance of 208.71 feet to a 5/8” iron rod cap set in the East line of Section One Hundred Thirty-Three (133) and the West line of Section One Hundred Fourteen (114), Block C, for the most Easterly Northeast corner of this tract, same being the Southeast corner of said 1.0 acre tract;

THENCE, S. 00° 00’ 26” W., along the East line of Section One Hundred Thirty-Three (133) and the West line of Section One Hundred Thirty-Four (134), a distance of 2432.28 feet to a 5/8” iron rod with cap set for the Southeast corner of this tract, same being the Northeast corner of a 160.1312 acre tract being the Southeast Quarter of Section One Hundred Thirty-Three (133) as recorded in Volume 387, Page 522, Deed Records of Lubbock County, Texas;

THENCE, S. 89° 59’ 57” W., along the North line of said 160.1312 acre tract at 30.0 feet pass a 5/8” iron rod set in reference, and at 2641.90 feet pass a 5/8” iron rod with cap set for the Northwest corner of said 160.1312 acre tract, same being the Northeast corner of a 160.1191 acre tract being the Southwest Quarter of Section One Hundred Thirty-Three (133) as recorded in Volume 1291, Page 986, Deed Records of Lubbock County, Texas, continuing along the North line of said 160.1191 acre tract, at 5253.81 feet pass a 5/8” iron rod with cap set in reference, continuing for a total distance of 5283.81 feet to a 5/8” iron rod with cap set in the West line of Section One Hundred Thirty-Three (133) and the East line of Section One Hundred Fifty-Two (152) for the Southwest corner of this tract, same being the Northwest corner of said 160.1191 acre tract; and

THENCE, N. 00° 02’ 51” W., along the West line of Section One Hundred Thirty-Three (133) and the East line of Section One Hundred Fifty-Two (152), a distance of 2640.60 feet to the point of beginning,

Containing 319.4040 acres, more or less.

Lubbock County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
728	Idalou Power Site (Proposed) 32-80	Volume 1858, Page 778 et seq. Deed Records, Lubbock County, Texas

as to the following property:

The SW/4 of Section One Hundred Thirty-Three (133), Block C, Abstract 25, Certificate 302, E.L. & R.R. Ry. Co. Survey, Lubbock County, Texas,

Containing 160 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
729	Idalou Power Site (Proposed) 32-81	Volume 1858, Page 785 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land located in Section One Hundred Thirty-Four (134), Block C, Lubbock County, Texas, being the South 56 acres of the Northeast Quarter and the North 40 acres of the Southeast Quarter of Section One Hundred Thirty-Four (134), as described in Volume 1721, Page 672, Deed Records of Lubbock County, Texas, being further described as follows:

BEGINNING at a ¾” iron pipe found in the East line of Section One Hundred Thirty-Four (134) and the West line of Section One Hundred Thirteen (113) at the Southeast corner of this tract and the Northeast corner of a 120.1398 acre tract being the South 120 acres of the Southeast Quarter of Section One Hundred Thirty-Four (134) as recorded in Volume 970, Page 105, Deed Records of Lubbock County, Texas, which bears North a distance of 1979.82 feet from a ¾” iron pipe found at the Southeast corner of Section One Hundred Thirty-Four (134), same being the Southwest corner of Section One Hundred Thirteen (113), the Northwest corner of Section One Hundred Fourteen (114), and the Northeast corner of Section One Hundred Thirteen (113), Block C, Lubbock County, Texas;

THENCE, S. 89° 59’ 58” W., along the North line of said 120.1398 acre tract, at 30.0 feet pass a 5/8” iron rod with cap set in reference, continuing for a total distance of 2,643.17 feet to a 5/8” iron rod with cap set for the Southwest corner of this tract, same being the Northwest corner of said 118.1994 acre tract being the South 120 acres of the Southwest Quarter of Section One Hundred Thirty-Four (134) as recorded in Volume 652, Page 308, Deed Records of Lubbock County, Texas, and the Southeast corner of a 115.1530 acre tract being the South Half of the Northwest Quarter and the North 40 acres of the Southwest Quarter of Section One Hundred Thirty-Four (134) as recorded in Volume 144, Page 189, Deed Records of Lubbock County, Texas;

Lubbock County, Texas, continued

THENCE, North along the East line of said 115.1530 acre tract, a distance of 1584.03 feet to a 5/8” iron rod with cap set for the Northwest corner of this tract, same being in the East line of said 115.1530 acre tract and is also a Southerly corner of a 184.2241 acre tract being the North Half of the Northwest Quarter and the North 104 acres of the Northeast Quarter of Section One Hundred Thirty-Four (134) as recorded in Volume 1419, Page 870, Deed Records of Lubbock County, Texas;

THENCE, S. 89° 59’ 49” E., along the South line of said 184.2241 acre tract, at 2613.18 feet pass a 5/8” iron rod with cap set in reference, continuing for a total distance of 2643.18 feet to a ¾” iron pipe found in the East line of Section One Hundred Thirty-Four (134) and the West line of Section One Hundred Thirteen (113) at the Northeast corner of this tract, same being the Southeast corner of said 184.2241 acre tract; and

THENCE, South along the East line of Section One Hundred Thirty-Four (134) and the West line of Section One Hundred Thirteen (113), a distance of 1583.87 feet to the point of beginning,

Containing 96.1124 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
730	Idalou Power Site (Proposed) 32-82	Volume 1859, Page 952 et seq. Deed Records, Lubbock County, Texas

as to the following property:

Tract 1: A tract, more or less, located in Section One Hundred Thirty-Four (134), Block C, Lubbock County, Texas, described as follows:

BEGINNING at a 5/8” iron rod with cap set in the West line of Section One Hundred Thirty-Four (134) and the East line of Section One Hundred Fifty-One (151) for the Southwest corner of this tract and the Northwest corner of a 118.1994 acre tract being the South 120 acres of the Southwest Quarter of Section One Hundred Thirty-Four (134) as recorded in Volume 652, Page 308, Deed Records of Lubbock County, Texas, which bears North a distance of 1980.25 feet from a stone found at the Southwest corner of Section One Hundred Thirty-Four (134), same being the Southeast corner of Section One Hundred Fifty-One (151), the Northeast corner of Section One Hundred Fifty-Two (152) and the Northwest corner of Section One Hundred Thirty-Three (133), Block C, Lubbock County, Texas;

Lubbock County, Texas, continued

THENCE, North along the West line of Section One Hundred Thirty-Four (134) and the East line of Section One Hundred Fifty-One (151), a distance of 1330.24 feet to a 5/8” iron rod with cap set for the most Westerly Northwest corner of this tract, same being the Southwest corner of a 5.0 acre tract;

THENCE, S. 89° 59’ 46” E. along the South line of said 5.0 acre tract, at 30.0 feet pass a 5/8” iron rod with cap set in reference, continuing for a total distance of 335.08 feet to a 5/8” iron rod with cap set for an interior corner of this tract, same being the Southeast corner of said 5.0 acre tract;

THENCE, North along the East line of said 5.0 acre tract, a distance of 650.0 feet to a 5/8” iron rod with cap set for the most Northerly Northwest corner of this tract, same being the Northeast corner of said 5.0 acre tract and is also in the South line of 1844.2241 acre tract being the North Half of the Northwest Quarter and the North 104 acres of the Northeast Quarter of Section One Hundred Thirty-Four (134) as recorded in Volume 1419, Page 870, Deed Records of Lubbock County, Texas;

THENCE, S. 80° 59’ 46” E. along the South line of said 184.2241 acre tract, a distance of 2308.10 feet to a 5/8” iron rod with cap set for the Northeast corner of this tract, same being an interior corner of said 184.2241 acre tract;

THENCE, South along a line of said 184.2241 acre tract, at a distance of 396.01 feet pass a 5/8” iron rod with cap set for a Southerly corner of said 184.2241 acre tract, same being the Northwest corner of a 96.1124 acre tract being the South 56 acres of the Northeast Quarter and the North 40 acres of the Southeast Quarter of Section One Hundred Thirty-Four (134) as recorded in Volume 1721, Page 672, Deed Records of Lubbock County, Texas, continuing along the West line of said 96.1124 acre tract for a total distance of 1980.04 feet to a 5/8” iron rod with cap set for the Southeast corner of this tract; Same being the Southwest corner of said 96.1124 acre tract, the Northwest corner of a 120.1398 acre tract being the South 120 acres of the Southeast Quarter of Section One Hundred Thirty-Four (134) as recorded in Volume 970, Page 105, Deed Records of Lubbock County, Texas, and the Northeast corner of said 118.1994 acre tract; and

Lubbock County, Texas, continued

THENCE, S. 89° 59’ 58” W. along the North line of said 118.1994 acre tract, at 2613.18 feet pass a 5/8” iron rod with cap set in reference, continuing for a total distance of 2643.18 feet to the point of beginning,

Containing 115.1530 acres, more or less.

Tract 2: All of the South 120 acres of the Southeast ¼ (SE ¼) of Section One Hundred Thirty-Four (134), in Block C, E.L. & R.R. Co. Survey, Cert. No. 303, Abst. No. 668, situated in Lubbock County, Texas.

Tract 3: A tract located in Section One Hundred Thirty-Three (133), Block C, Lubbock County, Texas, as recorded in Volume 970, Page 105, Deed Records of Lubbock County, Texas, being further described as follows:

BEGINNING at a ¾” iron pipe found at the Northeast corner of Section One Hundred Thirty-Three (133) at the Northeast corner of this tract, same being the Northwest corner of Section One Hundred Fourteen (114), the Southwest corner of Section One Hundred Thirteen (113), and the Southeast corner of Section One Hundred Thirty-Four (134), Block C, Lubbock County, Texas;

THENCE S. 00° 00’ 26” W., along the East line of Section One Hundred Thirty-Three (133) and the West line of Section One Hundred Fourteen (114), a distance of 208.71 feet to a 5/8” iron rod with cap set for the Southeast corner of this tract, same being the most Easterly Northeast corner of a 319.4040 acre tract being, in the North Half of Section One Hundred Thirty-Three (133), less one (1) acre, as recorded in Volume 1143, Page 109 and Volume 1293, Page 477, Deed Records of Lubbock County, Texas;

THENCE S. 89° 59’ 41” W., along a Northerly line of said 319.4040 acre tract, at 30.0 feet pass a 5/8” iron rod with cap set in reference, continuing for a total distance of 208.71 feet to a 5/8” iron rod with cap set for the Southwest corner of this tract, same being an interior corner of said 319.4040 acre tract;

THENCE N. 00° 00’ 26” E., along an Easterly line of said 319.4040 acre tract, a distance of 208.71 feet to a 5/8” iron rod with cap set in the North line of Section One Hundred Thirty-Three (133) and the South line of Section One Hundred Thirty-Four (134) for the Northwest corner of this tract, same being the most Northerly Northeast corner of said 319.4040 acre tract; and

THENCE N. 89° 59’ 41” E., along the North line of Section One Hundred Thirty-Three (133) and the South line of Section One Hundred Thirty-Four (134), at 178.71 feet pass a 5/8” iron rod with cap set in reference, continuing for a total distance of 208.71 feet to the point of beginning,

Containing 1 acre, more or less.

Lubbock County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
731	Idalou Power Site (Proposed) 32-83	Volume 1858, Page 783 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land, more or less, being the South 120 acres, more or less, out of the Southwest ¼ of Survey No. 134, Block C, E.L. & R.R. Ry. Co., Certificate No. 302, Abstract 668, Patent No. 51, Volume 37, dated December 4, 1908, Save and Except 1.95 acres out of said Survey No. 134, Block C, E.L. & R.R. Ry. Co., said 1.95 acres tract being described by metes and bounds, as follows:

BEGINNING at a found stone set by W.D. Twichell, State Surveyor, for the Southwest corner of Section One Hundred Thirty-Four (134), Block C, for the Southwest and beginning corner of this tract;

THENCE, North 230.0 feet to a 3/8 inch iron rod set for the Northwest corner of this tract;

THENCE, East at 20.0 feet pass a 3/8 inch iron rod, continuing for a total distance of 370.0 feet to a 3/8 inch iron rod set for the Northeast corner of this tract;

THENCE, South 230.0 feet to a 3/8 inch iron rod set for the Southeast corner of this tract; and

THENCE, West along the South line of Section One Hundred Thirty-Four (134), at 350.0 feet pass a 3/8 inch iron rod, continuing for a total distance of 370.0 feet to the place of beginning,

Containing 118.05 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
732	Idalou Power Site (Proposed) 32-84	Volume 1838, Page 121 et seq. Deed Records, Lubbock County, Texas

as to the following property:

Lubbock County, Texas, continued

Southeast Quarter (SE/4) of Section One Hundred Thirty-Three (133), Block C, Abstract 25, Certificate 302, E.L. & R.R. Ry. Co. Survey, Lubbock County, Texas,

Containing 160 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
733	Idalou Power Site (Proposed) 32-85	Volume 1858, Page 787 et seq. Deed Records, Lubbock County, Texas

as to the following property:

The South Half of Section One Hundred Twelve (112), Block “C”, Lubbock County, Texas, as recorded in Volume 1618, Page 518, Deed Records of Lubbock County, Texas, containing 320.8095 acres, more or less, and being further described as follows:

BEGINNING at a ¾” iron pipe found at the Southwest corner of Section One Hundred Twelve (112), same being the Northwest corner of Section One Hundred Thirteen (113), the Northeast corner of Section One Hundred Thirty-Four (134), and the Southeast corner of Section One Hundred Thirty-Five (135), Block “C”, Lubbock County, Texas;

THENCE, N. 00° 00’ 40” E., along the West line of Section One Hundred Twelve (112) and the East line of Section One Hundred Thirty-Five (135), a distance of 2,639.93 feet to a ½” iron pipe found at the Northwest corner of the South Half of Section One Hundred Twelve (112);

THENCE, N. 89° 53’ 30” E., along the North line of the South Half of Section One Hundred Twelve (112), at 2638.97 feet pass a set 5/8” iron rod, continuing for a total distance of 5278.10 feet to a railroad spike found in the East line of Section One Hundred Twelve (112) and the West line of Section Ninety-Seven (97), Block “C”, at the Northeast corner of the South Half of Section One Hundred Twelve (112);

THENCE, S. 00° 07’ 20” E., along the East line of Section One Hundred Twelve (112) and the West line of Section Ninety-Seven (97), a distance of 2652.25 feet to a 3/8” iron rod found at the Southeast corner of Section One Hundred Twelve (112), same being the Southwest corner of Section Ninety-Seven (97), the Northwest corner of Section Ninety-Six (96), and the Northeast corner of Section One Hundred Thirteen (113), Block “C”;

Lubbock County, Texas, continued

THENCE, N. 89°, 58’ 29” W., along the South line of Section One Hundred Twelve (112) and the North line of Section One Hundred Thirteen (113), a distance of 5248.26 feet to the point of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
734	Idalou Power Site (Proposed) 32-86 Parcel 1	Volume 1858, Page 789 et seq. Deed Records, Lubbock County, Texas

as to the following property:

Tract 1: A tract of land out of the East ½ of Section One Hundred Fourteen (114), Block C, B.S. & F. Abstract No. 692, Certificate No. 1/99, Patentee M.C. Brown, Lubbock County, Texas, and more particularly described by metes and bounds as follows:

BEGINNING at a railroad spike set for the common corner of Section Ninety-Five (95), Ninety-Six (96), One Hundred Thirteen (113) and One Hundred Fourteen (114), all in Block C, Lubbock County, Texas, and the Northeast and beginning corner of this 60 acre tract; Whence a ¾” iron pipe bears West 55.3 feet by fence corner; and Twichell’s old stone bears West 5280 feet and South 5280 feet;

THENCE, West 981.45 feet with the North line of Section One Hundred Fourteen (114) and along old fence set ¾” iron pipe for the Northwest corner of this 60 acre tract;

THENCE, South 2663 feet set ¾” iron pipe for the Southwest corner of this tract; Whence an East-West fence bears South 2 feet;

THENCE, East 981.45 feet set ½” bolt on the East line of Section One Hundred Fourteen (114) in North-South paved farm road for the Southeast corner of this 60 acre tract; Whence a ¾” iron pipe bears West 51.6 feet, and is 2 feet South of fence leading West; and

THENCE, North 2663 feet with the East line of Section One Hundred Fourteen (114) and along paved farm road to the place of beginning, and

Containing 60 acres, more or less.

Tract 2: Section One Hundred Thirteen (113), Block C, Abstract No. 101, Certificate No. 1/99, B.S. & F. Lubbock County, Texas.

Lubbock County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
735	Idalou Power Site (Proposed) 32-86 Parcel 2	Volume 1858, Page 791 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land out of Section One Hundred Fourteen (114), Block C, B.S. &, F, Abstract No. 692, Certificate No. 1/99, Patentee M.C. Brown, Lubbock County, Texas, and further described by metes and bounds, as follows:

BEGINNING at an old stone set by W.D. Twichell for the common corner of Sections One Hundred Fourteen (114), One Hundred Fifteen (115), One Hundred Thirty-Two (132) and One Hundred Thirty-Three (133) all in Block C, Lubbock County, Texas, the Southwest and beginning corner of this survey; Whence an old stone and iron pipe bears East 15,840 feet a post bears East about 20 feet and public road bears North and South;

THENCE, North 5280 feet with the West line of Section One Hundred Fourteen (114) and along center of public road, set ¾” iron pipe for the Northwest corner of Section One Hundred Fourteen (114) and this survey; Whence ¾” pipe bears East 20 feet by post;

THENCE, East 4298.55 feet with the north line of Section One Hundred Fourteen (114), set ¾” iron pipe for the N.W. corner of a 60 acre tract and the North-Northeast corner of this survey;

THENCE, South 2663 feet set ¾” iron pipe for S.W. corner of a 60 acre tract and an “ell” corner of this survey; Whence an East-West fence bears S.2 feet;

THENCE, East 981.45 feet set ½” bolt in East line of Section One Hundred Fourteen (114) in the North-South paved farm road for the East-Northeast corner of this survey; Whence a ¾” iron pipe bears West 51.6 feet and is 2 feet South of a fence leading West;

THENCE, South 2617 feet with the East line of Section One Hundred Fourteen (114) to its Southeast corner, set spike for the Southeast corner of this survey; Whence a ¾” iron pipe bears West 59 feet and is 1 foot North of corner of fence; and

THENCE, West 5280 feet with the South line of Section One Hundred Fourteen (114) and along a fence and turnrow to the place of beginning, and

Lubbock County, Texas, continued

Containing 580 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
737	Jones Station (32-77)	Volume 1685, Page 970 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land out of the Northeast portion of Survey Thirteen (13), Block S, Lubbock County, Texas, described as follows:

BEGINNING at a Northeast corner of said Survey 13, aforesaid;

THENCE, South 1273 varas;

THENCE, West 1064.75 varas;

THENCE, North 1273 varas; and

THENCE, East 1,064.75 varas, the place of beginning,

Containing 240 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
738	Jones Station (32-88)	Volume 3677, Page 269 et seq. Official Real Property Records, Lubbock County, Texas

as to the following property:

A tract of land located in Sections Twenty-Six (26) and Twenty-Seven (27), Block S, G.C. & S.F. Ry.Co. Survey, Lubbock County, Texas, being further described as follows:

BEGINNING at a 5/8” iron rod with cap set for the Northeast comer of Section Twenty-Six (26), Block S. G.C. & S.F. Ry. Co. Survey, Lubbock County, Texas, and for the Northeast corner of this tract;

Lubbock County, Texas, continued

THENCE S. 00° 39’ E. along the East line of Section Twenty-Six (26) passing the common section corner and continuing along the East line of Section Twenty-Seven (27) for a distance of 8033.1 feet to a concrete nail in shiner set in a paved road for the most Easterly Southeast corner of this tract and for the Northeast corner of a 5.85 acre tract;

THENCE N. 56° 23’ W., along the North line of said 5.85 acre tract, a distance of 1206.5 feet to a ½” iron rod with cap set for an interior corner of this tract and for the Northwest corner of said 5.85 acre tract;

THENCE S. 33° 37’ W., along the West line of said 5.85 acre tract, a distance of 200.0 feet to a ½” iron rod with cap set in the Northeasterly right-of-way line of the Santa Fe Railroad for a Southerly corner of this tract and for the Southwest corner of said 5.85 acre tract;

THENCE N. 56°23’ W., along said railroad right-of-way, a distance of 2079.4 feet to a ½” iron rod with cap set for an interior corner of this tract;

THENCE S. 33° 37’ W., continuing along said railroad right-of-way, a distance of 50.0 feet to a ½” iron rod with cap set for a Southerly corner of this tract;

THENCE N. 56° 23’ W., continuing along said railroad right-of-way and passing the common section line, a distance of 2918.5 feet to a ½” iron rod with cap set in the East right-of-way line of FM Road No. 835 for the Southwest corner of this tract;

THENCE N. 00° 40’ W., along said FM Road right-of-way and 40 feet East of and parallel to the West line of Section Twenty-Six (26), a distance of 4744.8 feet to a ½” iron rod with cap set in the North line of Section Twenty-Six (26) for the Northwest corner of this tract;

THENCE N. 89° 20’ E. along the North line of Section Twenty-Six (26), a distance of 5269.6 feet to the point of beginning,

Containing 781.26 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5055	Microwave Tower Location	Volume 1497, Page 137 et seq. Deed Records, Lubbock County, Texas

as to the following property:

Lubbock County, Texas, continued

A tract of land out of Section Twenty-Nine (29), Block D6, Lubbock, County, Texas, being further described by metes and bounds as follows:

BEGINNING at a point in the North right-of-way of Farm Market Road No. 1585, from which the Southwest corner of said Section Twenty-Nine (29) bears S 0° 03’ 55” East, 50.0 feet and South 89° 56’ 05” West, 1210.23 feet;

THENCE, North 89° 56’ 05” East along the North right-of-way of F .M. Road 1585 and parallel to the South line of Section Twenty-Nine (29) a distance of 185.0 feet;

THENCE, North 0° 03’ 55” West perpendicular to the South line of Section Twenty-Nine (29) a distance of 260.0 feet;

THENCE, South 89° 56’ 05” West parallel to the South line of Section Twenty-Nine (29) a distance of 185.0 feet; and

THENCE, South 0° 03’ 55” East perpendicular to the South line of Section Twenty-Nine (29) a distance of 260.0 feet to the place of beginning,

Containing 1.1 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5056	South Lubbock Interchange	Volume 827, Page 675 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land, more or less, out of the West Eighty (80) acres of the Southeast One-Fourth (SE/4) of Section Seven (7), Block E, Lubbock County, Texas, described by metes and bounds as follows:

BEGINNING at the Northwest corner of said West 80 acres of said Southeast One-Fourth (SE/4);

THENCE, East a distance of 660 feet along the North line of said West 80 acres to a point for the Northeast corner of this tract;

THENCE, South 660 feet for the Southeast corner of this tract;

Lubbock County, Texas, continued

THENCE, West to the West line of the Southeast One-Fourth (SE/4) of said Section Seven (7), for the Southwest corner of this tract; and

THENCE, North 660 feet to the place of beginning,

Containing 10 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5060	East Lubbock Interchange Parcel 2	Volume 1371, Page 406 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land out of the Northeast 1/4 of Section Two (2), Block B, T.T.R.R. Co. Survey, Lubbock County, Texas, being further described by metes and bounds as follows:

BEGINNING at a point in the South line of the Northeast 1/4 of said Section Two (2) whence the Southwest corner of the Northeast 1/4 of said Section Two (2) bears N 89° 59’ 50” W., 333.0 feet;

THENCE, N. 0° 04’ 10” E., along the East line of a tract of land described in the deed recorded in Volume 521, Page 431 of the Deed Records of Lubbock County, Texas, a distance of 605.36 feet to a point in the Southeast line of the Fort Worth and Denver road right-of-way;

THENCE, N. 45° 25’ E., along the Southeast line of said railroad right-of-way, 263.26 feet to a point;

THENCE, S. 0° 04’ 10” W., 790.26 feet to a point in the South line of the Northeast 1/4 of said Section Two (2); and

THENCE, N. 89° 59’ 50” W., 187.4 feet to the place of beginning,

Containing 3 acres, more or less.

Lubbock County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5065	Carlisle Substation Parcel 2	Volume 624, Page 373 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A portion of the Northeast Quarter (NE/4) of Section Ten (10), Block JS, Lubbock County, Texas, described by metes and bounds as follows:

BEGINNING at a ½” rod 2572.3 feet West and 337.58 feet South of the Northeast corner of Section Ten (10), Block JS, the Southeast corner of this tract;

THENCE, West 68.5 feet to a ½” iron pipe for the Southwest corner of this tract;

THENCE, North 317.58 feet to a ½” rod for the Northwest corner of this tract;

THENCE, East 68.5 feet to a point for the Northeast corner of this tract; and

THENCE, South 317.58 feet to a ½” rod, the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5066	Carlisle Substation Parcel 3	Volume 1630, Page 824 et seq. Deed Records, Lubbock County, Texas

as to the following property:

A tract of land out of the Northwest 1/4 of Section Ten (10), Block JS, E.L. R.R RR Company Survey, Lubbock County, Texas described by metes and bound as follows:

BEGINNING at the Northeast corner of the Northwest 1/4 of said Section Ten (10);

THENCE, West with the North line of the Northwest 1/4 of said Section Ten (10), a distance of 534.58 feet to a point;

THENCE, South parallel to the East line of the Northwest 1/4 of said Section Ten (10), a distance of 425.0 feet to a point;

Lubbock County, Texas, continued

THENCE, East parallel to the North line of the Northwest 1/4 of said Section Ten (10), a distance of 534.58 feet to a point in the East line of the Northwest 1/4 of said Section Ten (10);

THENCE, North with the East line of the Northwest 1/4 of said Section Ten (10), a distance of 257.42 feet to a point;

THENCE, West parallel to the North line of the Northwest 1/4 of said Section Ten (10), a distance of 147.58 feet to a point;

THENCE, North parallel to the East line of the Northwest 1/4 of said Section Ten (10), a distance of 147.58 feet to a point;

THENCE, East parallel to the North line of the Northwest 1/4 of said Section Ten (10), a distance of 147.58 feet to a point in the East line of the Northwest 1/4 of said Section Ten (10);

THENCE, North with the East line of the Northwest 1/4 of said Section Ten (10), a distance of 20.0 feet to place of beginning,

Containing 4.715 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5130	115 KV Transmission	Volume 5986, Page 157 et seq. Official Real Property Records, Lubbock County, Texas

as to the following property:

Tract 1: Tracts A-1, A-2 and A-3, Summerfield Addition to the City of Lubbock, Lubbock County, Texas, according to the map, plat and/or Dedication Deed thereof recorded in Volume 4933, Page 91 of the Real Property Records of Lubbock County, Texas.

Tract 2: Tract A-4, Summerfield Addition to the City of Lubbock, Lubbock County, Texas, according to the map, plat and/or Dedication Deed thereof recorded in Volume 5261, Page 156 of the Real Property Records of Lubbock County, Texas.

Tract 3: Tracts A-5 and A-6, Summerfield Addition to the City of Lubbock, Lubbock County, Texas, according to the map, plat and/or Dedication Deed thereof recorded in Volume 5464, Page 72 of the Real Property Records of Lubbock County, Texas.

Lubbock County, Texas, continued

Tract 4: Tracts A-7 and A-8, Summerfield Addition to the City of Lubbock, Lubbock County, Texas, according to the map, plat and/or Dedication Deed thereof recorded in Volume 5876, Page 64 of the Real Property Records of Lubbock County, Texas.

Lynn County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
743	Draw Switching Station	Volume 153, Page 449 et seq. Deed Records, Lynn County, Texas

as to the following property:

A tract of land in Section Five Hundred Twenty (520), Block One (1), G.C. & S.F. R.R. Co. Survey, Lynn County, Texas, described by metes and bounds as follows:

BEGINNING at a point lying 30 feet East of the Southwest corner of the NW/4 of said Section Five Hundred Twenty (520);

THENCE, North 0° 20’ 55” East 30 feet to a ½” rebar;

THENCE, South 89° 41’ 35” East 125 feet to a ½” rebar;

THENCE South 0° 20’ 55” West 90 feet to a ½” rebar;

THENCE South 89° 41’ 35” West 60 feet to a ½” rebar;

THENCE North 0° 20’ 55” East 60 feet to a ½” rebar; and

THENCE North 89° 41’ 35” West 65 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
744	Engine Plant Substation	Volume 77, Page 150 et seq. Deed Records, Lynn County, Texas

as to the following property:

Lots Sixteen (16), Seventeen (17), Eighteen (18), Nineteen (19) and Twenty (20), in Block Fifty-Two (52) of the North Tahoka Addition to the Original Town of Tahoka, situated in Lynn County, Texas, as recorded in the Records of Lynn County, Texas.

Lynn County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
745	Grassland Interchange	Volume 303, Page 617 et seq. Official Public Records, Lynn County, Texas

as to the following property:

A tract of land out of the East one-half (E/2) of Section Three (3), Block “Q”, E.L. & R.R.R.R. Co. Survey, Lynn County, Texas described by metes and bounds as follows:

BEGINNING at a point in the North line of the East one-half of said Section Three (3), lying 40.0 feet West of the North corner of said Section Three (3);

THENCE, West along the North line 500.0 feet to a point;

THENCE, South parallel to the East line of said Section Three (3), 450.0 feet to a point;

THENCE, S. 44° 33’ 19” E., 141.47 feet to a point;

THENCE, East parallel to the North line of said Section Three (3), 400.0 feet to a point; and

THENCE, North parallel to the East line of said Section Three (3), 550.0 feet to the place of beginning, and

Containing 6.2 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
747	Lynn County Interchange	Volume 97, Page 150 Deed Records, Lynn County, Texas

as to the following property:

A tract of land in Lynn County, Texas in Section Five Hundred One (501), Block One (1), Certificate Number 474, Abstract Number 15, E.L. & R.R.R.R. Company Survey, and described by metes and bounds as follows:

Lynn County, Texas, continued

BEGINNING at a point 30 feet South of and 30 feet West of the N.E. corner of said Section 501;

THENCE, South paralleling the East line of said Section Five Hundred One (501), a distance of 75 feet;

THENCE, West paralleling the North line of said Section Five Hundred One (501), a distance of 150 feet;

THENCE, North paralleling the East line of said Section Five Hundred One (501), a distance of 75 feet; and

THENCE, East 150 feet to the place of beginning,

Containing 2.6 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
751	Substation #33103	Volume 105, Page 304 et seq. Deed Records, Lynn County, Texas

As to the following property:

A tract of land lying and being situated in the County of Lynn and State of Texas, and being known and described as follows:

The front fifty feet that faces the P. & N.T. Railway Co. right-of-way in Lots Six (6) and Seven (7), in Block Ninety-Nine (99) in the Original Town of Wilson, in Lynn County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at the S.E. corner of Lot Six (6), Block Ninety-Nine (99), in the original Town of Wilson, in Lynn County, Texas;

THENCE, in the Northwesterly direction, along the Northeast side of said Lot Six (6), same being along the Southwest side of Lot Five (5), in said Block Ninety-Nine (99), a distance of fifty feet;

THENCE, in a Northwesterly direction, parallel with the Southeast boundary line of said Block Ninety-Nine (99), a distance of fifty feet;

THENCE, in a Southeasterly direction, along the Southwest side of Lot Seven (7), same being the N.E. side of Lot Eight (8), a distance of fifty feet; and

Lynn County, Texas, continued

THENCE, in a Northeasterly direction along the S.E. boundary lines of said Lots Six (6) and Seven (7), in said Block Ninety-Nine (99), a distance of fifty feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5024	Lynn Interchange	Volume 163, Page 22 et seq. Deed Records, Lynn County, Texas

As to the following property:

A tract of land in Section Five Hundred Two (502), Block One (1), E.L. & R.R. Survey, Lynn County, Texas, described by metes and bounds as follows:

BEGINNING at the Southeast corner of said Section Five Hundred Two (502);

THENCE, N. 0° 09’ 30” E. with the East line of said Section Five Hundred Two (502), 500.0 feet to a point;

THENCE, N. 89° 48’ 30” W., 435.5 feet to a point;

THENCE, S. 0° 09’ 30” W., 500.0 feet to a point; and

THENCE, S. 89° 48’ 30” E. with the South line of said Section Five Hundred Two (502), 435.6 feet to the place of beginning,

Containing 5.0 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5042	Lakeview Switch Station	Volume 154, Page 577 et seq. Deed Records, Lynn County, Texas

As to the following property:

A tract of land out of the Northwest Quarter (NW/4) of Section Eleven (11), Block “Y”, E.L. & R.R. R.R. Survey, Certificate Number 1135, Lynn County, Texas, containing 1.377 acres of land more or less, described by metes and bounds as follows:

Lynn County, Texas, continued

BEGINNING at a point in the North line of the Northwest ¼ of said Section Eleven (11) lying 50 feet East of the Northwest corner of said Section;

THENCE, South 89° 44’ 15” East along the North line of said Section 400 feet;

THENCE, South 0° 10’ West parallel with the West line of said Section 150 feet;

THENCE, North 89° 44’ 15” West parallel with the North line of said Section 400 feet; and

THENCE, North 0° 10’ East parallel with the West line of said Section 150 feet to the place of beginning.

Moore County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
760	Dumas East	Volume 164, Page 625 et seq. Deed Records, Moore County, Texas

as to the following property:

A tract or parcel of land out of Section Two Hundred Sixty-Eight (268), in Block Forty-Four (44), H. & T.C. Ry. Co. Survey, Moore County, Texas, Certificate No. 49/7033, Abstract No. 774, described by metes and bounds as follows:

BEGINNING at an iron pipe in County Road which is the Northeast corner of Section Two Hundred Sixty-Eight (268), Block Forty-Four (44);

THENCE, South 2550.6 feet along East line of Said Section Two Hundred Sixty-Eight (268) to a point;

THENCE, West 50 feet to 5/8 inch steel rod set in the South R.O.W. line of North 4th Street of the City of Dumas, Texas for the Northeast corner of this tract;

THENCE, South 60 feet parallel with and 10 feet West of the West R.O.W. line of County Road to a point for the Southeast corner of this tract;

THENCE, West 130 feet parallel with North 4th St. of the City of Dumas, Texas, to a point for the Southwest corner of this tract;

THENCE, North 60 feet parallel with the County Road to a point in the South line of North 4th St. of the City of Dumas, being the Northwest corner of this tract; and

THENCE, East 130 feet along the South line of North 4th St. of the City of Dumas to the Northeast corner of this tract.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
762	Dumas North	Volume 114, Page 507 et seq. Deed Records, Moore County, Texas

Moore County, Texas, continued

as to the following property:

All that certain lot, tract or parcel of land in Moore County, Texas, more particularly described as follows:

BEGINNING at the Northwest corner of Lot Thirteen (13), Block Two (2) in the Evans Addition to the City of Dumas, Moore County, Texas.

THENCE, North 80 feet to a point for the Northwest corner of the tract herein conveyed;

THENCE, East 158 feet to a point for the Northeast corner of this tract;

THENCE, South 80 feet to a point for the Southeast corner of this tract; and

THENCE, West 158 feet along the North boundary line of said Lot Thirteen (13), Block Two (2) of the Evans Addition to the City of Dumas to the Southwest and beginning corner of this tract.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
763	Dumas Service Center	Volume 79, Page 1 et seq. Deed Records, Moore County, Texas

as to the following property:

A part of the East Half of the Northeast Quarter of Section Two Hundred Thirty-Eight (238), Block Forty-Four (44), H. & T.C. Ry. Co. Grant, known as Tract No. 9 of a Subdivision of the East Half of the Northeast Quarter of said Section, which Subdivision is reflected by the Records of Moore County.

Moore County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
766	Dumas Sub 1 of 2	Volume 151, Page 135 et seq. Deed Records, Moore County, Texas Volume 24, Page 197 et seq. Deed Records, Moore County, Texas Volume 214, Page 621 et seq. Deed Records, Moore County, Texas

as to the following property:

Tract 1: All that part of Section Two Hundred Twenty-Seven (227), Block Forty-Four (44), Houston & Texas Central Railroad Company, Moore County, Texas, described by metes and bounds as follows:

BEGINNING at a point lying South 0° 26’ West 3199.2 feet and South 89° 33’ 30” East 791.3 feet from the Northwest corner of said Section Two Hundred Twenty-Seven (227);

THENCE South 89° 33’ 30” East 240 feet;

THENCE South 0° 26’ West 140 feet;

THENCE North 89° 33’ 30” West 240 feet; and

THENCE North 0° 26’ East 140 feet to the place of beginning, and

Containing 0.7713 of an acre, more or less.

Tract 2: A tract of land in the Southwest ¼ of Section Two Hundred Twenty-Seven (227), Block Forty-Four (44), H. & T.C. RR. Survey, Moore County, Texas, being further described by metes and bounds as follows:

BEGINNING at the Northeast corner of a .7713 acre tract of land out of the Southwest ¼ of said Section Two Hundred Twenty-Seven (227) as shown in a deed recorded in Volume 151, Page 135 of the Moore County Deed Records;

THENCE S. 89° 33’ 30” W., a distance of 100.0 feet to a point;

Moore County, Texas, continued

THENCE S. 0° 26’ W., a distance of 226.84 feet to a point;

THENCE N. 89° 33’ 30” W., a distance of 340.0 feet to a point;

THENCE N. 0° 26’ E., a distance of 86.94 feet to the Southwest corner of such .7713 acre tract;

THENCE S. 89° 33’ 30” E., a distance of 240.0 feet to the Southeast corner of such .7713 acre tract; and

THENCE N. 0° 26’ E., a distance of 140.0 feet to the place of beginning,

Containing 1 acre of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
773	North East Substation	Volume 350, Page 642 et seq. Deed Records, Moore County, Texas

as to the following property:

A parcel of land out of Survey 269, Block Forty-Four (44), H. & T.C. R.R. Co. Survey, Moore County, Texas, described as follows:

Commencing at a 2” pipe found at the Common Corner of Surveys 269, 270, 277 and 278;

THENCE, North 89° 53’ 50” West along the North line of Survey 269, a distance of 40.0 feet to a point;

THENCE, South 00° 03’ 30” West, parallel with the East Line of Survey 269, a distance of 30.0 feet to a ½” rebar set for the Northeast corner and point beginning this tract;

THENCE, South 00° 03’ 30” West, 40.0 feet from and parallel with the East line of Survey 269, a distance of 150.0 feet to a ½” rebar for the Southeast corner this tract;

THENCE, North 89° 53’ 50” West a distance of 130.0 feet to a ½” rebar for the Southwest corner this tract;

Moore County, Texas, continued

THENCE, North 00° 03’ 30” East a distance of 150.0 feet to a ½” rebar for the Northwest corner this tract; and

THENCE South 89° 53’ 50” East, 30.0 feet from and parallel with the North line of Survey 269, a distance of 130.0 feet to the point beginning this tract,

Containing .4477 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
779	Moore County Plant 1 of 2	Volume 65, Page 465 et seq. Deed Records, Moore County, Texas Volume 79, Page 1 et seq. Deed Records, Moore County, Texas

as to the following property:

A tract of land out of the Southeast portion of Section Four Hundred Forty-Two (442), Block Forty-Four (44), H. & T.C. Ry. Co., Moore County, Texas, described by metes and bounds as follows:

BEGINNING at the Southeast corner of Section Four Hundred Forty-Two (442), Block Forty-Four (44), H. & T.C. Ry. Co., the Southeast corner of this tract;

THENCE, North along the East line of Section Four Hundred Forty-Two (442) to a point six hundred fifty (650) feet North of the Southeast corner of Section Four Hundred Forty-Two (442), the Northeast corner of this tract;

THENCE, West one thousand (1000) feet to a point, the Northwest corner of this tract;

THENCE, South six hundred fifty (650) feet to a point in the South line of Section Four Hundred Forty-Two (442), the Southwest corner of this tract; and

THENCE, East along the South line of Section Four Hundred Forty-Two (442) to the place of beginning,

Containing 14.9 acres, more or less.

Moore County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
781	Moore County Substation	Volume 151, Page 165 et seq. Deed Records, Moore County, Texas

as to the following property:

A tract of land out of Section One Hundred Sixty-Seven (167), Block 3-T, Texas & New Orleans Railroad Company Survey, Certificate No. 32/33, Abstract No. 270, described by metes and bounds as follows:

BEGINNING at the Southwest corner of Section One Hundred Sixty-Seven (167), Block 3-T, T. & N.O. R.R. Co. Survey, Moore County, Texas;

THENCE, East along the South line of said Section One Hundred Sixty-Seven (167), 300 feet to a point for the beginning corner of this tract;

THENCE, North a distance of 1016.4 feet;

THENCE, East parallel with the South line of said Section One Hundred Sixty-Seven (167), a distance of 300 feet;

THENCE, South a distance of 1016.4 feet to a point in the South line of Section One Hundred Sixty-Seven (167); and

THENCE, West along the South line of said Section One Hundred Sixty-Seven (167), a distance of 300 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
786	Sunray	Volume 269, Page 411 et seq. Deed Records, Moore County, Texas

as to the following property:

A portion of Section One Hundred Twenty-Two (122), Block 3-T, T. & N.O. R.R. Co. Survey, described by metes and bounds as follows:

BEGINNING at the Southwest corner of Section One Hundred Twenty-Two (122);

Moore County, Texas, continued

THENCE, North 40 feet to a point;

THENCE, East with the North line of FM Road 281 a distance of 3,267.06 feet to a point beginning this tract for the Southwest corner;

THENCE, North along the East line of an alley, said alley being along the East Side of the Hillcrest, Southside Park and Buena Vista Additions to the City of Sunray, a distance of 3,030.92 feet to a point in the South line of Seventh Street;

THENCE, East 40 feet to a point;

THENCE, North along the East line of the School Tract a distance of 780 feet to a point;

THENCE, East 10 feet to a point;

THENCE, North along the East line of the Spurlock Addition a distance of 360 feet to a point;

THENCE, West a distance of 50 feet along the South line of Fourth Street to a point;

THENCE, North with the East line of the East alley in the Buena Vista Addition, a distance of 800 feet to a point in the North line of Second Street;

THENCE, East with the North line of Second Street, a distance of 147.86 feet to a point for the Southwest corner and point beginning this tract;

THENCE, continuing East with the North line of Second Street, a distance of 150 feet to a point for the Southeast corner this tract;

THENCE, North 150 feet to a point for the Northeast corner this tract;

THENCE, West a distance of 150 feet to a point for the Northwest corner this tract; and

THENCE, South a distance of 150 feet to the point of beginning, and

Containing .51 acres, more or less.

Moore County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5016	Dumas Sub 2 of 2	Volume 255, Page 267 et seq. Deed Records, Moore County, Texas

as to the following property:

All that certain tract of land out of Section Two Hundred Twenty-Seven (227), Block Forty-Four (44), H. & T.C. Ry. Co. Survey, Moore County, Texas, described by metes and bounds as follows:

BEGINNING at a point lying South 00° 26’ West 3,199.2 feet and South 89° 33’ 30” East 791.3 feet from the Northwest corner of said Section Two Hundred Twenty-Seven (227), said point being the Northwest corner of a .7713 acre tract, as described in that Deed recorded in Volume 151, Page 135 of the Deed Records, Moore County, Texas, and said point being the Southwest corner of this tract;

THENCE, North 00° 26’ East, 225.0 feet to the Northwest corner of this tract;

THENCE, South 89° 33’ 30” East 340 feet to the Northeast corner of this tract;

THENCE, South 00° 26’ West 225.0 feet to the Southeast corner of this tract; and

THENCE, North 89° 33’ 30” West, at 100 feet pass the Northeast corner of above mentioned .7713 acre tract; at 340 feet the beginning corner of this tract;

Containing 1.75 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5017	Moore County Plant 2 of 2	Volume 119, Page 205 et seq. Deed Records, Moore County, Texas

as to the following property:

A tract of land lying in the extreme South portion of the South one-half of Survey No. 442 in Block Forty-Four (44) - Houston & Texas Central Railroad, Moore County, Texas, described by metes and bounds as follows:

Moore County, Texas, continued

BEGINNING at a 2 inch iron pipe in the West right-of-way line of a County Highway running North, whence the Southeast corner of Survey No. 442 bears East 10.8 varas;

THENCE, West with the South line of said Survey No. 442 954.9 varas to two 1 inch iron pipes, the Southwest corner of Survey No. 442;

THENCE, North with the West line of Survey No. 442 a distance of 540 varas to a 1 inch iron pipe, the Northwest corner of this survey;

THENCE, East parallel with the South line of Survey No. 442 a distance of 949.8 varas to a point in the West right-of-way line of a County Highway running North and South, whence the East line of Survey No. 442 bears West 10.8 varas; and

THENCE, South 0° 32’ East parallel with the East line of Survey No. 442 a distance of 540 varas to the place of beginning; SAVE AND EXCEPT a tract of 14.9 acres 1000 feet East and West by 650 feet North and South in the Southeast corner of said Section Four Hundred Forty-Two (442),

Containing 76.2 acres, more or less.

SPS Id. No.	Common Name	Title into Southwestern Public Service Company Recorded at
5029	Moore County Plant Substation	Judgment - No. 252; Filed 9/19/49

as to the following property:

 A tract of land in Section One Hundred Sixty-Seven (167), Block 3-T, T. & N.O. Ry. Co. Survey, Moore County, Texas, more particularly described as follows:

BEGINNING at the Southwest corner of said Section One Hundred Sixty-Seven (167) for the Southwest corner of this tract;

THENCE, North with the West line of said Section One Hundred Sixty-Seven (167), a distance of 1016.14 feet, the Northwest corner of this tract;

THENCE, East 300 feet, the Northeast corner of this tract;

THENCE, South 1016.4 feet to a point in the South line of said Section One Hundred Sixty-Seven (167), the Southeast corner of this tract; and

THENCE, West with the South line of said Section One Hundred Sixty-Seven (167), a distance of 300 feet to the point of beginning,

Moore County, Texas, continued

Containing 7 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5059	Moore County Substation Expansion	Volume 667, Page 636 et seq. Official Public Records, Moore County, Texas

as to the following property:

A tract of land out of Section One Hundred Sixty-Seven (167), Block 3-T, Moore County, Texas, further being a portion of those tracts of land described in those certain instruments recorded in Volume 459, Page 757, and Volume 619, Page 470 of the Deed Records of Moore County. Said 23.78± acre tract of land having been surveyed on the ground February 12, 2009 by Furman Land Surveyors, Inc., and being further described by metes and bounds as follows:

BEGINNING at a ½” iron rod with cap stamped “FURMAN RPLS” found for the most Westerly Southwest corner of this tract, same being the Northwest corner of a tract of land owned by Southwestern Public Service (herein after called SPS tract) from whence a ½” iron pipe found for the Southwest corner of said Section One Hundred Sixty-Seven (167) bears S. 00° 00’ 37” E. 1016.40 feet and N. 89° 51’ 38” W. 30.00 feet;

THENCE, N. 00° 00’ 37” W. 1,118.91 feet along the East right-of-way line of Light Plant Road to a ½” iron rod with cap stamped “FURMAN RPLS” set for the Northwest corner of this tract of land;

THENCE, N. 89° 59’ 23” E. 137.35 feet to a ½” iron rod with cap stamped “FURMAN RPLS” set for the Northeast corner of this tract of land, said point being the beginning a curve to the left whose center bears N. 78° 17’ 33” E. 2,565.23 feet;

THENCE, Southeasterly 3376.56 feet along said curve to the left to a ½” iron with cap stamped “FURMAN RPLS” set for the most Easterly corner of this tract of land, same point being in the North right-of-way line of FM 119;

THENCE, N. 69° 51’ 38” W. (Base Line) 1,950.18 feet along said North right-of-way line of FM 119 to a ½” iron rod with cap stamped “FURMAN RPLS” found for the most Southerly Southwest corner of this tract of land same being the Southeast corner of said SPS tract as it exists on the ground;

Moore County, Texas, continued

THENCE, N. 00° 00’ 37” W. 916.40 feet along the East line of said SPS tract to a ½” iron rod with cap stamped “FURMAN RPLS” found for an interior jog corner of this tract, same being the Northeast corner of said SPS tract;

THENCE, N. 89° 51’ 38” W. 570.00 feet along the North line of said SPS tract to the place of beginning, and

Containing 23.78 acres, more or less.

Ochiltree County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
797	Perryton Construction Center Site	Volume 538, Page 82 et seq. Official Public Records, Ochiltree County, Texas

as to the following property:

South one-ha1f of Block Seven (7) of the Lilly Second Addition, an Addition to the City of Perryton, Ochiltree County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
801	Perryton South	Volume 538, Page 82 et seq. Official Public Records, Ochiltree County, Texas538/82

as to the following property:

Tract 1: Subdivision Lots One (1), Two (2) and Three (3) of Lilly Subdivision Addition to the City of Perryton, Ochiltree County, Texas, according to dedication and plat dated April 2, 1931, recorded in Volume 31, Page 408C, Ochiltree County Deed Records, out of Lot Two (2), Block Five (5), of Lilly First Addition to the town of Perryton, Texas, as shown upon the recorded plat in Volume 31, Page 326A of Ochiltree County Deed Records, out of the Outlot Two (2) of the Outlot Addition to the town of Perryton, Texas, according to dedication and plat dated June 4, 1919, recorded in Volume 31, Page 3, Ochiltree County Deed Records.

Tract 2: Subdivisions One (1), Two (2) and Three (3) of Lot One (1), of Block Five (5), of Lilly Subdivision Addition (being a part of Outlot Two (2) to the town of Perryton, Texas) as same are shown upon the recorded plats of said town and the additions and subdivisions thereto on file in the Office of the County Clerk of Ochiltree County, Texas.

Tract 3: All of the following described real property in Ochiltree County, Texas:

Lot Three (3), in Block Five (5), Lilly First Addition to the Town of Perryton, Ochiltree County, Texas.

Ochiltree County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
802	Wade Substation Site	Volume 538, Page 82 et seq. Official Public Records, Ochiltree County, Texas

as to the following property:

A tract of land out of the Southeast corner of Section One Hundred Forty (140), Block 10, H.T. & B. Ry. Co. Survey. Ochiltree County, Texas, described by metes and bounds, as follows:

BEGINNING at brass capped rod marked “CPS” on top the S.E. and beginning corner of this tract same being set in the intersection of E-W County Road right-of-way and of N-S County Road West right-of-way from which the common corner of Sections One Hundred Forty (140) and One Hundred Forty (141) in Block 10 bears S. 89º 50' E. 30 feet and South 30 feet;

THENCE, North 208.71 feet, 30 feet from and para1lel with the East line of Section One Hundred Forty (140) to brass capped rod marked “CPS” on top the N.E. corner of this tract from which the East line of Section One Hundred Forty (140) in Block 10 bears South 89º 50’ E. 30 feet;

THENCE, North 89º 50’ W. 208.71 feet to brass capped rod marked “CPS” on top the top of the N.W. corner of this tract;

THENCE, South 208.71 feet to brass capped rod marked “CPS” on top same being set in the North right-of-way of E-W County Road the S.W. corner of this tract from which the S.W. corner of the SE 1/4 of Section One Hundred Forty (140) bears South 30 feet, and North 89º 50’ W. 2460.89 feet; and

THENCE, South 89º 50’ E. 30 feet, from and parallel with the South line of Section One Hundred Forty (140) to the place of beginning of this tract, and

Containing 1 acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
804	Farnsworth Substation Site	Volume 538, Page 82 et seq. Official Public Records, Ochiltree County, Texas

Ochiltree County, Texas, continued

as to the following property:

Tract 1: All that certain tract or parcel of land situated in Ochiltree County, Texas, being a part of Section Fifty (50), Block 4, G.H. & H. R.R. Co. Survey, Ochiltree County, Texas, and being more particularly described as follows:

BEGINNING at the S.W. corner of said Section Fifty (50);

THENCE, North along the West line of said Section Fifty (50), at 720 ft. pass a ½” iron rod set by R. C. Allen at 1,253. ft. pass a 5/8” iron rod set by R. C. Allen, a total of 1,421.9 ft. to a point on the Southerly right-of-way line of State Highway 15;
THENCE, N. 54° 38’ E. along said right-of-way line 27.5 ft. to a ½”' iron pipe set on the Easterly right-of-way line of a Farm-to-Market road for the beginning point of this tract;

THENCE, N. 54º 38’ E. along the Southerly right-of-way of said Highway a distance of 100 feet to a ½” iron pipe set for the N.E. corner of this tract;

THENCE, S. 18º 26’ E. parallel to the Easterly right-of-way line of said farm to market road a distance of 100 feet, to a ½” iron pipe set for the S.E. corner of this tract;

THENCE, S. 54º 38’ W. parallel to the Southerly right-of-way line of said Highway a distance of 100 ft., to a ½” iron pipe set on the Easterly right-of-way line of said farm to market road for the S.W. corner of this tract; and

THENCE, N. 18º 26’ W. along the easterly line of said farm-to-market road a distance of 100 feet, to the place of beginning of this tract.

Containing 0.22 acres, more or less.

Tract 2: A tract of land, more or less, in the west part of Section Fifty (50), Block Four (4), G.H. & H. R.R. Co. Survey situated in Ochiltree County, Texas, being East of and adjacent to the East right-of-way of FM Road 376, South and East of a .229 acre tract owned by Community Public Service Company, and being described by metes and bounds as follows:

BEGINNING at a brass capped rod marked “CPS” on top, same being set in the East right-of-way of FM Road 376, the S.W. and beginning corner of this tract, from which the West line of Section Fifty (50) in Block Four (4) bears West 92.27 feet;

Ochiltree County, Texas, continued

THENCE, N. 18º 20’ W. 100 ft. along the East right-of-way of said FM Road No. 376 to a pipe found the N.W. corner of this tract, same being the S.W. corner of a .229 acre tract, from which a brass capped rod marked “CPS” on top bears N. 18º 20’ W. 100 feet same being the N.W. corner of said .229 acre tract, from which the West line of Section Fifty (50) in Block Four (4) bears West 26 feet;

THENCE, N. 54º 40’ E. 100 feet along the South line of said .229 acre tract to stake the S.E. corner of said .229 acre tract and an “ell” corner of this tract;

THENCE, N. 18º 20’ W. 100 feet along the East line of said .229 acre tract to pipe found same being set in the Southeasterly right-of-way of Highway 15 the most northwesterly corner of this tract same being the N.E. corner of said .229 acre tract from which the center line of Highway 15 bears N. 35º 20’ W. 51 feet;

THENCE, N. 54º 40’ E. 100 feet along the Southeasterly right-of-way of Highway 15 to brass capped rod marked “CPS” on top the N.E. corner of this tract from which the center line of Highway 15 bears N 35º 20’ W. 51 feet;

THENCE, S. 18º 20’ E. 200 feet to brass capped rod marked “CPS” on top the S.E. corner of this tract; and

THENCE, S. 54º 40’ W. 200 feet to the place of beginning of this tract, and

Containing .689 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
820	Whippo Substation Site	Volume 538, Page 82 et seq. Official Public Records, Ochiltree County, Texas

as to the following property:

A tract of land in the Northeast corner of Section Three (3), Block Twelve (12), H. & G.N. R.R. Co. Survey in Ochiltree County, Texas, save and excepting the public roads at the Northeast corner of said Section Three (3), Block Twelve (12), described by metes and bounds as follows:

BEGINNING at brass capped rod marked “CPS” the N.E. and beginning corner of this tract, from which a nail and bottle cap set in E-W black top road same being the common corner of Section Two (2) and Three (3) in Block Twelve (12) bears East 30 feet and N. 0º 12’ W. 60 feet;

Ochiltree County, Texas, continued

THENCE, S. 0º 12’ E. 295.16 feet along the W. right-of-way of a 60 feet N-S graded public road same being 30 feet from and parallel with the E. section line to brass capped rod marked “CPS” the S.E. corner of this tract from which a 1 ¼” iron pipe the common corner of Sections Two (2), Three (3), Fourteen (14) and Fifteen (15) in Block Twelve (12) bears S. 4935.24 feet and East 30 feet;

THENCE, West 295.16 feet to brass capped rod marked “CPS” the S.W. corner of this tract;

THENCE, N. 0º 12’ W. 295.16 feet to brass capped rod marked “CPS” the N.W. corner of this tract same being set in the South right-of-way of E-W black top road No. 192, from which center line of said road No. 192 same being the N. line of Section Three (3) in Block Twelve (12) bears N. 0º 12’ W. 60 feet, from which the common corner of Section Three (3) and Four (4) in Block Twelve (12) bears West 4961.5 feet and N. 0º 12’ W. 60 feet; and

THENCE, East 295.16 ft. along the S. right-of-way of road No. 192 same being 60 feet from and parallel with the N. section line to the place of beginning of this tract, and

Containing 2 acres of land, more or 1ess.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5032	Texas Farm Substation	Volume 569, Page 113 et seq. Official Public Records, Ochiltree County, Texas

as to the following property:

A tract of land, located in the NW/4 of the SW/4 of Section Twenty-Three (23), Block Twelve (12), H. & G.N. Railroad Company Survey being part of a tract conveyed to Texas Farm, Inc. as recorded in Volume 555, Page 586 of the Ochiltree County Deed Records, and being more particularly described as follows:

COMMENCING at the Southwest corner of said Section Twenty-Three (23), a found ½” iron pipe;

THENCE, N. 0º 00’ 00” E. along the West line of said Section Twenty-three (23), a distance of 2248.91 feet to a found railroad spike on the Southerly right-of-way of Highway 15;

THENCE, N. 59º 32’ 31” E., along the Southerly right-of-way line of said Texas State Highway 15 a distance of 34.81 feet to a set ½” rebar with an aluminum cap, on the East right-of-way line of County Road 9, the true point of beginning of this survey, said point being the Northwest corner of said surveyed parcel;

Ochiltree County, Texas, continued

THENCE, N. 59º 32’ 31” E., containing along the Southerly right-of-way line of said Highway 15, a distance of 283.42 feet to a set ½” rebar with an aluminum cap, the Northeast corner of said surveyed parcel;

THENCE, S. 0º 00’ 00” W., parallel with the West line of said Section Twenty-Three (23), a distance of 279.65 feet to a set ½” rebar with an aluminum cap, the Southeast corner of said surveyed parcel;

THENCE, S. 59º 32’ 31” W., parallel with the Southerly right-of-way line of said Highway 15, a distance of 150.00 feet to a set ½” rebar with an aluminum cap, a Southerly corner of said surveyed parcel;

THENCE, S. 90º 00’ 00” W., perpendicular to the West line of said Section Twenty-Three (23), a distance of 115.00 feet to a set ½” rebar with an aluminum cap on the East right-of-way line of aforementioned County Road 9, the Southwest corner of said surveyed parcel;

THENCE, N. 0º 00’ 00” E., along the East right-of-way line of said County Road 9, a distance of 212.00 feet to the point of beginning.

Containing 1.479 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5033	Perryton Pole Yard Site	Volume 538, Page 82 et seq. Official Public Records, Ochiltree County, Texas

as to the following property:

Subdivisions One (1), Two (2) and Three (3) of Lot Three (3), Block Nine (9), Lilly Subdivision Addition to the Town of Perryton, Texas, as same is shown on recorded plat of such addition in Volume 31, Page 408-C, Deed Records of Ochiltree County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5034	Perryton North	Volume 538, Page 82 et seq. Official Public Records, Ochiltree County, Texas

Ochiltree County, Texas, continued

as to the following property:

A tract of land situated in the County of Ochiltree, State of Texas, and known as Subdivision Number, Lot Number and Block Number in the Lilly Subdivision Addition to Perryton, Texas, as shown by plat dated April 2, 1931, recorded in Volume 31, at Page 408c, Deed Records of Ochiltree County, more particularly described as follows:

Subdivision No.	Lot. No.	Block No.

1, 2, and 3	1	4

1, 2, and 3	2	4.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5119	Ochiltree County Substation	Volume 718, Page 822 et seq. Official Public Records, Ochiltree County, Texas

as to the following property:

A tract of land out of the Southeast quarter of Section Nineteen (19), Block Eleven (11), W. Ahrenbeck & Bros. Survey, Ochiltree County, Texas, further being a portion of that certain tract of land described to in that certain instrument recorded in Volume 507, Page 381, Deed Records of Ochiltree County, Texas, said tract of land having been surveyed on the ground April 5, 2010 by Furman Land Surveyors, Inc. and are referred to Grid North Texas State Plane Coordinate System-North Zone, Nad (83), distances are grid with a combined factor of 0.999926463, said tract of land being described by metes and bounds as follows:

BEGINNING at a ¾” o.d. iron pipe found for the Southeast corner of said Section Nineteen (19), same being the Northeast corner of Section Twenty (20), the Northwest corner of Section Three (3), and the Southwest corner of Section Four (4), Block Eleven (11), further being the Southeast corner of this tract of land;

THENCE, S. 89º 43’ 29” W. 933.31 feet along the South line of Section Nineteen (19) and the North line of Section Twenty (20) to a ½” iron rod with a cap stamped “FURMAN RPLS” set for the Southwest corner of this tract of land, from whence a railroad spike found for the Southwest corner of Said Section Nineteen (19), same being the Southeast corner of Section Twenty-Six (26), the Northeast corner of Section Twenty-Five (25), and the Northwest corner of said Section Twenty (20), Block Eleven (11) bears S. 89º 43’ 29” W. 2799.58 feet;

Ochiltree County, Texas, continued

THENCE, N. 00º 41’ 21” W. 933.31 feet to a ½” iron rod with cap stamped “FURMAN RPLS” set for the Northwest corner of this tract of land;

THENCE, N. 89º 43’ 29” E. 933.31 feet to & ½” iron rod with cap stamped “FURMAN RPLS” set for the Northeast corner of this tract of land, same being a point in the East line of said Section Nineteen (19) and being a point in the West line of said Section Four (4), from whence a stone found for the Northeast corner of said Section Nineteen (19), same being the Northwest corner of said Section Four (4), the Southwest corner of Section Five (5), and the Southeast corner of Eighteen (18), Block Eleven (11) bears N. 00º 41’ 21” W. 2799.75 feet; and

THENCE, S. 00º 41’ 21” E. (base line) 933.31 feet along the East line of said Section Nineteen (19), same being the West line of said Section Four (4) to the point of beginning, and

Containing 20.00 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5126	Land for ROW	Volume 538, Page 82 et seq. Official Public Records, Ochiltree County, Texas

as to the following property:

A part of the North one-half (N/2) of Section Number Three (3), Block Eleven (11), S. F.I.W. Co. Survey, Ochiltree County, Texas, more particularly described by metes and bounds as follows:

BEGINNING at the S.E. corner of Survey No. 3, in Block Eleven (11), a stone set in the year 1916;

THENCE, North l868.4 ft. to point in E. section line same being the center line U.S. Highway 83;

THENCE, N. 89º 34’ W. 430 ft. to stake set in N. line Kiowa Avenue to the City of Perryton, Texas, the S.E. and beginning corner of this tract;

THENCE, North 80 feet from and parallel with the W. line of the Powers Addition 1865 feet to stake set in the North line of Survey No. 3, the N.E. corner of this tract, from which the center line of U.S. Highway 83 bears East 430 feet;

THENCE, N. 89º 34’ W. 87.75 ft. along N. line survey No. 3, to stake the N.W. corner of this tract;

Ochiltree County, Texas, continued

THENCE, South 1865 ft. to stake set in N. line Kiowa Avenue, the S.W. corner of this tract; and

THENCE, S. 89º 34’; E. 87.75 ft. along the N. line of Kiowa Avenue to the place of beginning of this tract.

SAVE AND EXCEPT: that portion of the above described land 1ocated and situated in N.W. 3rd Ave. (being 60’ x 87.75’), N.W. 4th Ave. (being 60’ x 87.75’) N.W. 5th Ave (being 60’ x 87.75’), and N.W. 6th Ave. (being 80’ x 87.75’) as the same are projected into the above described land and shown on Exhibit “A” attached to deed and made a part thereof for all purposes, and by Street and Avenue Dedication recorded at Volume 31, Page 475, Deed Records, Ochiltree County, Texas to which reference is here made for all purposes, and

Containing 3.2332 net acres, more or less.

Oldham County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
824	Substation in Tascosa	Volume 27, Page 341 Deed Records, Oldham County, Texas

as to the following property:

Being part of Section One (1), Block B-5, about 22 miles N. 25° E. from Vega, Oldham County, Texas.

BEGINNING at the S.W. corner of Subdivision No. 11 of the Canadian Valley Irrigation Company’s subdivision of a number of surveys of which Survey No. 1, Block B-5 is a portion thereof;

THENCE, N. 35° 47’ E. with the West line of said Subdivision No. 11 at 11.04 vrs. pass a 1 ½ inch galvanized iron pipe marked S.W.P.S. Co., at 141.8 vrs. at 1½ inch iron pipe marked S.W.P.S. Co.;

THENCE, S. 66° 23’ E. parallel with the South line of said Subdivision No. 11 46.15 vrs. to a 1¼ inch iron pipe marked S.W.P.S. Co.;

THENCE, S. 23° 37’ W. 138.6 vrs. to a point in the S.W. boundary of said Subdivision No. 11 whence a 1¼ inch iron pipe bears N. 23° 37’ E. 10.8 vrs.; and

THENCE, N. 66° 23’ W. 76 vrs. to the beginning corner of this tract.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
827	Vega	Volume 63, Page 374 Deed Records, Oldham County, Texas

as to the following property:

A tract of land out of the Southwest Quarter (SW/4) of Section Eleven (11), Block H-1, Tyler Tap R.R. Co. Survey, Oldham County, Texas, described by metes and bounds as follows:

Oldham County, Texas, continued

BEGINNING at a point 22’ East and 27’ North of the Southwest corner of Section Eleven (11);

THENCE, East parallel to the South section line a distance of 195’ to a point;

THENCE, North parallel to the West line of said section a distance of 223.4’ to a point;

THENCE, West parallel to the South line of said section a distance of 195’ to a point 22’ East of the West section line; and

THENCE, South 223.4’ to the place of beginning,

Containing 1 acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
829	Substation in Wildorado	Volume 38, Page 110 Deed Records, Oldham County, Texas

as to the following property:

Lot Eleven (11) and Lot Twelve (12), Block One Hundred Seven (107) in the Town of Wildorado, Oldham County, Texas, as shown by the amended plat thereof of record in Volume 2, Page 22, of the Deed Records of Oldham County, Texas.

Oldham County, Texas, continued

Parmer County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
834	Parmer County	Volume 142, Page 11 et seq. Deed Records, Parmer County, Texas

as to the following property:

A tract of land out of a 47 acre tract of land out of Capitol League 521, Parmer County, Texas, said 47 acre tract being the same tract of land conveyed by G. F. Trimble to Loyce Marie Trimble Levins as shown in Volume 77, Page 397 of the Deed Records of Parmer County, Texas, said one (1) acre tract of land being further described by metes and bounds as follows:

BEGINNING at a point in said 47 acre tract lying N. 51° 00’ E., a distance of 209.4 feet and N. 39° 00’ W., a distance of 39.1 feet from the Southwest corner of said 47 acre tract;

THENCE, N. 37° 16’ 45” W., a distance of 208.7 feet to a point;

THENCE, N. 52° 43’ l5” E., a distance of 208.7 feet to a point;

THENCE, S. 37° 16’ 45” E., a distance of 208.7 feet to a point; and

THENCE, S. 52° 43’ 15” W., a distance of 208.7 feet to the place of beginning,

Containing 1 acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
836	Substation in Bovina	Volume 72, Page 613 et seq. Deed Records, Parmer County, Texas

as to the following property:

Lot Twenty (20) in Block Six (6) in the Town of Bovina, as shown by the map of said Town of Bovina, recorded in the Deed Records of Parmer County in Volume 2, Pages 2, 3 and 4.

Potter County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
838	Farwell Warehouse	Volume 62, Page 505 et seq. Deed Records, Parmer County, Texas

as to the following property:

Tract 1:  Lots One (1), Two (2), Three (3), Four (4), and Five (5), in Block Ninety-Six (96), of the Town of Farwell, Parmer County, Texas, which is of record in the County of Parmer, State of Texas.

Tract 2:  A tract of land situated in Parmer County, in the State of Texas, being a portion of Capitol League No. 549, patented to Abner Taylor by Patent No. 488 and known and described as Lot Six (6), Lot Seven (7), Lot Eight (8), and Lot Nine (9), in Block Ninety-Six (96) in the town of Farwell, as shown by the map of said Town of Farwell, recorded in the Deed Records of Parmer County in Volume 2, Pages 499 and 500.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
842	Friona Rural	Volume 109, Page 331 Deed Records, Parmer County, Texas

as to the following property:

A tract of land out of the Northeast Quarter (NE/4) of Section Thirteen (13), Township 3 South, Range 3 East, of a Capitol Syndicate Subdivision as shown by a plat thereof of record in Volume 3, Page 558 of the Deed Records of Parmer County, Texas, containing .9932 acres of land, more or less, and described by metes and bounds as follows:

BEGINNING at a point in the East line of Section 13, Township 3 South, Range 3 East, Parmer County, Texas, lying 1,791.5 feet South of the Northeast corner of such section;

THENCE, South along the East line of such section 208.0 feet;

THENCE, West parallel to the North line of such section 208.0 feet;

THENCE, North parallel with the East line of such section 208.0 feet; and

Potter County, Texas, continued

THENCE, East 208.0 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
843	Substation in Friona	Volume 75, Page 208 et seq. Deed Records, Parmer County, Texas

as to the following property:

All of Lot No. Twelve (12) in Block No. Ninety (90), Original Town of Friona, Parmer County, Texas.

Potter County, Texas, continued

Potter County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
851	3rd & Western	Volume 496, Page 559 et seq. Deed Records, Potter County, Texas

as to the following property:

East Fifty (E. 50’) feet of Lot Four (4) in Block Two Hundred Thirty-Four (234) of the San Jacinto Heights Addition to the City of Amarillo, in Potter County, Texas, as same is shown by the map or plat of said Addition of record in the Deed Records of Potter County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
867	Bush	Volume 1145, Page 11 et seq. Deed Records, Potter County, Texas Volume 1211, Page 143 et seq. Deed Records, Potter County, Texas

as to the following property:

Tract 1:  A triangular shaped tract of land located in Section Ten (10), B.S. & F. Survey, Block Nine (9), Potter County, Texas, and being described by metes and bounds as follows:

BEGINNING at a point in the Southeast right-of-way of U. S. Highway No. 66 and in the West line of the West Acres Addition to the city of Amarillo, Texas, from which the Northwest corner of said Section Ten (10) bears N. 0° 17’ W. 836.65 feet and N. 89° 44’ 15” W. 1389.76 feet;

THENCE, S. 0°17’ E. along the West line of the West Acres Addition a distance of 365.00 feet to a point from which the Southwest corner of Tract 7 West Acres Addition bears S. 0° 17’ E. 121.40 feet;

THENCE, N. 89° 44’ 15” W. parallel to the North line of Section Ten (10) a distance of 328.41 feet to a point in the Southeast right-of-way of U. S. Highway No. 66; and

Potter County, Texas, continued

THENCE, in a Northeasterly direction along the Southeast right-of-way of U. S. Highway No. 66 along the arc of a curve to the right having a radius of 4307.46 feet a distance of 488.92 feet to point of beginning,

Containing 1.427 acres, more or less.

Tract 2:  A tract of land in Potter Count, Texas described as follows:

BEGINNING at the intersection of the Southeast right-of-way of U. S. Highway No. 66 and the South line of a triangular tract of land conveyed by Caroline Bush Emeny, sole Trustee of Trust B under the Will of William H. Bush, deceased, to Southwestern Public Service Company by a deed dated March 3, 1970, and recorded in Volume 1145, Page 10 of the Deed Records of Potter County, Texas to which deed and the Record thereof reference is here made;

THENCE, East along the South line of said triangular tract to the  point of intersection of said South line with the East line of said tract;

THENCE, South 10 feet along a projection of the East line of said triangular tract, a distance of 10 feet to a point;

THENCE, West along a line parallel to and 10 feet from the South line of said triangular tract to the Southeasterly line of said U. S. Highway No. 66; and

THENCE, in a Northeasterly direction along the Southeast right-of-way of U. S. Highway No. 66 to the point of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
869	Cherry Street Sub	Volume 1356, Page 346 et seq. Deed Records, Potter County, Texas

as to the following property:

A tract of land out of Tract One Hundred Thirty-Five (135) of the West Side River Road Gardens, a Subdivision of Section One Hundred Sixty-Three (163), Block Two (2), A.B. & M. Survey, Potter County, Texas, described by metes and bounds as follows:

Point of beginning is the Southeast corner of said Tract One Hundred Thirty-Five (135);

THENCE, West along the South line of Tract One Hundred Thirty-Five (135), 100 feet to a point on the South line thereof;

Potter County, Texas, continued

THENCE, North parallel to the East line of such Tract, a distance of 200 feet to a point;

THENCE East parallel to the South line of such Tract, a distance of 100 feet to a point in the East line of said Tract; and

THENCE, South along the East line of such Tract, a distance of 200 feet to the point of beginning,

Containing 20,000 square feet, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
882	Lawerence Park	Volume 967, Page 232 et seq. Deed Records, Potter County, Texas

as to the following property:

A tract of land out of Section Two Hundred Twenty-Seven (227), Block 2, A.B. & M. Survey in Potter County, Texas, described as follows:

BEGINNING at a point 2659.55 feet South and 770.0 feet West of the Northeast corner of said Section Two Hundred Twenty-Seven (227) for the Southeast and beginning corner of this tract;

THENCE, West parallel with the North line of Section Two Hundred Twenty-Seven (227), 110 feet to a point;

THENCE, North parallel with the East line of Section Two Hundred Twenty-Seven (227), a distance of 210 feet to a point;

THENCE, East parallel with the North line of Section Two Hundred Twenty-Seven (227), 110 feet to a point; and

THENCE, South parallel with the East line of Section Two Hundred Twenty-Seven (227), 210 feet to the place of beginning, and

Containing 0.5303 acres of land, more or less.

Potter County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
883	Manhattan	Volume 879, Page 686 et seq. Deed Records, Potter County, Texas

as to the following property:

Lots Three (3), Four (4), and Five (5), in Block Eight (8) of Grandview Addition, Unit Three (3), an Addition to the City of Amarillo, Potter County, Texas, as shown by the map or plat thereof of record in the Deed Records of Potter County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
886	Nichols Station	Volume 809, Page 549 et seq. Deed Records, Potter County, Texas

as to the following property:

Section Ninety-Seven (97), in Block Two (2), A.B. & M. Survey, Potter County, Texas, containing 640 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
890	Ong	Volume 681, Page 513 et seq. Deed Records, Potter County, Texas

as to the following property:

Lots Nine (9) and Ten (10), Block Two (2), Original Town of Amarillo, Potter County, Texas.

Potter County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
897	Pierce Street Substation	Volume 1283, Page 299 et seq. Deed Records, Potter County, Texas Volume 1283, Page 301 et seq. Deed Records, Potter County, Texas

as to the following property:

Tract 1:  A portion of Lots One (1) and Two (2), Block One Hundred Forty-Eight (148), Plemons Addition to the City of Amarillo, Potter County, Texas, together with the East one-half of the alley abutting said Lots One (1) and Two (2), said property being more particularly described as follows:

BEGINNING at the Northwest corner of said Lot One (1);

THENCE, West a distance of 10 feet to a point in the projected North line of Lot One (1);

THENCE, South along the center line of an alley a distance of 120 feet to a point;

THENCE, East a distance of 96 feet to a point in the West right-of-way line of the Canyon Expressway, which point lies 54 feet West of the Southeast corner of Lot Two (2);

THENCE, in a Northeasterly direction along the West line of said Canyon Expressway right-of-way to a point in the North line of Lot One (1) which point lies 25 feet West of the Northeast corner of Lot One (1); and

THENCE, West along the North line of Lot One (1) a distance of 115 feet to the place of beginning.

Tract 2:  A portion of Lots Nine (9) and Ten (10), Block One Hundred Forty-Eight (148), Plemons Addition to the City of Amarillo, Potter County, Texas, together with the West half of the alley abutting Lots Nine (9) and Ten (10), said property being more particularly described as follows:

BEGINNING at the Northeast corner of said Lot Ten (10);

THENCE, East a distance of 10 feet to a point in the projected North line of Lot Ten (10);

Potter County, Texas, continued

THENCE, South along the center line of an alley a distance of 120 feet to a point;

THENCE, West a distance of 122.5 feet to a point in the East line of the Canyon Expressway right-of-way;

THENCE, in a Northwesterly direction along the East line of said Canyon Expressway right-of-way to a point in the North line of said Lot Ten (10) which point lies 127 feet West of the Northeast corner of Lot Ten (10); and

THENCE, East a distance of 127 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
900	Pullman Substation	Volume 2950, Page 390 et seq. Official Public Records, Potter County, Texas

as to the following property:

A tract of land being a portion of Tract 4, Amarillo City and Rail Unit No. 1 - Amended, an Addition to the City of Amarillo, Potter County, Texas, according to the recorded map or plat thereof, of record in Volume 2083, Page 216 of the Official Public Records of Potter County, Texas, and said tract being out of a tract of land described in that certain Special Warranty Deed recorded in Volume 2032, Page 270 of the Official Public Records of Potter County, Texas, described by metes and bounds as follows:

BEGINNING, at a 1/2 inch iron rod with a cap stamped “KEYS R.P.L.S. 2507”, set at the Northwest comer of said Tract 4, from whence a 1/2 inch iron rod with a cap stamped “Kelley R.P.L.S. 1583”, found bears S. 80° 18’ 58” W., 7.00 feet;

THENCE, N. 80° 18’ 58” E., 375.37 feet to a 1/2 inch iron rod with a cap stamped “KEYS R.P.L.S. 2507”, set at the Northeast corner of this tract of land, from whence a 1/2 inch iron rod, found bears N. 80° 18’ 58” E., 2318.11 feet;

THENCE, S. 00° 01’ 21” W., 273.29 feet to a 1/2 inch iron rod with a cap stamped “KEYS R.P.L.S. 2507”, set at the Southeast corner of this tract of land;

THENCE, N. 89° 58’ 39,” W., 370.00 feet to a 1/2 inch iron rod with a cap stamped “KEYS R.P.L.S. 2507”, set at the Southwest corner of this tract of land; and

THENCE, N. 00° 01’ 21” E., 210.00 feet along the East right-of-way line of Pullman Road as dedicated by said plat of Amarillo City and Rail Unit No. 1 - Amended to the place of beginning,

Potter County, Texas, continued

Containing 2.053 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
905	Soncy	Volume 676, Page 477 et seq. Deed Records, Potter County, Texas

as to the following property:

A tract of land out of Section Forty-Two (42) in Block Nine (9), B.S. & F., situated in Potter County, Texas, and described by metes and bounds as follows:

BEGINNING at the S.E. corner of Survey No. Forty-Two (42), in Block 9, B.S.& F.;

THENCE, N. 18’ 20” W. with the East line of said Survey No. Forty-Two (42), 3938.98 feet;

THENCE, S. 89 deg. 41’ 40” W. at 30 feet a 2 inch iron pipe, the S.E. and beginning corner of this tract;

THENCE, S. 89 deg. 41’ 40” W. 300 feet to a 2 inch iron pipe, the S.W. corner of this tract;

THENCE, N. 18’ 20” W. parallel with the East line of said Survey No. Forty-Two (42), 300 feet to a 2 inch iron pipe for the N.W. corner of this tract in the South line of the rock Island Rail Road right-of-way, whence the center line of said Rail road bears N. 18’ 20” W. 100.06 feet;

THENCE, S. 88 deg. 15’ 10” E. at 156.56 feet the beginning of a curve to the left;

THENCE, Southeasterly on a curve to the left with a radius of 5,829.65 feet for a distance of 143.6 feet to a 2 inch iron pipe in the South line of the Rock Island Rail Road right-of-way, 30 feet West of the East line of said Survey No. Forty-Two (42); and

THENCE, S. 18’20” E. 290.7 feet to the beginning corner of this Survey,

Containing 2.01 acres, more or less.

Potter County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
909	Sunset	Volume 2550, Page 315 et seq. Official Public Records, Potter County, Texas

as to the following property:

A tract of land out of Section Fifty-Nine (59), Block 9, B.S. & F. Survey, Potter County, Texas, as deeded to Ruth Emeline Bush recorded in Volume 80, Page 608 of the Official Public Records of Potter County, Texas, and being further described by metes and bounds as follows:

The point of beginning as a ½” rebar with red plastic cap marked “Kelley RPLS - 1583” (such type rebar with such type cap hereafter being referred to as a K-Cap) set in the North right-of-way line of West 9th Avenue, for the Southeast corner of this tract; from whence a 1/2” iron pipe found in the centerline of West 9th Avenue and Soncy Road, for the Southeast corner of said Section Fifty-Nine (59) bears S. 00° 29’ 29” W. - 30.00’ and S. 89° 30’ 31” E. - 450.00;

THENCE, N. 89° 30’ 31” W. on the South line of this tract, same being the North right-of-way line of West 9th Avenue, for a distance of 240.00 feet to a K-Cap, set for the Southwest corner of this tract;

THENCE, N. 00° 29’ 29” E. on the West line of this tract for a distance of 290.00 feet to a K-Cap, set for the Northwest corner of this tract;

THENCE, S. 89° 30’ 31” E. on the North line of this tract for a distance of 240.00 feet to a K-Cap, set for the Northeast corner of this tract; and

THENCE, S. 00° 29’ 29” W. on the East line of this tract for a distance of 290.00 feet to the point of beginning;

Containing 1.598 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
911	Tyler Substation	Volume 124, Page 427 et seq. Deed Records, Potter County, Texas

Potter County, Texas, continued

as to the following property:

A strip of land 50 feet x 300 feet, excepting a strip 20 feet wide used as a spur track lying immediately North of Block Seven (7), along the right-of-way of the Fort Worth and Denver City Railroad Company in Glidden and Sanborn’s Addition to the City of Amarillo.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
912	Van Buren	Volume 762, Page 559 et seq. Deed Records, Potter County, Texas Volume 762, Page 557 et seq. Deed Records, Potter County, Texas

as to the following property:

Tract 1:  Lot Eight (8), in Block One Hundred Sixty (160) of the Glidden and Sanborn Addition, to the City of Amarillo, Potter County, Texas, according to the map or plat of said addition as it appears on file and of record in the office of the County Clerk of Potter County, Texas.

Tract 2:  Lot Nine (9) and Lot Ten (10), in Block One Hundred Sixty (160), of the Glidden and Sanborn Addition to the City of Amarillo, Potter County, Texas, according to the map or plat of said addition as it appears on file and of record in the Office of the County Clerk of Potter County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
913	Whitaker	Volume 1073, Page 156 et seq. Deed Records, Potter County, Texas

as to the following property:

A tract of land located in Potter County, Texas, and being a part of Section Ninety-four (94), Block Two (2), A.B. & M. Survey, in Potter County, Texas, described as follows:

BEGINNING at a point in the North line of said Section Ninety-Four (94) from whence the Northwest corner of said Section Ninety-Four (94) bears S. 89° 48’ W. 30 feet, said Northwest corner of Section Ninety-Four (94) being marked with a ¾” iron pipe set in asphalt paving;

Potter County, Texas, continued

THENCE, N. 89° 48’ E. along the North line of said Section Ninety-Four (94), at 1.5 feet cross the West line of a 99’ wide Aqueduct right-of-way, at 100.5 feet cross the East line of said 99’ wide Aqueduct right-of-way, and at a total distance of 1109.8 feet to a point in the North line of said Section Ninety-Four (94) and also being a point in the Southeasterly line of an existing 30’ wide overhead electric line right-of-way;

THENCE, 44° 34’ W. along the Southeasterly line of said electric line right-of-way 1576.8 feet to a point from whence the West line of said Section Ninety-Four (94) bears S. 89° 48’ W. 30 feet; and

THENCE, N. 00° 10’ W. along a line parallel to and 30 feet East of the West line of said Section Ninety-Four (94) a distance of 1119.5 feet to the place of beginning;

Containing 14.261 acre, more or less, a triangular shaped tract of land out of the N.W. part of said Section.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
914	6th and Harrison Parking Lot	Volume 2075, Page 735 et seq. Official Public Records, Potter County, Texas

as to the following property:

Lots Five (5), Six (6), Seven (7) and the East 70.7 feet of Lots Eight (8), Nine (9) and Ten (10), Block Sixty-Four (64) of Glidden and Sanborn, an Addition to the City of Amarillo, Potter County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
915	Amarillo (Westcliff) Substation	Volume 1307, Page 414 et seq. Deed Records, Potter County, Texas

as to the following property:

Lot Thirty-Seven (37) Block Fourteen (14), Westcliff Park, an addition to the City of Amarillo, Potter County, Texas according to the map thereof of record in the Deed Records of Potter County.

Potter County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
924	Amarillo East Plant
Volume 147, Page 298 et seq.
Deed Records,  Potter County, Texas

Volume 160, Page 263 et seq.
Deed Records,  Potter County, Texas

Volume 175, Page 559 et seq.
Deed Records,  Potter County, Texas

Volume 260, Page 503 et seq.
Deed Records,  Potter County, Texas

Volume 317, Page 329 et seq.
Deed Records,  Potter County, Texas

as to the following property:

A tract of land lying and being situated in the County of Potter, State of Texas, out of Survey 137, Block 2, A. B. & M., more particularly described as follows:

BEGINNING at an iron pipe 1760.3 feet West and 2042.8 feet South of the Northeast corner of said Survey in the East line of a tract of land heretofore conveyed by W. S. Rule, Executor of the Estate of Ellen M. Sanborn, Deceased, to J. W. Coyle, J. Ben Russell and John J. Hardin, as shown by deed recorded in the Deed Records of Potter County, Texas, in Volume 139, Page 70;

THENCE, West 1000 feet to an iron pipe;

THENCE, South parallel to the West line of said Survey 1139.1 feet to an iron pipe in the North line of a 17 foot strip heretofore conveyed to the Panhandle & Santa Fe Railway Company by J. Ben Russell, shown by Deed recorded in the Deed Records of Potter County, Texas, in Volume 143, Page 200;

THENCE, East along the North line of said Santa Fe Strip 443 feet to an iron pipe in the North line of the right-of-way of the Chicago, Rock Island & Gulf Railway Company;

Potter County, Texas, continued

THENCE, in a Northeasterly direction along the North line of said Chicago, Rock Island & Gulf Railway Company right-of-way on a 53 minute curve 573 feet to an iron pipe at a point where the North boundary line of said Chicago, Rock Island & Gulf Railway Company right-of-way crosses the East line of said original tract so conveyed by W. S. Rule, Executor, as aforesaid; and

THENCE, North with the East line of said Original Tract 1000 feet to the place of beginning,

Containing 25.36 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
934	N. Fillmore Substation	Volume 487, Page 259 et seq. Deed Records, Potter County, Texas Volume 487, Page 261 et seq. Deed Records, Potter County, Texas

as to the following property:

The East Fifty Feet (E. 50’) of Lot Two (2) in Block Seventeen (17) of Amarillo Heights, an Addition to the City of Amarillo, Potter County, Texas, as shown by the map or plat thereof of record in the Deed Records of Potter County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
936	Old N. Lake St. Substation	Volume 498, Page 511 et seq. Deed Records, Potter County, Texas

Potter County, Texas, continued

as to the following property:

The West Sixty-Five (65) Feet of Lots Nos. Twelve (12) and Thirteen (13), in Block Fifty-One (51), of East Amarillo, a Subdivision of a portion of Section One Hundred Twenty-Five (125), Block Two (2), A.B. & M. Surveys, Potter County, Texas, as shown by the recorded maps or plats thereof, of record in the Deed Records of Potter County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
940	Pole Yard/Parking	Volume 315, Page 299 et seq. Deed Records, Potter County, Texas

as to the following property:

A strip of land two hundred feet (200’) in width off the East side of Block Five (5) of E. E. Finklea’s Trackage Subdivision of Block Six (6) of J. Ben Russell Land, being a part of Survey One Hundred Thirty-Seven (137), Block Two (2), A. B. & M., situated in Potter County, Texas, as shown by a map or plat of said Subdivision of record in Volume 151, Page 103 of the Deed Records of Potter County, Texas, to which reference is here made, said strip of land being all of the East two hundred feet (200’) of Block Five (5) of such Trackage Subdivision.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
943	San Jacinto Substation	Volume 164, Page 463 et seq. Deed Records, Potter County, Texas

as to the following property:

The East 60 feet of Lots Eleven (11) and Twelve (12), Block Seventeen (17), San Jacinto Heights Addition to the City of Amarillo, Potter County Texas, as shown by the map or plat of said addition of record in the Deed Records of said County.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
958	Harrington Station (37-41) Parcel 1	Volume 1199, Page 103 et seq. Deed Records, Potter County, Texas

Potter County, Texas, continued

as to the following property:

Tract 1:  Section Ninety-Eight (98), Block Two (2), A.B. & M. Survey, Potter County, Texas, containing 640 acres, more or less

Save and except

43.62 acres, more or less, conveyed by Southwestern Public Services Company to TUCO, Inc. by Deed dated August 27, 1975, recorded at Volume 1254, Page 70 et seq., Deed Records, Potter County, Texas, which was conveyed by TUCO, Inc. to Swindell-Dressler Leasing Company by Deed dated December 31, 1975, recorded at Volume 1261, Page 996 et seq., Deed Records, Potter County, Texas, and conveyed by Swindell-Dressler Leasing Company to Texas Coal Facilities by Deed dated October 30, 2000, recorded at Volume 3012, Page207 et seq., Deed Records, Potter County, Texas.

Tract 2:  Reversionary rights reserved by TUCO, Inc. in Deed by TUCO, Inc. to Swindell-Dressler Leasing Company by Deed dated December 31, 1975, recorded at Volume 1261, Page 996 et seq., Deed Records, Potter County, Texas, which reversionary rights were assigned by TUCO, Inc. to Southwestern Public Services Company by Special Warranty Assignment dated April 6, 1999, recorded in Volume 2852, Page 557 et. seq., TUCO, Inc. to Swindell-Dressler Leasing Company by Deed dated December 31, 1975, recorded at Volume 1261, Page 996 et seq., Deed Records, Potter County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
959	Harrington Station (37-41) Parcel 2	Volume 2708, Page 536 et seq. Deed Records, Potter County, Texas Volume 2726, Page 581 et seq. Deed Records, Potter County, Texas Volume 2726, Page 585 et seq. Deed Records, Potter County, Texas

Potter County, Texas, continued

as to the following property:

Tract 1:  A tract of land out of Section Forty-Four (44), Block 2, A.B.& M. Survey, Potter County, Texas, being described by metes and bounds as follows:

BEGINNING at a 1/2” iron rod found, the Southwest corner of said Section Forty-Four (44), the Southeast corner of Section Forty-Five (45), said Block and Survey, the Northeast corner of Section Forty-Six (46), said Block and Survey, and the Northwest corner of Section Forty-Three (43), said Block and Survey, the Southwest corner and point of beginning of this tract;

THENCE, N. 0° 01’ 14” E.  along the West line of said Section Forty-Four (44) and the East line of said Section Forty-Five (45), a distance of 696.34 feet to a 1/2” iron rod set with 1-1/2” aluminum cap stamped “GRESHAM PLS 1939”;

THENCE, N. 89° 18’ 19” E. a distance of 129.84 feet to a 1/2” x 24” iron rod set with a 1-1/2” aluminum cap stamped “GRESHAM PLS 1939” at the Southeast corner of a private cemetery;

THENCE, N. 0° 22’ 50” E. along the East line of said private cemetery, a distance of 15.80 feet to a 1/2” x 24” iron rod set with 1-1/2” aluminum cap stamped “GRESHAM PLS 1939” at the Northeast corner of said private cemetery, an interior corner of this tract;

THENCE, S. 89° 22’ 15” W., a distance of 129.94 feet to a 1/2” x 24” iron rod set with 1-1/2” aluminum cap stamped “GRESHAM PLS 1939” in the West line of said Section Forty-Four (44);

THENCE, N. 0° 01’ 14” E. along the West line of said Section Forty-Four (44) and the East line of said Section Forty-Five (45), a distance of 2142.56 feet to a 1/2” x 24” iron rod set with 1-1/2” aluminum cap stamped “GRESHAM PLS 1939” in the South right-of-way line of the abandoned Chicago, Rock Island & Pacific Railroad;

THENCE, N. 44° 49’ 38” E along the Southeasterly right-of-way of the abandoned Chicago, Rock Island & Pacific Railroad, a distance of 3459.77 feet to a 1/2” x 24” iron rod set with 1-1/2” aluminum cap stamped “GRESHAM PLS 1939” in the North line of said Section Forty-Four (44), the North line of said Block 2, A.B.& M. Survey, and the South line of Section Four (4), Block One (1), B.S.& F. Survey, Potter County, Texas;

THENCE, S. 89° 58’ 54” E. (Base Bearing - established by global positioning system) along the North line of said Section Forty-Four (44) and the South line of said Section Four (4), a distance of 2850.48 feet to a 1/2” x 24” iron rod set with 1-1/2” aluminum cap stamped “GRESHAM PLS 9139”, the Northeast corner of said Section Forty-Four (44), the Northwest corner of said Section Twenty-Three (23), Block 2, A.B. & M. Survey;

THENCE, S. 0° 01’ 13” W. along the East line of said Section Forty-Four (44), the West line of said Section Twenty-Three (23), a distance of 5307.24 feet to a 1/2” iron rod found, the Southeast corner of said Section Forty-Four (44), the Northeast corner of said Section Forty-Three (43), the Northwest corner of Section Twenty-Four (24), Block Two (2), A.B.& M. Survey, and the Southwest corner of said Section Twenty-Three (23); and

Potter County, Texas, continued

THENCE, N. 89° 58’ 16” W. along the South line of said Section Forty-Four (44), the North line of said Section Forty-Three (43), a distance of 5288.67 feet to the point of beginning of this tract; and

Containing 575.561 acres (25,071,436.8 sq. feet), more or less.

Tract 2: A triangular tract of land out of the Northwest Quarter (NW/4) of Section Forty-Four (44), Block Two (2), A.B.& M. Survey, Potter County, Texas, being described by metes and bounds as follows:

BEGINNING at the Northwest corner of said Section Forty-Four (44), a 1/2” x 24” iron rod set with 1-1/2” aluminum cap stamped “GRESHAM PLS 1939”, the Northeast corner at Section Forty-Five (45), Block 2, A.B.& M. Survey, the point of beginning and Northwest corner of this tract, whence the Southwest corner of said Section Forty-Four (44), a 1/2” iron rod found, bears S. 0° 01’ 14” W., 5306.27 feet;

THENCE, S. 89° 58’ 54” E. (Base Bearing) along the North line of said Section Forty-Four (44) and Block Two (2), A.B. & M. Survey, the South line of Section Five (5), Section Four (4) and Block One (1), B.S. & F. Survey, a distance of 2128.07 feet to a 1/2” x 24” iron rod set with 1-1/2” aluminum cap stamped “GRESHAM PLS 1939” at the intersection of the North line of said Section Forty-Four (44) and the Northwesterly right-of-way line of State Highway No. 136, the East corner of this tract;

THENCE, S. 44° 49’ 38” E. along the Northwesterly right-of-way line of said State Highway No. 136, a distance of 3019.75 feet to a 1/2” X 24” iron rod set with 1-1/2” aluminum cap stamped “GRESHAM PLS 1939” at the intersection of the Northwesterly right-of-way line of said State Highway No. 136 and the West line of said Section Forty-Four (44), the South corner of this tract; and

THENCE, N. 0° 01’ 14” E. along the West line of said Section Forty-Four (44), the East line of said Section Forty-Five (45), a distance of 2142.39 feet to the point of beginning of this tract;

Containing 52.3319 acres (2,279,575.4 sq. feet), more or less.

SAVE AND EXCEPT:

A tract of land out of Section Forty-Four (44), Block Two (2), A.B. & M. Survey, Potter County, Texas, noted to be the “Reeder-West Cemetery”, in the Deed into Southwestern Public Service Company, recorded in Volume 2708, Page 536 et seq. Deed Records,  Potter County, Texas, being more particularly described as follows:

Potter County, Texas, continued

BEGINNING at a point on the West line of said Section Forty-Four (44), being also the Southwest corner of this tract, from which a ½ inch dia. iron rod found at the Southwest corner of said Section Forty-Four (44) bears S. 0° 01’ 14” W. a distance of 696.34 feet;

THENCE, N. 89° 18’ 19” E. with the South line of this tract a distance of 129.84 feet to the Southeast corner of this tract;

THENCE, N. 0° 22’ 50” E. with the East line of this tract a distance of 15.80 feet to the Northeast corner of this tract;

THENCE, S. 89° 22’ 15” W. with the North line of this tract a distance of 129.94 feet to the Northwest corner of this tract, lying on the West line of said Section Forty-Four (44); and

THENCE, S. 0° 01’ 15” W. with the said West line of Section Forty-Four (44) a distance of 15.81 feet to the point of beginning,

Containing 0.426 acres of land, more or less; and

That portion of said Section Forty-Four (44) deeded to the State of Texas and the C.R.I. & P.R.R. Co. for Rights-of-Way.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
960	Harrington Station (37-53)	Volume 1360, Page 254 et seq. Deed Records, Potter County, Texas

as to the following property:

All of the East ½ of Section Six (6), Block One (1), B.S. & F. Survey, Potter County, Texas, except a 5 acre tract out of the Southeast portion, said 323.972 acre tract being described by metes and bounds as follows:

Point of beginning is a ½ inch rebar found at the Southwest corner of the East ½ of Section Six (6), same being the Southeast corner of the West ½ of Section Six (6), a 1 inch iron pipe being the Southwest corner of Section Six (6) bears West a distance of 2666.52 feet;

Potter County, Texas, continued

THENCE, N. 0° 0’ 07” W., along East line of the West ½ of Section Six (6) same being along a North/South fence line a distance of 5372.53 feet to a ½ inch rebar with a yellow “Kelley Cap”, the Northeast corner of the West ½ and the Northwest corner of the East ½ of Section Six (6);

THENCE, East along the common line between Section Six (6) and Section Nineteen (19), same being along an East/West fence line a distance of 2667.36 feet to a ½ inch rebar found as the centerline of a North/South paved county road, the Northeast corner of said Section Six (6), and the Northeast corner of this survey;

THENCE, South along the centerline of said paved county road, a distance of 4014.12 feet to a ½ inch rebar with a yellow “Kelley Cap”, the Northeast corner of said 5 acre tract;

THENCE, West a distance of 620.95 feet to a ½ inch rebar with a yellow “Kelley Cap” the Northwest corner of said 5 acre tract;

THENCE, South 350.75 feet to a ½ inch rebar with a yellow “Kelley Cap” the Southwest corner of said 5 acre tract;

THENCE, East a distance of 620.95 feet to a point in the East line of said Section Six (6), the Southeast corner of said 5 acre tract;

THENCE, South along the East line of said Section Six (6), same being the centerline of a North/South paved county road, a distance of 1007.66 feet to a 1/2 inch rebar found as the Southeast corner of said Section Six (6), and the Southeast corner of this survey, whence a 5/8 inch rebar with a 1 ¼ inch Aluminum “J. Dorsey Cap” bears S. 89° 59’ 27” E. a distance of 5275.23 feet; and

THENCE, West along the South line of said Section Six (6), same being along the centerline of an East/West paved county road, a distance of 2667.19 feet to the point of beginning of this East ½ Section.

Said tract contains 323.972 acres, more or less, of which 4.4 acres is in public road R.O.W. on the East and South.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
962	Harrington Station (37-54)	Volume 1361, Page 538 et seq. Deed Records, Potter County, Texas

Potter County, Texas, continued

as to the following property:

West one-half (½) of Section Six (6), Block One (1), B.S. & F. Survey, Potter County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
963	Harrington Station (37-55)	Volume 1372, Page 379 et seq. Deed Records, Potter County, Texas

as to the following property:

Section Seven (7), Block One (1), B.S. & F. Survey, Potter County, Texas, containing 657.58 acres of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1198	Disposal Facilities at Harrington	Volume 1331, Page 536 et seq. Deed Records, Potter County, Texas

as to the following property:

All that part of Section Ninety-Nine (99), Block Two (2), A.B. & M. Survey, Potter County, Texas, described by metes and bounds as follows:

BEGINNING at the Southeast corner of said Section Ninety-Nine (99);

THENCE, South 89° 52’ 9” West along the South line of said Section 1715.39 feet to a one-half inch iron pipe set in the South line of said Section;

THENCE, North 0° 3’ 39” East 5296.54 feet to an iron pipe set in the North line of said Section;

THENCE, North 89° 51’ 3” East along the North line of said Section 1699.15 feet to the Northeast corner of said Section; and

THENCE, South 0° 6’ 53” East along the East line of said Section 5297.06 feet to the place of beginning, and

Containing 207.6 acres of land, more or less.

Potter County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5015	Facilities for Transportation Department	Volume 1967, Page 140 et seq. Official Public Records, Potter County, Texas

as to the following property:

Lots One (1) and Two (2), Block One (1), Tull Addition Unit. No. 1, an Addition to the City of Amarillo, Potter County, Texas, being out of Section Ninety-One (91), Block Two (2), A. B. & M. Survey, according to the Plat of Record as recorded in Volume 1200, Page 729 of the Deed Records of Potter County, Texas, and

Containing 309,573 square feet or 7.107 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5121	ROW Land Transmission	Volume 1334, Page 405 et seq. Deed Records, Potter County, Texas

as to the following property:

Lot Seventy-Four (74) of the West River Road Gardens Addition, containing 4.41 acres, more or less, being a subdivision of Section One Hundred Sixty-Three (163), Block Two (2), A.B. & M. Survey, Potter County, Texas.

Potter County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5122	Service Building Northeast	Volume 554, Page 119 et seq. Deed Records, Potter County, Texas

as to the following property:

A tract of land situated in Block Six (6) of  J. Ben Russell Lands, a  subdivision of a part of Section One Hundred Thirty-Seven (137), Block Two (2), Adams, Beaty and Moulton (according to the plat thereof recorded in Deed Records of Potter County, Texas in Volume 151, Pages 52-55) at Amarillo, in Potter County, Texas, being more particularly described as follows:

All of the West Three Hundred Thirty (330) feet to the East Five Hundred Thirty (530) feet of said Block Six (6), less the South Seventeen (17) feet thereof conveyed to Panhandle and Santa Fe Railway Company by J. Ben Russell by Warranty Deed, dated July 22, 1926, and recorded in Deed Records of Potter County, Texas, in Volume 143, Page 200-201,

Containing 8.61 acres, more or less.

Such land and premises is the East Three Hundred Thirty (330) feet, less the South Seventeen (17) feet, of the tract of land described in a deed from W.H. Van Shaw and wife, Tula Van Shaw, to Lone Star Townsite Company, dated May 6, 1948, recorded in Volume 439, Page 201, of the Deed Records of Potter County, Texas.

Potter County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5133	Potter County Interchange
Volume 4276, Page 87 et seq.
Official Public Records,  Potter County, Texas

Volume 4276, Page 97 et seq.
Official Public Records,  Potter County, Texas

Volume 4276, Page 107 et seq.
Official Public Records,  Potter County, Texas

Volume 4276, Page 116 et seq.
Official Public Records,  Potter County, Texas

Volume 4276, Page 126 et seq.
Official Public Records,  Potter County, Texas

as to the following property:

A tract of land located in Survey Nos. 50 & 51, Block Nine (9), Beaty, Seale & Forwood Survey, and Survey Nos. 12 & 13, Block Six (6), Beaty, Seale and Forwood Survey, Potter County, Texas.

A parcel of land out of a tract of land deeded to Coyle Enterprises, Ltd. (undivided 1/3 interest), Jeane Whittenburg Latimer, Elizabeth W. Redwine, Catharine Coble Whittenburg Armstrong, and Leslie W. el-Effendi (each 1/4 interest of an undivided 1/3 interest), and W. J. Fellers, Dennis Kern, and Paul W. Russell, as Trustees of the J.A. Whittenburg III and Jeane P. Whittenburg 1976 Trust (undivided 1/3 interest), Potter County Deeds Volume 2926, Page 32, parcel being more particularly described as follows:

COMMENCING at the northeast corner of said Survey No. 50 (a found ½” rebar with a yellow plastic cap marked Dorsey 1912) the True Point of Beginning;

THENCE, S. 01° 51’ 55” W. along the East line of said Survey No. 50 a distance of 1897.35 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155 in the Northeasterly right-of-way line of Brick Plant road;

Potter County, Texas, continued

THENCE, N. 45° 55’ 43” W. along the Northeasterly right-of-way line of Brick Plant Road a distance of 405.00 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155;

THENCE, N. 01° 51’ 55” E. along a line parallel to the East line of said Survey No. 50 a distance of 1517.57 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155;

THENCE, N. 87° 41’ 39” W. along a line parallel to the North line of said Survey No. 50 a distance of 800.81 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155;

THENCE, N. 02° 17’ 29” E. along a line parallel to the East line of said Survey No. 51 a distance of 110.00 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155, from whence the Southeast corner of said Survey No. 51 (a found ½” rebar with a yellow plastic cap marked Dorsey 1912) bears S. 87° 41’ 39” E. along the South line of said Survey No. 51 a distance of 1100.00 feet, and Continuing N. 02° 17’ 29” E. along a line parallel to the East line of said Survey No. 51 a distance of 880.61 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155 in a property partition line described in Potter County Deeds Volume 2926, Page 32, and Continuing N. 02° 17’ 29” E. along a line parallel to the East line of said Survey No. 51 a distance of 219.39 feet to a set ½” rebar with an aluminum cap marked HICKS RPLS 5155;

THENCE, S. 87° 41’ 39” E. along a line parallel to the South line of said Survey No. 51 a distance of 200.10 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155;

THENCE, N. 02° 17’ 29” E. along a line parallel to the East line of said Survey No. 51 a distance of 4180.18 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155, from whence the Southeast corner of said Survey No. 12 (a found ½” rebar) bears S. 87° 41’ 24” E. along the South line of said Survey No. 12 a distance of 900.00 feet;

THENCE, N. 02° 22’ 42” E. along a line parallel to the East line of said Survey No. 12 a distance of 4799.57 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155;

THENCE, N. 87° 38’ 27” W. along a line parallel to the North line of said Survey No. 12 a distance of 4429.46 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155 in the West line of said Survey No. 12 from whence the Northwest corner of said Survey No. 12 (a found 1-½” iron pipe) bears N. 02° 35’ 36” E. along the West line of said Survey No. 12 a distance of 500.00 feet;

THENCE, N. 87° 44’ 34” W. along a line parallel to the North line of said Survey No. 13 a distance of 500.01 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155;

Potter County, Texas, continued

THENCE, N. 02° 35’ 36” E. along a line parallel to the East line of said Survey No. 13 a distance of 500.01 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155 in the North line of said Survey No. 13;

THENCE, S. 87° 44’ 34” E. along the North line of said Survey No. 13 a distance of 500.01 feet to the Northeast corner of said Survey No. 13 (a found 1- ½” iron pipe);

THENCE, S. 87° 38’ 27” E. along the North line of said Survey No. 12 a distance of 5327.58 feet to a set ½” rebar with aluminum cap marked HICKS RPLS 5155 being the Northeast corner of said Survey No. 12, from whence a found ½” rebar, as described in Potter County Deeds Volume 536, Page 338, bears S. 87° 38’ 27” E. a distance of 65.74 feet;

THENCE, S. 02° 22’ 42” W. along the East line of said Survey No. 12 a distance of 1822.88 feet to a found ½” rebar as described in Potter County Deeds Volume 536, Page 34A, and Continuing S. 02° 22’ 42” W. along the East line of said Survey No. 12 a distance of 612.37 feet to a found ½” rebar, also described in Volume 536, Page 34A, and Continuing S. 02° 22’ 42’’ W. along the East line of said Survey No. 12 a distance of 2863.54 feet to Southeast corner of said Survey 12 (a found ½” rebar);

THENCE, S. 02° 17’ 29” W. along the East line of said Survey No. 51 a distance of 4401.20 feet to a point in the East line of said Survey No. 51 (a found ½” rebar with yellow plastic cap marked Dorsey 1912), and Continuing S. 02° 17’ 29” W. along the East line of said Survey No. 51 a distance of 878.91 feet to the True Point of Beginning.

The described parcel contains 294.365 acres more or less excepting that portion of land in the Southeast quarter of said Survey No. 51 deeded to Southwestern Public Service Company as described in Potter County Court of Law Volume 56, Page 325, said parcel contains 4.500 acres;

Said parcel contains 289.865 acres, more or less.

Randall County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
871	Coulter Substation	Volume 294, Page 199 et seq. Deed Records, Randall County, Texas

as to the following property:

A tract of land out of Section Twenty-Nine (29), Block Nine (9), B.S. & F. Survey in Randall County, Texas, described by metes and bounds as follows:

BEGINNING at the Northwest corner of said Section Twenty-Nine (29), Block Nine (9), B.S. & F. Survey, Randall County, Texas;

THENCE, in a Southerly direction along the West line of said Section a distance of 660 feet to a point;

THENCE, in an Easterly direction parallel to the North line of said Section a distance of 660 feet to a point;

THENCE, in a Northerly direction parallel to the West line of said Section a distance of 660 feet to a point in the North line of said Section; and

THENCE, Westerly along the North line of said Section a distance of 660 feet to the place of beginning;

SAVE AND EXCEPT: the reservation of a strip of land 60 feet wide off the North side of said tract and a strip of land 60 feet wide off the West side of said tract for street and road purposes as set out in the referenced Deed.

Randall County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
877	Farmer’s Substation
Volume 550, Page 191 et seq.
Deed Records,  Randall County, Texas

Volume 550, Page 199 et seq.
Deed Records,  Randall County, Texas

Volume 550, Page 201 et seq.
Deed Records,  Randall County, Texas

Volume 550, Page 458 et seq.
Deed Records,  Randall County, Texas

as to the following property:

A tract of land out of Section One Hundred Eighty-Two (182), Block Two (2), A.B. & M. Survey, Randall County, Texas, being further described by metes and bounds as follows:

BEGINNING at a point in the West line of said Section One Hundred Eighty-Two (182) lying 300.0 feet South of the Northwest corner of said Section One Hundred Eighty Two (182);

THENCE, S. 0° 11’ 03” E. with the West line of said Section One Hundred Eighty-Two (182), 171.6 feet to a point;

THENCE, N. 89° 59’ 50” E. 330.0 feet to a point;

THENCE, N. 0° 11’ 03” W. 171.6 feet to a point; and

THENCE, S. 89° 59’ 50” W. 330.0 feet to the place of beginning,

Containing 1.3 acres, more or less.

Randall County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
903	Amarillo Southeast Substation	Volume 783, Page 150 et seq. Deed Records, Randall County, Texas

as to the following property:

A tract of land out of Section Eighty-Nine (89), Block Two (2), A. B. & M. Survey, Randall County, Texas, being further described by metes and bounds as follows:

BEGINNING at a point in the North line of said Section Eighty-Nine (89) lying 30.0 feet East of the Northwest corner of the Northeast ¼ of said Section Eighty-Nine (89);

THENCE, S. 89° 56’ 25” E., along the North line of said Section Eighty-Nine (89), a distance of 177.0 feet to a point;

THENCE, S. 0° 08’ 40” W., parallel to the West line of the Northeast ¼ of said Section Eighty-Nine (89), a distance of 232.0 feet to a point;

THENCE, N. 89° 56’ 25” W., a distance of 177.0 feet to a point; and

THENCE, N. 0° 08’ 40” E., parallel to the West line of the Northeast ¼ of said Section Eighty-Nine (89), a distance of 232.0 feet to the place of beginning,

Containing .942 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
906	South Georgia Street Substation Parcel 1	Volume 137, Page 1 et seq. Deed Records, Randall County, Texas Volume 344, Page 335 et seq. Deed Records, Randall County, Texas

Randall County, Texas, continued

as to the following property:

A tract of land situated in Randall County Texas and being a part of Section Number One Hundred Eighty-Four (184), in Block Two (2) of the A.B. & M. Survey, and more particularly described by metes and bounds as follows:

BEGINNING at a point 30 feet East of the N.W. corner of said survey;

THENCE, East along the North line of said survey a distance of 300 feet;

THENCE, South, parallel to the West line of said survey a distance of 300 feet;

THENCE, West, parallel to the North line of said survey a distance of 300 feet;

THENCE, North, parallel to the West line of said survey, a distance of 300 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
927	Amarillo (Estacado) Substation	Volume 707, Page 213 et seq. Deed Records, Randall County, Texas

as to the following property:

A tract of land situated in the Southeast portion of Section Thirty (30), Block Nine (9), B.S. & F. Survey, Amarillo, Randall County Texas, described by metes and bounds as follows:

BEGINNING at an iron rod marking the Southeast corner of this tract, whence the Southeast corner of said Section Thirty (30) bears South 89° 45’ 50” East, 787.30 feet and South 00° 28’ 10” East, 60.00 feet;

THENCE, North 89° 45’ 50” West, 60.00 feet from and parallel to the South line of said Section Thirty (30), 200.00 feet to an iron rod marking the Southwest corner of this tract;

THENCE, North 00° 13’ East, 150.00 feet to an iron rod marking the Northwest corner of this tract;

THENCE, South 89° 47’ East, 200.00 feet to an iron rod marking the Northeast corner of this tract; and

THENCE, South 00° 13’ West, 150.07 feet to the place of beginning, and

Containing 0.689 acres, more or less.

Randall County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
956	Bushland Interchange	Volume 472, Page 106 et seq. Deed Records, Randall County, Texas

as to the following property:

All of that certain tract of land out of Section One Hundred Ninety-Nine (199), Block Nine (9), B.S. & F. Survey, Randall County, Texas, being described by metes and bounds as follows:

BEGINNING at a point being the Southwest corner of said Section One Hundred Ninety-Nine (199), said point also being the Southwest corner of the hereinafter described tract of land:

THENCE, S. 89° 46’ 54” E., along the south line of said Section One Hundred Ninety-Nine (199) a distance of 660 feet to a point, said point being in the South line of said Section One Hundred Ninety-Nine (199) and also being the Southeast corner of this tract;

THENCE, N. 0° 08’ 20” E., parallel with the West line of said Section One Hundred Ninety-Nine (199) a distance of 396 feet to a point, said point being the Northeast corner of this tract;

THENCE, N. 89° 46’ 54” W., parallel with the South line of said Section One Hundred Ninety-Nine (199) a distance of 660 feet to a point, said point being in the West line of said Section One Hundred Ninety-Nine (199) and also being the Northwest corner of this tract; and

THENCE, S. 0° 08’ 20” W., along the West line of said Section One Hundred Ninety-Nine (199) a distance of 396 feet to the place of beginning, and

Containing 6 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
983	Amarillo (34th Street) Substation	Volume 655, Page 81 et seq. Deed Records, Randall County, Texas

Randall County, Texas, continued

as to the following property:

A tract of land 158.7 feet wide and 291.3 feet long in Block Eighty-Seven (87) of Unit No. 18 of the Olsen Park Addition to the City of Amarillo, Randall County, Texas more particularly described as follows:

BEGINNING at a point South 89° 47’ 00” East, a distance of 1431.3 feet from the Southwest Corner of Section Eight (8), Block Nine (9), B.S. & F. Survey, Randall County, Texas;

THENCE, North 00° 15’ 30” West, a distance of 530.00 feet to a point;

THENCE, South 89° 47’ 00” East, a distance of 279.1 feet to the point of beginning;

THENCE, South 89° 47’ 00” East, a distance of 158.7 feet;

THENCE, South 00° 13’ 00” West, a distance of 291.3 feet;

THENCE, North 89° 47’ 00” West, a distance of 158.7 feet; and

THENCE, North 00° 13’ 00” East, a distance of 291.3 feet to the point of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
987	Osage Interchange	Volume 405, Page 36 et seq. Deed Records, Randall County, Texas

as to the following property:

A tract of land out of the Northwest Quarter (NW/4) of Section One Hundred Forty-Two (142), Block Two (2), A.B. & M. Survey, Randall County, Texas, containing 10.0 acres of land, more or less, and described by metes and bounds as follows:

BEGINNING at a point in Section One Hundred Forty-Two (142) lying 30.0 feet East and 30.0 feet South of the Northwest corner of said Section One Hundred Forty-Two (142);

THENCE, S. 0° 07’ 31” E., parallel to the West line of such section 660.0 feet;

THENCE, N. 89° 50’ 18” E., parallel to the North line of such section 660.0 feet;

Randall County, Texas, continued

THENCE, N. 0° 07’ 31” W., parallel to the West line of such section 660.0 feet; and

THENCE, N. 89° 50’ 18” W., parallel to the North line of such section 660.0 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
988	Hillside Substation	Document No. 2005001314, Official Public Records, Randall County, Texas

as to the following property:

A tract of land located in Section Sixty-Four (64), Block Nine (9), B.S. & F. Survey, Randall County, Texas, further described as follows:

COMMENCING at a railroad spike, found at the northeast corner of said Section 64;

THENCE, N. 89° 28’ 25” W., 2833.10 feet along the north line of said Section 64;

THENCE, S. 00° 06’ 13” E., 70.00 feet to a ½ inch iron rod with a cap stamped “KEYS R.P.L.S. 2507”, set at the northeast and BEGINNING CORNER of this tract of land;

THENCE, S. 00° 06’ 13” E., 217.80 feet along the west city limits of the City of Amarillo, Texas to a ½ inch iron rod with a cap stamped “KEYS R.P.L.S. 2507”, set at the southeast corner of this tract of land;

THENCE, N. 89° 28’ 25” W., 200.00 feet to a ½ inch iron rod with a cap stamped “KEYS R.P.L.S. 2507”, set at the southwest corner of this tract of land;

THENCE, N. 00° 06’ 13” W., 217.80 feet to a ½ inch iron rod with a cap stamped “KEYS R.P.L.S. 2507”, set at the northwest corner of this tract of land, from when a 1 inch iron pipe, found at the northwest corner of said Section 64 bears N. 00° 06’ 13” W., 70.00 feet and N 89° 28’ 25”, 2373.39 feet;

THENCE, S. 89° 28’ 25” E., 200.00 feet to the point of beginning,

Containing 1 acre, more or less.

Randall County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
991	Canyon City	Volume 38, Page 1 et seq. Deed Records, Randall County, Texas Volume 90, Page 167 et seq. Deed Records, Randall County, Texas

as to the following property:

Block Forty (40) of the Heller Addition to Canyon City, in Randall County, Texas, according to the map or plat of said addition as same may appear of record and on file in the office of the County Clerk of Randall County, Texas, being that part of said block lying South of the right of way of the Pecos & Northern Texas Railway Company, which is hereby conveyed;

SAVE AND EXCEPT:

The property conveyed by Southwestern Public Services Company to Hugh Drane Ice Factories by Deed dated June 15, 1948, recorded in Volume 110, Page 38 et seq. Deed Records,  Randall County, Texas, more particularly described as follows:

The East 37.4 feet of Block Forty (40) of the Heller Addition lying South of the P. & S.F. Railway Company R.O.W. to the City of Canyon, Randall County, Texas; Said tract being described by metes and bounds as follows:

BEGINNING at the Northeast corner of Block Twenty-Four (24) of the Lair Addition to the City of Canyon, Randall County, Texas;

THENCE, West along the North line of said Block Twenty-Four (24) of the Lair Addition to the City of Canyon, Texas, and along the North property line of Block Forty (40) of the Heller Addition to the City of Canyon, Texas, a distance of Two Hundred Seven and Four-tenths feet (207.4’) to a point in the North property line of Block Forty (40) of the Heller Addition to the City of Canyon, Texas;

THENCE, South parallel to the West boundary line of Block Forty (40) of the Heller Addition to the City of Canyon, Texas, to a point in the South line of said Block Forty (40) of the Heller Addition to the City of Canyon, Texas;

THENCE, East along the South boundary line of said Block Forty (40) of the Heller Addition to the City of Canyon, and along the South boundary line of said Block Twenty-Four (24) of the Lair Addition to the City of Canyon, Texas, a distance of Two Hundred Seven and Four-tenths feet (207.4’) to the Southeast corner of Block Twenty-Four (24) of the Lair Addition to the City of Canyon, Texas;

Randall County, Texas, continued

THENCE, North along the East boundary line of Block Twenty-Four (24) of the Lair Addition to the City of Canyon, Texas, to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
992	Canyon East Substation	Volume 453, Page 49 et seq. Deed Records, Randall County, Texas

as to the following property:

0.546 acres out of Section Eighty-One (81), Block Six (6), I. & G.N. R.R. Co. Survey, Randall County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the South line of said section which point is 147.5 feet East of the common corner of Sections Eighty-One (81), One Hundred Twelve (112), Thirty-Two (32) and Thirty-Three (33) in said Block and Survey;

THENCE, North along a line parallel to the West line of said section a distance of 140 feet to a point;

THENCE, East along a line parallel to the South line of said section a distance of 170 feet;

THENCE, South along a line parallel to the West line of said section a distance of 140 feet; and

THENCE, West along the South line of said section a distance of 170 feet to the point of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
995	Canyon Substation Parcel 2	Volume 442, Page 675 et seq. Deed Records, Randall County, Texas

Randall County, Texas, continued

as to the following property:

The Southwest Quarter (SW/4) of Block Thirty-Four (34) of the Heller Addition to the City of Canyon, Randall County, Texas, as shown by the map or plat thereof of record in the Deed Records of Randall County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
996	Canyon West Substation	Volume 511, Page 155 et seq. Deed Records, Randall County, Texas

as to the following property:

Tract of land containing 0.570 acres of land, more or less, and being out of Survey No. 35, Block B-5, H. & G.N. R.R. Co. Survey, Randall County, Texas, and being described by metes and bounds as follows:

BEGINNING at the N.E. corner of Section Thirty-Five (35), Block B-5;

THENCE, West along the North line of said Section Thirty-Five (35), 2660.0 ft. to a point;

THENCE, South 1068.0 ft. to a 5/8” Iron Rod in the South R.O.W. line of the Santa Fe R.R. the N.E. corner and beginning point of this tract, said point being 40.0 feet West of the West line of Block Thirty-Four (34) of the Heller Addition to the City of Canyon;

THENCE, South 198.0 ft. to a 5/8” Iron Rod with K.A.P.* the S.E. corner of this tract;

THENCE, N. 89° 42’ 52” W. 221.5 feet to a 5/8” Iron Rod with K.A.P.* a point in the South R.O.W. line of the Santa Fe R.R.; and

THENCE, Northeasterly along aforesaid curved R.O.W. line 298.3 feet to a 5/8” Iron Rod with K.A.P. whose long cord is N. 48° 21’ 54” E. 296.36 ft. to the beginning point of this tract.

Randall County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1002	Store Room and Service Bldg.	Volume 265, Page 117 et seq. Deed Records, Randall County, Texas; and Volume 265, Page 125 et seq. Deed Records, Randall County, Texas

as to the following property:

North Half (N/2) of Block Three (3) aka Lots 1 and 2, Block Three (3), Heller’s Addition to the City of Canyon, Randall County, Texas, according to the map or plat thereof, recorded in Volume 7, Page 4, Deed Records, Randall County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1007	Randall Microwave Tower	Volume 593, Page 297 et seq. Deed Records, Randall County, Texas

as to the following property:

A tract of land in Section Two Hundred (200), Block Nine (9), B.S. & F. Survey, Randall County, Texas, being further described by metes and bounds as follows:

BEGINNING at a point in the North line of said Section Two Hundred (200) lying 30.0 feet East of the N.W. corner of said Section Two Hundred (200);

THENCE, East along the North line of said Section Two Hundred (200), a distance of 288.0 feet to a point;

THENCE, South, parallel to the West line of said Section Two Hundred (200), a distance of 305.0 feet to a point;

THENCE, West, parallel to the North line of said Section Two Hundred (200), a distance of 288.0 feet to a point; and

THENCE, North, parallel to and 30.0 feet East of the West line of said Section Two Hundred (200), a distance of 305.0 feet to the place of beginning,

Randall County, Texas, continued

Containing 2.016 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1011	Randall County Interchange	Volume 595, Page 249 et seq. Deed Records, Randall County, Texas

as to the following property:

A tract or parcel of land out of the Northwest part of Section One Hundred Ten (110), Block Two (2), A.B. & M. Survey, Randall County, Texas, described as follows:

BEGINNING at a point in said Section One Hundred Ten (110) lying 24.0 feet South and 25.0 feet East of the Northwest corner of said Section One Hundred Ten (110);

THENCE, S. 89° 58’ 27” E., parallel to the North line of said Section One Hundred Ten (110), a distance of 924.0 feet to a point, the Northeast corner of this tract;

THENCE, S. 0° 08’ 10” W., parallel to the West line of said Section One Hundred Ten (110), a distance of 660.0 feet to a point, the Southeast corner of this tract;

THENCE, N. 89° 58’ 27” W., parallel to the North line of said Section One Hundred Ten (110), a distance of 924.0 feet to a point, the Southwest corner of this tract; and

THENCE, N. 0° 08’ 10” E., parallel to the West line of said Section One Hundred Ten (110), a distance of 660.0 feet to the place of beginning,

Containing 14 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1184	Palo Duro Substation	Clerk’s File No. 2001676, Official Public Records, Randall County, Texas

Randall County, Texas, continued

as to the following property:

A triangular tract of land containing approximately 1.0263 acres, more or less, out of the Southwest corner of the Southeast-quarter (SE/4) of Section 85, Block 6, I & G N RR. Company Survey, Randall County, Texas, the approximate size and location being more particularly described as follow:

BEGINNING at a 1 inch rebar with aluminum cap, on the North right of way line of State Highway Number 217, being South a distance of 5282.0 feet and West a distance of 2424.6 feet from a found 5/8 inch I. R., called for in the Randall County Surveyors Field Note Book 12, page 170, marking the Northeast Corner of said Section 85;

THENCE S. 90° 00’ 00” W. along the North right of way line of said Highway 217, a distance of 300.00 feet to a set 1 inch rebar with aluminum cap;

THENCE N. 00° 22’ 30” E. a distance of 298.06 feet to a set 1 inch rebar with aluminum cap;

THENCE S. 45° 00’ 00” E. a distance of 421.50 feet to the POINT OF BEGINNING,

Containing 1.0263 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5071	Water Field Substation	Volume 155, Page 556 et seq. Deed Records, Randall County, Texas

as to the following property:

A part of Section One Hundred Forty (140), Block Nine (9), B.S. & F. Survey, Randall County, Texas, described by metes and founds as follows:

BEGINNING at a point 30’ North and 30’ West of the Southeast corner of Section One Hundred Forty (140), Block Nine (9), B.S. & F. Survey, Randall County;

PROCEED West a distance of 300’;

THENCE, North a distance of 300’;

Randall County, Texas, continued

THENCE, East a distance 300’ to a point 30’ West of the Eastern boundary of Section One Hundred Forty (140); and

THENCE, South a distance of 300’ to the starting point.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5072	South Georgia Street Substation Parcel 2	Volume 344, Page 335 et seq. Deed Records, Randall County, Texas

as to the following property:

A tract of land situated in Randall County, Texas, and being a part of Section Number One Hundred Eighty-Four (184), Block Two (2), A.B. & M. Survey, and more particularly described by metes and bounds as follows:

BEGINNING at a point which is the Northwest corner of said Section One Hundred Eighty-Four (184);

THENCE, East along the North line of said section, a distance of 30 feet;

THENCE, South, parallel to the West line of said section, a distance of 300 feet;

THENCE, West, parallel with the North line of said section, a distance of 30 feet; and

THENCE, North along the West line of said section, a distance of 300 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5073	Randall County Transmission Line	Volume 364, Page 157 et seq. Deed Records, Randall County, Texas

as to the following property:

A tract of land in Section One Hundred Forty-Eight (148), Block Two (2), A. B. & M. Survey, Randall County, Texas, described by metes and-bounds as follows:

Randall County, Texas, continued

BEGINNING at a point in said Section One Hundred Forty-Eight (148), lying 37.4 feet South and 30.2 feet West of the Northeast corner of said Section One Hundred Forty-Eight (148),

THENCE, S. 89° 43’ W., parallel to the North line of said Section One Hundred Forty-Eight (148), 428.5 feet to a point;

THENCE, S., parallel to the East line of said Section One Hundred Forty-Eight (148), 152.5 feet to a point;

THENCE, N. 89° 43’ E., parallel to the North line of said Section One Hundred Forty-Eight (148), 428.5 feet to a point; and

THENCE, N., parallel to the East line of said Section One Hundred Forty-Eight (148), 152.5 feet to the place of beginning,

Containing 1.5 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5074	Canyon Substation Parcel 1	Volume 95, Page 205 et seq. Deed Records, Randall County, Texas Volume 520, Page 75 et seq. Deed Records, Randall County, Texas

as to the following property:

Tract 1:  The Northwest one quarter (NW/4) of Block Thirty-Four (34), in the Heller Addition to the Town of Canyon, Randall County, Texas. Said plot of ground can be more particularly described as lying in the Northwest One quarter (NW ¼) of Section Thirty-Five (35), Block B-5, H. & G. N. R.R. Co. Survey, and more specific boundaries of this parcel of land can be set forth as follows:

BEGINNING at the Southeast corner of the intersection of First Street and Second (Canyon) Avenue; said Northwest One Quarter (NW ¼) of Block Thirty-Four (34) extends in an Easterly direction for a distance of 150 feet, and in a Southerly direction for and equal distance of 150 feet.  Said plot of land is 150 foot square and lies parallel and adjacent to First Street and Second (Canyon) Avenue for the stated distance of 150 feet in each direction as described.

Randall County, Texas, continued

Tract 2:  BEGINNING at a point lying 40 feet North and 20 feet West of the Northwest corner of Block Thirty-Four (34) of the Heller Addition to the City of Canyon, Randall County, Texas;

THENCE, West 20 feet to a point in the East line of a 0.570 acre tract out of Survey 35, Block B-5, H & G N RR Co. Survey, Randall County, Texas, owned by the Grantee herein;

THENCE, South along the East line of said 0.570 acre tract, 190 feet to a point;

THENCE, East 20 feet to a point; and

THENCE, North 190 feet to a point, the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5127	Service Center Southwest	Volume 334, Page 216 et seq. Deed Records, Randall County, Texas

as to the following property:

A tract of land out of Section Twenty-Nine (29), Block Nine (9), B.S. & F. Survey, Randall County, Texas, and described as follows:

BEGINNING at a point that is 65.75 feet West and 60.0 feet South of the Northeast corner of said Section Twenty-Nine (29);

THENCE, South 0 degrees 23 minutes East, 602.29 feet parallel to the East line of such section, to the Northeast and beginning corner of this tract, which corner is 65.75 feet West of the East line of said Section Twenty-Nine (29);

THENCE, South 0 degrees 23 minutes East, 721.36 feet to a point for the Southeast corner of this tract;

THENCE, South 89 degrees 37 minutes West and parallel to the South line of said Section Twenty-Nine (29), 1483.65 feet to a point for the Southwest corner of this tract;

THENCE, North 26 degrees 26 minutes East, 808.27 feet to a point for the Northwest corner of this tract; and

THENCE, N. 89 degrees, 37 minutes E., 1119.01 feet to the point of beginning,

Containing 21.550 acres, more or less.

Randall County, Texas, continued

SAVE AND EXCEPT:

The property conveyed by Southwestern Public Services Company to Bell Street Development, Ltd. by Deed dated August 1, 2002, recorded under County Clerk’s Document No. 0214962, Official Public Records,  Potter County, Texas, more particularly described as follows:

A tract of land being 7.206 acres out of Section Twenty-Nine (29), Block Nine (9), B.S. & F. RR. Survey, Randall County, Texas, and being more particularly described by metes and bounds as follows:

COMMENCING at the Northeast of corner Section Twenty-Nine (29), Block Nine (9), B.S. & F. Survey, Randall County, Texas;

THENCE, N. 89º 47’ W. 65.75 feet along the North line of said Section Twenty-Nine (29) to a point;

THENCE, (S. 00º 23’ 00” E. Base Bearing from Recorded Plat) 662.29 feet along the West line of Bell Street to a 3/8” rebar with cap stamped “RPLS 4664” found in said West Right-Of-Way line, being the Southeast corner of Elmer Brown Subdivision Unit No. 4, an Addition to the City of Amarillo and recorded in Volume 1502, Page 139 of the Deed Records of Randall County, Texas, the Northeast corner and point of’ beginning of this tract;

THENCE, S. 00º 23’ 00” E. 692.03 feet along said West line of Bell Street to a 1/2” x 24” rebar with cap stamped “GRESHAM PLS 1939” set at the intersection of said West right-of-way line of Bell Street and the North right-of-way line of S.W. 48th Avenue, same being the Southeast corner of this tract;

THENCE, S. 89º 37’ 13” W. 553.41 feet along the North right-of-way line of said S.W. 48th Avenue to a 1/2” iron rod found at the Southeast corner of Lot One (1), Block I, SPS Addition Unit No. 1, an Addition to the City of Amarillo and recorded in Volume 824, Page 377 of the Deed Records of Randall County, Texas, same being the Southwest corner of this tract;

THENCE, N. 00’ 22’ 47” E. at 235.0 feet pass the Northeast corner of said Lot One (1), Block One (1), SPS Addition Unit No. 1, same being the Southeast corner of Lot One (1), Block One (1), SPS Addition Unit No. 2, an Addition to the City of Amarillo and recorded in Volume 665, Page 401 of the Deed Records of Randall County, Texas, continue along the East line of said Lot One (1), Block One (1), SPS Addition Unit No. 2, for a total distance of 325.97 feet to a 1/2” x 24” rebar, with cap stamped “GRESHAM PLS 1939” set at the most Westerly and on EL corner of this tract;

THENCE, N. 89° 37’ 25” E. 188.28 feet to a 1/2” x 24” rebar with cap stamped “GRESHAM PLS 1939” set at an interior corner of this tract;

Randall County, Texas, continued

THENCE, N. 00° 22’ 47” W. 365.78 feet to a 1/2 x 24” rebar with cap stamped “GRESHAM PLS 1939” set in the South line of Elmer Brown Subdivision Unit No. 5, an Addition to the City of Amarillo and recorded in Volume 1662, Page 444 of the Deed Records of Randall County, Texas, same being the Northwest corner of this tract; and

THENCE, N. 89° 35’ 59” E. at 161.97 feet pass the Southeast corner of said Elmer Brown Subdivision Unit No. 5, continue along the South line of Elmer Brown Subdivision Unit No 4 for a total distance of 364.93 feet to the point of beginning of this tract.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5128	Puckett West Substation	Volume 724, Page 513 et seq. Deed Records, Randall County, Texas

as to the following property:

A tract of land out of the Southwest portion of Section Forty-Two (42), Block Nine (9), B.S. & F. Survey, City of Amarillo, Randall County, Texas, described by metes and bounds as follows:

BEGINNING at the Southwest corner of Section Forty-Two (42);

THENCE, South 89° 47’ East along the South line of Section Forty-Two (42), a distance of 90.0 feet to a point;

THENCE, North 0° 15’ 02” West, a distance of 60.0 feet to a ½ inch rebar, the Northeast intersection point of Soncy Road and Southwest 34th Avenue;

THENCE, South 89° 47’ East along the North R.O.W. line of Southwest 34th Avenue, a distance of 664.88 feet to a ½ inch channel iron pin found in the West line of a North/South alley;

THENCE, North 0° 13’ 30” East along the West line of said 20-foot alley, a distance of 229.60 feet to a ½ inch rebar with Kelley Cap set in concrete, the Southeast and point of beginning of this tract;

THENCE, South 89° 36’ 04” West, a distance of 136.24 feet to a Kelley corner set in concrete, the Southwest corner of this tract;

THENCE, 08° 00’ 15” West, a distance of 115.0 feet to a Kelley corner set in concrete in the South line of an East/West alley, the Northwest corner of this tract;

Randall County, Texas, continued

THENCE, North 82° 42’ 23” East along the South line of said 20-foot alley a distance of 134.29 feet to a Kelley corner set in concrete;

THENCE, South 48° 56’ 11” East, a distance of 25.85 feet to a Kelley corner set in concrete in the West line of a 20-foot alley;

THENCE, South 00° 13’ 30” West along the West line of a 20-foot alley, a distance of 113.0 feet to the point of beginning,

Containing 17,689 square feet, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5131	Amarillo South	Instrument No. 02004839, Official Public Records, Randall County, Texas Correction Deed: Instrument No. 02005732, Official Public Records, Randall County, Texas

as to the following property:

The portion of land located in the Northwest Quarter of said Survey No. 180, Block Two (2), Adams, Beaty and Moulton Survey, Randall County, Texas, more particularly described as follows:

BEGINNING at the Southwest corner of the Northwest Quarter of said Survey 180, a set 5/8” rebar with a 2” aluminum cap stamped “HICKS RPLS 5155”, for the Southwest corner of the herein described tract, which corner is also the Southwest corner of said SoRelle tract, from whence the Northwest corner of said Survey No. 180, a found ½” rebar bears N. 00° 01’ 37” E., a distance of 2637.84 feet;

THENCE, N. 00° 01’ 37” E. along the West line of the Northwest Quarter of said Survey No. 180, which line is also the West line of said SoRelle tract, a distance of 236.91 feet to a set 5/8” rebar with a 2” aluminum cap stamped “HICKS RPLS 5155” for a corner of the herein described tract on the Southeasterly right-of-way line of Atkinson, Topeka and Santa Fe Railroad;

THENCE, N. 17° 00’ 00” E. along the Southeasterly right-of-way line of said Atchison, Topeka and Santa Fe Railroad, which line is also the Northwesterly line of said SoRelle tract, at a distance of 169.80 feet pass a set 5/8” rebar with a 2” aluminum cap stamped “HICKS RPLS 5155” on the East right-of-way line of Georgia Street, and containing N. 17° 00’ 00” E. along the Southeasterly right-of-way line of said Atchison, Topeka and Santa Fe Railroad for a total distance of 1217.05 feet to a set 5/8” rebar with a 2” aluminum cap stamped “HICKS RPLS 5155” for the Northwest corner of the herein described tract;

Randall County, Texas, continued

THENCE, S. 89° 52’ 47” E., parallel with the South line of the North half of said Survey No. 180, a distance of 549.44 feet to a set 5/8” rebar with a 2” aluminum cap stamped “HICKS RPLS 5155”, for the Northeast corner of the herein described tract;

THENCE, S. 00° 11’ 31” E., parallel with the West line of the Northwest Quarter of said Survey No. 180, at a distance of 1371.34 feet pass a set 5/8” rebar with a 2” aluminum cap stamped “HICKS RPLS 5155” on the North right-of-way line of Trammel Road and continuing S. 00° 11’ 31” W for a distance of 1401.55 feet to a set 5/8” rebar with a 2” aluminum cap stamped “HICKS RPLS 5155” on the South line of the Northwest Quarter of said Survey No. 180 for the Southeast corner of the above described tract; and

THENCE, N. 89° 52’ 47” W. along the South line of the Northwest Quarter of said Survey No. 180, a distance of 910.08 feet to the point of beginning.

Said tract contains 24.446 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5132	Strip of Land in Randall	Instrument No. 030022718, Official Public Records, Randall County, Texas

as to the following property:

A tract of land out of Section One Hundred Seventy-Seven (177), Block Two (2), A.B. & M. Survey, Randall County, Texas, and being described by metes and bounds as follows:

BEGINNING at a point, from whence the Southeast corner of Section One Hundred Seventy-Seven (177), bears South 89° 54’ East, 5027.35 feet and South 3469.00 feet;

THENCE, S. 00° 02’ 40” W., 480.00 feet to a point;

THENCE, S. 89° 54’ E., 10.42 feet to a point, the Northwest corner of a 0.962 acre tract of land;

Randall County, Texas, continued

THENCE, S. 00° 02’ 40” W., along the West line of said 0.962 acre tract of land, a distance of 200.00 feet to a point;

THENCE, N. 89° 54’ 00” W., 210.42 feet to a point in the East R.O.W. line of Washington Street;

THENCE, N. 00° 02’ 40” E., along the East R.O.W. line of Washington Street, 680.00 feet to a point; and

THENCE, S. 89° 54’ 00” E., 200.00 feet to the beginning corner of this tract and,

Containing 3.17 acres, more or less.

Sherman County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1040	Sherman Substation	Volume 69, Page 473 et seq. Deed Records, Sherman County, Texas

as to the following property:

Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11) and Twelve (12), in Block One Hundred Nineteen (119) in the Town of Stratford, Sherman County, Texas, as shown by the recorded map and plat thereof.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1042	Texhoma Substation	Volume 176, Page 181 Deed Records, Sherman County, Texas

as to the following property:

Lots One (1) and Two (2), Block Thirteen (13), Town of Texhoma, Sherman County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1044	Glenn Substation	Volume 104, Page 105 et seq. Deed Records, Sherman County, Texas

as to the following property:

A tract of 52 feet by 52 feet out of Section Four Hundred Fifty-One (451), Block 1-T, in Sherman County, Texas, described as follows:

BEGINNING at a point 40 feet North and 50 feet East of the Southwest corner of said Section Four Hundred Fifty-One (451), T & N.O. R.R. Survey, Block 1-T, in Sherman County, Texas;

Sherman County, Texas, continued

THENCE, East 52 feet parallel with the South section line of said section to a point;

THENCE, North 52 feet parallel with the West section line of said section to a point;

THENCE, West 52 feet parallel with the South section line of said section to a point; and

THENCE, South 52 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5068	Lasley Substation	Volume 283, Page 841 et seq. Official Public Records, Sherman County, Texas

as to the following property:

A tract of land out of Section One Hundred Forty-Five (145), Block 1-C, G.H. & H. R.R. Co. Survey, Sherman County, Texas, further being a portion of that tract of land described in that certain instrument recorded in Volume 251, Page 703 of the Deed Records of Sherman County, Texas, said 17.22+/- acre of land having been surveyed on the ground by Furman Land Surveyors, Inc. November 6, 2008 and being described by metes and bounds as follows:

COMMENCING at a ½ inch iron pipe found for the Northeast corner of said Section One Hundred Forty-Five (145), same being the common corner of Sections One Hundred Twenty-Six (126), One Hundred Twenty-Seven (127), One Hundred Forty-Four (144) and One Hundred Forty-Five (145), Block 1-C, from whence a 5/8 inch rod found for the Southeast corner of said Section One Hundred Forty-Five (145) and being the common corner of Sections One Hundred Twenty-Five (125), One Hundred Twenty-Six (126), One Hundred Forty-Five (145) and One Hundred Forty-Six (146), bears S. 00” 04’ 16” W. (Base line) 5277.66 feet;

THENCE, N. 89º 41’ 25” W. 50.00 feet to a ½ inch iron rod with cap stamped “Furman RPLS” set for the Northeast and beginning corner of this tract of land, same being a point in the West right-of-way line of FM Highway 119;

THENCE, S. 00º 04’ 16” 1500.00 feet along said West right-of-way line of FM Highway 119 to a ½ inch iron rod with cap stamped “Furman RPLS” set for the Southeast corner of this tract of land;

Sherman County, Texas, continued

THENCE, N. 89º 41’ 25” W. 500.00 feet to a ½ inch iron rod with cap stamped “Furman RPLS” set for the Southwest corner of this tract of land;

THENCE, N. 00º 04’ 16” E. 1500.00 to a ½ inch iron rod with cap stamped “Furman RPLS” set for the Northwest corner of this tract of land, same being in the common line of said Section One Hundred Forty-Five (145) and One Hundred Forty-Four (144) , from whence 1 ¼ inch iron pipe found for the Northwest corner of said Section One Hundred Forty-Five (145), same being the common corner of Sections One Hundred Forty-Four (144), One Hundred Forty-Five (145) and One Hundred Fifty-Five (155) and One Hundred Fifty-Seven (157), bears N. 89º 41’ 25” W. 4729.0 feet; and

THENCE, S. 89º 41’ 25” E. 500.00 feet along said common line of Section One Hundred Forty-Five (145) and One Hundred Forty-Four (144) to the place of beginning, and

Containing 17.22 acres of land, more or less.

Swisher County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1047	Happy Interchange Parcel 1	Volume 140, Page 379 et seq. Deed Records, Swisher County, Texas

as to the following property:

A tract of land in Section Eighty-Four (84), Block M-8, Swisher County, Texas, described by the following metes and bounds:

BEGINNING at a point in the East line of said Section Eighty-Four (84) lying 27 feet South of the Northeast corner said section;

THENCE, South 361 feet;

THENCE, West 361 feet;

THENCE, North 361 feet; and

THENCE, East 361 feet to a point of beginning, and

Containing 3 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1049	Substation in Happy	Volume 53, Page 152 et seq. Deed Records, Swisher County, Texas

as to the following property:

Lots Fifteen (15) and Sixteen (16), Block One (1), as the same are shown by the plat of said town now of record in the Swisher County Deed Records.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1051	Kress Interchange	Volume 219, Page 353 et seq. Deed Records, Swisher County, Texas

Swisher County, Texas, continued

as to the following property:

That tract of land in Swisher County, Texas, containing 10 acres, more or less, described by metes and bounds as follows:

BEGINNING at the Southeast corner of Section Fifteen (15), Block K, L. & S.V. R.R. Co.;

THENCE, North along the East line of such Section, 660 feet to the Northeast corner of  this tract;

THENCE, West 660 feet to the Northwest corner of this tract; and

THENCE, South 660 feet to the Southwest corner of this tract, being in the South line of said Section Fifteen (15); and

THENCE, East along the South line of Section Fifteen (15), 660 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1053	Swisher County Interchange	Volume 226, Page 122 et seq. Deed Records, Swisher County, Texas

as to the following property:

Being a tract of land out of Section Thirty-Six (36), Block M-13, Swisher County, Texas, being more particularly described by metes and bounds as follows:

BEGINNING at the Southeast corner of said Section Thirty-Six (36);

THENCE, N. 0º 05’ 06” West along the East line of said Section Thirty-Six (36), a distance of 330.0 feet to a point;

THENCE, S. 89º 58’ 05” West, parallel to the South line of said Section Thirty-Six (36), a distance of 660.0 feet to a point;

THENCE, S. 0º 05’ 06” East, parallel to the East line of said Section Thirty-Six (36), a distance of 330.0 feet to a point in the South line of said Section Thirty-Six (36); and

Swisher County, Texas, continued

THENCE, N. 89º 58’ 05” East along the South line of said Section Thirty-Six (36), a distance of 660.0 feet to the place of beginning,

Containing 5 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1056	Swisher Microwave Tower	Volume 316, Page 199 et seq. Official Public Records, Swisher County, Texas

as to the following property:

A tract of land, more or less, out of the NE/4 of Section Thirty-Five (35), Block M-6, Swisher County, Texas, and being out of that certain tract of land described as all of Section Thirty-Five (35), Block M-6, Swisher County, Texas, conveyed by Warranty Deed recorded in Volume 256, Page 630 of the Deed Records of Swisher County, Texas, being further described by metes and bounds as follows:

The point of beginning is in the West right-of-way line of County Road 5 and the South right-of-way line of County Road 1705; whence, a ½ inch iron pipe found at the Northeast corner of Section Thirty-Five (35) bears South 89º 8’ 29” E. 30.00 feet and North 0º 40’ 20” East 15.00 feet;

THENCE, South 0º 40’ 20” West (base bearing) on the West line of County Road 5 for a distance of 526.16 feet to a red plastic cap (hereinafter being referred to as an “Apex Cap”) set for the Southeast corner of this tract;

THENCE, North 89º 8’ 29” West on the South line of this tract for a distance of 527.95 feet to an Apex Cap set for the Southwest corner of this tract;

THENCE, N. 0º 40’ 20” East on the West line of this tract for a distance of 506.15 feet to an Apex Cap set in the South right-of-way line of County Road 1705 for the Northwest corner of this tract; and

THENCE, South 89º 8’ 29” East on the South line of County Road 1705 parallel to the North line of Section Thirty-Five (35) for a distance of 527.96 feet to the point of beginning.

Containing 6.642 acres, more or less.

Swisher County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5025	Happy Interchange Parcel 2	Volume 331, Page 393 et seq. Official Public Records, Swisher County, Texas

as to the following property:

A tract of land located within a tract deeded to Howard Patrick George and Gay Gelene Young as recorded in Volume 316, Page 196, of the Swisher County records and located in the North one-half of Survey No. 84, Block M-8, Adams, Beaty and Moulton Survey, Swisher County, more particularly described as follows:

BEGINNING at a point in the East line of the North one-half of said Survey No. 84, from whence the Northeast corner of said Survey No. 84, a set 5/8 inch rebar with a 1-1/4 inch plastic cap stamped “HICKS RPLS 5155”, bears N. 00º 11’ 42” E., a distance of 388.00 feet, for the Northeast corner of the herein described tract, a set 5/8 inch rebar with a 1-1/4 inch plastic cap stamped “HICKS RPLS 5155”, which corner is also the Southeast corner of a tract conveyed to Southwestern Public Service as recorded in Volume 140, Page 379 of the Swisher County records;

THENCE, S. 00º 11’ 42” W. along the East line of the North one-half of said Survey No. 84, which line is also the East line of said George and Young tract, a distance of 79.00 feet to a set 5/8 inch rebar with a 1-1/4 inch plastic cap stamped “HICKS RPLS 5155” for the Southeast corner of the herein described tract;

THENCE, N. 89º 54’ 20” W. parallel with the North line of the North one-half of said Survey No. 84, a distance of 361.00 feet to a set 5/8 inch rebar with a 1-1/4 inch plastic cap stamped “HICKS RPLS 5155” for the Southwest corner of the herein described tract;

THENCE, N. 00º 11’ 42” E. parallel with the East line of the North one-half of said Survey No. 84, a distance of 79.00 feet to the Southwest corner of said Southwestern Public Service tract for the Northwest corner of the herein described tract; and

THENCE, S. 89º 54’ 20” W. along the South line of said Southwestern Public Service tract which line is parallel with the North line of the North one-half of said Survey No. 84, a distance of 361.00 feet to the point of beginning;

Containing 0.655 acres, more or less.

Terry County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
298	Moss	Volume 71, Page 210 et seq. Deed Records, Terry County, Texas

as to the following property:

A portion of Section No. Twenty (20) in Block C-34 Public School Land formerly situated in Gaines County, Texas, but now situated in Terry County, Texas, said portion  being more particularly described as follows:

BEGINNING at a point in the Northwesternly boundary line of Highway 51 where said boundary line intersects the South line of County Road running along the North line of said Section Twenty (20), Block C-34;

THENCE, Southwesternly along the Northwesternly boundary line of said Highway 51, to a point in said line which 150 feet from point of beginning;

THENCE, Northwesternly a distance of 125 feet more or less to a point in the South line of County Road running along the North line of said Section Twenty (20), Block C-34, said point being a distance of 172 feet West of the beginning point of this Survey; and

THENCE, East along the South line of said County Road 172 feet to the point of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
303	Seagraves Interchange	Volume 620, Page 564 et seq. Official Public Records, Terry County, Texas

as to the following property:

A tract of land located in the Southwest Quarter (SW/4) of the Southeast Quarter (SE/4) in Section Eighty-Two (82), Block DD, John H. Gibson Survey in Terry County, Texas, being a part of a tract conveyed to James S. Knisley and Jonelle Knisley as recorded in Volume 450, Page 933, Deed Records, Terry County, Texas, and being more particularly described as follows:

Terry County, Texas, continued

BEGINNING at the Southwest corner of said SW/4 of the SE/4 of Section Eighty-Two (82) which is the Southwest corner of the surveyed tract;

THENCE, N. 2º 10’ 56” E. along the West line of said SW/4 of the SE/4 of Section Eighty-Two (82), a distance of 600.00 feet to the Northwest corner of the surveyed tract;

THENCE, S. 87º 34’ 29” E., a distance of 431.35 feet to a point;

THENCE, S. 87º 45’ 38” E., a distance of 699.49 feet to the Northwesterly right-of-way line of old U.S. Highway No. 62 which is the Northeast corner of the surveyed tract;

THENCE, S. 47º 48’ 10” W., along said Northwesterly right-of-way line of old U.S. Highway No. 62, a distance of 857.40 feet to the South line of said SW/4 of the SE/4 of Section Eighty-Two (82), which is the Southeast corner of the surveyed tract; and

THENCE, N. 87º 34’ 28” W. along the South line of said SW/4 of the SE/4 of Section Eighty-Two (82), a distance of 518.04 feet to the place of beginning,

Containing 11.358 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1060	Brownfield (Sulphur Springs)	Volume 547, Page 497 et seq. Official Public Records, Terry County, Texas

as to the following property:

A tract of land out of Section Five (5), Block C-36, Public School Lands in Terry County, Texas, described by metes and bounds as follows:

BEGINNING at the Southwest corner of Section Five (5);

THENCE, North 0º 17’ 1” East, along the West line of said Section Five (5), a distance of 400 feet to a point;

THENCE, South 89º 35’ 55” East, East and parallel to the South line of said Section Five (5), a distance of 331.69 feet, to a point;

THENCE, South 44° 39’ 27” East, 167.49 feet to a point;

Terry County, Texas, continued

THENCE, South 0º 17’ 1” West, South and parallel to the West line of said Section Five (5), a distance of 281.69 feet to the South line of said Section (5); and

THENCE, North 89º 35’ 55” West, West along the South line of said Section Five (5), a distance of 450 feet to the place of beginning, and

Containing 3.97 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1061	Brownfield Interchange	Volume 72, Page 428 et seq. Deed Records, Terry County, Texas

as to the following property:

A tract of land situated in the County of Terry and State of Texas, and being a tract out of the Southwest corner of the West One-half (W½) of Section One Hundred Eleven (111), Block T, in Terry County, Texas, described by metes and bounds as follows:

BEGINNING at a corner fence post set in the point of intersection of the South fence line and the West fence line of the West One-half of said Section One Hundred Eleven (111) for the Southwest corner of the tract;

THENCE, East 219 feet following the South fence line of said One-half Section to a 1 inch galvanized pipe, same being the Southwest corner of a tract conveyed to Texas-New Mexico Utilities Company by Mrs. Ola Redford as described in a deed recorded in Volume 65, Page 289 of the Deed Records of Terry County, Texas:

THENCE, North 100 feet following the West line of said Texas-New Mexico Utilities Company tract to a 1 inch galvanized pipe same being the Northwest corner of the tract conveyed to Texas-New Mexico Utilities Company;

THENCE, East 100 feet following the North line of said Texas-New Mexico Utilities Company tract to a 1 inch galvanized pipe same being the Northeast corner of the tract conveyed to Texas-New Mexico Utilities Company;

THENCE, North 20 feet parallel with the West fence line of said One-half Section to a 1 inch galvanized pipe for the Northeast corner;

THENCE, West 319 feet parallel with the South fence line of said One-half Section to a 1 inch galvanized pipe set in the West fence line of said One-half Section for the Northwest corner; and

Terry County, Texas, continued

THENCE, South 120 feet following the West fence line of said One-half Section to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1065	Meadow Substation	Volume 171, Page 225 et seq. Deed Records, Terry County, Texas

as to the following property:

A tract of land out of the Southwest Quarter (SW/4) of Section No. Eighteen (18), Block 4-X, E.L. & R.R. Ry. Co. Survey in Terry County, Texas, described by metes and bounds, as follows:

COMMENCING at an iron pipe located on the South line of said Section Eighteen (18), Block 4-X, which pipe is 797.3 feet East of the Southwest corner of said Section;

THENCE, North a distance of 25 feet to a point on the East right of way line of U.S. Highway No. 62;

THENCE, Northeasterly along the East right of way line of said U. S. Highway No. 62 a distance of 150 feet to the point of beginning of the tract;

THENCE, continuing Northeasterly along the East right of way line of said U.S. Highway No. 62 a distance of 50 feet;

THENCE, East parallel to the South line of said Section Eighteen (18), Block 4-X a distance of 150 feet;

THENCE, Southwesterly along the West line of an alley, which line is parallel to the East right of way line of said U.S. Highway No. 62, a distance of 50 feet; and

THENCE, West parallel to the South line of Section Eighteen (18), Block 4-X a distance of 150 feet to the point of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1068	Substation in Wellman	Volume 164, Page 373 et seq. Deed Records, Terry County, Texas

Terry County, Texas, continued

as to the following property:

The South one-half (S/2) of Lots Eight (8) and Nine (9) in Block Twelve (12), of the Original Town of Wellman in Terry County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1074	Union Substation	Volume 167, Page 451 et seq. Deed Records, Terry County, Texas

as to the following property:

A tract of land sixty feet by sixty feet (60’ x 60’) in the Southeast corner of the North 1/2 of Section Ninety-One (91), Block “T”, Terry County, Texas, described by metes and bounds, as follows:

BEGINNING at an iron pipe set at the intersection of the South line of the NE/4 of said Section Ninety-One (91) with the West right of way line of the County road located on the East side of the Section;

THENCE, North a distance of 60 feet;

THENCE, West a distance of 60 feet;

THENCE, South a distance of 60 feet; and

THENCE, East a distance of 60 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5044	Goodpasture Fertilizer Plant	Volume 290, Page 133 et seq. Deed Records, Terry County, Texas

as to the following property:

A tract of land out of the Northwest Quarter (NW/4) of Section One Hundred Twenty-Six (126), Block T. D. & W. Ry. Co. Survey, described by metes and bounds as follows:

BEGINNING at a 1” iron pipe that bears South 1475.6 feet and East 561.94 feet from the Northwest corner of Section One Hundred Twenty-Six (126), a point in the South right-of-way line of U. S. Highway 62, for the Northwest corner of this tract;

Terry County, Texas, continued

THENCE, in a Northeasterly direction along the arc of a curve, whose radius is 2744.9 feet, for a distance of 110 feet to a 1” iron pipe set in the South right-of-way line of U. S. Highway 62 for the Northeast corner of this tract;

THENCE, East 258 feet to a 1” iron pipe set under fence, for the Southeast corner of this tract;

THENCE, in a Southwesterly direction along the arc of a curve, whose radius is 2744.9 feet, 150 feet from and parallel to the South right-of-way line of U. S. Highway 62, a distance of 314.7 feet to a 1” iron pipe set for the Southwest corner of this tract; and

THENCE, North 35” 21’ W. 150 feet to the place of beginning,

Containing 1 acre, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5063	Terry County Interchange Parcel 1	Volume 159, Page 439 et seq. Deed Records, Terry County, Texas

as to the following property:

Part of the Southeast quarter (SE/4) of Section No. Five (5), Block D-8, E.L. & R.R. R.R. Co., Terry County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the West right-of-way line of State Highway No. 51, at its intersection with the North line of the Southeast Quarter (SE/4) of said Section Five (5);

THENCE, West along the North line of said Southeast Quarter (SE/4) of said Section a distance of 300 feet;

THENCE, South parallel to the West right-of-way line of said highway a distance of 300 feet;

THENCE, East parallel to the North line of said Southeast Quarter (SE/4) of said Section Five (5), a distance of 300 feet to the West line of the highway right-of-way; and

Terry County, Texas, continued

THENCE, North along said right-of-way line a distance of 300 feet to the place of beginning.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5064	Terry County Interchange Parcel 2	Volume 584, Page 808 Official Public Records, Terry County, Texas

as to the following property:

A tract of land in the Northeast Quarter (NE/4) of Section Five (5), Block D-8, E.L. & R.R. Ry. Co. Survey, Terry County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the South line of the Northeast Quarter (NE/4) of said Section Five (5) lying 260 feet West of the Southeast corner of the Northeast Quarter of said Section Five (5);

THENCE, N 0° 36’ East 150 feet;

THENCE, West 100 feet;

THENCE, South 150 feet; and

THENCE, East 100 feet to the place of beginning, and

Containing 0.35 acres, more or less.

Wheeler County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1090	Grave Substation	Volume 155, Page 482 Deed Records, Wheeler County, Texas

as to the following property:

A tract of land out of the South ½ of the South East ¼ of Section Sixty (60), Block A-8, H. & G.N. Ry. Company Survey, Wheeler County, Texas, more definitely described by metes and bounds as follows:

BEGINNING at the North West Corner of a tract of land granted to Ed Riley by Deed recorded at Volume 137, Page 295, Deed Records of Wheeler County, Texas;

THENCE, South 89 degrees 55’ East, 200 feet along the North Boundary of said Rileytract;

THENCE, South 0 degrees 03’ East, 204.3 feet to a point in the North Right-of-Way line of FM 2167;

THENCE, Southwesterly around a curve to the left having a radius of 2914.9 feet, a central angle of 3 degrees 06’ and a chord length of 156.4 feet along the North Right-of-Way line to P.C. of the curve;

THENCE, South 62 degrees 35’ West 66.0 feet along the North Right-of-Way line to a point lying 20 feet East of the West line of the East Half of Section Sixty (60), Block A-8; and

THENCE, North 0 degrees 03’ West along a line parallel to and 20 feet East of said Half Section line 302.9 feet to place of beginning and containing 1.15 acres, more or less, in Wheeler, Wheeler County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5049	New Grave Substation	Volume 592, Page 847 et seq. Official Public Records, Wheeler County, Texas

as to the following property:

Wheeler County, Texas, continued

A tract of land in the Southeast Quarter of Section Sixty (60), Block A-8, H. & G.N. Ry. Co. Survey, Wheeler County, Texas, being a part of that certain tract conveyed to Devin Howard by instruments of record in Volume 539, Page 491 and Volume 539, Page 496 of the Official Public Records of Wheeler County, Texas, said 7.93 acre tract described by metes and bounds as follows:

COMMENCING at a l-1/2 inch iron pipe found, the Southeast corner of Section Sixty (60), Block A-8, H. & G.N. Ry. Co. Survey, Wheeler County, Texas;

THENCE, South 89º 25’ 33” West (bearings referenced to the Texas Coordinate System, North Zone, NAD 83) along the South line of Section Sixty (60) and the North line of Section Fifty-One (51), a distance of 1931.79 feet to a 3/8 inch iron rod set with a cap marked HBD, the Southeast corner of this tract, the Southeast corner of the Devin Howard tract, and the place of beginning;

THENCE, South 89º 25’ 33” West, 708.47 feet along the South line of Section Sixty (60) to a 3/8 inch iron rod set with a cap marked HBD for the Southwest corner of the Devin Howard tract and the Southwest corner of this tract;

THENCE, North 0° 49’ 27” West, 487.66 feet along the West line of the Devin Howard tract to a 3/8 inch iron rod set with a cap marked HBD, the Northwest corner of this tract;

THENCE, North 89º 25’ 33” East, 708.62 feet to a 3/8 inch iron rod set with a cap marked HBD in the East line of the Devin Howard tract for the Northeast corner of this tract; and

THENCE, South 0º 48’ 25” East along the East line of the Devin Howard tract, at 476.94 feet pass a 3/8 inch iron rod set with a cap marked HBD in an East-West fence, at a total distance of 487.66 feet to the place of beginning, and

Containing 7.93 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5050	Wheeler Interchange	Volume 603, Page 379 et seq. Official Public Records, Wheeler County, Texas

as to the following property:

Wheeler County, Texas, continued

A in the Southeast part of Section One (1), J. Poitevent Survey, Wheeler County, Texas, described as follows:

COMMENCING at a point in the pavement of the intersection of FM 1906 and U.S. Highway 83, the Southeast corner of Section One (1), J. Poitevent Survey, Wheeler County, Texas;

THENCE, South 89º 15’ 00” West (bearings referenced to the Texas Coordinate System, North Zone, NAD 83), 1895.81 feet along the South line of Section One (1) to a 3/8 inch iron rod set with a cap marked HBD, the Southeast corner of the herein described tract and the place of beginning;

THENCE, South 89° 15’ 00” West, 660.00 feet along the South line of Section One (1) to a 3/8 inch iron rod set with a cap marked HBD, the Southwest corner of the herein described tract, from this point a 3/4 inch iron pipe found marking the Southwest corner of Section One (1) bears South 89º 15’ 00” West, 2748.26 feet;

THENCE, North 00º 45’ 00” West, at 30.00 feet pass a 3/8 inch iron rod set with a cap marked HBD, continue for a total distance of 690.00 feet to a 3/8 inch iron rod set with a cap marked HBD, the Northwest corner of this tract;

THENCE, North 89º 15’ 00” East, parallel to the South line of Section One (1) a distance of 660.00 feet to a 3/8 inch iron rod set with a cap marked HBD, for the Northeast corner of this tract; and

THENCE, South 00º 45’ 00” East, at 660.00 feet pass a 3/8 inch iron rod set with a cap marked HBD, continue for a total distance of 690.00 feet to the place of beginning,

Containing 10.455 acres, more or less.

Yoakum County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
292	Yoakum County Interchange Parcel 1	Volume 339, Page 410 et seq. Deed Records, Yoakum County, Texas

as to the following property:

A tract of land out of the Southeast corner of Section Five Hundred Fifty (550), Block D., John H. Gibson Survey, Yoakum County, Texas, being further described by metes and bounds as follows:

BEGINNING at the Southeast corner of said Section Five Hundred Fifty (550);

THENCE, N. 0º 12’ 28” E. along the East line of said Section Five Hundred Fifty (550), a distance of 462.0 feet to a point;

THENCE, N. 89º 52’ 44” W., parallel to the South line of said Section Five Hundred Fifty (550), a distance of 660.0 feet to a point;

THENCE, S. 0º 12’ 28” W., a distance of 462.0 feet to a point in the South line of said Section Five Hundred Fifty (550); and

THENCE, S. 89° 52’ 44” E., along the South line of said Section Five Hundred Fifty (550), a distance of 660.0 feet to the place of beginning,

Containing 7 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1102	Denver City Power Plant	Volume 70, Page 113 et seq. Deed Records, Yoakum County, Texas

as to the following property:

A tract of land situated in the County of Yoakum, State of Texas, being more particularly described as the Southwest one-quarter (SW¼) of the southwest one-quarter (SW¼) of Section Eight Hundred Eighty-Nine (889), Block No. “D”, John H. Gibson Original Grantee, Yoakum County, Texas.

Yoakum County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1110	Tokio Substation	Volume 156, Page 644 et seq. Deed Records, Yoakum County, Texas

as to the following property:

A tract of land in Section Thirty-Five (35), Block K, Public School Lands, Yoakum County, Texas, described by metes and bounds as follows:

BEGINNING at an iron pipe which bears 50 feet North and 40 feet East of the center line of a paved farm to market road and State Highway 380, being the S.W. corner of this tract;

THENCE, East 208.7 feet;

THENCE, North 208.7 feet;

THENCE, West 208.7 feet; and

THENCE, South 208.7 feet to the place of beginning,

Containing 1 acre of land, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1111	Bennett Substation	Volume 256, Page 631 et seq. Official Public Records, Yoakum County, Texas

as to the following property:

A tract of land within the Southwest Quarter of Survey Number 762, Block D., John H. Gibson Survey, Yoakum County, Texas, being more particularly described as follows:

BEGINNING at the Southwest comer of said Survey No. 762 (a found cotton spindle);

Yoakum County, Texas, continued

THENCE, N. 02° 28’ 34” E. along the West line of said Survey No. 762 a distance of 202.50 feet to a set 5/8 inch rebar and 2 inch aluminum cap marked “MUTH RPLS 5588”;

THENCE, S. 87° 33’ 22” E. along the North line of this tract a distance of 235.00 feet to a set 5/8 inch rebar and 2 inch aluminum cap marked “MUTH RPLS 5588”;

THENCE, S. 02° 28’ 34” W. along the East line of this tract a distance of 202.50 feet to a set 60d nail; and

THENCE, N. 87° 33’ 22” W. along the South line of said Survey No. 762 a distance of 235.00 feet to the point of beginning,

Containing 1.09 acres, more or less.

Yoakum County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1112	Denver City Plan Substation
Volume 434, Page 5 et seq.
Deed Records,  Yoakum County, Texas

Volume 434, Page 9 et seq.
Deed Records,  Yoakum County, Texas

Volume 434, Page 13 et seq.
Deed Records,  Yoakum County, Texas

Volume 434, Page 17 et seq.
Deed Records,  Yoakum County, Texas

Volume 434, Page 21 et seq.
Deed Records,  Yoakum County, Texas

Volume 434, Page 683 et seq.
Deed Records,  Yoakum County, Texas

Volume 434, Page 687 et seq.
Deed Records,  Yoakum County, Texas

Volume 434, Page 691 et seq.
Deed Records,  Yoakum County, Texas

Volume 435, Page 734, et seq.
Deed Records, Yoakum County, Texas

as to the following property:

A tract of land out of the Southeast Quarter (SE/4) of Section Eight Hundred Ninety (890), Block D., John H. Gibson Survey, Yoakum County, Texas, being further described by metes and bounds as follows:

Yoakum County, Texas, continued

BEGINNING at the Southeast corner of said Section Eight Hundred Ninety (890);

THENCE, West along the South line of the Southeast Quarter of said Section Eight Hundred Ninety (890), a distance of 200.0 feet, to a point;

THENCE, North parallel and adjacent to the East line of the Southeast Quarter of said Section Eight Hundred Ninety (890), a distance of 1320.0 feet to a point;

THENCE, East parallel and adjacent to the South line of the Southeast Quarter of said Section Eight Hundred Ninety (890), a distance of 200.0 feet to a point; and

THENCE, South along the East line of the Southeast Quarter of said Section Eight Hundred Ninety (890), a distance of 1320.0 feet to the place of beginning,

Containing approximately 6.06 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1114	Jay Bee Substation	Volume 141, Page 463 et seq. Deed Records, Yoakum County, Texas

as to the following property:

A part of the Southwest Quarter (SW/4) of Section Eight Hundred Eighty-Four (884), Block D, John H. Gibson Survey in Yoakum County, Texas, described by metes and bounds as follows:

BEGINNING at a ¾ inch iron pipe which bears West 50 feet and North 40 feet from the Southeast corner of the Southwest Quarter of Section Eight Hundred Eighty-Four (884), Block D, for the Southeast corner of this tract;

THENCE, North 150 feet to a 3/4 inch iron pipe set for the Northeast corner of this tract;

THENCE, West 150 feet to a 3/4 inch iron pipe set for the Northwest corner of this tract;

THENCE, South 150 feet to a 3/4 inch iron pipe set for the Southwest corner of this tract; and

THENCE, East 150 feet to the place of beginning.

Yoakum County, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
1115	Kinney Substation	Volume 276, Page 365 et seq. Deed Records, Yoakum County, Texas

as to the following property:

A tract of land out of the Northeast Quarter (NE/4) of Section Seven Hundred Fifty (750), Block D, John H. Gibson Survey, Yoakum County, Texas and being described by metes and bounds as follows:

BEGINNING at a point 50 feet South of the North line and 2643 feet East of the West line of said Section;

THENCE, East a distance of 112 feet;

THENCE, South a distance of 100 feet;

THENCE, West a distance of 112 feet; and

THENCE, North a distance of 100 feet to the point of beginning.

Containing 0.259 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5030	Yoakum County Interchange Parcel 2	Volume 377, Page 330 et seq. Deed Records, Yoakum County, Texas

as to the following property:

A tract of land out of the Southeast (SE 1/4) of Section Five Hundred Fifty (550), Block D, John H. Gibson Survey, Yoakum County, Texas, being further described by metes and bounds as follows:

BEGINNING at a point in the East line of said Section Five Hundred Fifty (550) lying 462.0 feet North of the Southeast corner of said Section Five Hundred Fifty (550);

THENCE, N. 0° 12’ 28” E. along the East line of said Section Five Hundred Fifty (550), a distance of 418.0 feet to a point;

Yoakum County, Texas, continued

THENCE, N. 89° 52’ 44” W., parallel to the South line of said Section Five Hundred Fifty (550), a distance of 660.0 to a point;

THENCE, S. 0° 12’ 28” W, a distance of 418.0 feet to a point; and

THENCE, S. 89° 52’ 44” E., a distance of 660.0 feet to the place of beginning,

Containing 6.333 acres, more or less.

B.           Water Rights.  The following described water rights in the following counties:

Gaines County

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
	Denver City Plant Groundwater Rights	Volume 322, Page 128 et seq. Deed Records, Gaines County, Texas

The water and water rights reserved by Southwestern Public Service Company to Roy E. Edwards by Deed dated March 18, 1977, which is unrecorded, and contains the following exception:

“Except all water and water rights in and to said land and premises which have heretofore been reserved and excepted so that the surface estate includes all improvements on the property appurtenant to such estate except the water rights including, but not limited to, buildings and fences but excluding all water and water rights including all presently existing water wells, all presently existing water collecting pipelines, all presently existing electric distribution systems and all presently existing pumps, motors and wellsite fences and all other appurtenances to such water and water rights.

Grantee, his heirs and assigns, shall have the right to produce water from his own wells in such quantity or quantities as may be necessary for his own domestic use or for watering his own livestock raised or to be raised upon the land and premises herein conveyed; such surface estate being subject to a blanket easement retained by Southwestern Public Service Company, its successors and assigns, sufficient to meet the requirements of itself, its successors and assigns, in developing and utilizing the water rights for presently existing wells, collecting systems, and electric distribution systems as well as future water wells, collecting systems and electric distribution systems.”

as to the following property:

Being all of 369.68 acres of land situated in Section 68, Block AX, Public School Land, Gaines County, Texas, described by metes and bounds as follows:

BEGINNING at a point marked by a 3 inch iron pipe described by Syloan Sanders, in the field note record as the common corner of Sections 35A, 35B, 63, and 68, Block AX, Gaines County, Texas, the northeast corner of this survey;

THENCE WEST along the northern boundary line of Section 68, Block AX, common to the South boundary line of Section 35A, Block AX, a distance of 1900 varas to a point, the common corner of Sections 68 and 69, Block AX, the Northwest corner of this survey;

Water Rights in Gaines County, Texas, continued

THENCE SOUTH along the center line of a road, the West boundary line of Section 68, Block AX, common to the East boundary line of Section 69, Block AX, a distance of 1597.87 varas to a point, the Southwest corner of this survey from which its witness marker a 1/2 inch steel rod bears South 89º 47’ East, a distance of 35 feet;

THENCE SOUTH 89º 47’ East to a point marked by 1/2 inch steel rod, the southeast corner of this survey, a distance of 437.91 varas;

THENCE NORTH along a line parallel to the West boundary line of Section 68, Block AX, to a point marked by a 1/2 inch steel rod, a distance of 646.22 varas, the North Southeast corner of this survey;

THENCE EAST along a line parallel to the North boundary line of Section 68, Block AX, to a point marked by a 1/2 inch steel rod, a distance of 1462.08 varas, the East Southeast corner of this survey;

THENCE NORTH along the East boundary line of Section 68, Block AX, common to the West boundary line of Section 63, Block AX, a distance of 950 varas to the POINT OF BEGINNING, containing 369.86 acres of land, more or less.

Lamb County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
	Lamb County Groundwater Rights Parcel 1	Volume 141, Page 10 et seq. Deed Records, Lamb County, Texas

All of the water and water rights in, to and under the following described property situated in Lamb County:

All of Labors Numbers Nine (9), Ten (10), Eleven (11), Eighteen (18), Nineteen (19), Twenty (20), Twenty-one (21), Twenty-two (22), Twenty-three (23) and Twenty-four (24), in League Two Hundred Forty-One (241), Cottle County School Lands

All of Labors Numbers Two (2), Three (3), Four (4), Five (5), Eight (8), Nine (9), Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17), Eighteen (18), Nineteen (19), Twenty-two (22), Twenty-three (23), Twenty-four (24) and Twenty-five (25), in League Number Two Hundred Forty (240), Cottle County School Lands

All of Labors Numbers One (1), Two (2), Three (3), Eight (8), Nine (9), Ten (10), Eleven (11), Twelve (12), Thirteen (13), Eighteen (18), Nineteen (19), Twenty (20), Twenty-one (21), Twenty-two (22) and Twenty-three (23), in League Number Two Hundred Thirty-seven (237), Dallam County School Lands

All of Labors Numbers One (1), Two (2), Three (3), Eight (8), Nine (9), Ten (10) in League Number Two Hundred Thirty-eight (238), Cottle County School Lands

All of Labors Numbers Three (3), Four (4), Five (5), Six (6), Seven (7) and Eight (8) in League Number Two Hundred Thirty-Nine (239), Cottle County School Lands.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
	Lamb County Groundwater Rights Parcel 2	Volume 144, Page 194 et seq. Deed Records, Lamb County, Texas

All of the water and water rights in, to and under the following described property situated in Lamb County, Texas:

The East 34.3 acres of Labor #7, in League 240, Cottle County School Land, Lamb County, Texas.

Water Rights in Lamb Coutny, Texas, continued

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
	Lamb County Groundwater Rights Parcel 3	Volume 164, Page 20 et seq. Deed Records, Lamb County, Texas

All of the water and water rights in, to and under the following described property situated in Lamb County, Texas:

All of Labors 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23 and 24, situated in League 235, Dallam County School Land

All of Labors 4, 5, 6 and 7, League 237, Dallam County School Land

All of Labors 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10, League 234, Dallam County School Land

All of Labors 1, 2, 3, 4, 13, 14, 15, 16, 17, 18, 19, 20, League 236, Dallam County School Land

All of Labors 1, 2, 3, 4 of League 221, Castro County School Land.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
	Lamb County Groundwater Rights Parcel 4	Volume 189, Page 203 et seq. Deed Records, Lamb County, Texas

All of the water and water rights in, to and under the following described property situated in Lamb County, Texas:

Labors 5 through 7 inclusive, and 9 through 12 inclusive, and the North one-half of Labor 21 and the north one-half of Labor 22, League 236, Dallam County School Land

All that part of Surveys Nos. 8 and 9 of Block S-2 of the John H. Stephens Survey lying south of the south line of Sections Nos. 68, 69, 70, 71, 72 of the Edward K. Warren Subdivision No. 1, Block W, as the same appears of record in Volume 6 at Page 603 of the Deed Records of Lamb County Texas, and east of a northerly extension of the west line of League 236, Dallam County School Land, Lamb County, Texas

Water Rights in Lamb Coutny, Texas, continued

All of that portion of Survey No. 8, Block S-2, John H. Stephens Survey, lying south of Section 88, Block 2 of the W. E. Halsell Subdivision as the same appears of record in Volume 3 at Page 550 of the Deed Records of Lamb County, Texas

The South one-half of Labor 5 and all of Labors 6 through 25, inclusive, League 221, Castro County School Land

Labors 11 through 25 inclusive, League 234, Dallam County School Land

Labors 14 through 17 inclusive, and 24 and 25, League 237, Dallam County School Land

Labors 4 through 7 inclusive, and 11 through 15 inclusive, League 238, Cottle County School Land, SAVE AND EXCEPT the water and water rights in, to and under a strip of land containing 4.768 acres out of Labors 11 and 12 described in a deed from Ewing Halsell and others to E. N. Burrus, County Judge of Lamb County, Texas, and his successors in office, recorded in Volume 35, Page 443 of the Deed Records of Lamb County, Texas

Labors 2, and 9 through 15 inclusive, League 239, Cottle County School Land

Labors 1, 10, and 11, League 240, Cottle County School Land

The South 170 acres of the North 250 acres of Section 8, the South 472 acres of Section 9, the South 472 acres of Section 12, the South 472 acres of Section 13, and all of Sections 11 and 14, League 243, Dickens County School Land

Sections 16 and 19, League 244, Dickens County School Land

The West one-half of the South one-half of Section 20, Block T1, T. A. Thompson Survey

Section 29, Block T1, T. A. Thompson Survey, SAVE AND EXCEPT the water and water rights in, to and under a strip of land containing 6.680 acres described in a deed from Clarence Halsell Holmes and others to the State of Texas dated March 14, 1936, recorded in Volume 59 at Page 456 of the Deed Records of Lamb County, Texas

Block A 5, Section 6

Labors 1, 2, 3 and 4, League 636, State Capitol Land

The West one-half of Labor 2, and all of Labors 3, 4, 5, 7, 8, 9, 10 and 11, League 637, State Capitol Land.

SAVE AND EXCEPT

Water Rights in Lamb Coutny, Texas, continued

The water and water rights conveyed by Southwestern Public Service Company to Mashed O Land & Cattle Company and Far-Mar-Co, Inc. by Warranty Deed dated April 27, 1976, recorded in Volume 322, Page 287 et seq., Deed Records, Lamb County, Texas, being further described as follows:

Survey 6, Block A-5, containing 630.74 acres of land

South leg of Section 29, Block T-1, T. A. Thompson Survey, containing 192.51 acres of land

Labors 1, 2, 3 and 4, League 636, State Capitol Land, containing 708.63 acres of land

Labors 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12, League 637, State Capitol Land, containing 2,150.93 acres of land.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
	Lamb County Groundwater Rights Parcel 5	Volume 189, Page 208 et seq. Deed Records, Lamb County, Texas

All of the water and water rights in, to and under the following described property situated in Lamb County, Texas:

The Southeast quarter of Section 21, Block T 1, T.A. Thompson Survey

Labor 6, League 637, State Capitol Land

SAVE AND EXCEPT:

The water and water rights conveyed by Southwestern Public Service Company to Mashed O Land & Cattle Company and Far-Mar-Co, Inc. by Warranty Deed dated April 27, 1976, recorded in Volume 322, Page 287 et seq., Deed Records, Lamb County, Texas, being as to Labor 6, League 637, State Capitol Land.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
	Lamb County Groundwater Rights Parcel 6	Volume 189, Page 212 et seq. Deed Records, Lamb County, Texas

Water Rights in Lamb Coutny, Texas, continued

All of the water and water rights in, to and under the following described property situated in Lamb County, Texas:

The Southwest quarter of Section 21, Block T 1, T. A. Thompson Survey

Labor 1 and East 1/2 of Labor 2, League 637, State Capitol Land

SAVE AND EXCEPT:

The water and water rights conveyed by Southwestern Public Service Company to Mashed O Land & Cattle Company and Far-Mar-Co, Inc. by Warranty Deed dated April 27, 1976, recorded in Volume 322, Page 287 et seq., Deed Records, Lamb County, Texas, being as to Labor 1, League 637, State Capitol Land and Labor 2, League 637, State Capitol Land.

SPS Id. No.	Common Name	Deeds into Southwestern Public Service Company Recorded at
	Lamb County Groundwater Rights Parcel 7	Volume 322, Page 245 et seq. Deed Records, Lamb County, Texas Volume 322, Page 248 et seq. Deed Records, Lamb County, Texas Volume 422, Page 296 et seq. Deed Records, Lamb County, Texas

All of the water and water rights in and under the following described property situated in Lamb County, Texas:

Labor 24, League 236, Dallam County School Land;

Labor 23, League 236, Dallam County School Land;

South One-half (S/2) of Labor 22, League 236, Dallam County School Land;

South One-half (S/2) of Labor 21, League 236, Dallam County School Land;

North One-Half (N/2) of Labor 2, League 219, Castro County School Land;

North One-half (N/2) of Labor 1, League 219, Castro County School Land;

North One-half (N/2) of Labor 5, League 221, Castro County School Land;

Water Rights in Lamb Coutny, Texas, continued

Labor 8, League 236, Dallam County School Land;

Labor 6, League 241, Cottle County School Land;

Labor 17, League 241, Cottle County School Land;

South One-half (S/2) of Section 1, League 242, Dickens County School Land;

North 80 acres of West One-half (W/2) of Section 3, League 242, Dickens County School Land;

South One-half (S/2) of Section 2, League 242, Dickens County School Land;

Labor 20, League 240, Cottle County School Land;

Labor 21, League 240, Cottle County School Land;

Section 20, Block T-1, T. A. Thompson Survey, EXCEPT the North 132.7 acres heretofore conveyed to O. D. Halsell by Deed recorded in Vol. 38, Page 54, Lamb County Deed Records, and the West One-half (W/2) of the South One-half conveyed to Southwestern Public Service Company by Deed recorded in Vol. 189, Page 203, Lamb County Deed Records;

The South 235.01 acre of the East One-half (E/2) of Section 21, Block T-1, T. A. Thompson Survey, EXCEPT 10 acres being the NE/4 of the SE/4 of the NE/4, conveyed to Phillips Petroleum Company by Deed recorded in Vol. 84, Page 341, Lamb County Deed Records, AND the SE/4 of Section 21, Block T-1, conveyed to Southwestern Public Service Company, by Deed dated April 15, 1957, recorded in Vol. 189, Page 208, Lamb County Deed Records;

Labor 16, League 239, Cottle County School Land;

Labor 25, League 239, Cottle County School Land;

Labor 5, League 634, State Capitol Land;

Labor 6, League 634, State Capitol Land; and

Labor 10, League 633, State Capitol Land.

Water Rights in Lamb Coutny, Texas, continued

SPS Id. No.	Common Name	Deeds into Southwestern Public Service Company Recorded at
	Lamb County Groundwater Rights Parcel 8	Volume 471, Page 537 et seq. Deed Records, Lamb County, Texas

Water rights reserved by Southwestern Public Service Company as to the 2809.54 acres conveyed by Southwestern Public Service Company to J. Frank Daugherty and wife, Barbara Daugherty by Warranty Deed dated May 16, 1997, which deed is unrecorded, and contains the following exception and reservation:

“Save and except, and there is hereby reserved unto Grantor herein, and its successors and assigns all irrigation water wells, irrigation equipment, well motors, pumps, and gearheads, and, further save and except and there is hereby reserved unto the Grantor herein, and its successors and assigns all water and water rights in, to and under and that may be produced from Property “A”, together with the right of ingress and egress at all times over that property for drilling, exploring, producing, operating and developing Property “A” for water and removing water from that land by transporting it through pipelines.  Provided, however, the Grantees, their heirs and assigns are hereby granted the right to drill and operate a well or wells on the land described herein as Property “A” that are used only for the purposes of providing water for farm and ranch dwellings on Property “A”.  Further, the Grantees, their heirs and assigns shall have the right to use only so much water from Property “A” as may be reasonably necessary to drill for and produce oil, gas and other minerals, but such water may not be used for injection into underground strata for any purpose.”

As to the following property:

A 2809.54 acre tract of land out of a 4216.65 acre tract of land described in Volume 417, Page 106, Lamb County Deed Records, and being a part of Labors One (1), Two (2), Three (3), Four (4), Eight (8), Nine (9) and Ten (10), in League 636, State Capitol Lands, Lamb County, Texas:

A part of Labors Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10), Eleven (11) and Twelve (12), in League 637, State Capitol Lands, Lamb County, Texas:

Section 38 and a portion of Section 39, Block T-1, T. A. Thompson Survey, Lamb County, Texas:

A part of Section 6, Block A-5, Certificate SF 9497, save and except a 22.34 acre tract out of the East part of said section, described in Volume 305, Page 426, Lamb County Deed Records:

Water Rights in Lamb Coutny, Texas, continued

Said 2809.54 acres being described by metes and bounds as follows:

BEGINNING at a 1/2 inch steel rod set in the East line of Labor 10, League 637, State Capitol Lands, that bears South 0 degrees 43 minutes 21 seconds West, 2532.60 feet from the Northeast corner of Labor 10, League 637, for the Southeast corner of this survey;

THEN South 89 degrees 56 minutes 13 seconds West, at 26.2 feet pass the centerline of F. M. Highway 1072, continuing for a distance of 328.35 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 83 degrees 35 minutes 31 seconds West, 482.77 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 76 degrees 33 minutes 04 seconds West, 309.01 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 75 degrees 08 minutes 27 seconds West, 495.20 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 48 degrees 43 minutes 43 seconds West, 423.87 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 63 degrees 56 minutes 02 seconds West, 502.97 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 78 degrees 11 minutes 11 seconds West, 498.25 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 89 degrees 52 minutes 49 seconds West, 314.93 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 61 degrees 47 minutes 05 seconds West, 784.81 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 52 degrees 25 minutes 57 seconds West, 325.65 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 43 degrees 02 minutes 23 seconds West, 306.82 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 5 degrees 43 minutes 12 seconds West, 531.83 feet to a 1/2 inch steel rod set for a corner of this survey;

Water Rights in Lamb Coutny, Texas, continued

THEN North 2 degrees 16 minutes 33 seconds East, 901.88 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 36 degrees 17 minutes 47 seconds West, 641.46 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 50 degrees 17 minutes 30 seconds West, 189.47 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 68 degrees 29 minutes 58 seconds West, 707.08 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 65 degrees 27 minutes 33 seconds West, 398.24 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 87 degrees 43 minutes 07 seconds West, 526.39 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 89 degrees 02 minutes 35 seconds West, 382.11 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 75 degrees 26 minutes 21 seconds West, 372.28 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 73 degrees 34 minutes 19 seconds West, 539.24 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 0 degrees 45 minutes 36 seconds East, 82.55 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 56 degrees 53 minutes 23 seconds West, 440.33 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 58 degrees 49 minutes 7 seconds West, 508.90 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 66 degrees 42 minutes 36 seconds West, 413.10 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 81 degrees 10 minutes 5 seconds West, 480.88 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 58 degrees 43 minutes 42 seconds West, 366.90 feet to a 1/2 inch steel rod set for a corner of this survey;

Water Rights in Lamb Coutny, Texas, continued

THEN South 60 degrees 58 minutes 12 seconds West, 742.34 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 68 degrees 44 minutes 19 seconds West, 590.98 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 63 degrees 58 minutes West, 501.72 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 59 degrees 12 minutes 02 seconds West, 910.02 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 78 degrees 51 minutes 59 seconds West, 479.39 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 68 degrees 49 minutes 2 seconds West, 429.32 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 61 degrees 39 minutes 36 seconds West, 999.96 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 81 degrees 21 minutes 30 seconds West, 451.12 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 74 degrees 49 minutes 8 seconds West, 487.01 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 69 degrees 27 minutes 51 seconds West, 496.93 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 77 degrees 08 minutes 09 seconds West, 1094.83 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 60 degrees 6 minutes 57 seconds West, 1028.31 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 86 degrees 17 minutes 47 seconds West, 802.23 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN North 81 degrees 36 minutes 8 seconds West, 336.48 feet to a 1/2 inch steel rod set for a corner of this survey;

THEN South 81 degrees 41 minutes 13 seconds West, 270.56 feet to a 1/2 inch steel rod set for a corner of this survey;

Water Rights in Lamb Coutny, Texas, continued

THEN North 89 degrees 40 minutes 47 seconds West, 1085.98 feet to a 1/2 inch steel rod found for a corner of this survey and the Northeast corner of a 168.41 acre tract of land, that bears South 23 feet and West 2 feet from the Northeast Corner of Labor 8, League 636, State Capitol Lands;

THEN North 89 degrees 14 minutes 12 seconds West, along the North line of said 168.41 acres tract, 2775.29 feet the Northwest corner of Labor 8, League 636, for a corner of this survey;

THEN North 0 degrees 37 minutes 2 seconds East, 2851.00 feet to a 1/2 inch steel rod found for a corner of this survey and the Northeast corner of a 179.33 acre tract of land;

THEN South 89 degrees 32 minutes 29 seconds West, 1157.15 feet to a 1/2 inch steel rod found for a corner of this survey;

THEN South 87 degrees 18 minutes 4 seconds West, 216.25 feet to a 1/2 inch steel rod set for a corner of this survey and the Southeast corner of a 177.34 acre tract of land;

THEN North 0 degrees 14 minutes 57 seconds East, 2850.13 feet to a 1/2 inch steel rod found for a corner of this survey and the Northeast corner of said 177.34 tract of land;

THEN North 89 degrees 57 minutes 19 seconds East, 402.43 feet to a 1/2 inch steel rod found for a corner of this survey and the Southeast corner of a 260.40 acre tract of land;

THEN North 0 degrees 02 minutes 41 seconds West, 3655.76 feet to a 1/2 inch steel rod found for a corner of this survey and the northeast corner of said 260.40 acre tract of land;

THEN South 89 degrees 24 minutes 01 seconds East, along the North line of Section 39, Block T-1, at 2944.46 feet pass the Northwest corner of Section 38, Block T-1, continuing for a distance of 8224.46 feet to a pipe found for the Northeast corner of Section 38, Block T-1, and a corner of this survey;

THEN South 0 degrees 22 minutes 10 seconds West, 5277.05 feet to a pipe found for the Southeast corner of Section 38, Block T and a corner of this survey;

THEN South 89 degrees 24 minutes 9 seconds East, 9705.51 feet to a pipe found for the Northwest corner of a 22.34 acre tract of land and a corner of this survey;

Water Rights in Lamb Coutny, Texas, continued

THEN South 0 degrees 34 minutes 21 seconds West, 1154.30 feet to a 3/4 inch pipe for the Northeast corner of Labor 3, League 637, State Capitol Lands, for a corner of this survey;

THEN South 0 degrees 37 minutes West, 2777.48 feet to a 3/4 inch pipe for the Northeast corner of Labor 9, League 637 and a corner of this survey;

THEN South 89 degrees 56 minutes 55 seconds East, 5553.55 feet to a 3/4 inch pipe for the Northeast corner of Labor 10, League 637 and the East Northeast corner of this survey; and

THEN South 0 degrees 43 minutes 21 seconds West, 2532.60 feet to the POINT OF BEGINNING

AND SAVE AND EXCEPT:

The water and water rights conveyed by Ewing Halsell, et al. to the City of Littlefield by instrument dated February 15, 1955, recorded in Volume 173, Page 5, Deed Records, Lamb County, Texas, being further described as follows:

All water and water rights in, under and to Sections 38 and 39, Block T-1, T. A. Thompson Survey, Lamb County, Texas.

SPS Id. No.	Common Name	Deeds into Southwestern Public Service Company Recorded at
	Lamb County Groundwater Rights Parcel 9	Volume 479, Page 818 et seq. Deed Records, Lamb County, Texas

All water and water rights in and to the following property located in Lamb County:

Section 38, Block B, R. M. Thomson Original Grantee, Patent no. 444, Volume 6 dated October 4, 1883 and shown of record in Volume 2, Page 145, Patent Records, Lamb County, Texas, containing 545.2 acres of land more or less

The Myrtle Castor Survey No. 39, Block B, S.F. 14005, 20.3 acres described by metes and bounds as follows:

BEGINNING at a one and one-fourth inch pipe set by State Surveyor, W. D. Twichell, for the S.W. corner of Section No. 1, Block B and the N.W. corner of Section No. 1, Block T;

Water Rights in Lamb Coutny, Texas, continued

THENCE N 89 deg. 47’ W with the north line of Capitol League No. 637, 1696.8 varas to a three-fourths inch pipe set under fence;

THENCE N 0 deg. 50’ 30” E 76.7 varas to an iron rod at the southwest corner of Section No. 38, Block B;

THENCE S 89 deg. 09’ 30’ E with the south line of said Section No. 38, 1696.8 varas to pipe under fence on east side of road, in the west line of Section No. 1, Block B and the S.E. corner of Section No. 38;

THENCE 0 deg. 58’ W 58.2 varas to the place of beginning.

138.8 acres out of Section 29, Block T-1, T. A. Thompson Survey, Lamb County, Texas, lying East of U.S. Highway 385 R.O.W. and West of Sections 28 and 23, and being described as follows:

BEGINNING at a found concrete monument marked 20, 29 for an inside corner of this tract, the same being the Northeast corner of Section 20, League 244, Dickens County School Land;

THENCE N 89 deg. 40’ W, 370 feet to a point in the Easterly R.O.W. of U.S. Highway 385;

THENCE N 20 deg. 39’ 30” E, 3259.75 feet along the Easterly R.O.W. of U.S. Highway 385 to the P.C. of a curve to the left;

THENCE Northerly in an arc distance of 467.5 feet to a point in the West line of Section 28;

THENCE S 0 deg. 50’ 30” W, 9, 917.9 feet along the West lines of Section 28 and Section 33 to a found 1” iron pipe in the East-West fence line;

THENCE N 89 deg. 28’ W, 809.4 feet to a 1” iron pipe set in the East line of Section 20, League 244;

THENCE N 0 deg. 17’ E, 6456.8 feet to the place of beginning and containing 138.8 acres, more or less.

SPS Id. No.	Common Name	Deeds into Southwestern Public Service Company Recorded at
	Lamb County Groundwater Rights Parcel 10	Volume 490, Page 505 et seq. Deed Records, Lamb County, Texas

Water Rights in Lamb Coutny, Texas, continued

All water and water rights in and to the following property located in Lamb County:

The South 518.62 acres out of Section 6, Block 0-5, D. & S. E. Ry. Co., Original Grantee, Abstract No. 447, Certificate No. 25, Lamb County, Texas

SPS Id. No.	Common Name	Deeds into Southwestern Public Service Company Recorded at
	Lamb County Groundwater Rights Parcel 11	Volume 490, Page 631 et seq. Deed Records, Lamb County, Texas

All water and water rights in and to the following property located in Lamb County:

The South half of the South half of the J. M. Tilson Survey No. 5, Block A-5, S.F. 8951, of the Public Free School Land, Lamb County, Texas, containing 145.7 acres more or less;

The North 121.38 Acres out of Section 6, Block 0-5, D. & S. E. Ry. Co., Original Grantee, Abstract No. 447, Certificate No. 25, Lamb County, Texas;

All of Section 7, Block 0-5, D. & S. E. Ry. Co., Original Grantee, Lamb County, Texas containing 640 acres more or less;

All of Section 1, Block B, S.F. No. 5556, F. W. Kilmer Original Grantee, Lamb County, Texas, containing 576 acres more or less;

All of Section 2, Block B, S.F. #5555, J. H. Bell, Original Grantee, R. M. Thompson, Lam County, Texas, containing 587 acres more or less;

22.34 acres out of Section 6, Block A-5, Certificate SF 9497, Grantee C. E. Halsell, Lamb County, Texas, described by metes and bounds as follows:

BEGINNING at a found marked concrete monument the Southeast corner of Section 6 and the Southeast and beginning corner of the tract herein described;

THENCE N 0 deg. 50’ 30” E. 1, 147.6 feet to a found 2” iron pipe, the Northeast corner of Section 6 and this tract and the Southeast corner of Section 40, Block T-1, T. A. Thompson Original Grantee;

THENCE N 89 deg. 28’ W. 850.5 feet along the North line of Section 6 to a 1” iron pipe set for the Northwest corner of this tract;

THENCE S 0 deg. 36’ W. 1,152.65 feet to a 1” iron pipe found at a fence corner;

Water Rights in Lamb Coutny, Texas, continued

THENCE S 89 deg. 40’ 845.7 feet to the place of BEGINNING and containing 22.34 acres, more or less;

All of Labor 1, League 637, State Capitol Lands, Abner Taylor Original Grantee, Abstract No. 324, Certificate No. 33, Lamb County, Texas, containing 177.1 acres more or less; and

All of Labor 2, League 637, State Capitol Lands, Abner Taylor Original Grantee, Abstract No. 324, Certificate No. 33, Lamb County, Texas, containing 177.1 acres more or less.

Moore County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
	Moore County Plant Substation Groundwater Rights	Volume 116, Page 575 et seq. Deed Records, Moore County, Texas, Judgment No. 313

As to all the water and all rights in and to same and the right to produce and extract from and under the following described land:

Section Number One Hundred Sixty-seven (167) Block 3-T, T&NO Ry. Co. Survey, Moore County, Texas, (save and except a strip of land one hundred feet (100’) in width off the south side thereof, said strip having heretofore been conveyed to Moore County for highway purposes), together with the right of ingress and egress thereon and the right to locate, install and maintain drilling machinery, wells, pumps and other apparatus used in connection with the drilling for and production of said water, and together with the right to lay and maintain, below plow depth, the necessary lines of pipe for the distribution of such water.

Yoakum County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
	Denver City Plant Groundwater Rights	Volume 296, Page 537 et seq. Deed Records, Yoakum County, Texas

All water and water rights as to the following property:

Tract 1.  Being 252.2 acres out of Section 35A, Block AX, Public School Land, Yoakum County, Texas, described by metes and bounds as follows:

BEGINNING at a point in the South line of said Section 35A, located 1900.8 varas West of the Southeast corner of said Section 35A;

THENCE NORTH 792 varas to a point in the northern boundary line of said Section 35A;

THENCE EAST along the North boundary line of said Section 35A, a distance of 1900.8 varas to the Northeast corner of said Section 35A;

THENCE SOUTH along the East boundary line of said Section 35A, a distance of 791 varas to a point being the Southeast corner of said Section 35A;

THENCE WEST 1900.8 varas along the South boundary line of said Section 35A to the PLACE OF BEGINNING; and

Tract 2.  The West 2 acres of Section 35B, Block AX, Public School Lands, Yoakum County, Texas

SAVE AND EXCEPT:

The surface estate of 249.5 acres in Tract 1 conveyed by Southwestern Public Service Company to Roy E. Edwards by Deed dated March 18, 1977, unrecorded, with the following exception:

“Except all water and water rights in and to said land and premises which have heretofore been reserved and excepted so that the surface estate includes all improvements on the property appurtenant to such estate except the water rights including, but not limited to, buildings and fences but excluding all water and water rights including all presently existing water wells, all presently existing water collecting pipelines, all presently existing electric distribution systems and all presently existing pumps, motors and wellsite fences and all other appurtenances to such water and water rights.

Water Rights in Yoakum County, Texas, continued

Grantee, his heirs and assigns, shall have the right to produce water from his own wells in such quantity or quantities as may be necessary for his own domestic use or for watering his own livestock raised or to be raised upon the land and premises herein conveyed; such surface estate being subject to a blanket easement retained by Southwestern Public Service Company, its successors and assigns, sufficient to meet the requirements of itself, its successors and assigns, in developing and utilizing the water rights for presently existing wells, collecting systems, and electric distribution systems as well as future water wells, collecting systems and electric distribution systems.”

The three acres in Tract 1 and the two acres in Tract 2 conveyed by Southwestern Public Service Company to Ray Marion and wife, Starla K. Marion, by Warranty Deed dated April 30, 1991, unrecorded, with the following reservation:

“Grantor, for it and its successors and assigns, reserves and excepts from this conveyance all water and water rights in and under the above described property subject to the agreement dated May 1, 1991, executed by Grantor and Grantee.”